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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                                   LES, INC.,

                  LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD.,

                               The Several Lenders
                       from Time to Time Parties hereto,

                         TORONTO DOMINION (TEXAS), INC.,
                       as General Administrative Agent

                           THE TORONTO-DOMINION BANK,
                       as Canadian Administrative Agent,

                            TD SECURITIES (USA) INC.,
                                  as Arranger

                            THE BANK OF NOVA SCOTIA,
                               NATIONSBANK, N.A.,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       and
                              WACHOVIA BANK, N.A.,
                              as Managing Agents,

                             THE BANK OF NOVA SCOTIA
                                       and
                       THE FIRST NATIONAL BANK OF CHICAGO,
                           as Co-Documentation Agents,

                                       and

                               NATIONSBANK, N.A.,
                              as Syndication Agent


                            Dated as of ApriL 3, 1998


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


                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1.  DEFINITIONS...........................................................................................2
          1.1  Defined Terms......................................................................................2
          1.2  Other Definitional Provisions.....................................................................32

SECTION 2.  AMOUNT AND TERMS OF U.S. COMMITMENTS.................................................................33
          2.1  U.S. Term Loan Commitments........................................................................33
          2.2  Procedure for U.S. Term Loan Borrowing............................................................33
          2.3  Repayment of U.S. Term Loans......................................................................35
          2.4  Revolving Credit Commitments......................................................................38
          2.5  Procedure for Revolving Credit Borrowing..........................................................38
          2.6  Termination or Reduction of Revolving Credit Commitments..........................................39
          2.7  Evidence of Debt..................................................................................39

SECTION 3.  LETTERS OF CREDIT....................................................................................40
          3.1  L/C Commitment....................................................................................40
          3.2  Procedure for Issuance of Letter of Credit........................................................40
          3.3  Commissions, Fees and Other Charges...............................................................41
          3.4  L/C Participations................................................................................41
          3.5  Reimbursement Obligation of the Company...........................................................42
          3.6  Obligations Absolute..............................................................................43
          3.7  Letter of Credit Payments.........................................................................43
          3.8  Applications......................................................................................43

SECTION 4.           AMOUNT AND TERMS OF THE CANADIAN TERM LOAN COMMITMENTS......................................43
          4.1  Canadian Term Loan Commitments....................................................................43
          4.2  Procedure for Canadian Term Loan Borrowing........................................................44
          4.3  Reduction of Canadian Facility; Repayment of Canadian Term Loans..................................45
          4.4   Evidence of Debt.................................................................................46

SECTION 5.  AMOUNT AND TERMS OF THE ACCEPTANCES .................................................................47
          5.1  Acceptance Commitments............................................................................47
          5.2  Creation of Acceptances...........................................................................47
          5.3  Purchase of Acceptances...........................................................................48
          5.4  Stamping Fees.....................................................................................49
          5.5  Acceptance Reimbursement Obligations..............................................................49
          5.6  Acceptances to be Allocated in order to be Created Ratably........................................51
          5.7  Special Provisions Relating to Acceptance Notes...................................................51


                                       -i-
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SECTION 6.           GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT................................52
          6.1  Commitment Fees, etc. ............................................................................52
          6.2  Optional Prepayments..............................................................................52
          6.3  Mandatory Prepayments and Commitment Reductions...................................................54
          6.4  Conversion and Continuation Options...............................................................57
          6.5  Minimum Amounts of Tranches.......................................................................58
          6.6  Interest Rates and Payment Dates..................................................................58
          6.7  Computation of Interest and Fees..................................................................58
          6.8  Inability to Determine Interest Rate..............................................................59
          6.9  Pro Rata Treatment and Payments...................................................................60
          6.10  Illegality.......................................................................................62
          6.11  Requirements of Law..............................................................................63
          6.12  Taxes............................................................................................64
          6.13  Indemnity........................................................................................66
          6.14  Change of Lending Office.........................................................................67

SECTION 7.  REPRESENTATIONS AND WARRANTIES.......................................................................67
          7.1  Financial Condition...............................................................................67
          7.2  No Change.........................................................................................68
          7.3  Corporate Existence; Compliance with Law..........................................................68
          7.4  Corporate Power; Authorization; Enforceable Obligations...........................................68
          7.5  No Legal Bar......................................................................................69
          7.6  No Material Litigation............................................................................69
          7.7  No Default........................................................................................69
          7.8  Ownership of Property; Liens......................................................................70
          7.9  Intellectual Property.............................................................................70
          7.10  No Burdensome Restrictions.......................................................................70
          7.11  Taxes............................................................................................70
          7.12  Federal Regulations..............................................................................70
          7.13  ERISA............................................................................................70
          7.14  Canadian Benefit and Pension Plans...............................................................71
          7.15  Investment Company Act; Other Regulations........................................................71
          7.16  Subsidiaries.....................................................................................71
          7.17  Purpose of Loans.................................................................................71
          7.18  Environmental Matters............................................................................72
          7.19  Accuracy of Information, etc.....................................................................73
          7.20  Security Documents...............................................................................73
          7.21  Solvency.........................................................................................74
          7.22  Regulation H.....................................................................................74
          7.23  Corsan Trucking, Inc.............................................................................74


                                      -ii-

SECTION 8.  CONDITIONS PRECEDENT.................................................................................75
          8.1  Conditions to Initial Extensions of Credit........................................................75
          8.2  Conditions to Extensions of Credit made on the Merger Date........................................80
          8.3  Conditions to Extension of Credit.................................................................81

SECTION 9.  AFFIRMATIVE COVENANTS................................................................................82
          9.1  Financial Statements..............................................................................82
          9.2  Certificates; Other Information...................................................................81
          9.3  Payment of Obligations............................................................................83
          9.4  Conduct of Business and Maintenance of Existence..................................................83
          9.5  Maintenance of Property; Insurance................................................................84
          9.6  Inspection of Property; Books and Records; Discussions............................................84
          9.7  Notices...........................................................................................84
          9.8  Environmental Laws................................................................................85
          9.9  Further Assurances................................................................................86
          9.10  Additional Collateral............................................................................86
          9.11  Canadian Benefit and Pension Plans...............................................................88
          9.12  Interest Rate Protection.........................................................................88
          9.13  Consummation of Merger...........................................................................88
          9.14  Pledge Agreement Supplement......................................................................88

SECTION 10.  NEGATIVE COVENANTS..................................................................................89
          10.1  Financial Condition Covenants....................................................................89
          10.2  Limitation on Indebtedness.......................................................................90
          10.3  Limitation on Liens..............................................................................91
          10.4  Limitation on Guarantee Obligations..............................................................93
          10.5  Limitation on Fundamental Changes................................................................93
          10.6  Limitation on Disposition of Assets..............................................................94
          10.7  Limitation on Dividends..........................................................................94
          10.8  Limitation on Investments, Loans and Advances....................................................95
          10.9  Limitation on Optional Payments and Modifications of Debt Instruments............................96
          10.10  Limitation on Transactions with Affiliates......................................................96
          10.11  Limitation on Sales and Leasebacks..............................................................96
          10.12  Limitation on Changes in Fiscal Year............................................................97
          10.13  Limitation on Negative Pledge Clauses...........................................................97
          10.14  Limitation on Lines of Business.................................................................97
          10.15  Canadian Benefit and Pension Plans..............................................................97
          10.16  Hedging Agreements..............................................................................97

SECTION 11.  EVENTS OF DEFAULT...................................................................................98

SECTION 12.  THE ADMINISTRATIVE AGENT...........................................................................101
          12.1  Appointment.....................................................................................101
          12.2  Delegation of Duties............................................................................102
          12.3  Exculpatory Provisions..........................................................................102
          12.4  Reliance by Administrative Agents...............................................................102
          12.5  Notice of Default...............................................................................103
          12.6  Non-Reliance on Administrative Agents and Other Lenders.........................................103
          12.7  Indemnification.................................................................................104
          12.8  Agent in Its Individual Capacity................................................................104
          12.9  Successor Agent.................................................................................104
          12.10  Others.........................................................................................105

SECTION 13.  GUARANTEE..........................................................................................105
          13.1  Guarantee.......................................................................................105
          13.2  No Subrogation, Contribution, Reimbursement or Indemnity........................................106
          13.3  Amendments, etc. with respect to the Canadian Borrower Obligations..............................106
          13.4  Guarantee Absolute and Unconditional............................................................107
          13.5  Reinstatement...................................................................................108
          13.6  Payments........................................................................................108

SECTION 14.  MISCELLANEOUS......................................................................................108
          14.1  Amendments and Waivers..........................................................................108
          14.2  Notices.........................................................................................109
          14.3  No Waiver; Cumulative Remedies..................................................................110
          14.4  Survival of Representations and Warranties......................................................110
          14.5  Payment of Expenses and Taxes...................................................................110
          14.6  Successors and Assigns; Participations and Assignments..........................................111
          14.7  Adjustments; Set-off............................................................................114
          14.8  Counterparts....................................................................................115
          14.9  Severability....................................................................................115
          14.10 Integration.....................................................................................115
          14.11 GOVERNING LAW...................................................................................115
          14.12 Submission To Jurisdiction; Waivers.............................................................115
          14.13 Acknowledgments.................................................................................116
          14.14 WAIVERS OF JURY TRIAL...........................................................................116
          14.15 Judgment........................................................................................117
          14.16 Confidentiality.................................................................................117

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                                      -iv-
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SCHEDULES

1.1A      Commitments of U.S. Lenders
1.1B      Commitments of Canadian Lenders
1.1C      Existing Letters of Credit
1.1D      Existing Acceptances
1.1E      Specified Acceptance
1.1F      Addresses for Notices
2         Properties Covered by Existing Mortgages
3         Mortgage Recording Jurisdictions
4         Initial Canadian Collateral Documents
7.6       Litigation
7.9       Intellectual Property Matters
7.16      Subsidiaries
7.20      Canadian Collateral Perfection Procedures
8.2(g)    Safety-Kleen Outstanding Debt
10.2(f)   Existing Indebtedness
10.3(f)   Existing Liens
10.4      Existing Guarantee Obligations
10.8      Existing Loans to Officers

EXHIBITS

          A-1        Form of Draft
          A-2        Form of Request for Acceptances
          B-1        Form of Guarantee and Collateral Agreement
          B-2        Form of Acquisition Corp. Pledge Agreement
          C          Form of Revolving Credit Note
          D          Form of U.S. Term Note
          E          Form of Canadian Term Note
          F          [Reserved]
          G          Form of Acceptance Note
          H          Form of Prepayment Option Notice
          I          Form of Closing Certificate
          J          [Reserved]
          K          [Reserved]
          L          Form of Assignment and Acceptance
          M          Form of Mortgage Amendment
          N          Form of Mortgage
          O          Form of Intercreditor Agreement
          P          Form of Exchange Agent Agency Agreement

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 3, 1998, among LES, INC., a Delaware corporation (the "COMPANY"), LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD., a Canadian corporation and a wholly owned Subsidiary of the Company (the "CANADIAN BORROWER"; together with the Company, the "BORROWERS"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), TORONTO DOMINION (TEXAS), INC., as general administrative agent (as hereinafter defined, the "GENERAL ADMINISTRATIVE AGENT"), THE TORONTO-DOMINION BANK, as Canadian administrative agent (as hereinafter defined, the "CANADIAN ADMINISTRATIVE AGENT"), TD SECURITIES (USA) INC., as advisor to the Borrowers and arranger of the commitments described herein (in such capacities, the "ARRANGER"), and THE BANK OF NOVA SCOTIA, NATIONSBANK, N.A., THE FIRST NATIONAL BANK OF CHICAGO and WACHOVIA BANK, N.A., as managing agents (each, in such capacity, a "MANAGING AGENT"), THE BANK OF NOVA SCOTIA and THE FIRST NATIONAL BANK OF CHICAGO, as co-documentation agent (each, in such capacity, a "CO-DOCUMENTATION AGENT"), and NATIONSBANK, N.A., as syndication agent (in such capacity, the "SYNDICATION AGENT").


                               W I T N E S S E T H


                  WHEREAS, the Borrowers are parties to the Credit Agreement, dated as of May 9, 1997 (as heretofore amended or otherwise modified, the "EXISTING CREDIT AGREEMENT"), with the lenders from time to time parties thereto, Toronto Dominion (Texas), Inc., as general administrative agent, The Toronto-Dominion Bank, as Canadian administrative agent, TD Securities (USA) Inc., as arranger, The Bank of Nova Scotia, NationsBank, N.A. and The First National Bank of Chicago, as managing agents, and NationsBank, N.A., as syndication agent;

                  WHEREAS, pursuant to the Existing Credit Agreement, the lenders parties thereto have agreed to make and have made certain loans and other extensions of credit to or for the account of the Borrowers;

                  WHEREAS, Laidlaw Environmental Services, Inc., a Delaware corporation and the parent of the Company ("HOLDINGS"), and LES Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("ACQUISITION CORP."), have made an exchange offer (as amended prior to the date hereof and as hereafter amended in accordance with this Agreement, the "EXCHANGE OFFER") pursuant to the Offer to Exchange, as finally amended on March 18, 1998 (such Offer to Exchange, together with the associated documents filed by Holdings and Acquisition Corp. with the Securities and Exchange Commission in connection with the Exchange Offer, as amended prior to the date hereof and as hereafter amended in accordance with this Agreement, collectively, the "EXCHANGE OFFER DOCUMENTS");

                  WHEREAS, pursuant to the Exchange Offer, shareholders of Safety-Kleen Corp., a Wisconsin corporation ("SAFETY-KLEEN"), are invited to exchange shares of common stock ("TARGET SHARES"), together with associated share purchase rights ("TARGET RIGHTS"), for consideration equal to $18.30 in cash plus 2.8 shares of common stock of Holdings;

                  WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 16, 1998 (the "MERGER AGREEMENT"), among Holdings, Acquisition Corp. and Safety-Kleen, as promptly as practicable after the consummation of the Exchange Offer, Acquisition Corp. and Safety-Kleen will merge (the "MERGER"), with Safety-Kleen being the surviving corporation of the Merger (such survivor, the "SURVIVING CORPORATION");

                  WHEREAS, in order to provide for financing of the Exchange Offer and the Merger and related costs and expenses, and for the refinancing of certain existing indebtedness of Safety-Kleen, the Borrowers have requested that the Existing Credit Agreement be amended and restated as provided herein; and

                  WHEREAS, the Lenders and the other parties hereto wish to amend and restate the Existing Credit Agreement as provided herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree that on the Closing Date the Existing Credit Agreement shall be amended and restated in its entirety as follows:


                             SECTION 1. DEFINITIONS



                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACCEPTANCE": a Draft drawn by the Canadian Borrower and accepted by a Canadian Lender which is (a) denominated in Canadian Dollars, (b) for a term of not less than one month nor more than six months and which matures prior to the Canadian Facility Termination Date and (c) issuable and payable only in Canada; PROVIDED that to the extent the context shall require, each Acceptance Note shall be deemed to be an Acceptance.

                  "ACCEPTANCE NOTE":  as defined in Section 5.7(b).

                  "ACCEPTANCE PURCHASE PRICE": in respect of an Acceptance of a specified maturity, the result (rounded to the nearest whole cent, and with one-half cent being rounded up) obtained by dividing the face amount of such Acceptance by the sum of (a) one and (b) the product of
         (i) the Reference Discount Rate for Acceptances of the same maturity expressed as a decimal and (ii) a fraction, the numerator of which is the term to maturity of such Acceptance and the denominator of which is equal to 365.

                  "ACCEPTANCE REIMBURSEMENT OBLIGATIONS": the obligation of the Canadian Borrower to the Canadian Lenders (a) to reimburse the Canadian Lenders for maturing Acceptances pursuant to Section 5.5 and (b) to make payments in respect of the Acceptance Notes in accordance with the terms thereof.

                  "ACCEPTANCE TRANCHES": the collective reference to Acceptances all of which were created on the same date and have the same maturity date.

                  "ACQUISITION CLOSING DATE": the closing date of the Existing Credit Agreement and the Rollins Acquisition, which date was May 15, 1997.

                  "ACQUISITION CORP.": as defined in the Recitals to this Agreement.

                  "ACQUISITION CORP. PLEDGE AGREEMENT": the Pledge Agreement to be executed and delivered by Acquisition Corp., substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "ADJUSTMENT DATE": as defined in the Pricing Grid.

                  "ADMINISTRATIVE AGENTS": the collective reference to the General Administrative Agent and the Canadian Administrative Agent.

                  "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGGREGATE CANADIAN TERM LOAN OUTSTANDINGS": as at any date of determination with respect to any Canadian Lender, an amount in Canadian Dollars equal to the sum of the following, without duplication: (a) the aggregate unpaid principal amount of such Canadian Lender's Canadian Term Loans on such date, (b) the aggregate undiscounted face amount of all outstanding Acceptances (other than Existing Acceptances) of such Canadian Lender on such date, (c) such Lender's Canadian Term Loan Commitment Percentage of the aggregate undiscounted face amount of all outstanding Existing Acceptances on such date and (d) the aggregate undiscounted face amount of such Canadian Lender's Acceptance Notes on such date.

                  "AGGREGATE COMMITMENT PERCENTAGE": as to any Lender, the percentage which such Lender's Aggregate Exposure constitutes of the Aggregate Exposure of all Lenders.

                  "AGGREGATE EXPOSURE": as to any Lender, the sum of such Lender's Revolving Credit Commitment (or, after termination of the Revolving Credit Commitments, such Lender's Revolving Extensions of Credit) and U.S. Term Loans and the U.S. Dollar Equivalent of such Lender's Aggregate Canadian Term Loan Outstandings.

                  "AGREEMENT": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "AGREEMENT CURRENCY":  as defined in Section 14.15(b).

                  "APPLICABLE MARGIN": (a) on any day, for each Type of Revolving Credit Loan, Tranche A Term Loan and Canadian Term Loan, the rate per annum determined pursuant to the Pricing Grid; and

                  (b) for each Type of Tranche B Term Loan and Tranche C Term Loan, the rate per annum set forth under the relevant column heading below:

                                      BASE RATE LOANS           LIBOR RATE LOANS
         Tranche B Term Loans         1.75%                     2.75%
         Tranche C Term Loans         2.00%                     3.00%

         ; PROVIDED, that in the event that the Consolidated Total Leverage Ratio (the determination and effectiveness of which shall be made and established, respectively, on an Adjustment Date in accordance with the provisions of the Pricing Grid) is reduced to less than 3.00 to 1.00, the Applicable Margins set forth above for Tranche B Term Loans and Tranche C Term Loans shall be permanently reduced by 37.50 basis points; PROVIDED FURTHER that no such reduction in Applicable Margin shall occur prior to the Adjustment Date occurring after completion of the first four full consecutive fiscal quarters of the Company ending after the Closing Date.

                  "APPLICATION": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

                  "APPROVED FUND": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "ARRANGER": as defined in the Preamble to this Agreement.

                  "ASSET SALE": any Disposition of assets or series of related Dispositions of assets, excluding any Disposition of assets permitted by clause (a), (c), (d), (e), (f) or (g) of Section 10.6; PROVIDED, that asset Dispositions permitted by clauses (e) and (f) of Section
         10.6 shall not be excluded from the definition of "Asset Sale" to the extent that the Net Cash Proceeds therefrom exceed $225,000,000 in the aggregate.

                  "ASSIGNEE":  as defined in Section 14.6(c).

                  "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any U.S. Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment OVER (b) such Lender's Revolving Extensions of Credit.

                  "BANK ACT (CANADA)": the BANK ACT (Canada), as amended from time to time.

                  "BASE RATE": a rate per annum determined by the General Administrative Agent on a daily basis, equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (.50 of 1%) per annum.

                  "BASE RATE LOAN": any Loan the rate of interest applicable to which is based upon the Base Rate.

                  "BOARD": the Board of Governors of the Federal Reserve System.

                  "BORROWERS": as defined in the Preamble to this Agreement.

                  "BORROWING DATE": any Business Day specified in a notice pursuant to Section 2.2, 2.5., 4.2 or 5.2 as a date on which a Borrower requests the Lenders to make Loans, create Acceptances, convert Acceptances into Canadian Term Loans or convert Canadian Term Loans into Acceptances, as the case may be.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to close; PROVIDED that (a) when such term is used in respect of a day on which a Loan in Canadian Dollars is to be made or an Acceptance is to be created, a payment is to be made in respect of such Loan or Acceptance, an Exchange Rate is to be set in respect of Canadian Dollars or any other dealing in Canadian Dollars is to be carried out pursuant to this Agreement, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required by law to close and (b) when such term is used with respect to notices and determinations in connection with, and payments of principal of, and interest on, LIBOR Loans, any day which is a Business Day in New York City and which is also a day on which trading by and between banks in Dollar deposits may be carried out in the London interbank eurodollar market.

                  "CANADIAN ADMINISTRATIVE AGENT": The Toronto-Dominion Bank, together with its affiliates, as the Canadian Administrative Agent for the Canadian Lenders under this Agreement and the other Loan Documents, and any successor thereto pursuant to Section 12.9.

                  "CANADIAN BENEFIT PLANS":  all material employee benefit plans maintained or contributed to by the Canadian Borrower or a Subsidiary thereof that are not Canadian Pension Plans including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Canadian Borrower or a Subsidiary thereof employed in Canada participate or are eligible to participate.

                  "CANADIAN BORROWER": as defined in the Preamble to this Agreement.

                  "CANADIAN BORROWER OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Acceptance Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Acceptance Reimbursement Obligations and all other obligations and liabilities of the Canadian Borrower to the Administrative Agents or to any Lender (or, in the case of any Hedging Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Hedging Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agents or to any Lender that are required to be paid by the Canadian Borrower pursuant hereto) or otherwise.

                  "CANADIAN COLLATERAL DOCUMENTS": the collective reference to the agreements, instruments and documents delivered from time to time (both before and after the date of this Agreement) to the General Administrative Agent, the Canadian Administrative Agent or the Lenders by the Canadian Borrower or any of its Subsidiaries for the purpose of establishing, perfecting, reserving or protecting the security of the Lenders in respect hereof and in respect of amounts owing by the Canadian Borrower hereunder (including, without limitation, guarantees, debentures, Bank Act (Canada) assignments, general security agreements, general assignments of receivables and share pledge agreements, each as amended, restated, supplemented or replaced from time to time). The Canadian Collateral Documents executed and delivered in connection with the Acquisition Closing Date are listed on Schedule 4. On the Closing Date, the parties to the Canadian Collateral Documents shall execute and deliver one or more Affirmations of Security Agreements in form and substance satisfactory to the General Administrative Agent and the Canadian Administrative Agent, which shall affirm the continuing existence and validity of the Canadian Collateral Documents as security for the obligations of the Canadian Borrower hereunder.

                  "CANADIAN DOLLAR PRIME RATE": on any day, the higher of (a) the rate per annum designated by the Canadian Administrative Agent from time to time (and in effect on such day) as its reference rate for Canadian Dollar commercial loans made in Canada and (b) the rate per annum which is .75% above the one month acceptance rate quoted by The Toronto-Dominion Bank at 10:00 A.M., Toronto time, that appears on the Reuter's Screen CDOR page on such day as its rate for acceptances in Canada. The Canadian Dollar Prime Rate is not intended to be the lowest rate of interest charged by The Toronto-Dominion Bank in connection with extensions of credit in Canadian Dollars to debtors.

                  "CANADIAN DOLLARS" and "C$": dollars in the lawful currency of Canada.

                  "CANADIAN FACILITY AMORTIZATION DATE": as defined in Section 4.3.

                  "CANADIAN FACILITY COMMITMENT PERIOD": the period from and including the Closing Date to the Canadian Facility Termination Date.

                  "CANADIAN FACILITY MAXIMUM AMOUNT": on any date, the maximum Aggregate Canadian Term Loan Outstandings permitted on such date after giving effect to payments required to be made pursuant to Section 4.3 or reductions required to be made pursuant to Section 6.3(g), as the case may be.

                  "CANADIAN FACILITY TERMINATION DATE":  April 3, 2004.

                  "CANADIAN LENDERS":  each Lender listed on Schedule 1.1B.

                  "CANADIAN OPERATING FACILITY": the C$35,000,000 credit facility made available pursuant to the letter agreement, dated as of the date hereof, between the Canadian Borrower, as borrower, and The Toronto-Dominion Bank, as lender, as the same may be amended, modified or otherwise supplemented from time to time.

                  "CANADIAN OPERATING FACILITY LENDER": The Toronto-Dominion Bank in its capacity as lender under the Canadian Operating Facility.

                  "CANADIAN OPERATING FACILITY OBLIGATIONS": all of the obligations, liabilities and indebtedness of the Canadian Borrower to the Canadian Operating Facility Lender from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, in any currency, under or in respect of agreements or dealings between the Canadian Borrower and the Canadian Operating Facility Lender or agreements or dealings between the Canadian Borrower and any Person by which such lender may be or become in any manner whatsoever a creditor of the Canadian Borrower, including without limitation under the Canadian Operating Facility (including, without limitation, all fees and disbursements of the Canadian Operating Facility Lender or its counsel or agents incurred in the enforcement of the Canadian Operating Facility); the amount of the Canadian Operating Facility Obligations will be determined without regard to any right of set-off or counterclaim by the Canadian Borrower against the Canadian Operating Facility Lender.

                  "CANADIAN PENSION PLAN": any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefit or tax laws of Canada or a province or territory thereof (whether or not registered under any such laws) which is maintained, administered or contributed to by (or to which there is or may be an obligation to contribute by) the Canadian Borrower or a Subsidiary thereof in respect to any person's past, present or future employment in Canada or a province or territory thereof with the Canadian Borrower or a Subsidiary thereof, all related funding arrangements and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

                  "CANADIAN REFERENCE LENDERS":  the collective reference to the
         Schedule 1 Canadian Reference Lenders and the Schedule 2 Canadian Reference Lenders.

                  "CANADIAN TERM LOAN":  as defined in Section 4.1.

                  "CANADIAN TERM LOAN COMMITMENT": as to any Canadian Lender, the obligation of such Lender to make Canadian Term Loans to, and/or create and discount Acceptances on behalf of (or, in lieu thereof, to make loans pursuant to the Acceptance Notes to), the Canadian Borrower, in an amount not to exceed the amount set forth opposite such Canadian Lender's name on Schedule 1.1B under the heading "Canadian Term Loan Commitment". The original aggregate amount of the Canadian Term Loan Commitments is the equivalent in Canadian Dollars (determined in accordance with Section 4.3(b)) of US$70,000,000.

                  "CANADIAN TERM LOAN COMMITMENT PERCENTAGE": as to any Canadian
         Lender  at any  time,  the  percentage  which  such  Canadian  Lender's
         Canadian Term Loan Commitment then constitutes of the aggregate Canadian Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate amount of such Canadian Lender's Aggregate Canadian Term Loan Outstandings then outstanding constitutes of the Total Aggregate Canadian Term Loan Outstandings then outstanding).

                  "CANADIAN TERM LOAN NOTE":  as defined in Section 4.4(d).

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
         (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("MOODY'S"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
         (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CHANGE OF CONTROL": a Change of Control shall be deemed to occur (a) if at any time Laidlaw shall cease to be a primary shareholder of Holdings, (b) if at any time when the Consolidated Total Leverage Ratio is greater than 2.50 to 1.00, Laidlaw shall not own, directly or indirectly, at least 20% of the outstanding voting stock of Holdings, (c) if at any time Holdings shall cease to own 100% of the outstanding voting stock of the Company, (d) if at any time the Company shall cease to own 100% of the outstanding voting stock of the Canadian Borrower or (e) if at any time there shall cease to be at least one member of the Board of Directors of Holdings who is a designee of Laidlaw.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 8.1 shall be satisfied, which date shall not be later than April 8, 1998.

                  "CO-DOCUMENTATION AGENT": as defined in the Preamble to this Agreement.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COMMITMENT": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment, the Revolving Credit Commitment and the Canadian Term Loan Commitment of such Lender.

                  "COMMITMENT FEE RATE": on any day, the rate per annum determined pursuant to the Pricing Grid.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                  "COMPANY": as defined in the Preamble to this Agreement.

                  "CONSOLIDATED CAPITAL EXPENDITURES": for any fiscal period, the aggregate of all expenditures by Holdings and its Subsidiaries for the acquisition or leasing (pursuant to a Financing Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period, but excluding investments made pursuant to Section 10.8(c)) which should be capitalized under GAAP on a consolidated balance sheet of Holdings and its Subsidiaries; PROVIDED that for any calculation of Consolidated Capital Expenditures for any fiscal period ending November 30, 1998, February 28, 1999 or May 31, 1999, Consolidated Capital Expenditures shall be deemed to be Consolidated Capital Expenditures from September 1, 1998 to the last day of such period multiplied by 4, 2 and 4/3, respectively.

                  "CONSOLIDATED CONTINGENT OBLIGATIONS": at any date (a) all obligations of Holdings and its Subsidiaries in respect of performance bonds, letters of credit in the nature of performance bonds and similar obligations, and (b) all Guarantee Obligations of Holdings and it Subsidiaries in respect of obligations of the kind referred to in the foregoing clause (a).

                  "CONSOLIDATED DEBT SERVICE": for any fiscal period, the sum, for Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) all regularly scheduled payments of principal of Indebtedness during such period, including all scheduled payments in respect of the Loans, and, without duplication, all scheduled reductions in the Canadian Facility Maximum Amount, during such period plus (b) Consolidated Projected Cash Interest Expense for such period.

                  "CONSOLIDATED FIXED CHARGES": for any fiscal period, the sum for such period of (i) Consolidated Debt Service and (ii) Consolidated Projected Operating Lease Expense.

                  "CONSOLIDATED HISTORICAL CASH INTEREST EXPENSE": for any fiscal period, the aggregate amount of interest in respect of Consolidated Total Funded Debt and in respect of the Seller Note paid in cash during such period as determined on a consolidated basis in accordance with GAAP; PROVIDED that for any calculation of Consolidated Historical Cash Interest Expense for any fiscal period ending November 30, 1998, February 28, 1999 or May 31, 1999, Consolidated Historical
         Cash  Interest  Expense shall be deemed to be  Consolidated  Historical
         Cash Interest Expense from September 1, 1998 to the last day of such period multiplied by 4, 2 and 4/3, respectively.

                  "CONSOLIDATED HISTORICAL OPERATING LEASE EXPENSE": for any fiscal period, the aggregate lease obligations of Holdings and its Subsidiaries for which Holdings or any of its Subsidiaries is contractually committed having a remaining term in excess of twelve months determined on a consolidated basis payable in respect of such period under leases of real and/or personal property (net of income from sub-leases thereof and excluding lease payments on operating leases which carry a termination payment of less than twelve months of lease payments, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of Holdings and its Subsidiaries or in the notes thereto, excluding, however, obligations under Financing Leases; PROVIDED that for any calculation of Consolidated Historical Operating Lease Expense for any fiscal period ending November 30, 1998, February 28, 1999 or May 31, 1999, Consolidated Historical Operating Lease Expense shall be deemed to be Consolidated Historical Operating Lease Expense from September 1, 1998 to the last day of such period multiplied by 4, 2 and 4/3, respectively.

                  "CONSOLIDATED NET INCOME": of any Person for any fiscal period, net income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that for any calculation of Consolidated Net Income for any fiscal period ending November 30, 1998, February 28, 1999 or May 31, 1999, Consolidated Net Income shall be deemed to be Consolidated Net Income from September 1, 1998 to the last day of such period multiplied by 4, 2 and 4/3, respectively.

                  "CONSOLIDATED OPERATING CASH FLOW": for any fiscal period, Consolidated Net Income of Holdings and its Subsidiaries (excluding without duplication, (w) extraordinary gains and losses in accordance with GAAP, (x) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses and (y) gains or losses on discontinued operations and (z) non-cash investment income) for such period, plus (i) to the extent deducted in determining such Consolidated Net Income, interest expense and other financing costs and expenses (cash and non-cash) for such period, plus (ii) to the extent deducted in computing such Consolidated Net Income, the sum of income taxes (whether or not deferred), depreciation and amortization, and all other non-cash expenses; PROVIDED that for any calculation of Consolidated Operating Cash Flow for any fiscal period ending November 30, 1998, February 28, 1999 or May 31, 1999, Consolidated Operating Cash Flow shall be deemed to be Consolidated Operating Cash Flow from September 1, 1998 to the last day of such period multiplied by 4, 2 and 4/3, respectively.

                  "CONSOLIDATED PROJECTED CASH INTEREST EXPENSE": for any fiscal period, the aggregate amount of interest in respect of Consolidated Total Funded Debt and in respect of the Seller Note projected to be payable in cash during such period as determined on a consolidated basis in accordance with GAAP (such interest expense being calculated based upon the assumption that interest rates in effect on the date of calculation will remain in effect for such future fiscal period).

                  "CONSOLIDATED PROJECTED OPERATING LEASE EXPENSE": for any fiscal period, the aggregate lease obligations of Holdings and its Subsidiaries for which Holdings or any of its Subsidiaries is contractually committed having a remaining term in excess of twelve months determined on a consolidated basis projected to be payable in respect of such period under leases of real and/or personal property (net of income from sub-leases thereof and excluding lease payments on operating leases which carry a termination payment of less than twelve months of lease payments, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations would be reflected as liabilities or commitments on a consolidated balance sheet of Holdings and its Subsidiaries or in the notes thereto, excluding, however, obligations under Financing Leases.

                  "CONSOLIDATED TOTAL FUNDED DEBT": at any date, all Indebtedness of Holdings and its Subsidiaries outstanding on such date for borrowed money or the deferred purchase price of property and all Guarantee Obligations of the Company and its Subsidiaries in respect of Indebtedness for borrowed money or the deferred purchase price of property, in each case determined on a consolidated basis in accordance with GAAP, including, without limitation, Indebtedness in respect of Financing Leases, but excluding Indebtedness in respect of the Seller Note.

                  "CONSOLIDATED TOTAL LEVERAGE RATIO" as at any date of determination, the ratio of (i) Consolidated Total Funded Debt as at such date to (ii) Consolidated Operating Cash Flow for the four fiscal quarters ended on or most recently prior to such date of determination.

                  "CONSOLIDATED WORKING CAPITAL": of any Person at any date, the excess of (a) the sum of all amounts (other than cash and cash equivalents) that would, in accordance with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date over (b) all amounts that would, in accordance with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries on such date (excluding, to the extent it would otherwise be included under current liabilities, the current portion of any Consolidated Total Funded Debt).

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CPCFA DEBT": the Indebtedness incurred by Holdings pursuant to a credit agreement, dated as of July 1, 1997, between Holdings and the California Pollution Control Financing Authority in connection with the issuance by such Authority of Pollution Control Revenue Bonds, due July 1, 2007, in the aggregate principal amount of $19,500,000.

                  "DEFAULT": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DISPOSITION": with respect to any asset, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

                  "DRAFT": a draft substantially in the form of Exhibit A-1 or in such other form as the Canadian Administrative Agent may from time to time reasonably request (or to the extent the context shall require, an Acceptance Note, delivered in lieu of a draft), as the same may be amended, supplemented or otherwise modified from time to time.

                  "ENVIRONMENTAL LAWS": any and all laws (including, without limitation, all common and civil law), rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement of any foreign government, the United States, Canada, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "ENVIRONMENTAL  PERMITS":  any  and  all  permits,   licenses,
         registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "EURODOLLAR BUSINESS DAY": any day on which banks are open for dealings in dollar deposits in the London interbank market.

                  "EVENT OF DEFAULT": any of the events specified in Section 11, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXCESS CASH FLOW": with respect to any Person for any fiscal year, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income of such Person and its Subsidiaries for such fiscal year, (ii) the net decrease, if any, in Consolidated Working Capital of such Person and its Subsidiaries during such fiscal year,
         (iii) to the extent deducted in computing such Consolidated Net Income, non-cash interest expense and other financing costs and expenses, depreciation and amortization for such fiscal year, (iv) extraordinary non-cash losses during such fiscal year subtracted in the determination of such Consolidated Net Income,
         (v) deferred income tax expense of such Person and its Subsidiaries for such fiscal year, (vi) non-cash losses of such Person and its Subsidiaries for such fiscal year in connection with asset dispositions whether or not constituting extraordinary losses, and (vii) non-cash ordinary losses of such Person and its Subsidiaries for such fiscal year OVER (b) the sum, without duplication, of (i) the aggregate amount of permitted cash capital expenditures made by such Person and its Subsidiaries during such fiscal year, (ii) the net increase, if any, in Consolidated Working Capital of such Person and its Subsidiaries during such fiscal year, (iii) the aggregate amount of (A) scheduled payments of principal in respect of any Indebtedness of such Person and its Subsidiaries during such fiscal year, (B) optional prepayments of principal in respect of any Indebtedness of such Person and its Subsidiaries during such fiscal year (other than, with respect to Holdings, prepayments in respect of the Revolving Credit Loan not accompanied by a reduction in Revolving Credit Commitments), (C) with respect to Holdings for fiscal year 1997 only, repayments of existing Indebtedness required to be repaid in connection with the Acquisition Closing Date, (iv) deferred income tax credit of such Person and its Subsidiaries for such fiscal year, (v) extraordinary non-cash gains during such fiscal year added in the determination of Consolidated Net Income of such Person and its Subsidiaries for such fiscal year, (vi) non-cash gains of such Person and its Subsidiaries during such fiscal year in connection with asset dispositions whether or not constituting extraordinary gains, (vii) non-cash ordinary gains of such Person and its Subsidiaries during such fiscal year and (viii) cash expenditures of such Person and its Subsidiaries during such fiscal year on deferred (including the current portion thereof) long term liabilities (net of related cash taxes), (ix) to the extent not deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such fiscal year, cash expenditures made or committed during such fiscal year in respect of site closure, related severance costs, financing fees and other costs incurred in connection with the Rollins Acquisition and the Safety-Kleen Acquisition (provided that amounts deducted in any fiscal year for expenditures committed, but not made, during such fiscal year shall not be deducted in the fiscal year in which such expenditures are actually made) and (x) non-cash investment income of such Person and its Subsidiaries during such fiscal year.

                  "EXCHANGE AGENT": IBJ Schroder Bank & Trust Company, as exchange agent under the Exchange Agent Agency Agreement, and any successor thereto pursuant to the terms of such agreement.

                  "EXCHANGE AGENT AGENCY AGREEMENT": the Exchange Agent Agency Agreement to be executed and delivered by the Exchange Agent, the General Administrative Agent and Acquisition Corp., substantially in the form of Exhibit P, as the same may be amended, supplemented or otherwise modified from time to time.

                  "EXCHANGE   OFFER":   as  defined  in  the  Recitals  to  this
         Agreement.

                  "EXCHANGE OFFER DOCUMENTS": as defined in the Recitals to this Agreement.

                  "EXCHANGE RATE": with respect to Canadian Dollars on any date, the Bank of Canada noon spot rate on such date for the exchange of Canadian Dollars into U.S. Dollars.

                  "EXISTING ACCEPTANCES":  as defined in Section 5.1(a).

                  "EXISTING ACCEPTANCE LENDERS":  as defined in Section 5.1(a).

                  "EXISTING CREDIT AGREEMENT": as defined in the Recitals to this Agreement.

                  "EXISTING LETTERS OF CREDIT":  as defined in Section 3.1(c).

                  "EXISTING MORTGAGES": the collective reference to (i) the Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated as of May 15, 1997, from Rollins Environmental, Inc., as Grantor, to First American Title Insurance Company, as trustee for the use and benefit of Toronto Dominion (Texas), Inc., as beneficiary, and (ii) the Mortgage, dated as of May 15, 1997, from Rollins Environmental, Inc., as mortgagor, to Toronto Dominion (Texas), Inc., as general administrative agent, in each case encumbering the properties described in Schedule 2 and recorded in the recording office described in
         Schedule 3.

                  "EXTENSION OF CREDIT": as to any Lender, the making of a Loan by such Lender, the issuance (or acquisition of a participating interest in) any Letter of Credit or the creation of an Acceptance or Acceptance Note by such Lender. It is expressly understood and agreed that the following do not constitute Extensions of Credit for purposes of this Agreement: (a) the conversions and continuations of U.S. Loans as or to LIBOR Loans or Base Rate Loans pursuant to Section 6.4, (b) the substitution of maturing Acceptances with new Acceptances, (c) the conversion of Acceptances to Canadian Term Loans and (d) the conversion of Canadian Term Loans to Acceptances.

                  "FACILITY": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "TRANCHE A TERM LOAN FACILITY"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "TRANCHE B TERM LOAN FACILITY"), (c) the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder (the "TRANCHE C TERM LOAN FACILITY"), (d) the Revolving Credit Commitments and the Revolving Extensions of Credit (the "REVOLVING CREDIT FACILITY") and (e) the Canadian Term Loan Commitments and the Canadian Term Loans made, and the Acceptances issued, thereunder (the "CANADIAN TERM LOAN FACILITY").

                  "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of

     New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the General Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "FIXED CHARGE COVERAGE RATIO": as at the last day of any fiscal quarter, the ratio of (i) the sum of Consolidated Operating Cash Flow and Consolidated Historical Operating Lease Expense for the four consecutive fiscal quarters ended on such last day to (ii) Consolidated fixed Charges for the next succeeding four consecutive fiscal quarters.

                  "FOREIGN CURRENCY PROTECTION AGREEMENTS": as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements or arrangements entered into by such Person to protect such Person against fluctuations in currency values.

                  "FOREIGN SUBSIDIARY": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "GENERAL ADMINISTRATIVE AGENT": Toronto Dominion (Texas) Inc., together with its affiliates, as arranger of the Commitments and as administrative agent for the U.S. Lenders under this Agreement and the other Loan Documents, and any successor thereto pursuant to Section 12.9.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE AND COLLATERAL AGREEMENT": the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by the Company and each Guarantor, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE  OBLIGATION":  as to any Person (the  "GUARANTEEING
         PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. For avoidance of doubt, Guarantee Obligations will not include obligations of Holdings and its Subsidiaries incurred in the ordinary course of business to indemnify customers in connection with business services provided by Holdings or its Subsidiaries.

                  "GUARANTOR": each party to the Guarantee and Collateral Agreement other than the Company, which shall include Holdings and all wholly owned Domestic Subsidiaries of the Company.

                  "HEDGING AGREEMENT": any Foreign Currency Protection Agreement or Interest Rate Protection Agreement.

                  "HIGH YIELD NOTES":  up to $400,000,000 of subordinated  notes of the Company maturing no earlier than the Revolving Credit Termination Date and having subordination and other terms reasonably acceptable to the Company and the General Administrative Agent.

                  "HIGH YIELD OFFERING": the contemplated offering by the Company of the High Yield Notes.

                  "HOLDINGS":  as defined in the Recitals to this Agreement.

                  "INDEBTEDNESS":   of  any   Person  at  any   date,   (a)  all
         indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities (other than obligations in respect of performance bonds and letters of credit in the nature of performance bonds), (e) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above, (g) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (h) for the purposes of Section 11(e) only, all obligations of such Person in respect of Hedging Agreements.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT":  pertaining to a condition of Insolvency.

                  "INTERCREDITOR AGREEMENT": the Amended and Restated Intercreditor Agreement, substantially in the form of Exhibit O, to be entered into by the Administrative Agents and The Toronto-Dominion Bank, as Canadian Operating Facility Agent (as defined therein), and NationsBank, N.A., in its capacity as a lender providing the NationsBank Line of Credit.

                  "INTEREST COVERAGE RATIO": for any period, the ratio of (i) Consolidated Operating Cash Flow less Consolidated Capital Expenditures for such period to (ii) Consolidated Historical Cash Interest Expense for such period.

                  "INTEREST DETERMINATION DATE": with respect to any Interest Period for LIBOR Loans, the date which is two Eurodollar Business Days prior to the first day of such LIBOR Interest Period.

                  "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan and any Canadian Term Loan, the last Business Day of each February, May, August and November, and, in the case of any Canadian Term Loan converted to an Acceptance pursuant to Section 5.1(b), the Borrowing Date on which such conversion occurs, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "INTEREST PERIOD":  with respect to any LIBOR Loan:

                                 (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                 (b) thereafter,  each period  commencing on the
                 last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Company by irrevocable notice to the General Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest  Period would  otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any  Interest  Period  in  respect  of  Revolving
                  Credit Loans, Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                           (3) any  Interest  Period  that  begins  on the  last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Company shall select  Interest  Periods so as
                  not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

                  "INTEREST RATE PROTECTION  AGREEMENTS":  as to any Person, all
         interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "ISSUANCE DATE": any Business Day specified in a notice pursuant to Section 3.2 as a date on which an Issuing Lender is requested to issue a Letter of Credit hereunder.

                  "ISSUING LENDER": any of The Toronto-Dominion Bank or any Managing Agent or any Affiliates thereof, as selected by the Company.

                  "ITA": the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended or re-enacted from time to time.

                  "LAIDLAW":  Laidlaw Inc., a Canadian corporation.

                  "L/C COMMITMENT": at any time, the lesser of (a) $200,000,000 and (b) the aggregate Revolving Credit Commitments then in effect.

                  "L/C FEE PAYMENT DATE": the last day of each February, May, August and November and the last day of the Revolving Credit Commitment Period.

                  "L/C OBLIGATIONS":  at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
         Section 3.5.

                  "L/C PARTICIPANTS": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the relevant Issuing Lender.

                  "LETTERS OF CREDIT":  as defined in Section 3.1(a).

                  "LIBOR LOAN": any Loan the rate of interest applicable to which is based upon the LIBOR Rate.

                  "LIBOR  RATE":  with  respect to a LIBOR Loan for the relevant
         Interest  Period,   the  rate  per  annum  determined  by  the  General
         Administrative Agent as follows:

                           (a) on the Interest  Determination  Date  relating to
                  such Interest Period, the General Administrative Agent shall obtain the offered quotation(s) for U.S. Dollar deposits for a period comparable to such Interest Period that appear on the Reuter's Screen as of 11:00 a.m., London time. If at least two such offered quotations appear on the Reuter's Screen, the LIBOR Rate shall be the arithmetic average (rounded up to the nearest 1/16th of 1%) of such offered quotations, as determined by the General Administrative Agent;

                           (b) if the  Reuter's  Screen is not  available or has
                  been discontinued, the LIBOR Rate shall be the rate per annum that the General Administrative Agent determines to be the arithmetic average (rounded as aforesaid) of the per annum rates of interest reported to the General Administrative Agent by each LIBOR Reference Bank (or, if any LIBOR Reference Bank fails to provide such quotation, on the basis of the rates reported to the General Administrative Agent by the remaining LIBOR Reference Banks) as the rate at which deposits in U.S. Dollars are offered to such Reference Banks in the London interbank market at 11:00 a.m., London time, on the Interest Determination Date in the approximate amount of such LIBOR Reference Bank's relevant LIBOR Loan and having a maturity approximately equal to the relevant LIBOR Interest Period; and

                           (c) if the General  Administrative  Agent is not able
                  to obtain quotations for the determination of the LIBOR Rate pursuant to subsection (a) or (b) above, the LIBOR Rate shall be the rate per annum which the General Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of the offered quotations for U.S. Dollar deposits in an amount comparable to the General Administrative Agent's share of the relevant amount in respect of which the LIBOR Rate is being determined for a period comparable to the relevant LIBOR Interest Period that leading banks in New York City selected by the General Administrative Agent are quoting at 11:00 a.m., New York City time, on the Interest Determination Date in the New York interbank market to major international banks.

                  "LIBOR REFERENCE BANKS": The Toronto-Dominion Bank, The Bank of Nova Scotia, NationsBank, N.A. and The First National Bank of Chicago.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN":   any  loan  made  by  any  Lender  pursuant  to  this
         Agreement.

                  "LOAN DOCUMENTS":  the collective reference to this Agreement, any Notes, the Applications, the Syndication Letter Agreement, the Drafts, the Acceptances, the Acceptance Notes and the Security Documents.

                  "LOAN PARTIES": the collective reference to Holdings, the Borrowers and each Subsidiary of the Company which is a party to a Loan Document.

                  "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 66-2/3% of the aggregate unpaid principal amount of the U.S. Term Loans (and related undrawn U.S. Term Loan Commitments), the Total Revolving Extensions of Credit or the Aggregate Canadian Term Loan Outstandings, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 66-2/3% of the aggregate Revolving Credit Commitments).

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the Safety-Kleen Acquisition, (b) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (c) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agents or the Lenders hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "MERGER":  as defined in the Recitals to this Agreement.

                  "MERGER  AGREEMENT:   as  defined  in  the  Recitals  to  this
         Agreement.

                  "MERGER DATE":  the date on which the Merger is consummated.

                  "MORTGAGE AMENDMENT": each Mortgage Amendment, substantially in the form of Exhibit M, to be entered into on the Closing Date to amend each Existing Mortgage.

                  "MORTGAGES": the collective reference to the Existing Mortgages, as amended by the Mortgage Amendments, and the Mortgages, substantially in the form of Exhibit N, to be executed and delivered in respect of the properties to be mortgaged pursuant to Section 9.10(d), as the same may be amended, supplemented or otherwise modified from time to time.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NATIONSBANK LINE OF CREDIT": the working capital credit facility in an amount not exceeding $25,000,000 made available pursuant to a letter agreement, dated March 31, 1998 between NationsBank of Texas, N.A., as lender, and the Company, as borrower, as the same may be amended, modified or otherwise supplemented from time to time.

                  "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "NON-EXCLUDED TAXES":  as defined in Section 6.12.

                  "NOTES": the collective reference to the Revolving Credit Notes, the U.S. Term Notes and the Canadian Term Notes.

                  "PARTICIPANT":  as defined in Section 14.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERMITTED EMPLOYEE STOCK ISSUANCES": the issuance by Holdings of its common stock to employees or directors of Holdings and its Subsidiaries for aggregate proceeds not exceeding $5,000,000 per fiscal year during fiscal year 1997, 1998 and 1999 and $10,000,000 per fiscal year thereafter.

                  "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PREPAYMENT OPTION NOTICE":  as defined in Section 6.3(i).

                  "PRICING GRID":  the pricing grid attached hereto as Annex A.

                  "PRIME RATE": the prime commercial lending rate of The Toronto-Dominion Bank as in effect from time to time in New York City for loans in U.S. Dollars, such rate to be adjusted on and as of the effective date of any change in the Prime Rate. The Prime Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest on the unpaid principal amount of the Loans on the Prime Rate, the Lenders have not committed to charge, and the Company has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

                  "PRO FORMA BALANCE SHEET":  as defined in Section 7.1(a).

                  "PROPOSED PREPAYMENT DATE":  as defined in Section 6.3(i).

                  "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries.

                  "REFERENCE DISCOUNT RATE": on any date with respect to each Draft requested to be accepted by a Canadian Lender, (a) if such Canadian Lender is a Schedule 1 Canadian Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the Schedule 1 Canadian Reference Lenders, at 10:00 a.m. (Toronto time) on the Borrowing Date on which such Draft is to be accepted as the discount rate at which each such Schedule 1 Canadian Reference Lender would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount and term to maturity as designated by the Canadian Borrower pursuant to Section 5.2 and (b) if such Canadian Lender is a Schedule 2 Canadian Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the Schedule 2 Canadian Reference Lenders, at 10:00 a.m. (Toronto time) on the Borrowing Date on which such Draft is to be accepted as the discount rate at which each such Schedule 2 Canadian Reference Lender would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount and term to maturity as designated by the Canadian Borrower pursuant to Section 5.2. The Canadian Administrative Agent shall advise the Canadian Borrower and the Canadian Lenders, either in writing or verbally, by 11:00 a.m. (Toronto time) on each Borrowing Date in respect of Acceptances as to the applicable Reference Discount Rate and corresponding Acceptance Purchase Price in respect of Acceptances having the maturities selected by the Canadian Borrower for such Borrowing Date.

                  "REGISTER":  as defined in Section 14.6(d).

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REIMBURSEMENT OBLIGATION": the obligation of the Company to reimburse the Issuing Lenders pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by a Borrower or any of its Subsidiaries in connection therewith which are not applied to prepayments or reductions pursuant to Section 6.3(c) as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT": any Recovery Event or Asset Sale in respect of which the relevant Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer to the General Administrative Agent within 30 days of the Reinvestment Event to which it relates stating that no Event of Default has occurred and is continuing and that the relevant Borrower (directly or indirectly through a Subsidiary), in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event or an Asset Sale to restore or replace the assets in respect of which such Recovery Event or Asset Sale occurred or to purchase other assets used in the existing business of the Company and its Subsidiaries within twelve months from the date of receipt of such Net Cash Proceeds (provided that if the affected assets constituted Collateral, such restored, replacement or other purchased assets shall also constitute Collateral).

                  "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount which, prior to the relevant Reinvestment Prepayment Date, the relevant Borrower or the relevant Subsidiary has spent or has agreed, pursuant to a binding written contract (under which performance is in progress) to spend, to restore or replace the assets in respect of which a Recovery Event or an Asset Sale has occurred or to purchase other assets used in the existing business of such Borrower or such Subsidiary.

                  "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earliest of (a) the first date occurring after such Reinvestment Event on which an Event of Default shall have occurred, (b) the date occurring twelve months after such Reinvestment Event and (c) the date on which the relevant Borrower shall have determined not to, or shall have otherwise ceased to, restore or replace the assets in respect of which a Recovery Event or an Asset Sale has occurred or to purchase other assets used in the existing business of such Borrower or such Subsidiary.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "REQUEST FOR ACCEPTANCES":  as defined in Section 5.2(a).

                  "REQUIRED LENDERS": the holders of more than 66-2/3% of (a) until the Closing Date, the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the Tranche C Term Loan Commitments, the Revolving Credit Commitments and the U.S. Dollar Equivalent of the Canadian Term Loan Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the U.S. Term Loans and the aggregate undrawn amount of the U.S. Term Loan Commitments, (ii) the U.S. Dollar Equivalent of the Aggregate Canadian Facility Term Loan Outstandings of all Lenders and (iii) the aggregate Revolving Credit Commitments of all Lenders or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer and the president of the Company or Holdings, as the case may be, or, with respect to financial matters, the chief financial officer of the Company or Holdings, as the case may be.

                  "REUTER'S SCREEN": the display designated at page "LIBO" on the Reuter Monitor System or such other display on the Reuter Monitor System as may replace such page displaying the London interbank bid or offered rates.

                  "REVOLVING CREDIT COMMITMENT": as to any U.S. Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Credit Commitments is $450,000,000; PROVIDED that at no time shall the aggregate principal amount of all Revolving Credit Loans exceed $300,000,000.

                  "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "REVOLVING CREDIT LENDER": each U.S. Lender which has a Revolving Credit Commitment or which has made Revolving Extensions of Credit.

                  "REVOLVING CREDIT LOANS":  as defined in Section 2.4.

                  "REVOLVING CREDIT NOTE":  as defined in Section 2.7.

                  "REVOLVING CREDIT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

                  "REVOLVING CREDIT TERMINATION DATE": the earlier of (a) April 3, 2004 and (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 11.

                  "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

                  "ROLLINS ACQUISITION": the acquisition by Holdings of the common stock of the Company, which was financed, in part, with proceeds of loans under the Existing Credit Agreement.

                  "SAFETY-KLEEN":  as defined in the Recitals to this Agreement.

                  "SAFETY-KLEEN ACQUISITION": the acquisition by Acquisition Corp. of the common stock of Safety-Kleen pursuant to the Exchange Offer and the Merger, financed, in part, with proceeds of Loans made hereunder.


                  "SCHEDULE 1 CANADIAN  LENDER":  each Canadian Lender listed on
         Schedule 1 to the Bank Act  (Canada).

                  "SCHEDULE 1 CANADIAN REFERENCE LENDERS": initially, The Toronto-Dominion Bank; and after completion of syndication of the Facilities, The Toronto-Dominion Bank and one other Schedule 1 Canadian Lender selected by the Canadian Administrative Agent and the Canadian Borrower.

                  "SCHEDULE 2 CANADIAN LENDER": each Canadian Lender which is not a Schedule 1 Canadian Lender.


                  "SCHEDULE 2 CANADIAN REFERENCE LENDERS": two Schedule 2 Canadian Lenders to be selected by the Canadian Administrative Agent and the Canadian Borrower after completion of syndication of the Facilities.

                  "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Acquisition Corp. Pledge Agreement, the Mortgages, the Canadian Collateral Documents and all other security documents hereafter delivered to the General Administrative Agent or the Canadian Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  SELLER NOTE": the 5% Convertible Subordinated Debenture due 2009 in a principal amount of $350,000,000 issued by Holdings to Laidlaw Transportation, Inc. on the Acquisition Closing Date as a portion of the consideration for the Rollins Acquisition.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPECIFIED ACCEPTANCES":  as defined in Section 5.1(a).

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "SURVIVING CORPORATION": as defined in the Recitals to this Agreement.

                  "SYNDICATION AGENT": as defined in the Preamble to this Agreement.

                  "SYNDICATION LETTER AGREEMENT": the Letter Agreement dated as of April 3, 1998 among Holdings, the Borrowers and the Arranger pertaining to the completion of the syndication of the Facilities after the Closing Date.

                  "TARGET RIGHTS": as defined in the Recitals to this Agreement.

                  "TARGET SHARES": as defined in the Recitals to this Agreement.

                  "TAX ACT": the INCOME TAX ACT (Canada), as amended from time to time.

                  "TERM LOANS": the collective references to the Canadian Term Loans and the U.S. Term Loans.

                  "TOOELE COUNTY DEBT": the Indebtedness incurred by Holdings pursuant to a credit agreement, dated as of July 1, 1997, between Holdings and Tooele County, Utah, in connection with the issuance by Tooele County, Utah, of Hazardous Waste Treatment Revenue Bonds, due July 1, 2027, in the aggregate principal amount of $45,700,000.

                  "TOTAL AGGREGATE CANADIAN TERM LOAN OUTSTANDINGS": at any time, the aggregate amount of the Aggregate Canadian Term Loan Outstandings of the Canadian Lenders at such time.

                  "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

                  "TRANCHE": the collective reference to LIBOR Loans under the same Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "TRANCHE A TERM LOAN":  as defined in Section 2.1.

                  "TRANCHE A TERM LOAN COMMITMENT": as to any U.S. Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Company hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche A Term Loan Commitments is $480,000,000.

                  "TRANCHE A TERM LOAN LENDER": each U.S. Lender which has a Tranche A Term Loan Commitment or which has made a Tranche A Term Loan.

                  "TRANCHE A TERM LOAN MATURITY DATE":  April 3, 2004.

                  "TRANCHE A TERM LOAN PERCENTAGE": as to any Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                  "TRANCHE B TERM LOAN":  as defined in Section 2.1.

                  "TRANCHE B TERM LOAN COMMITMENT": as to any U.S. Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Company hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche B Term Loan Commitments is $550,000,000. The Tranche B-1 Term Loan Commitments are a subset of the Tranche B Term Loan Commitments.

                  "TRANCHE B TERM LOAN LENDER": each U.S. Lender which has a Tranche B Term Loan Commitment or which has made a Tranche B Term Loan.

                  "TRANCHE B TERM LOAN MATURITY DATE":  April 3, 2005.

                  "TRANCHE B TERM LOAN PERCENTAGE": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "TRANCHE B-1 TERM LOAN COMMITMENTS": as defined in Section 2.1(b).

                  "TRANCHE B-1 TERM LOANS":  as defined in Section 2.1(b).

                  "TRANCHE C TERM LOAN":  as defined in Section 2.1.

                  "TRANCHE C TERM LOAN COMMITMENT": as to any U.S. Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Company hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche C Term Loan Commitments is $550,000,000. The Tranche C-1 Term Loan Commitments are a subset of the Tranche C Term Loan Commitments.

                  "TRANCHE C TERM LOAN LENDER": each U.S. Lender which has a Tranche C Term Loan Commitment or which has made a Tranche C Term Loan.

                  "TRANCHE C TERM LOAN MATURITY DATE":  April 3, 2006.

                  "TRANCHE C TERM LOAN PERCENTAGE": as to any Tranche C Term Loan Lender at any time, the percentage which such Lender's Tranche C Term Loan Commitment then constitutes of the aggregate Tranche C Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

                  "TRANCHE C-1 TERM LOAN COMMITMENTS": as defined in Section 2.1(b).

                  "TRANCHE C-1 TERM LOANS":  as defined in Section 2.1(b).

                  "TRANSFEREE":  as defined in Section 14.6(f).

                  "TYPE": as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.

                  "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "U.S. DOLLAR EQUIVALENT": with respect to an amount denominated in Canadian Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the Business Day immediately preceding the date of determination of such equivalent.

                  "U.S DOLLARS" and "$": dollars in the lawful currency of the United States of America.

                  "U.S. LENDERS": the collective reference to the U.S. Term Loan Lenders and the Revolving Credit Lenders.

                  "U.S. LOANS": the collective reference to the U.S. Term Loans and the Revolving Credit Loans.

                  "U.S. TERM LOAN COMMITMENTS": the collective reference to the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Tranche C Term Loans Commitments.

                  "U.S. TERM LOAN COMMITMENT PERIOD": the period from the Closing Date to the Merger Date.

                  "U.S. TERM LOAN LENDERS": the collective reference to the Tranche A Term Loan Lenders, the Tranche B Term Loan Lenders and the Tranche C Term Loan Lenders.

                  "U.S. TERM LOANS": the collective reference to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

                  "U.S. TERM NOTES":  as defined in Section 2.7.

                  "WESTINGHOUSE DEBT": unsecured subordinated indebtedness of Holdings in the initial principal amount of $60,000,000 evidenced by a promissory note of Holdings, dated May 15, 1997, initially payable to Westinghouse Electric Corporation and its assignees, and guaranteed by Laidlaw.


                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; PROVIDED that, if the Company notifies the General Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the General Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then, pending execution and delivery of such an amendment, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                 SECTION 2. AMOUNT AND TERMS OF U.S. COMMITMENTS

                  2.1 U.S. TERM LOAN COMMITMENTS. (a) Subject to the terms and conditions hereof, (i) each Tranche A Term Loan Lender severally agrees to make term loans (each, a "TRANCHE A TERM LOAN") denominated in U.S. Dollars to the Company during the U.S. Term Loan Commitment Period in an aggregate principal amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender, (ii) each Tranche B Term Loan Lender severally agrees to make term loans (each, a "TRANCHE B TERM LOAN") denominated in U.S. Dollars to the Company during the U.S. Term Loan Commitment Period in an aggregate principal amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender and
(iii) each Tranche C Term Loan Lender severally agrees to make term loans (each, a "TRANCHE C TERM LOAN") denominated in U.S. Dollars to the Company during the U.S. Term Loan Commitment Period in an aggregate principal amount not to exceed the amount of the Tranche C Term Loan Commitment of such Lender. The U.S. Term Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Company and notified to the General Administrative Agent in accordance with Sections 2.2 and 6.4; PROVIDED that the U.S. Term Loans made on the Closing Date shall initially be made as Base Rate Loans.

                  (b) $150,000,000 of the Tranche B Term Loan Commitments shall be designated as the "Tranche B-1 Term Loan Commitments", and $150,000,000 of the Tranche C Term Loan Commitments shall be designated as the "Tranche C-1 Term Loan Commitments". Schedule 1.1A sets forth the amount of the Tranche B-1 Term Loan Commitments and the Tranche C-1 Term Loan Commitments held by each of the U.S. Term Loan Lenders. Each borrowing of Tranche B Term Loans and Tranche C Term Loans shall be deemed to utilize first the portions of the U.S. Term Loan Commitments other than the Tranche B-1 Term Loan Commitments or the Tranche C-1 Term Loan Commitments, as the case may be, before utilizing the Tranche B-1 Term Loan Commitment and the Tranche C-1 Term Loan Commitments. The portions of the U.S. Term Loans attributable to the Tranche B-1 Term Loan Commitments and the Tranche C-1 Term Loan Commitments shall be designated as the "Tranche B-1 Term Loans" and the "Tranche C-1 Term Loans", respectively.

                  2.2 PROCEDURE FOR U.S. TERM LOAN BORROWING. The Company may borrow under the U.S. Term Loan Commitments during the U.S. Term Loan Commitment Period on any Business Day in accordance with this Section 2.2, PROVIDED that the Company shall give the General Administrative Agent irrevocable written notice (which notice must be received by the General Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of U.S. Term Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of LIBOR Loans, the respective amounts of each such Type of Loan and the respective

<
lengths of the initial Interest Periods therefor. The U.S. Term Loans made on the Closing Date shall be in an aggregate principal amount not exceeding the sum of (i) the cash amount payable in connection with the Exchange Offer on the Closing Date, (ii) the aggregate principal amount of the U.S. Term Loans and Revolving Credit Loans outstanding under (and as defined in) the Existing Credit Agreement and (iii) costs and expenses relating to the Exchange Offer and the financing thereof. After the Closing Date and prior to the Merger Date, the Company may make one additional borrowing of U.S. Term Loans in an aggregate principal amount not exceeding the cash portion of the consideration payable in connection with delayed delivery of Target Shares pursuant to the Exchange Offer or in connection with Target Shares for which payment cannot be made on the Closing Date because of inability of the Exchange Agent to complete the verification process in respect of such Target Shares. On the Merger Date, the Company may make an additional borrowing of U.S. Term Loans in an aggregate principal amount not exceeding the cash portion of the consideration payable in connection with the Merger, and costs and expenses related thereto, LESS the amount, if any, of Net Cash Proceeds received by the Company from the High Yield Offering, if it has been consummated, to the extent such Net Cash Proceeds have not been applied to prepay the Term Loans or reduce the Term Loan Commitments pursuant to Section 6.3(b) and (e). In addition, on the Merger Date the Company may borrow U.S. Term Loans in an amount sufficient to repay existing indebtedness of Safety-Kleen required to be repaid in connection with the Merger. Each borrowing under the U.S. Term Loan Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a multiple of $500,000 in excess thereof and (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the General Administrative Agent shall promptly notify each U.S. Term Loan Lender thereof. Each U.S. Term Loan Lender will make the amount of its PRO RATA share of each borrowing available to the General Administrative Agent for the account of the Company at the office of the General Administrative Agent specified in Section 14.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Company in funds immediately available to the General Administrative Agent. Such borrowing will then be made available to the Company by the General Administrative Agent crediting the account of the Company at the office of The Toronto-Dominion Bank at 909 Fannin Street, Suite 1700, Houston, TX 77010 with the aggregate of the amounts made available to the General Administrative Agent by the U.S. Term Loan Lenders and in like funds as received by the General Administrative Agent.

                  2.3 REPAYMENT OF U.S. TERM LOANS (a) The Tranche A Term Loan of each Tranche A Lender shall mature, and the Company unconditionally promises to pay such Tranche A Term Loan to the General Administrative Agent for the account of such Tranche A Lender, in 24 consecutive quarterly installments, commencing on August 31, 1998, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:


                    INSTALLMENT                                 PRINCIPAL AMOUNT

                    August 31, 1998                                US$16,000,000
                    November 30, 1998                                 16,000,000
                    February 28, 1999                                 16,000,000
                    May 31, 1999                                      16,000,000
                    August 31, 1999                                   16,000,000
                    November 30, 1999                                 16,000,000
                    February 28, 2000                                 16,000,000
                    May 31, 2000                                      16,000,000
                    August 31, 2000                                   22,000,000
                    November 30, 2000                                 22,000,000
                    February 28, 2001                                 22,000,000
                    May 31, 2001                                      22,000,000
                    August 31, 2001                                   22,000,000
                    November 30, 2001                                 22,000,000
                    February 28, 2002                                 22,000,000
                    May 31, 2002                                      22,000,000
                    August 31, 2002                                   22,000,000
                    November 30, 2002                                 22,000,000
                    February 28, 2003                                 22,000,000
                    May 31, 2003                                      22,000,000
                    August 31, 2003                                   22,000,000
                    November 30, 2003                                 22,000,000
                    February 28, 2004                                 22,000,000
                    Tranche A Term
                    Loan Maturity Date                                22,000,000

                  (b) The Tranche B Term Loan of each Tranche B Lender shall mature, and the Company unconditionally promises to pay such Tranche B Term Loan to the General Administrative Agent for the account of such Tranche B Lender, in 28 consecutive quarterly installments, commencing on August 31, 1998, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                   INSTALLMENT                               PRINCIPAL AMOUNT
                   -----------                               ----------------
                   August 31, 1998                           US$1,375,000
                   November 30, 1998                            1,375,000
                   February 28, 1999                            1,375,000
                   May 31, 1999                                 1,375,000
                   August 31, 1999                              1,375,000
                   November 30, 1999                            1,375,000
                   February 28, 2000                            1,375,000
                   May 31, 2000                                 1,375,000
                   August 31, 2000                              1,375,000
                   November 30, 2000                            1,375,000
                   February 28, 2001                            1,375,000
                   May 31, 2001                                 1,375,000
                   August 31, 2001                              1,375,000
                   November 30, 2001                            1,375,000
                   February 28, 2002                            1,375,000
                   May 31, 2002                                 1,375,000
                   August 31, 2002                              1,375,000
                   November 30, 2002                            1,375,000
                   February 28, 2003                            1,375,000
                   May 31, 2003                                 1,375,000
                   August 31, 2003                              1,375,000
                   November 30, 2003                            1,375,000
                   February 28, 2004                            1,375,000
                   May 31, 2004                                 1,375,000
                   August 31, 2004                            129,250,000
                   November 30, 2004                          129,250,000
                   February 28, 2005                          129,250,000
                   Tranche B Term Loan Maturity Date          129,250,000

                  (c) The Tranche C Term Loan of each Tranche C Lender shall mature, and the Company unconditionally promises to pay such Tranche C Term Loan to the General Administrative Agent for the account of such Tranche C Lender, in 32 consecutive quarterly installments, commencing on August 31, 1998, each of which shall be in an amount equal to such Lender's Tranche C Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                         INSTALLMENT                     PRINCIPAL AMOUNT
                         August 31, 1998                     US$1,375,000
                         November 30, 1998                      1,375,000
                         February 28, 1999                      1,375,000
                         May 31, 1999                           1,375,000
                         August 31, 1999                        1,375,000
                         November 30, 1999                      1,375,000
                         February 28, 2000                      1,375,000
                         May 31, 2000                           1,375,000
                         August 31, 2000                        1,375,000
                         November 30, 2000                      1,375,000
                         February 28, 2001                      1,375,000
                         May 31, 2001                           1,375,000
                         August 31, 2001                        1,375,000
                         November 30, 2001                      1,375,000
                         February 28, 2002                      1,375,000
                         May 31, 2002                           1,375,000
                         August 31, 2002                        1,375,000
                         November 30, 2002                      1,375,000
                         February 28, 2003                      1,375,000
                         May 31, 2003                           1,375,000
                         August 31, 2003                        1,375,000
                         November 30, 2003                      1,375,000
                         February 28, 2004                      1,375,000
                         May 31, 2004                           1,375,000
                         August 31, 2004                        1,375,000
                         November 30, 2004                      1,375,000
                         February 28, 2005                      1,375,000
                         May 31, 2005                           1,375,000
                         August 31, 2005                      127,875,000
                         November 30, 2005                    127,875,000
                         February 28, 2006                    127,875,000
                         Tranche C Term
                         Loan Maturity Date                   127,875,000

                  2.4 REVOLVING CREDIT COMMITMENTS (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding principal amount of such Lender's Revolving Credit Loans will not exceed the lesser of (i) such Lender's Revolving Credit Commitment less such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, and (ii) such Lender's Revolving Credit Percentage of $300,000,000. During the Revolving Credit Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Company and notified to the General Administrative Agent in accordance with Sections 2.5 and 6.4, PROVIDED that no Revolving Credit Loan shall be made as a LIBOR Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Company unconditionally promises to pay to the General Administrative Agent for the account of the Revolving Credit Lenders all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.5 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Company may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, PROVIDED that the Company shall give the General Administrative Agent irrevocable written notice (which notice must be received by the General Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the General Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its PRO RATA share of each borrowing available to the General Administrative Agent for the account of the Company at the office of the General Administrative Agent specified in Section 14.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Company in funds immediately available to the General Administrative Agent. Such borrowing will then be made available to the Company by the General Administrative Agent crediting the account of the Company at the office of The Toronto-Dominion Bank at 909 Fannin Street, Suite 1700, Houston, TX 77010 with the aggregate of the amounts made available to the General Administrative Agent by the Revolving Credit Lenders and in like funds as received by the General Administrative Agent.

                  2.6 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENT. The Company shall have the right, upon not less than three Business Days' irrevocable written notice to the General Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments without premium or penalty; PROVIDED that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.7 EVIDENCE OF DEBT. (a) Each U.S. Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each U.S. Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The General Administrative Agent shall maintain the Register pursuant to Section 14.6(d), and a subaccount therein for each U.S. Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and U.S. Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each U.S. Lender hereunder and
(iii) both the amount of any sum received by the General Administrative Agent hereunder from the Company and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each U.S. Lender maintained pursuant to Section 2.7(a) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Company therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the General Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the U.S. Loans made to the Company by such U.S. Lender in accordance with the terms of this Agreement.

                  (d) The Company agrees that, upon the request to the General Administrative Agent by any U.S. Lender, the Company will execute and deliver to such Lender (i) a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (a "REVOLVING CREDIT NOTE"), and/or
(ii) a promissory note of the Company evidencing the Tranche A Term Loans, Tranche B Term Loan or Tranche C Term Loan, as the case may be, of such Lender, substantially in the form of Exhibit D with appropriate insertions as to date and principal amount (a "U.S. TERM NOTE").

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C COMMITMENT. (a) Pursuant to the Existing Credit Agreement, the Issuing Lenders specified on Schedule 1.1C have issued the letters of credit described on Schedule 1.1C (the "EXISTING LETTERS OF CREDIT"), which from and after the Closing Date shall continue to be "Letters of Credit" hereunder. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in
Section 3.4(a), agrees to issue letters of credit (together with the Existing Letters of Credit, the "LETTERS OF CREDIT") for the account of the Company on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; PROVIDED that (i) no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, the L/C Obligations would exceed the L/C Commitment or the Total Revolving Extensions of Credit would exceed the Revolving Credit Commitments of all Lenders and (ii) no Issuing Lender shall issue any Letter of Credit unless it shall have received notice from the General Administrative Agent that the issuance of such Letter of Credit will not violate the foregoing clause (i) of this proviso. Each Letter of Credit shall (i) be denominated in U.S. Dollars and
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, PROVIDED that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the foregoing clause (y) of this proviso).

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  3.2  PROCEDURE  FOR ISSUANCE OF LETTER OF CREDIT.  The Company
may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, each Issuing Lender agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Company. Each Issuing Lender shall furnish a copy of each Letter of Credit by it hereunder to the Company promptly following the issuance thereof. Each Issuing Lender shall promptly furnish to the General Administrative Agent, which shall in turn promptly furnish to the Revolving Credit Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3 COMMISSIONS, FEES AND OTHER CHARGES. (a) The Company shall pay to the General Administrative Agent, for the account of the Revolving Credit Lenders, a letter of credit commission with respect to each Letter of Credit outstanding under this Agreement for the period from the Issuance Date of such Letter of Credit (or, in the case of the Existing Letters of Credit, from the Closing Date) to the expiration or termination of such Letter of Credit, computed at a per annum rate equal to (i) the Applicable Margin then in effect with respect to LIBOR Loans under the Revolving Credit Facility LESS (ii) 1/4 of 1% (the fronting fee referred to in paragraph (b) below) on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date to occur after the respective Issuance Date (or the Closing Date, as the case may be) and on the Revolving Credit Termination Date and shall be nonrefundable.

                  (b) The Company shall pay to the relevant Issuing Lender with respect to each Letter of Credit issued by such Issuing Lender under this Agreement, for its own account, a fronting fee with respect to the period from the Issuance Date of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate of 1/4 of 1% per annum on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date to occur after the Issuance Date (or the Closing Date, as the case may be) and on the Revolving Credit Termination Date and shall be nonrefundable.

                  (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C PARTICIPATIONS. (a) Effective on the Closing Date, in respect of each Existing Letter of Credit, and effective on the Issuance Date, in respect of each Letter of Credit issued after the Closing Date, each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant (other than such Issuing Lender), and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account an undivided interest equal to such L/C Participant's Revolving Credit Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by such Issuing Lender is not paid when due but is paid within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to any Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of any Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by such Issuing Lender and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender, but excluding payments from L/C Participants), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5 REIMBURSEMENT OBLIGATION OF THE COMPANY. If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Lender, such Issuing Lender shall promptly notify the Company of the date and amount thereof. If any Issuing Lender notifies the Company prior to 10:00 a.m., New York City time, on any Business Day, of any drawing under any Letter of Credit issued by it, the Company shall reimburse such Issuing Lender with respect to such drawing on the next succeeding Business Day. If any Issuing Lender notifies the Company after 10:00 a.m., New York City time, on any Business Day of any drawing under any Letter of Credit issued by it, the Company shall reimburse such Issuing Lender with respect to such drawing on the second succeeding Business Day. Interest shall be payable on any and all amounts drawn under Letters of Credit from the date of such drawing until the date on which reimbursement of such amount is due pursuant to the two immediately preceding sentences at the interest rate then applicable to Base Rate Loans made under the Revolving Credit Facility. In addition, the Company agrees to reimburse each Issuing Lender for any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with any payment under any Letter of Credit issued by such Issuing Lender. Each payment by the Company pursuant to this
Section 3.5 shall be made to the relevant Issuing Lender at its address for notices specified herein in U.S. Dollars and in immediately available funds.

                  3.6 OBLIGATIONS ABSOLUTE. The Company's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Company also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Company's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Company agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of such Issuing Lender to the Company.

                  3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Lender, such Issuing Lender shall promptly notify the Company of the date and amount thereof. The responsibility of each Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other provision of this Agreement, the provisions of this Section 3 or such other provisions of this Agreement shall apply.


              SECTION 4. AMOUNT AND TERMS OF THE CANADIAN TERM LOAN
                         COMMITMENTS

                  4.1 CANADIAN TERM LOAN COMMITMENTS. (a) Subject to the terms and conditions hereof, each Canadian Lender severally agrees to make term loans (each, a "CANADIAN TERM LOAN") in Canadian Dollars to the Canadian Borrower on the Closing Date in an aggregate principal amount not exceeding the Canadian Term Loan Commitment of such Canadian Lender; PROVIDED, that after giving effect to such Canadian Term Loans, the Total Aggregate Canadian Term Loan Outstandings shall not exceed the Canadian Facility Maximum Amount.

                  (b) Subject to the terms and conditions hereof, each Canadian Lender severally agrees from time to time during the Canadian Facility Commitment Period to convert maturing Acceptances created by it into Canadian Term Loans in a principal amount not to exceed the face amount of such maturing Acceptances; PROVIDED, that no such conversion shall occur if, after giving effect thereto, the Total Aggregate Canadian Term Loan Outstandings would exceed the Canadian Facility Maximum Amount at such time.

                  4.2 PROCEDURE FOR CANADIAN TERM LOAN BORROWING. The Canadian Borrower shall give the Canadian Administrative Agent irrevocable written notice (which notice must be received by the Canadian Administrative Agent prior to 10:00 a.m., Toronto time, at least two Business Days prior to the requested Borrowing Date) requesting that the Canadian Term Loan Lenders make Canadian Term Loans (or convert Acceptances into Canadian Term Loans) on a specified Borrowing Date and specifying the amount to be borrowed or converted. Upon receipt of such notice, the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof. In the case of any Canadian Term Loans other than Canadian Term Loans resulting from the conversion of Acceptances pursuant to
Section 4.1(b), not later than 11:00 a.m., Toronto time, on the Borrowing Date therefor, each Canadian Term Loan Lender shall make available to the Canadian Administrative Agent at its office specified in Section 14.2 an amount in Canadian Dollars in immediately available funds equal to the Canadian Term Loan to be made by such Canadian Lender on such Borrowing Date. The Canadian Administrative Agent shall on such date credit the account of the Canadian Borrower at the office of The Toronto-Dominion Bank at Toronto Dominion Centre Branch, 55 King Street West and Bay Street, Toronto, Ontario M5K 1A2 with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders in like funds as received by the Canadian Administrative Agent. In the case of any Canadian Term Loans resulting from the conversion of Acceptances pursuant to Section 4.1(b), the proceeds of such Canadian Term Loans made by each Canadian Lender, together with such additional funds of the Canadian Borrower as may be necessary, shall be applied by it to repay the maturing Acceptance being converted into such Canadian Term Loans.

                  4.3 REDUCTION OF CANADIAN FACILITY; REPAYMENT OF CANADIAN TERM LOANS. (a) The amount available under the Canadian Term Loans and the Acceptances and Acceptance Notes shall be permanently reduced in 24 consecutive quarterly installments, commencing on August 31, 1998, each of which shall be in an amount equal to the equivalent in Canadian Dollars (determined in accordance with Section 4.3(b)) of the amount set forth below opposite such installment date (each, a "CANADIAN FACILITY AMORTIZATION DATE"):

                       INSTALLMENT                         PRINCIPAL AMOUNT
                       August 31, 1998                         US$2,750,000
                       November 30, 1998                          2,750,000
                       February 28, 1999                          2,750,000
                       May 31, 1999                               2,750,000
                       August 31, 1999                            2,750,000
                       November 30, 1999                          2,750,000
                       February 28, 2000                          2,750,000
                       May 31, 2000                               2,750,000
                       August 31, 2000                            3,000,000
                       November 30, 2000                          3,000,000
                       February 28, 2001                          3,000,000
                       May 31, 2001                               3,000,000
                       August 31, 2001                            3,000,000
                       November 30, 2001                          3,000,000
                       February 28, 2002                          3,000,000
                       May 31, 2002                               3,000,000
                       August 31, 2002                            3,000,000
                       November 30, 2002                          3,000,000
                       February 28, 2003                          3,000,000
                       May 31, 2003                               3,000,000
                       August 31, 2003                            3,000,000
                       November 30, 2003                          3,000,000
                       February 28, 2004                          3,000,000
                       Canadian Facility
                       Termination Date                           3,000,000

                  Accordingly, on each Canadian Facility Amortization Date, the Canadian Borrower unconditionally agrees to pay to the Canadian Administrative Agent, for the account of each Canadian Lender, a principal amount of the Canadian Term Loans of such Canadian Lender, which, together with the face amount of Acceptances created by such Canadian Lender that mature and are being repaid on such date (and not replaced with other Acceptances or converted into Canadian Term Loans), is equal to such Canadian Lender's Canadian Term Loan Commitment Percentage of the amount set forth opposite such Canadian Facility Amortization Date above.

                  (b) Not later than three Business Days prior to the Closing Date, the Canadian Administrative Agent and the Canadian Borrower will determine, based on then-prevailing market conditions, the exchange rate for conversion into Canadian Dollars of the U.S. Dollar amount of the Canadian Term Loan Commitments and the U.S. Dollar amount of each installment set forth in
Section 4.3(a), which determination shall be conclusive and binding on all parties hereto. The Canadian Administrative Agent will advise the Canadian Lenders of the results of such determination, and specify the amount in Canadian Dollars of each Canadian Lender's Canadian Term Loan Commitment, prior to or concurrently with the notice of borrowing given to the Canadian Lenders pursuant to Section 4.2.

                  4.4 EVIDENCE OF DEBT. (a) Each Canadian Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Canadian Borrower to such Canadian Lender resulting from the Canadian Term Loans of such Canadian Lender, including the amounts of principal and interest payable thereon and paid to such Canadian Lender from time to time under this Agreement.

                  (b) The Canadian Administrative Agent (and the General Administrative Agent) shall maintain the Register pursuant to Section 14.6(d), and a subaccount therein for each Canadian Lender, in which shall be recorded
(i) the amount of each Canadian Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrower to each Canadian Lender hereunder in respect of the Canadian Term Loans and (iii) both the amount of any sum received by the Canadian Administrative Agent hereunder from the Canadian Borrower in respect of the Canadian Term Loans and each Canadian Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Canadian Lender maintained pursuant to Section 4.4(a) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Canadian Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Canadian Lender or the Canadian Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Canadian Borrower to repay (with applicable interest) the Canadian Term Loans made to the Canadian Borrower by such Canadian Lender in accordance with the terms of this Agreement.

                  (d) The Canadian Borrower agrees that, upon request to the Canadian Administrative Agent by any Canadian Lender, it will execute and deliver to such Canadian Lender a promissory note of the Canadian Borrower evidencing the Canadian Term Loans of such Canadian Lender, substantially in the form of Exhibit E with appropriate insertions as to date and principal amount (each, a "CANADIAN TERM LOAN NOTE").


                 SECTION 5. AMOUNT AND TERMS OF THE ACCEPTANCES

                  5.1 ACCEPTANCE COMMITMENTS. (a) Pursuant to the Existing Credit Agreement, the Canadian Lenders (as defined under the Existing Credit Agreement, the "EXISTING ACCEPTANCE LENDERS") have created (i) the Acceptances described on Schedule 1.1D (the "EXISTING ACCEPTANCES"), which from and after the Closing Date shall continue to be "Acceptances" hereunder and (ii) the Acceptances described on Schedule 1.1E (the "SPECIFIED ACCEPTANCES"), which will be repaid in full on the Closing Date. As of the Closing Date, The Toronto-Dominion Bank, as a Canadian Lender, shall have entered into an indemnity agreement with the Existing Acceptance Lenders with respect to amounts to be paid to the Existing Acceptance Lenders in respect of the Existing Acceptances and, as of the Closing Date, The Toronto-Dominion Bank shall be deemed to have created all of the Existing Acceptances. In the event that any Acceptances are outstanding on the date on which any Canadian Lender other than The Toronto-Dominion Bank becomes a party to this Agreement, such Canadian Lender shall enter into an indemnity agreement with The Toronto-Dominion Bank with respect to such Existing Acceptances, in form and substance satisfactory to such Canadian Lender and The Toronto-Dominion Bank.

                  (b) Subject to the terms and conditions hereof, each Canadian Lender severally agrees during the Canadian Facility Commitment Period to convert Canadian Term Loans made by such Canadian Lender to Acceptances in an aggregate face amount not to exceed the aggregate principal amount of such Canadian Term Loans; provided, that no such conversion shall occur if, (i) after giving effect to such conversion and to the repayment of any portion of maturing Acceptances not being so converted, the Total Aggregate Canadian Term Loan Outstandings would exceed the Canadian Facility Maximum Amount at such time or
(ii) prior to the maturity of such Acceptances a Canadian Facility Amortization Date will occur and, after giving effect to the reduction in the Canadian Facility Maximum Amount on such date, the Total Aggregate Canadian Term Loan Outstandings will exceed the Canadian Facility Maximum Amount. Notwithstanding the foregoing, during the period prior to completion of the Syndication of the Facilities, the Canadian Borrower will consult with the Canadian Administrative Agent with respect to any request for Acceptances, and during such period no Acceptance will be created having a maturity later than the date on which the syndication of the Facilities is expected to be completed.

                  5.2 CREATION OF ACCEPTANCES. (a) The Canadian Borrower may request the creation of Acceptances hereunder by submitting to the Canadian Administrative Agent at its office in Canada specified in Section 14.2 prior to 11:00 a.m., Toronto time, two Business Days prior to the requested Borrowing Date, (i) a request for acceptances, substantially in the form of Exhibit A-2 (each, a "REQUEST FOR ACCEPTANCES") completed in a manner and in form and substance reasonably satisfactory to the Canadian Administrative Agent and specifying, among other things, the Borrowing Date, term in months and amount of the Drafts to be accepted and discounted, and (ii) such other certificates, documents and other papers and information as the Canadian Administrative Agent may reasonably request. Upon receipt of any such Request for Acceptances, the Canadian Administrative Agent shall promptly notify each Canadian Lender of details thereof, including each Canadian Lender's share of the amount of Drafts to be accepted and discounted.

                  (b) The Canadian Borrower hereby irrevocably authorizes each Canadian Lender to draw Drafts on such Canadian Lender, in the name of and on behalf of the Canadian Borrower, and to complete such Drafts in accordance with the Requests for Acceptances submitted from time to time pursuant to Section 5.2(a). Drafts so completed and signed on behalf of the Canadian Borrower by any Canadian Lender shall bind the Canadian Borrower as fully and effectively as if so performed by an authorized officer of the Canadian Borrower. Any executed Drafts which are held by any Canadian Lender need only be held in safekeeping with the same degree of care as if they were such Canadian Lender's own property and such Canadian Lender was keeping them at the place at which they are to be held. The Canadian Borrower shall, by written notice to the Canadian Administrative Agent, designate the persons authorized to sign Requests for Acceptance. Neither the Canadian Administrative Agent nor any Canadian Lender nor any of their respective directors, officers, employees or representatives shall be liable for any action taken or omitted to be taken by any of them under this Section 5 except for its own gross negligence or willful misconduct.

                  (c) Each Request for Acceptances made by or on behalf of the Canadian Borrower hereunder shall contain a request for Acceptances denominated in Canadian Dollars and having an aggregate undiscounted face amount equal to C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof. Each Acceptance shall be dated the Borrowing Date specified in the Request for Acceptances with respect thereto and shall be stated to mature on a Business Day which is not less than one month and not more than six months after the date thereof; PROVIDED, that no Acceptance shall mature after the Canadian Facility Termination Date.

                  (d) Not later than 12:00 noon, Toronto time, on the Borrowing Date specified in the relevant Request for Acceptances, each Canadian Lender will, in accordance with such Request for Acceptances, (i) sign each Draft on behalf of the Canadian Borrower pursuant to Section 5.3(b), (ii) complete the date, amount and maturity of each Draft to be accepted, (iii) accept such Drafts and give notice to the Canadian Administrative Agent of such acceptance and (iv) upon such acceptance, purchase such Acceptances to the extent contemplated by
Section 5.3.

                  5.3 PURCHASE OF ACCEPTANCES. (a) Each Canadian Lender hereby agrees, on the terms and subject to the conditions set forth in this Agreement, to purchase Acceptances created by it on the Borrowing Date with respect thereto for the applicable Acceptance Purchase Price and to notify the Canadian Administrative Agent that such Draft has been accepted and purchased by such accepting Canadian Lender.

                  (b) In the event that the Canadian Administrative Agent receives a Request for Acceptances to be created upon conversion of Canadian Term Loans pursuant to Section 5.1, then the Canadian Borrower shall pay on the requested Borrowing Date to the Canadian Administrative Agent, for the account of the Canadian Lenders, the principal amount of the then outstanding Canadian Term Loans being so converted, and each Canadian Lender shall accept and purchase the Canadian Borrower's Drafts having an aggregate face amount not greater than the principal amount of the Canadian Term Loans of such Canadian Lender which are then being converted (it being understood and agreed that for the purposes of this Section 5.3(b), such payment by the Canadian Borrower of such outstanding Canadian Term Loans may be in part from the Acceptance Purchase Price of such Drafts); PROVIDED that, following the occurrence and during the continuance of a Default or an Event of Default, no Acceptances may be created.

                  (c) Acceptances purchased by any Canadian Lender may be held by it for its own account until maturity or sold by it at any time prior thereto in the relevant market therefor in Canada in such Canadian Lender's sole discretion.

                  5.4 STAMPING FEES. On the Borrowing Date with respect to each Acceptance, the Canadian Borrower shall pay to the Canadian Administrative
Agent, for the account of the Canadian Lenders, a stamping fee on the undiscounted face amount of such Acceptance, computed at the rate per annum in effect on such Borrowing Date (determined in accordance with the Pricing Grid) for the period from and including the Borrowing Date with respect to such Acceptance to but not including the maturity of such Acceptance. On the Closing Date, in consideration of the obligations undertaken by The Toronto-Dominion Bank pursuant to the indemnity agreement entered into pursuant to the second sentence of Section 5.1(a), the Canadian Borrower agrees to pay to The Toronto-Dominion Bank an amount in respect of each Existing Acceptance equal to
(i) the amount of stamping fee that would have been payable under this Section in respect of such Existing Acceptance if such Existing Acceptance had been created on the Closing Date with the maturity date set forth in such Existing Acceptance LESS (ii) the amount received or to be received by The Toronto-Dominion Bank from the relevant Existing Acceptance Lender in respect of such Existing Acceptance pursuant to the provisions of such indemnity agreement.

                  5.5 ACCEPTANCE REIMBURSEMENT OBLIGATIONS. (a) The Canadian Borrower hereby unconditionally agrees to pay to the Canadian Administrative Agent for the account of each Canadian Lender, on the maturity date (whether at stated maturity, by acceleration or otherwise) for each Acceptance created by such Canadian Lender, the aggregate undiscounted face amount of each such then-maturing Acceptance. Without limiting the generality of the foregoing, the Canadian Borrower hereby unconditionally agrees to pay to the Canadian Administrative Agent for the account of The Toronto-Dominion Bank (and each other Canadian Lender which has an interest therein pursuant to an indemnity agreement entered into pursuant to the last sentence of Section 5.1(a)) on the maturity date (whether at stated maturity, by acceleration or otherwise) for each Existing Acceptance, the aggregate undiscounted face amount of each such then-maturing Existing Acceptance.

                  (b) The obligation of the Canadian Borrower to reimburse the Canadian Lenders for then-maturing Acceptances may be satisfied by the Canadian Borrower by:

                      (i) paying to the Canadian Administrative Agent, for the account of the Canadian Lenders, an amount in Canadian Dollars and in immediately available funds equal to the aggregate undiscounted face amount of all Acceptances which are then maturing by 12:00 noon, Toronto time, on such maturity date; PROVIDED that the Canadian Borrower shall have given not less than two Business Days' prior notice to the Canadian Administrative Agent (which shall promptly notify each Canadian Lender thereof) of its intent to reimburse the Canadian Lenders in the manner contemplated by this clause (i); or

                     (ii) having new Drafts accepted and purchased by the Canadian Lenders in the manner contemplated by Sections 5.2 and 5.3 in substitution for the then-maturing Acceptances; PROVIDED that (A) the Canadian Borrower shall have delivered to the Canadian Administrative Agent (which shall promptly provide a copy thereof to each Canadian Lender) a duly completed Request for Acceptances not later than 11:00 a.m., Toronto time, two Business Days prior to such maturity date, together with the documents, instruments, certificates and other papers and information contemplated by Sections 5.2(a)(ii) and 5.2(a)(iii),
         (B) each Canadian Lender shall retain the Acceptance Purchase Price for the Acceptance created by it and apply such Acceptance Purchase Price to the Acceptance Reimbursement Obligations of the Canadian Borrower in respect of the maturing Acceptance created by such Canadian Lender, (C) when the Acceptance Purchase Price so retained by such Canadian Lender is less than the undiscounted face amount of the then-maturing Acceptance, the Canadian Borrower shall have made arrangements reasonably satisfactory to such Canadian Lender for payment of such deficiency, (D) if any Default or Event of Default has occurred and is then continuing, the Request for Acceptances shall be deemed to be a request to convert such then-maturing Acceptances into Canadian Term Loans in an aggregate amount equal to the undiscounted face amount of the Acceptances requested, (E) no such Acceptance shall be created if, after giving effect thereto, the Aggregate Canadian Term Loan Outstandings would exceed the Canadian Facility Maximum Amount and (F) the Canadian Borrower shall request Acceptances in amounts and with maturity dates such that the Aggregate Canadian Term Loan Outstandings can be reduced to an amount not greater than the Canadian Facility Maximum Amount on each Canadian Facility Amortization Date; or

                    (iii) to the extent that the Canadian Borrower has not given to the Canadian  Administrative  Agent a notice  contemplated by clause
         (i) or (ii) above, then the Canadian Borrower shall be deemed to have requested a conversion pursuant to Section 4.1(b) of such then-maturing Acceptances into Canadian Term Loans in an aggregate principal amount equal to the undiscounted face amount of such then-maturing Acceptances. The Borrowing Date with respect to such conversion shall be the maturity date for such Acceptances. Except to the extent that any of the events contemplated by clause (i) or (ii) of paragraph (f) of Section 11 with respect to the Canadian Borrower has occurred and is then continuing (in which case the Canadian Borrower shall be obligated to pay to each Canadian Lender the undiscounted face amount of the Acceptances created by such Canadian Lender which are then maturing), each Canadian Lender shall convert the then-maturing Acceptances into Canadian Term Loans as contemplated by this Section 5.5(b)(iii) regardless of whether the conditions precedent to borrowing set forth in this Agreement are then satisfied. The proceeds of any Canadian Term Loans made pursuant to this Section 5.5(b)(iii) shall be retained by the Canadian Lenders and applied by them to the Acceptance Reimbursement Obligations of the Canadian Borrower in respect of the then-maturing Acceptances.

                  (c) In no event shall the Canadian Borrower claim from any Canadian Lender any grace period with respect to the payment at maturity of any Acceptances created by such Canadian Lender pursuant to this Agreement.

                  5.6 ACCEPTANCES TO BE ALLOCATED IN ORDER TO BE CREATED RATABLY. The Canadian Borrower hereby agrees that each Request for Acceptances, reimbursement of Acceptances and conversion of Canadian Term Loans to Acceptances shall be made in a manner so that any such Request for Acceptances, reimbursement or conversion shall apply ratably to all Canadian Lenders in accordance with their respective Canadian Term Loan Commitment Percentages. In the event that the aggregate undiscounted face amount of Acceptances requested by the Canadian Borrower to be created by all Canadian Lenders hereunder pursuant to any Request for Acceptances is an amount which, if divided ratably among the Canadian Lenders in accordance with their respective Canadian Term Loan Commitment Percentages, would not result in each Canadian Lender accepting a Draft which has an undiscounted face amount equal to C$100,000 or a whole multiple of C$100,000 in excess thereof, then the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Lenders to allocate among the Canadian Lenders the Acceptances to be issued in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Lender is required to accept a Draft for a fraction of $100,000 and, in such event, the Canadian Lenders' ratable share with respect to such Acceptances shall be adjusted accordingly.

                  5.7 SPECIAL PROVISIONS RELATING TO ACCEPTANCE NOTES. (a) The Canadian Borrower and each Canadian Lender hereby acknowledge and agree that from time to time certain Canadian Lenders may not be authorized to or may, as a matter of market availability, elect not to accept Drafts, and the Canadian Borrower and each Canadian Lender agree that any such Canadian Lender may purchase Acceptance Notes of the Canadian Borrower in accordance with the provisions of Section 5.7(b) in lieu of creating Acceptances for its account.

                  (b) In the event that any Canadian Lender described in Section 5.7(a) above is unable to, or elects as a matter of market availability not to, create Acceptances hereunder, such Canadian Lender shall not create Acceptances hereunder, but rather, if the Canadian Borrower requests the creation of such Acceptances, the Canadian Borrower shall deliver to such Canadian Lender non-interest bearing promissory notes (each, an "ACCEPTANCE NOTE") of the Canadian

Borrower, substantially in the form of Exhibit G, having the same maturity as the Acceptances to be created and in an aggregate principal amount equal to the undiscounted face amount of such Acceptances. Each such Canadian Lender hereby agrees to purchase Acceptance Notes from the Canadian Borrower at a purchase price equal to the Acceptance Purchase Price which would have been applicable if a Draft in the same aggregate face amount as the principal amount of its Acceptance Notes had been accepted by it (less any stamping fee which would have been paid pursuant to Section 5.4 if such Lender had created an Acceptance) and such Acceptance Notes shall be governed by the provisions of this Section 5 as if they were Acceptances.


              SECTION 6. GENERAL PROVISIONS APPLICABLE TO LOANS AND
                         LETTERS OF CREDIT

                  6.1 COMMITMENT FEES, ETC. (a) The Company agrees to pay to the General Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each February, May, August and November and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Company agrees to pay to the General Administrative Agent for the account of each of the U.S. Term Loan Lenders a commitment fee for the period from and including the Closing Date to the last day of U.S. Term Loan Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the unutilized U.S. Term Loan Commitments of such Lender during such period, payable quarterly in arrears on the last day of each February, May, August and November and on the last day of the U.S. Term Loan Commitment Period, commencing on the first of such dates to occur after the date hereof.

                  (c) The Company agrees to pay to the General Administrative Agent and the Arranger the fees in the amounts and on the dates previously agreed to in writing by the Company and the General Administrative Agent and the Arranger.

                  6.2 OPTIONAL  PREPAYMENTS.  (a) Subject to the  provisions  of
Section 6.3(i), the Company may at any time and from time to time prepay the U.S. Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the General Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans or Base Rate Loans, PROVIDED, that if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall also pay any amounts owing pursuant to Section 6.13. Upon receipt of any such notice, the General Administrative Agent shall promptly notify each relevant U.S. Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 6.13 and, except in the case of Revolving

Credit Loans that are Base Rate Loans, accrued interest to such date on the amount prepaid. Amounts prepaid on account of the U.S. Term Loans may not be reborrowed. Partial prepayments of U.S. Loans shall be in an aggregate principal amount of not less than $5,000,000 and whole multiples of $1,000,000 in excess thereof.

                  (b) Subject to Section 6.3(i), the amount of each optional prepayment of the U.S. Term Loans under any Facility shall be applied to reduce the then remaining installments of the U.S. Term Loans under such Facility, PRO RATA based upon the then remaining number of installments thereof, after giving effect to all prior reductions thereto (I.E., each then remaining installment of the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, shall be reduced by an amount equal to the aggregate amount to be applied to the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term
Loans, as the case may be, divided by the number of the then remaining installments for such Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans); PROVIDED, that if the amount to be so applied to any installment would exceed the then remaining amount of such installment, then an amount equal to such excess shall be applied to the next succeeding installment after giving effect to all prior reductions thereto (including the amount of prepayments theretofore allocated pursuant to the preceding portion of this sentence).

                  (c) The Canadian Borrower may at any time and from time to time prepay the Canadian Term Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Canadian Administrative Agent, specifying the date and amount of prepayment. Upon receipt of any such notice, the Canadian Administrative Agent shall promptly notify the General Administrative Agent and each Canadian Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Canadian Term Loans may not be reborrowed except as provided in Section 5. Partial prepayments of Canadian Term Loans shall be in an aggregate principal amount of not less than C$5,000,000 and whole multiples of C$1,000,000 in excess thereof.

                  (d) The amount of each optional prepayment of the Canadian Term Loans shall be applied to reduce the then remaining installments of the Canadian Term Loans PRO RATA based upon the then remaining number of installments thereof, after giving effect to all prior reductions thereto (I.E., each then remaining installment of the Canadian Term Loans shall be reduced by an amount equal to the aggregate amount to be applied to the Canadian Term Loans divided by the number of the then remaining installments for such Canadian Term Loans); PROVIDED, that if the amount to be so applied to any installment would exceed the then remaining amount of such installment, then an amount equal to such excess shall be applied to the next succeeding installment after giving effect to all prior reductions thereto (including the amount of prepayments theretofore allocated pursuant to the preceding portion of this sentence).

                  6.3 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) If after the Closing Date any Capital Stock shall be sold or issued by Holdings, the Company or any of its Subsidiaries (including, without limitation, any sales pursuant to the exercise of warrants, but excluding (i) any issuance of common stock in payment of interest under the Seller Note, (ii) any Permitted Employee Stock Issuances, to the extent the proceeds of such Permitted Employee Stock Issuances are contributed by Holdings to the Company and (iii) the issuance of common stock of Holdings as a part of the consideration for the Exchange Offer and the Merger), an amount equal to 50% of the Net Cash Proceeds thereof shall be applied within three Business Days after the date of receipt of such Net Cash Proceeds toward the prepayment of the Term Loans and Acceptances and the reduction of the Revolving Credit Commitments as set forth in Section 6.3(e).

                  (b) If after the Closing Date any Indebtedness shall be issued or incurred by Holdings, the Company or any of its Subsidiaries (excluding any Indebtedness (other than Indebtedness evidenced by High Yield Notes) incurred in accordance with Section 10.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within three Business Days after the date of such issuance or incurrence toward the prepayment of the Term Loans and the Acceptances and the reduction of the Revolving Credit Commitments (or, if required by Section 6.3(e), reduction of the Tranche B-1 Term Loan Commitments and the Tranche C-1 Term Loan Commitments) as set forth in Section 6.3(e).

                  (c) If after the Closing Date the Company or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries) shall receive Net Cash Proceeds from any Asset Sale (including, without limitation, any Net Cash Proceeds from any Dispositions permitted by clauses (e) and (f) of
Section 10.6 to the extent such proceeds exceed $225,000,000 in the aggregate) or Recovery Event, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the U.S. Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 6.3(f). If after the Closing Date the Canadian Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Total Aggregate Canadian Term Loan Outstandings and the permanent reduction of the Canadian Facility Maximum Amount as set forth in
Section 6.3(g). Notwithstanding the foregoing, (i) no such prepayment or reduction shall be required in respect of Asset Sales for which the Net Cash Proceeds in any fiscal year aggregate up to (but do not exceed) $5,000,000 (in the aggregate for the Company and its Subsidiaries, including the Canadian Borrower and its Subsidiaries) and (ii) no such prepayment or reduction shall be required in respect of any Asset Sales or any Recovery Event if the Company delivers a Reinvestment Notice in respect of each such Asset Sale and Recovery Event; PROVIDED, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayments and reductions required by Section 6.3(f) or 6.3(g), as applicable; and PROVIDED, FURTHER, that no Reinvestment Notice shall be required in respect of Asset Sales for which no prepayment is required pursuant to the foregoing clause (i) of this sentence.

                  (d) If, for any fiscal year of Holdings commencing with the fiscal year ending August 31, 1999, Holdings shall have Excess Cash Flow
(calculated without taking into account the Canadian Borrower and its Subsidiaries), the Company shall, on the relevant Excess Cash Flow Application Date, apply 75% of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 6.3(f). If, for any fiscal year of the Canadian Borrower commencing with the fiscal year ending August 31, 1999, the Canadian Borrower shall have Excess Cash Flow, the Canadian Borrower shall, on the relevant Excess Cash Flow Application Date, apply 75% of such Excess Cash Flow toward the prepayment of the Total Aggregate Canadian Term Loan Outstandings and the permanent reduction of the Canadian Facility Maximum Amount as set forth in Section 6.3(g). Each such prepayment and reduction shall be made on a date (an "EXCESS CASH FLOW APPLICATION DATE") no later than five days after the earlier of (i) the date on which the financial statements of Holdings referred to in Section 9.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered. Notwithstanding the foregoing, if for any fiscal year the Excess Cash Flow of one of the Canadian Borrower or Holdings (calculated without taking into account the Canadian Borrower and its Subsidiaries), as the case may be, is a negative number, and the Excess Cash Flow of the other such Person is a positive number, the amount of the prepayment and reduction required by this
Section 6.3(d) in respect of the Company (if Holdings is the Person having positive Excess Cash Flow) or the Canadian Borrower (if the Canadian Borrower is the Person having positive Excess Cash Flow) for such fiscal year shall be reduced by the amount of the negative Excess Cash Flow of the other such Person for such fiscal year.

                  (e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 6.3(a) or 6.3(b) shall be applied, FIRST, to the prepayment of the U.S. Term Loans and Total Aggregate Canadian Term Loan Outstandings, ratably in accordance with the outstanding amount of each Facility and, SECOND, to reduce permanently the Revolving Credit Commitments. Notwithstanding the preceding sentence, any prepayment made pursuant to Section 6.3(b) with the Net Cash Proceeds of the High Yield Offering shall be applied, FIRST, to prepay the Tranche B-1 Term Loans and the Tranche C-1 Term Loans, ratably in accordance with the outstanding amounts thereof (or, if the High Yield Offering is consummated prior to the Merger Date, such amount shall be applied to permanently reduce the Tranche B-1 Term Loan Commitments and the Tranche C-1 Term Loan Commitments) and, SECOND, in accordance with the preceding sentence. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the aggregate Revolving Credit Commitments as so reduced, PROVIDED that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Company shall not be required to reduce any outstanding Letters of Credit. The application of any such prepayment of U.S. Term Loans shall be made first to Base Rate Loans and second to LIBOR Loans. The application of any such prepayment to Total Aggregate Canadian Term Loan Outstandings shall be made first to Canadian Term Loans and second (but only on the maturity date thereof) to Acceptances. Each such prepayment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (f) Amounts to be applied in connection with prepayments and reductions made pursuant to Section 6.2(c), the first sentence of Section 6.3(c) or the first sentence of Section 6.3(d) shall be applied, FIRST, to the prepayment of the U.S. Term Loans, ratably in accordance with the respective outstanding amounts of the Facilities, and, SECOND, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the aggregate Revolving Credit Commitments as so reduced, PROVIDED that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Company shall not be required to reduce any outstanding Letters of Credit. The application of any such prepayment of U.S. Term Loans shall be made first to Base Rate Loans and second to LIBOR Loans. Each such prepayment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (g) Amounts to be applied in connection with prepayments and reductions made pursuant to Section 6.2(c), the second sentence of Section 6.3(c) or the second sentence of Section 6.3(d) shall be applied to the reduction of the Total Aggregate Canadian Term Loan Outstandings and the simultaneous and automatic reduction in an equal amount of the Canadian Facility Maximum Amount. The application of any such prepayment to Total Aggregate Canadian Term Loan Outstandings shall be made first to Canadian Term Loans and second (but only on the maturity date thereof) to Acceptances. Each such prepayment of the Canadian Term Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (h) The amount of each prepayment of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Canadian Term Loans, as the case may be, required pursuant to this Section 6.3 shall be applied to reduce the then remaining installments of the Term Loans under the relevant Facility, PRO RATA based upon the then remaining outstanding principal amount of such installments.

                  (i) Notwithstanding anything in Section 6.2(a), Section 6.3(e) or Section 6.3(f) to the contrary and provided that there are Tranche A Term Loans and/or Total Aggregate Canadian Term Loan Outstandings then outstanding, with respect to the amount of any optional prepayment described in Section 6.2(a) or mandatory prepayment described in Section 6.3 that is allocated to the Tranche B Term Loans or Tranche C Term Loans (such amounts, the "TRANCHE B PREPAYMENT AMOUNT" and the "TRANCHE C PREPAYMENT AMOUNT", respectively), the Company will, in lieu of applying such amount to the prepayment of Tranche B Term Loans and Tranche C Term Loans, respectively, as provided in Section 6.2(a) or Section 6.3(e) or (f), as the case may be, on the date specified in Section 6.2(a) or Section 6.3, as the case may be, for such prepayment, give the General Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the General Administrative Agent prepare and provide to each Tranche B Lender and Tranche C Lender a notice (each, a "PREPAYMENT OPTION NOTICE") as described below. As promptly as practicable after receiving such notice from the Company, the General Administrative

Agent will send to each Tranche B Lender and Tranche C Lender a notice (a "PREPAYMENT OPTION NOTICE"), which shall be in the form of Exhibit H, and shall include an offer by the Company to prepay on the date (each a "PROPOSED PREPAYMENT DATE") that is 15 days after the date of the Prepayment Option Notice, the Tranche B Term Loans or Tranche C Term Loans, as the case may be, of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount or Tranche C Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be. On the Proposed Prepayment Date, (A) the Company shall pay to the General Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding Tranche B Term Loans or Tranche C Term Loans, as the case may be, in respect of which Tranche B Lenders and Tranche C Lenders have accepted prepayment as described above (such Lenders, the "ACCEPTING LENDERS"), and such amount shall be applied to reduce the Tranche B Prepayment Amount and Tranche C Prepayment Amount, as applicable, with respect to each Accepting Lender and (B) the Company shall pay to the General Administrative Agent an amount equal to 100% of the portion of the Tranche B Prepayment Amount and Tranche C Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied (i) in the case of optional prepayments pursuant to Section 6.2, to prepay the Tranche A Term Loans and (ii) in the case of mandatory prepayments, to the other Facilities required to be prepaid pursuant to Section 6.3(e) or Section 6.3(f), as the case may be, ratably in accordance with the outstanding amounts thereof.

                  6.4 CONVERSION AND CONTINUATION OPTIONS. (a) The Company may elect from time to time to convert LIBOR Loans to Base Rate Loans, by giving the General Administrative Agent at least two Business Days' prior irrevocable notice of such election; PROVIDED that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to LIBOR Loans by giving the General Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the General Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein, PROVIDED that (i) no Base Rate Loan under a particular Facility may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the General Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion that such a conversion is not appropriate and (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the final maturity date of such Facility.

                  (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the General Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no LIBOR Loan under a particular Facility may be continued as such
(i) when any Event of Default has occurred and is continuing and the General Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion that such a continuation is not appropriate or (ii) after the date that is one month prior to the final maturity date of such Facility and PROVIDED, FURTHER, that if the Company shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the General Administrative Agent shall promptly notify each relevant Lender thereof.

                  6.5 MINIMUM AMOUNTS OF TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  6.6 INTEREST RATES AND PAYMENT DATES. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) Each Canadian Term Loan shall bear interest at a rate per annum equal to the Canadian Dollar Prime Rate plus the Applicable Margin.

                  (d) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any Reimbursement Obligation or Acceptance Reimbursement Obligation or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration  or  otherwise),  the  principal  of the Loans,  the  Reimbursement
Obligations or Acceptance Reimbursement Obligation and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (w) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection PLUS 2% or, if higher, (x) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility PLUS 2%, (y) in the case of Acceptance Reimbursement Obligations, the rate applicable to Revolving Credit Loans that are LIBOR Loans PLUS 2% or (z) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection (paragraph (c) in the case of interest on Canadian Term Loans) PLUS 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (d) of this
Section 6.6 shall be payable from time to time on demand.

                  6.7 COMPUTATION OF INTEREST AND FEES. (a) Commitment fees, Acceptance stamping fees and, whenever it is calculated on the basis of the Prime Rate or the Canadian Dollar Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and letter of credit commissions and fronting fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The General Administrative Agent shall as soon as practicable notify the Company and the U.S. Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate, the Canadian Dollar Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The General Administrative Agent shall as soon as practicable notify the Company and the U.S. Lenders of the effective date and the amount of each such change in the Base Rate. For purposes of the Interest Act (Canada), whenever any interest under this Agreement is calculated using an annual rate based on a period which is less than the actual number of days in a year (the "LESSER PERIOD"), such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on such Lesser Period, (ii) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable ends, and (iii) divided by the number of days in such Lesser Period. The rates of interest specified in this Agreement are nominal rates and all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.

                  (b) Each determination of an interest rate by the General Administrative Agent or the Canadian Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

                  (c) If any Canadian Reference Lender shall for any reason no longer have a Canadian Loan Commitment or any Canadian Term Loans, such Canadian Reference Lender shall thereupon cease to be a Canadian Reference Lender, and if, as a result, there shall only be one Schedule 1 Canadian Reference Lender or
Schedule 2 Canadian Reference Lender (as the case may be) remaining, the Canadian Administrative Agent (after consultation with the Canadian Borrower and the Schedule 1 Canadian Lender or the Schedule 2 Canadian Lender, as applicable) shall, by notice to the Canadian Borrower and the Canadian Lenders, designate another Schedule 1 Canadian Lender or Schedule 2 Canadian Lender, as applicable, as a Schedule 1 Canadian Reference Lender or a Schedule 2 Canadian Reference Lender, as applicable, so that there shall at all times be at least two Schedule 1 Canadian Reference Lenders and two Schedule 2 Canadian Reference Lenders.

                  (d) Each Canadian Reference Lender shall use its best efforts to furnish quotations of rates to the Canadian Administrative Agent as contemplated hereby. If any of the Canadian Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Canadian Administrative Agent upon its request, the rate of interest shall, subject to the provisions of
Section 6.8, be determined on the basis of the quotations of the remaining Canadian Reference Lenders or Reference Lender.

                  6.8 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:


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


                  (a) the General Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

                  (b) the General Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the General Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the relevant U.S. Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (z) any outstanding LIBOR Loans under the relevant Facility shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the General Administrative Agent, no further LIBOR Loans under the relevant Facility shall be made or continued as such, nor shall the Company have the right to convert Loans under the relevant Facility to LIBOR Loans.

                  6.9 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Company from the Lenders hereunder shall be made PRO RATA according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages, Tranche C Term Loan Percentages, Canadian Term Loan Commitment Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders; PROVIDED, that, pursuant to the second sentence of Section 5.6, Acceptances may be created in non-PRO RATA amounts if required to permit rounding to whole multiples of C$100,000. Each borrowing of the U.S. Term Loans shall be made FIRST under the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments, PRO RATA in accordance with the aggregate amounts of the Tranche B Term Loan Commitments and Tranche C Term Loan Commitments of the respective Lenders (PROVIDED, that until all Tranche B Term Loan Commitments and Tranche C Term Loan Commitments other than the Tranche B-1 Term Loan Commitments and the Tranche C-1 Term Loan Commitments have been fully drawn, such PRO RATA calculations shall be made without regard to the Tranche B-1 Term Loan Commitments and Tranche C-1 Term Loan Commitments of the Lenders) and, SECOND, after the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitment have been utilized in full, under the Tranche A Term Loan Commitments PRO RATA in accordance with the amounts of the Tranche A Term Loan Commitments of the respective Lenders. Each payment by the Company on account of any commitment fee and letter of credit commission and any reduction of the Revolving Credit Commitments shall be made PRO RATA according to the respective Revolving Credit Percentages of the Lenders. Each payment (other than any prepayment pursuant to Section 6.2 or 6.3) shall be applied to the Facilities ratably in accordance with the respective amounts due and owing under the Facilities.


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


                  (b) Each payment (including each prepayment) by the Company on account of principal of and interest on the U.S. Term Loans under any Facility shall be made pro rata according to the respective outstanding principal amounts of the U.S. Term Loans under such Facility then held by the U.S. Term Loan Lenders.

                  (c) Each payment (including each prepayment) by the Canadian Borrower on account of principal of and interest on the Canadian Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Canadian Term Loans then held by the Canadian Lenders. Each payment in respect of Acceptance Reimbursement Obligations shall be made PRO RATA according to the respective amounts of Acceptance Reimbursement Obligations then due and owing to the Canadian Lenders.

                  (d) Each payment (including each prepayment) by the Company on account of principal of and interest on the Revolving Credit Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

                  (e) All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees or otherwise (other than payments under Section 13 in respect of the Canadian Borrower Obligations and the Canadian Operating Facility Obligations), shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the General Administrative Agent, for the account of the Lenders, at the General Administrative Agent's office specified in Section 14.2, in Dollars and in immediately available funds. The General Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment by the Company hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (f) All payments (including prepayments) to be made by the Canadian Borrower hereunder (or by the Company under Section 13 in respect of the Canadian Borrower Obligations and the Canadian Operating Facility Obligations), whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Toronto time, on the due date thereof to the Canadian Administrative Agent, for the account of the Lenders, at the Canadian Administrative Agent's office specified in Section 14.2, in Canadian Dollars and in immediately available funds. The Canadian Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any


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


payment by the Canadian Borrower hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

                  (g) Unless the applicable Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make available to such Administrative Agent the amount that would constitute its share of the Loans or Acceptance Purchase Price to be disbursed to a Borrower on such Borrowing Date, such Administrative Agent may assume that such Lender is making such amount available to such Administrative Agent, and such Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to such Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to such Administrative Agent, on demand, such amount with interest thereon at a rate equal to (i) in the case of amounts to be made available in U.S. Dollars, the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the General Administrative Agent and (ii) in the case of amounts to be made available in Canadian Dollars, the Canadian Administrative Agent's reasonable estimate of its average daily cost of funds. A certificate of the General Administrative Agent or the Canadian Administrative Agent, as the case may be, submitted to any Lender with respect to any amounts owing under this Section 6.9(g) shall be conclusive in the absence of manifest error. If such Lender's share of such amount is not made available to such Administrative Agent by such Lender within three Business Days of such Borrowing Date, such Administrative Agent shall also be entitled to recover such amount from the relevant Borrower on demand with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility (in the case of amounts to be made available in U.S. Dollars), or Canadian Term Loans (in the case of amounts to be made available in Canadian Dollars).

                  6.10 ILLEGALITY. (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (i) the commitment of such U.S. Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be cancelled and (ii) such U.S. Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to Section 6.13.

                  (b) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Canadian Lender to create or maintain Acceptances as contemplated by this Agreement, (i) the commitment of such Canadian Lender hereunder to accept Drafts, purchase Acceptances, continue Acceptances as such and convert Canadian Term Loans to Acceptances shall forthwith


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


be cancelled until such time as it shall no longer be unlawful for such Canadian Lender to create or maintain Acceptances and (ii) such Canadian Lender's then outstanding Acceptances, if any, shall be converted automatically to Canadian Term Loans on the respective maturities thereof or within such earlier period as may be required by law.

                  6.11 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law, but with which similarly-situated entities generally comply) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 6.12 and changes in the rate of tax on the overall net income of such Lender);

                       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate; or

                      (iii) shall impose on such Lender any other condition, the cost of which is not otherwise included in the determination of the LIBOR Rate;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or Acceptances or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, but with which similarly-situated entities generally comply) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the applicable Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.


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


                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the applicable Borrower (with a copy to the General Administrative Agent and, if applicable, the Canadian Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to such Borrower (with a copy to the General Administrative Agent and, if applicable, the Canadian Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans, the Acceptance Reimbursement Obligations, the Acceptance Notes and all other amounts payable hereunder.

                  6.12 TAXES. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on either Administrative Agent or any Lender as a result of a present or former connection between such Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to such Administrative Agent, or any Lender hereunder or under any Note, the amounts so payable to such Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Company shall not be required to increase any such amounts payable to any U.S. Lender if such U.S. Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the applicable Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the applicable Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify such Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by either Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans, the Acceptance Reimbursement Obligations, the Acceptance Notes and all other amounts payable hereunder.


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


                  (b) Each U.S. Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) in the case of a Lender other than a Lender described in subsection 6.12(b)(ii);

                  (A) deliver to the Company and the General Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (B) deliver to the Company and the General Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                  (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the General Administrative Agent; and

                  (D) file amendments to such forms as and when required; and

                  (ii)  in the  case of a  Lender  that  is not a  "bank"  under
Section 881(c)(3)(A) of the Code and that is legally unable to comply with the requirements of subsection 6.11(b)(i);

                  (A) at least five Business Days before the date of the initial payment to be made by the Company under this Agreement to such Lender, deliver to the Company and the General Administrative Agent (I) a statement that such Lender (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form; and

                  (B) deliver to the Company and the General Administrative Agent two further properly completed and duly executed copies of said Form W-8, or any successor applicable form at least five Business Days on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company or upon the request of the Company or the General Administrative Agent; and

                  (C) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Company and the General Administrative Agent; and

                  (D) file amendments to such forms as and when required;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the General Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 14.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  6.13 INDEMNITY. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) OVER (ii) the amount of interest (as reasonably determined by such U.S. Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  6.14 CHANGE OF LENDING  OFFICE.  Each Lender agrees that if it makes any demand for payment under Section 6.11 or 6.12(a), or if any adoption or change of the type described in Section 6.10 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under Section 6.11 or 6.12(a), or would eliminate or reduce the effect of any adoption or change described in Section 6.10; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section 6.14 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 6.11 or 6.12(a).


                   SECTION 7. REPRESENTATIONS AND WARRANTIES.

                  To induce the Administrative Agents and the Lenders to enter into this Agreement and to make the Loans and the other extensions of credit hereunder, each of the Company and the Canadian Borrower (to the extent applicable to the Canadian Borrower) hereby represents and warrants to each Administrative Agent and each Lender that:

                  7.1 FINANCIAL CONDITION. (a) The unaudited PRO FORMA combined balance sheet of Holdings and its consolidated Subsidiaries as at November 30, 1997 (including the notes thereto) (the "PRO FORMA BALANCE Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Exchange Offer and the Merger, (ii) the Loans to be made on or prior to the Merger Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the Exchange Offer and Merger. The Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly on a PRO FORMA basis the estimated combined financial position of Holdings and its consolidated Subsidiaries as at the Closing Date, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) To the best of the Company's knowledge, the audited consolidated balance sheet of Safety-Kleen as of December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Arthur Andersen, present fairly the consolidated financial condition of Safety-Kleen as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. To the best of the Company's knowledge, all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the relevant firm of accountants and disclosed therein). To the best of the Company's knowledge, the balance sheet referred to above reflects any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or


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                  long-term  commitments,  including,  without  limitation,  any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheets. During the period from December 31, 1996 to and including the date hereof there has been no Disposition by Safety-Kleen or any of its Subsidiaries of any material part of its business or property.

                  (c) The audited consolidated balance sheet of Holdings as at August 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Coopers & Lybrand, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the relevant firm of accountants and disclosed therein). The balance sheet referred to above reflects any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheets. During the period from August 31, 1997 to and including the date hereof there has been no Disposition by Holdings or any of its Subsidiaries of any material part of its business or property other than the sale by the Company of ECDC Environmental, L.C.

                  7.2 NO CHANGE. Since August 31, 1997 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the representation in the preceding sentence, since December 31, 1996 there has been no development or event which, to the best knowledge of the Company, has had or could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of Safety-Kleen and its Subsidiaries taken as a whole.

                  7.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or


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                  other act by or in respect of, any  Governmental  Authority or any other Person is required in connection with (i) the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents or (ii) the consummation of the Exchange Offer or the Merger, except approval of the Merger by the Safety-Kleen shareholders. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party which is a party thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Loan Party which is a party thereto enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  7.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents).

                  7.6 NO MATERIAL LITIGATION. (a) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby (other than as set forth on Schedule
7.6 relating to the Exchange Offer, none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect), or
(ii) which could reasonably be expected to have a Material Adverse Effect.

                  (b) Without limiting the representation made in paragraph (a) of this Section 7.6, to the best knowledge of the Company, except as described in the Exchange Offer Documents, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened against Safety-Kleen or any of its Subsidiaries or against any of its or their respective properties or revenues which could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of Safety-Kleen and its Subsidiaries taken as a whole.

                  7.7 NO DEFAULT. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual
Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.


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                  7.8 OWNERSHIP OF PROPERTY;  LIENS. Each of the Company and its
Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 10.3.

                  7.9 INTELLECTUAL PROPERTY. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY"). Except as set forth in Schedule 7.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. An adverse determination of any or all of the matters set forth on Schedule 7.9 could not reasonably be expected to have a Material Adverse Effect.

                  7.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  7.11 TAXES. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

                  7.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used in violation of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  7.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date


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


                  on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither of the Borrowers nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrowers or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $2,000,000.

                  7.14 CANADIAN BENEFIT AND PENSION PLANS. The Canadian Pension Plans are duly registered under the provisions of the ITA and any other Requirements of Law and no event has occurred which is reasonably likely to cause the loss of such registered status. The Canadian Pension Plans and the Canadian Benefits Plans have been administered in accordance with the ITA and all other Requirements of Law. All material obligations of each of the Canadian Borrower or any Subsidiary thereof (including fiduciary and funding obligations) required to be performed in connection with the Canadian Pension Plans have been performed. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. As of the most current evaluation date, each of the Canadian Pension Plans and the Canadian Benefit Plans is fully funded and there exist no going concern unfunded actuarial liabilities or solvency deficiencies in respect of such plans.

                  7.15 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  7.16 SUBSIDIARIES. Schedule 7.16 sets forth a complete list of all the Subsidiaries of the Company on the Closing Date after giving effect to the consummation of the Exchange Offer.

                  7.17 PURPOSE OF LOANS. The proceeds of the Loans and Acceptances shall be used (i) to finance a portion of the Safety-Kleen Acquisition and the fees and expenses associated therewith, (ii) to purchase stock appreciation rights from employees and directors of Safety-Kleen pursuant to Safety-Kleen's existing stock option/purchase plans in an amount not to exceed $46,000,000, (iii) to repay certain Indebtedness of the Borrowers outstanding on the Closing Date, including all amounts outstanding under the Existing Credit Agreement and (iv) on the Merger Date, to repay certain Indebtedness of Safety-Kleen required to be repaid in connection


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                  with the Merger.  The  proceeds  of the Loans and  Acceptances also shall be used to finance the ongoing working capital needs of the Borrowers and their Subsidiaries in the ordinary course of business, capital expenditures and acquisitions permitted by Section 10.8.

                  7.18  ENVIRONMENTAL MATTERS

         Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:
                  (a) The Company and each of its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and
         (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property now or formerly owned, leased or operated by the Company or any of its Subsidiaries or at any other location, which could reasonably be expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law, (ii) interfere with the continued operations of the Company or any of its Subsidiaries, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of the Company or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

                  (d) Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601 ET seq., or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.


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


                  (f) Neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

                  7.19 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of such Loan Party to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. The Company has provided to the General Administrative Agent a true and complete copy of the Exchange Offer Documents and the Merger Agreement (including all exhibits and schedules thereto and financial statements referred to therein). As of the date hereof, the representations and warranties contained in the Merger Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  7.20 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the General Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the General Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person other than as permitted by the Guarantee and Collateral Agreement.


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


                  (b) The Acquisition Corp. Pledge Agreement is effective to create in favor of the General Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When the actions described in Section 3(a) or 3(b), as the case may be, of the Acquisition Corp. Pledge Agreement have been taken, the Acquisition Corp. Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Acquisition Corp. Pledge Agreement), in each case prior and superior in right to any other Person other than as permitted by the Acquisition Corp. Pledge Agreement.

                  (c) Each of the Canadian Collateral Documents is effective to create in favor of the Canadian Administrative Agent, for the benefit of the Canadian Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. Upon completion of the actions set forth on Schedule 7.20, the Canadian Collateral Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Canadian Borrower Obligations, in each case prior and superior in right to any other Person other than as permitted by the Canadian Collateral Documents.

                  (d) Each of the Mortgages is effective to create in favor of the General Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the mortgaged properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such mortgaged properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

                  7.21 SOLVENCY. Each Loan Party is, and after giving effect to the Safety-Kleen Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  7.22 REGULATION H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  7.23 CORSAN TRUCKING, INC. As of the date hereof, Corsan Trucking, Inc., a wholly owned Subsidiary of the Company, does not have any assets and does not conduct any operations.


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


                         SECTION 8. CONDITIONS PRECEDENT

                  8.1 CONDITIONS TO INITIAL EXTENSIONS OF CREDIT. The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The General Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iii) the Acquisition Corp. Pledge Agreement and the Exchange Agent Agency Agreement, each executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iv) each of the Mortgage Amendments, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender, (v) each Canadian Collateral Document listed on Schedule 4, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender and (vi) the Intercreditor Agreement, executed and delivered by a duly authorized officer of the parties thereto.

                  (b) PAYMENT OF INDEBTEDNESS UNDER EXISTING CREDIT AGREEMENT AND TERMINATION OF COMMITMENTS. The Commitments (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall have been terminated and all Indebtedness of the Borrowers thereunder, including all principal, interest and fees accrued to the Closing Date (including, but not limited to, any prepayment premium payable in connection with the prepayment of the Tranche B Term Loans and Tranche C Term Loans (each as defined in the Existing Credit Agreement)), but excluding reimbursement obligations in respect of the Existing Acceptances and the Existing Letter of Credit, shall have been repaid in full. The indemnity agreement described in the second sentence of
         Section   5.1(a)  shall  have  been   executed  and  delivered  by  The
         Toronto-Dominion Bank and the Existing Acceptance Lenders. All reimbursement obligations in respect of the Specified Acceptances shall have been paid in full and the Specified Acceptances shall have been cancelled.

                  (c) EXCHANGE OFFER, MERGER, ETC. The following transactions shall have been consummated (and the General Administrative Agent shall have received a certificate of the Company to such effect, accompanied by copies of any documentary evidence thereof reasonably requested by the General Administrative Agent):

                           (i) all conditions  precedent to the  consummation of
                  the Exchange Offer set forth in the Exchange Offer Documents shall have been satisfied or waived with the Required Lenders' consent and the number of Target Shares being validly tendered for exchange in the Exchange Offer and not properly withdrawn prior to the expiration of the Exchange Offer, together with the Target Shares owned by


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                           Holdings  and its  Subsidiaries,  shall  represent no
                  less than the minimum number of Target Shares (the "MINIMUM NUMBER OF SHARES"), determined on a fully diluted basis after giving effect to the exercise of any uncancelled warrants, rights, options, conversion privileges or similar rights (other than the Target Rights), necessary under Wisconsin law and the articles of incorporation and bylaws of Safety-Kleen to have sufficient voting power in Safety-Kleen to approve the Merger independently of the votes of any other Safety-Kleen shareholders;

                           (ii) since the date of this  Agreement,  the terms of
                  the Exchange Offer shall not have been amended, waived or modified as to price, consideration, conditions, termination or expiration or in any other material respect without the prior approval of the General Administrative Agent;

                           (iii) there shall be no legal impediments to the Merger that are not within the control of Holdings to overcome;

                           (iv) all  actions  shall  have been taken so that the
                  provisions of Section 180.1141 of the Wisconsin Business Corporation Law shall be inapplicable to the Exchange Offer and the Merger, and no other "fair price", "moratorium", "business combination", "control share acquisition" or other form of anti-takeover statute, regulation, charter or by-law provision, is or shall become applicable which would cause or could reasonably be expected to cause any material adverse consequences to Acquisition Corp., Holdings, the Borrowers, Safety-Kleen or the Exchange Offer or Merger;

                           (v) Safety-Kleen and its Board of Directors shall have taken all necessary action to amend the Rights Agreement, dated as of November 9, 1988 (as amended, the "RIGHTS AGREEMENT") to provide for the redemption or annulment or inapplicability (without any substantial cost) of all interests outstanding under or issued pursuant to the Rights Agreement and to otherwise avoid the occurrence of any material adverse consequences to Acquisition Corp. or Safety-Kleen as a consequence of the Exchange Offer or the Merger;

                           (vi) Holdings,  Acquisition  Corp.  and  Safety-Kleen
                  shall have entered into a definitive Merger Agreement and related documentation providing for the Merger in form and substance satisfactory to the General Administrative Agent;

                           (vii) all regulatory  approvals  (including,  without
                  limitation, all such approvals with respect to antitrust matters) necessary to consummate the Exchange Offer shall have been obtained, all applicable waiting periods shall have expired and the General Administrative Agent shall be satisfied that all material regulatory approvals necessary to consummate the Merger have been obtained or can be timely obtained;


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                           (viii)  there  shall  be  no  order,   injunction  or
                  restraining order in effect or known by the Company to be threatened which would prevent or delay the consummation of, or impose material adverse conditions on, the Exchange Offer or the Merger. There shall not exist any pending or threatened litigation which, in the good faith judgment of the General Administrative Agent, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Holdings or Acquisition Corp. to consummate the Exchange Offer or on the ability of Holdings or Acquisition Corp. to consummate the Merger or to perform any material obligation contemplated hereby or thereby or on the General Administrative Agent's and Lenders' rights and remedies;

                           (ix) neither Safety-Kleen nor any of its subsidiaries
                  shall have taken, or be taking, any action (including any reorganization, recapitalization, asset sale, stock purchase or distribution to its stockholders) that, in the good faith judgment of the General Administrative Agent, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or prospects of Safety-Kleen or its subsidiaries or on the consummation of the Exchange Offer or the Merger. In the good faith judgment of the General Administrative Agent, no material adverse change shall have otherwise occurred in the condition (financial or otherwise), business, operations, assets or prospects of (A) Holdings and its Subsidiaries since the date of the audited financial statements of Holdings dated August 31, 1997 or (B) Safety-Kleen and its Subsidiaries since the date of the audited financial statements of Safety-Kleen dated December 31, 1996; and

                           (x) the  capital  and  legal  structure  of each Loan
                  Party after the Safety-Kleen Acquisition as proposed to be consummated pursuant to the Exchange Offer Documentation and the Merger Agreement shall be satisfactory in all respects; and

                           (xi) all actions required under Safety-Kleen's existing credit facility shall have been taken such that the consummation of the Exchange Offer does not constitute a default, or an event of mandatory prepayment, thereunder.


                  (d) REGULATIONS OF BOARD; FORMS G-3 AND U-1. The Lenders shall be satisfied that the Exchange Offer and the financing thereof comply with Regulation T, U and X of the Board. Each Lender shall have received a duly completed and executed Form FR G-3 or Form FR U-1, as applicable, of the Board, demonstrating such compliance.

                  (e) PLEDGED STOCK; STOCK POWERS. The General Administrative Agent or the Exchange Agent shall have received the certificates representing the Target Shares pledged pursuant to the Acquisition Corp. Pledge Agreement (other than such Shares constituting Book-Entry Shares (as defined in the Acquisition Corp. Pledge Agreement)), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of Acquisition Corp., and with respect to Target Shares consisting of Book-Entry Shares, evidence that all actions described in Section 3(b) of the Acquisition Corp. Pledge Agreement which are necessary to create and perfect the security interests pursuant to the Acquisition Corp. Pledge Agreement in accordance with Article 8 of the Uniform Commercial Code of the State of New York have been taken. The shares pledged on the Closing Date pursuant to the Acquisition Corp. Pledge Agreement shall constitute all Shares owned by Acquisition Corp. or any of its affiliates, whether acquired in the Exchange Offer or otherwise.

                  (f) EXCHANGE OFFER DOCUMENTS; MERGER AGREEMENT. The General Administrative Agent shall have received certified true copies of the Exchange Offer Documents and the Merger Agreement, in each case as in effect on the Closing Date.

                  (g) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) the audited consolidated financial statements described in Section 7.1 and (iii) unaudited interim consolidated financial statements of Holdings for the most recent fiscal quarterly period ended subsequent to the date of the latest applicable financial statement delivered pursuant to clause (ii) of this paragraph as to which such financial statements have been made publicly available.

                  (h) BUSINESS PLAN. The Lenders shall have received a business plan for the Company and its Subsidiaries (including Safety-Kleen) for the 1998 fiscal year and a written analysis of the business and prospects of the Company and its Subsidiaries for the period from the Closing Date through the final maturity of the Term Loans, in each case as set forth in the Confidential Information Memorandum dated February 1998.

                  (i) ENVIRONMENTAL REPORTS. The General Administrative Agent shall have received reports prepared by Dames & Moore with respect to environmental matters relating to Safety-Kleen, in form and substance satisfactory to the Lenders.

                  (j) CLOSING CERTIFICATE. The Administrative Agents shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of
         Exhibit I, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agents, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such party.

                  (k) FEES. The Administrative Agents and the Arranger shall have received the fees to be received on the Closing Date referred to in Sections 3.3 and 6.1.

                  (l) LEGAL OPINIONS. The Administrative Agents shall have received, with a counterpart for each Lender, the following executed legal opinions:

                                 (i) the executed legal opinion of Katten, Muchin & Zavis, U.S. counsel to the Company and the other Loan Parties, in form and substance reasonably satisfactory to the General Administrative Agent;


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


                                (ii) the executed legal opinion of Ivan R. Cairns, general counsel to Laidlaw, the Canadian Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the General Administrative Agent;

                               (iii) the  executed  legal  opinion  of Tory Tory
                  DesLauriers & Binnington, Canadian counsel to the Lenders, in form and substance reasonably satisfactory to the General Administrative Agent; and

                                (iv) the executed legal opinion of South Carolina counsel to the Company and the other Loan Parties, in form and substance reasonably satisfactory to the General Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agents may reasonably require.

                  (m) VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the General Administrative Agent or Canadian Administrative Agent, as the case may be, a legal, valid and enforceable first (except for prior Liens not prohibited by Section 10.3) security interest in and lien upon the Collateral. The General Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the General Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

                  (n) TITLE INSURANCE POLICY. The General Administrative Agent shall have received in respect of each parcel covered by each Existing Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the General Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the General Administrative Agent; (iv) name the General Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70); (vi) contain such endorsements and affirmative coverage as the General Administrative Agent may request and (vii) be issued by title companies satisfactory to the General Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the General Administrative Agent). The General Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.


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


                  (o) COPIES OF DOCUMENTS. The General Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 8.1(n) and a copy, certified by such parties as the General Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

                  (p) LIEN SEARCHES. The General Administrative Agent shall have received the results of a recent search by a Person satisfactory to the General Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Loan Parties, and the results of such search shall be satisfactory to the General Administrative Agent.

                  (q) INSURANCE. The General Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 9.5 of this Agreement and Section 5.3 of the Guarantee and Collateral Agreement shall have been satisfied.

                  8.2 CONDITIONS TO EXTENSIONS OF CREDIT MADE ON THE MERGER DATE. The agreement of each Lender to make Extensions of Credit on the Merger Date requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Extension of Credit on the Merger Date, of the following conditions precedent:

                           (a) MERGER AGREEMENT. (i) The terms and conditions of
                  the Merger Agreement shall not have been amended, waived or modified as to price, consideration, conditions, termination or expiration or in any other material respect without the prior approval of the General Administrative Agent and the Required Lenders;

                                    (ii) the Merger shall have been  consummated
                  in accordance  with the Merger  Agreement and applicable  law;
                  and

                                    (iii)  all   conditions   precedent  to  the
                  consummation of the Merger shall have been satisfied or waived with the Required Lenders' consent.

                           (b) SOLVENCY CERTIFICATE.  The General Administrative
                  Agent shall have received a solvency certificate of the Company, in form, scope and substance satisfactory to the General Administrative Agent and its legal counsel.

                           (c) COLLATERAL.  All actions required by Section 9.10
                  in respect of all Subsidiaries and assets acquired on the Merger Date (including delivery of legal opinions with respect thereto as provided in Section 9.10) shall have been taken so that on the Merger Date the General Administrative Agent shall have a duly perfected first priority security interest in all such assets.


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


                           (d) LEGAL OPINIONS.  The Administrative  Agents shall
                  have received, with a counterpart for each Lender, the executed legal opinion of Katten, Muchin & Zavis, U.S. counsel to the Company and the other Loan Parties, in form and substance reasonably satisfactory to the General Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agents may reasonably require.

                           (e) LIEN SEARCHES.  The General  Administrative Agent
                  shall have received the results of a recent search by a Person satisfactory to the General Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of Safety-Kleen and its Subsidiaries, and the results of such search shall be satisfactory to the General Administrative Agent.

                           (f) INSURANCE. The General Administrative Agent shall
                  have received evidence in form and substance satisfactory to it that all of the requirements of Section 9.5 of this Agreement and Section 5.3 of the Guarantee and Collateral
                  Agreement shall have been satisfied with respect to the Surviving Corporation and its Subsidiaries.

                           (g) all outstanding  indebtedness of Safety-Kleen and
                  its subsidiaries (other than the indebtedness set forth on Schedule 8.2(g) hereto) shall have been repaid in full.

                  8.3 CONDITIONS TO EXTENSION OF CREDIT. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Merger Agreement shall be satisfactory in form and substance to the General Administrative Agent, and the General Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.


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


                  Each request by a Borrower for an Extension of Credit hereunder shall constitute a representation and warranty by each Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 9. AFFIRMATIVE COVENANTS

                  The Company hereby agrees that, so long as the Commitments remain in effect, any Loan, Reimbursement Obligation, Acceptance Reimbursement Obligation, Acceptance Note or Letter of Credit remains outstanding or any amount is owing to any Lender, the General Administrative Agent or the Canadian Administrative Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  9.1   FINANCIAL    STATEMENTS.    Furnish   to   the   General
Administrative Agent, the Canadian Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on (in the case of such consolidated statements and balance sheet) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing, and certified (in the case of such consolidating statements and balance sheet) by a Responsible Officer as being fairly stated in all material respects; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of Holdings and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).


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


                  9.2  CERTIFICATES; OTHER INFORMATION.  Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 9.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 9.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, during such period the Company has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a compliance certificate of a Responsible Officer containing all information necessary, or reasonably requested by the General Administrative Agent, for determining compliance by the Company and its Subsidiaries with the provisions of Section 10 of this Agreement as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be;

                  (c) prior to the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) within five days after the same are sent, copies of all financial statements and reports which the Company or Holdings sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company or Holdings may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority (including, but not limited to, each Exchange Offer Document); and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  9.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.


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


                  9.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 10.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

                  9.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including, but not limited to, general liability insurance in an amount of at least $100,000,000 and a deductible of not more than $5,000,000 per occurrence).

                  9.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agents (or, with the coordination of the Administrative Agents, the Lenders) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

                  9.7 NOTICES. Promptly give notice to the Administrative Agents and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or


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


                  any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) the occurrence or expected occurrence of any event that is reasonably likely to result in the Company or any of its Subsidiaries being unable to obtain, renew, or comply with any Environmental Permit the absence of which could have a Material Adverse Effect, or being unable to comply with any Environmental Law in a manner that could have a Material Adverse Effect; and

                  (f) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                  9.8 ENVIRONMENTAL  LAWS. (a) (i) Comply with all Environmental
Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all
Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could adversely affect the Company or any Subsidiary. For purposes of this Section 9.8(a), noncompliance by the Company and any of its Subsidiaries with any applicable Environmental Law or
Environmental Permit shall be deemed not to constitute a breach of this covenant; provided that, upon learning of any actual or suspected noncompliance, the Company and its Subsidiaries shall promptly undertake all reasonable efforts to achieve compliance; and provided further that, in any case, such non-compliance, and any other noncompliance with any Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect.

                  (b) Promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been timely and properly taken in good faith and provided that the pendency of any and all such appeals does not give rise to a Material Adverse Effect.

                  (c) Prior to acquiring any ownership or leasehold interest in real property for which a permit would be required for operation as a hazardous waste facility, or any other real property or other interest in any real property that could reasonably be expected to give rise to the Company or any of its Subsidiaries being found to be subject to potential liability under any Environmental Law: (i) obtain a written report by a reputable environmental consultant of the environmental consultant's assessment of the presence or potential presence of significant levels of any Materials of Environmental Concern on, under, in, or about the property, or of other conditions or operations that could give rise to potentially significant liability under or violations of Environmental Law relating to such acquisition; and (ii) inform the General Administrative Agent of its plans to acquire such interest in real property and, upon the General Administrative Agent's request, afford the General Administrative Agent a reasonable opportunity to review and discuss the contents of such report with the environmental consultant who prepared it and a knowledgeable representative of the Company.

                  (d) Promptly upon the General Administrative Agent's request if there has been an Event of Default which has not been fully and timely cured, permit an environmental consultant whom the General Administrative Agent in its discretion designates to perform an environmental assessment (including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, building materials, and/or other media or substances) in or about property owned or leased by the Company or any of its Subsidiaries, or on which operations of the Company or any of its Subsidiaries otherwise take place. Such environmental assessment shall be in form, scope, and substance satisfactory to the General Administrative Agent. The Company and its Subsidiaries shall cooperate fully in the conduct of such environmental assessment, and shall pay the costs of such environmental assessment immediately upon written demand by the General
Administrative Agent. Pursuant to this Section 9.8(d), the General Administrative Agent shall have the right, but shall not have any duty, to request and/or obtain any such environmental assessment.

                  9.9 FURTHER ASSURANCE. Upon the request of the General Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the General Administrative Agent or the Canadian Administrative Agent, as the case may be, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  9.10 ADDITIONAL COLLATERAL. (a) With respect to any assets acquired after the Closing Date by the Company or any of its Subsidiaries (other than each of ECDC East, L.C., ECDC Services, L.C., Osco Treatment Systems of Mississippi, Inc., USPCI of Mississippi, Inc., so long as such entity is not, directly or indirectly, a wholly-owned subsidiary of the Company) that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in paragraph (b) or (c) of this Section), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the General Administrative Agent or the Canadian Administrative Agent, as the case may be, such amendments to the relevant Security Documents or such other documents as the General Administrative Agent shall deem necessary or advisable to grant to the General Administrative Agent or the Canadian Administrative Agent, as the case may be, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the General Administrative Agent or the Canadian Administrative Agent, as the case may be, and (iii) if


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


requested by the General Administrative Agent, deliver to the General Administrative Agent legal opinions relating to the matters described in clauses
(i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the General Administrative Agent.

                  (b) With respect to any Person (other than a Subsidiary of the Canadian Borrower) that, subsequent to the Closing Date, becomes a Subsidiary, including, without limitation on the Merger Date, Safety-Kleen and its Subsidiaries, promptly upon the request of the General Administrative Agent: (i) execute and deliver to the General Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the General Administrative Agent shall deem necessary or advisable to grant to the General Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Subsidiaries, (ii) deliver to the General Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary
(A) to become a party to the Guarantee and Collateral Agreement, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the General Administrative Agent and (iv) if requested by the General Administrative Agent, deliver to the General Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the General Administrative Agent.

                  (c) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary of the Canadian Borrower, promptly upon the request of the General Administrative Agent: (i) execute and deliver to the Canadian Administrative Agent a new pledge agreement or such amendments to the Canadian Collateral Documents as the General Administrative Agent shall deem necessary or advisable to grant to the Canadian Administrative Agent, for the benefit of the Canadian Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Canadian Borrower or any of its Subsidiaries, (ii) deliver to the Canadian Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Canadian Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock, (iii) cause such Subsidiary to become a guarantor under the Canadian Collateral Documents and to grant security interests in its personal property assets and (iv) if requested by the General Administrative Agent, deliver to the General Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the General Administrative Agent.

                  (d) With respect to any parcel of real property having a book value in excess of $1,000,000 acquired by the Company or any of its Subsidiaries after the Closing Date (including any such real property owned by any Person when it becomes a Subsidiary), if requested by the General Administrative Agent, promptly provide to the General Administrative Agent a mortgage on such property, together with such title insurance policies, surveys and legal opinions related thereto as shall be reasonably requested by the General Administrative Agent.

                  9.11 CANADIAN BENEFIT AND PENSION PLANS. (a) For each existing Canadian Pension Plan and Canadian Benefit Plan and for any Canadian Pension Plan or Canadian Benefit Plan hereafter adopted, the Canadian Borrower and its Subsidiaries shall in a timely fashion perform all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor in accordance with the terms of such plan and all Requirements of Law.


                  (b) Each of the Canadian Borrower and its Subsidiaries shall deliver to the General Administrative Agent (A) if requested by the Canadian Administrative Agent, acting reasonably, promptly after the filing thereof by the Canadian Borrower or such Subsidiary with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan, copies of any actuarial report with respect to each Canadian Pension Plan (whether or not required by any Governmental Authority) and (B) promptly after receipt thereof, a copy of any direction, notice or other communication (i) in respect of any breach of Applicable Law, (ii) which would have the effect of increasing the funding obligation in respect of each such plan, or (iii) which could result in the imposition of any Lien on any of the properties or assets of the Canadian Borrower or such Subsidiary, and any order or ruling that the Canadian Borrower or such Subsidiary may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan.

                  9.12 INTEREST RATE PROTECTION. Within 90 days after the Closing Date, obtain interest rate protection for a period through March 31, 2000 for a notional amount at least equal to 40% of Consolidated Total Funded Debt that bears interest at a floating rate on terms and conditions satisfactory to the General Administrative Agent.

                  9.13 CONSUMMATION OF MERGER. As promptly as practicable, but in any event within 60 days after the Closing Date, consummate the Merger in accordance with the terms of the Merger Agreement.

                  9.14 PLEDGE AGREEMENT SUPPLEMENT. The Company shall cause Acquisition Corp. to deliver to the General Administrative Agent on the date of purchase an executed Pledge Agreement Supplement, substantially in the form of Exhibit A to the Acquisition Corp. Pledge Agreement (a "PLEDGE AGREEMENT SUPPLEMENT"), covering any Additional Pledged Stock (as defined in the Acquisition Corp. Pledge Agreement) purchased by Acquisition Corp., together with the stock certificates representing such Additional Pledged Stock and appropriate undated stock powers duly executed in blank for each such stock certificate.


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


                         SECTION 10. NEGATIVE COVENANTS

                  The Company hereby agrees that, so long as the Commitments remain in effect, any Loan, Reimbursement Obligation, Acceptance Reimbursement Obligation, Acceptance Note or Letter of Credit remains outstanding or any amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  10.1  FINANCIAL CONDITION COVENANTS.

                  (a) CONSOLIDATED TOTAL LEVERAGE RATIO. Permit the Consolidated Total Leverage Ratio as at the last day of any fiscal quarter of the Company ending during any fiscal year set forth below, commencing with the fiscal quarter ending November 30, 1998, to exceed the ratio set forth below opposite such fiscal year:

                                                       Consolidated Total
                      FISCAL YEAR                        LEVERAGE RATIO
                      -----------                      ------------------
                         1999                               4.50:1.00
                         2000                               3.75:1.00
                         2001                               3.25:1.00
                         2002                               2.75:1.00
                         2003                               2.50:1.00
                         2004 and thereafter                2.00:1.00

                  (b) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio as at the last day of any fiscal quarter ending during any fiscal year set forth below, commencing with the fiscal quarter ending November 30, 1998, to be less than the ratio set forth below opposite such fiscal year:

                                                             Fixed
                      FISCAL YEAR                    CHARGE COVERAGE RATIO
                      -----------                    ---------------------
                         1999                               1.25:1.00
                         2000                               1.25:1.00
                         2001 and thereafter                1.50:1.00


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


                  (c) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company (or, if less, the number of full fiscal quarters ending subsequent to the Closing Date) ending with any fiscal quarter ending during any fiscal year set forth below, commencing with the fiscal quarter ending November 30, 1998, to be less than the ratio set forth below opposite such fiscal year:

                                                            Interest
                      FISCAL YEAR                        COVERAGE RATIO
                      -----------                        --------------
                         1999                               2.00:1.00
                         2000                               2.25:1.00
                         2001                               2.50:1.00
                         2002                               2.75:1.00
                         2003 and thereafter                3.00:1.00


                  (d) MAXIMUM RATIO OF CONTINGENT OBLIGATIONS TO OPERATING CASH FLOW. Permit the ratio of (i) Consolidated Contingent Obligations on the last day of any fiscal quarter ending during any fiscal year, commencing with the fiscal quarter ending November 30, 1998, to (ii) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on such last day to be greater than 1.00 to 1.00.

For purposes of calculating the foregoing covenants of this Section 10.1 for any period of four full fiscal quarters, the applicable income statement items for any Person acquired by the Company or its Subsidiaries during such period shall be included on a PRO FORMA basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are immediately realizable as of the date of such acquisition) if (i) the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing and (ii) such audited consolidated financial statements have been previously provided to the General Administrative Agent and the Lenders.

                  10.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness,

except:

                  (a)  Indebtedness of the Borrowers under this Agreement;

                  (b) Indebtedness of the Company to any Subsidiary and, to the extent permitted by Section 10.8, of any Subsidiary to the Company or any other Subsidiary;


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


                  (c) Indebtedness of the Company and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Company and its Subsidiaries $40,000,000 at any one time outstanding;

                  (d) Indebtedness of the Canadian Borrower under the Canadian Operating Facility incurred for working capital purposes in an aggregate principal amount not exceeding C$35,000,000 at any one time outstanding;

                  (e) Indebtedness of the Company under the NationsBank Line of Credit incurred for working capital purposes in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding;

                  (f) Indebtedness  outstanding on the date hereof and listed on
         Schedule 10.2(f) and any refinancings, refundings, renewals or extensions thereof (excluding any Indebtedness required to be repaid pursuant to Section 8.2(g));

                  (g) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, PROVIDED that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Company no Default or Event of Default shall have occurred and be continuing;

                  (h) Indebtedness of the Company of up to $400,000,000 under the High Yield Notes, PROVIDED that the Borrowers and the General Administrative Agent shall have entered into a written supplement to this Agreement whereby the Company agrees to maintain a senior leverage ratio of not greater than certain levels to be agreed by the Company and the General Administrative Agent;

                  (i)   Indebtedness  in  the  form  of  Guarantee   Obligations
permitted by Section 10.4; and

                  (j) additional Indebtedness of the Company not exceeding $50,000,000 in aggregate principal amount at any one time outstanding.

                  10.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

                  (f) Liens in existence on the date hereof listed on Schedule 10.3(f), securing Indebtedness permitted by Section 10.2(f), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Company and its Subsidiaries permitted by Section 10.2(c) incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 90% of the original purchase price of such property at the time it was acquired;

                  (h) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by Section 10.2(f);

                  (i) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 10.2(g), PROVIDED that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (j) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Subsidiaries) $5,000,000 in aggregate amount at any time outstanding; and

                  (k) Liens created pursuant to the Security Documents.

                  10.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 10.4;

                  (b) Guarantee Obligations of the Company or any of its Subsidiaries in respect of Indebtedness and other obligations of Subsidiaries which are permitted to be incurred by such Subsidiaries hereunder, PROVIDED that such Guarantee Obligations shall be deemed "investments" and must be permitted under Section 10.8;

                  (c) Guarantee  Obligations in respect of, or in the nature of,
         performance   bonds  or  performance   letters  of  credit  or  similar
         obligations incurred in the ordinary course of business;

                  (d) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed (i) $75,000,000 at any one time outstanding for the Company and its Domestic Subsidiaries and (ii) $25,000,000 at any one time outstanding for the Company's Foreign Subsidiaries;

                  (e) the Guarantee Obligations of Subsidiaries in respect of the High Yield Notes, PROVIDED that such Guarantee Obligations are subordinated to the obligations of the Subsidiaries under the Loan Documents to the same extent as the Company's obligations under the High Yield Notes are subordinated to the Company's obligations under the Loan Documents; and

                  (f) the Guarantee Obligations under this Agreement or any Security Document.

                  10.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any  Subsidiary  of the Company  (other than the  Canadian
         Borrower)  may be  merged  or  consolidated  with or into  the  Company
         (PROVIDED that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);


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


                  (b) any wholly owned Subsidiary (other than the Canadian Borrower) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Subsidiary of the Company;

                  (c) the Merger may be consummated in accordance with the terms of the Merger Agreement; and

                  (d) the dissolution of Corsan Trucking, Inc.

                  10.6 LIMITATION ON DISPOSITION OF ASSETS. Dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Subsidiary, except:

                  (a) the sale or other Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale or other Disposition of any property (other than inventory), PROVIDED that the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 5% of consolidated total assets of the Company and its Subsidiaries as at the beginning of such twelve-month period;

                  (c)  the sale of inventory in the ordinary course of business;

                  (d)  the  sale  or  discount   without  recourse  of  accounts
         receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (e) after the consummation of the Merger, the sale of Safety-Kleen's European operations for fair market value;

                  (f) after the consummation of the Merger, the sale of Safety-Kleen's oil recovery services business for fair market value; and

                  (g) as permitted by Section 10.5(b).

                  10.7 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any of its Subsidiaries or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any


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


                  Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that any Subsidiary may make Restricted Payments to the Company or any wholly owned Subsidiary of the Company and so long as, on the date of such Restricted Payment, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (a) the Company may make Restricted Payments to Holdings to service the Seller Note, the Westinghouse Debt, the CPCFA Debt and the Tooele County Debt, PROVIDED that (i) each such Restricted Payment shall be made on the date on which a cash payment of interest under the Seller Note or of principal or interest under the Westinghouse Debt, the CPCFA Debt or the Tooele County Debt, as the case may be, is due and shall be in an amount not greater than the amount of such cash payment, and such cash payment in respect of such Indebtedness shall be made by Holdings on such date and (b) the Company may make Restricted Payments to Holdings to provide for payment in the ordinary course of business of taxes, directors' fees, stock exchange fees, and other costs and expenses of its operations as a public company permitted by the Guarantee and Collateral Agreement.

                  10.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c) acquisitions of interests in any Persons (other than Safety-Kleen) engaged in the hazardous and industrial waste management services industry, provided that (i) the aggregate amount of cash expended and Indebtedness assumed in connection with all such investments does not exceed $100,000,000 in the aggregate during the twelve month period following the Closing Date or $200,000,000 in the aggregate during the term of this Agreement and (ii) after giving PRO FORMA effect to any such investment, no Default or Event of Default shall have occurred and be continuing (including, without limitation, pursuant to Section 10.1, with compliance with Section 10.1 being determined on a PRO FORMA basis as determined in the manner described in the last paragraph of Section 10.1);

                  (d) loans to officers of the Company listed on Schedule 10.8 in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said Schedule;

                  (e) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

                  (f) investments by the Company and its Subsidiaries in the Subsidiaries of the Company that are parties to the Guarantee and Collateral Agreement;

                  (g) investments by the Company and its Domestic Subsidiaries in the Canadian Borrower, the proceeds of which are used solely to repay the Canadian Borrower Obligations, and additional investments by the Company and its Domestic Subsidiaries in the Canadian Borrower in an amount not exceeding $15,000,000 in the aggregate during the term of this Agreement;

                  (h) investments by the Canadian Borrower in any of its Subsidiaries that have guaranteed the Canadian Borrower Obligations;

                  (i) loans by the Company to its employees in connection with management incentive plans in an aggregate amount not to exceed $1,000,000;

                  (j) acquisitions of interests in Safety-Kleen pursuant to the Exchange Offer and the Merger; and

                  (k) the loan made by the Company on the date hereof to Safety-Kleen in the principal amount of $46,000,000.

                  10.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND OTHER INSTRUMENTS. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than Indebtedness under this Agreement), (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment or principal of or interest on any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), (c) amend the subordination provisions of the Seller Note or the High Yield Notes, if any, or (d) amend, modify or change in any material respect the terms of the Exchange Offer or the Merger Agreement.

                  10.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Company's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  10.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary, except for any such arrangements with respect to real or personal property with respect to which the aggregate sales price shall not exceed $25,000,000.

                  10.12 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Company to end on a day other than August 31, unless the Company shall have provided to the General Administrative Agent evidence satisfactory to it that such change will have no effect on the calculation of, or compliance by the Company with, the covenants set forth in Section 10.1; or permit the fiscal years of the Company and Holdings to end on different days.

                  10.13 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  10.14 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries, and Safety-Kleen and its Subsidiaries, are engaged on the date of this Agreement or which are directly related thereto.

                  10.15 CANADIAN BENEFIT AND PENSION PLANS. Permit the Canadian Borrower or any of its Subsidiaries to directly, or indirectly, (a) terminate or cause to terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability to any of them which could have a Material Adverse Effect, (b) permit to exist any event or condition in respect of any Canadian Pension Plan which presents the risk of liability of the Canadian Borrower or any of its Subsidiaries which could have a Material Adverse Effect, (c) enter into any new Canadian Pension Plan or Canadian Benefit Plan or modify any such existing plans so as to increase its obligations thereunder which could result in any liability to any of them and which could have a Material Adverse Effect; (d) permit the greater of the going concern unfunded liability or the solvency deficiency under Canadian Pension Plans, but only to the extent they are permitted to remain unfunded under Requirements of Law, to exceed (in the aggregate, taking into account all Canadian Pension Plans of the Canadian Borrower and its Subsidiaries) C$5,000,000, (e) fail to make minimum required contributions to amortize any funding deficiencies under a Canadian Pension Plan within the time period set out in any Requirements of Law, (f) fail to make a required contribution under any Canadian Pension Plan or Canadian Benefit Plan which could result in the imposition of a Lien upon the assets of any of the Canadian Borrower or any of its Subsidiaries within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to Section 9.3; (g) make any improper withdrawals or applications of assets of a Canadian Pension
Plan or Canadian Benefit Plan or (h) accept payment of any amount from any Canadian Pension Plan.

                  10.16 HEDGING AGREEMENTS. Enter into any Hedging Agreement outside the ordinary course of business or for speculative purposes.


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


                          SECTION 11. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Either Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or either Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by either Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Company or any other Loan Party shall default in the observance or performance of any agreement contained in Section 10 of this Agreement or Section 5 of the Guarantee and Collateral Agreement, or Acquisition Corp. shall default in the observance or performance of any agreement contained in the Acquisition Corp. Pledge Agreement; or

                  (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) Holdings, the Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; PROVIDED, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $15,000,000; or

                  (f) (i) Holdings, the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) Holdings, the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the
         Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or either Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

                  (k)  A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Company or the Canadian Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Acceptance Reimbursement Obligations, regardless of whether or not such Acceptance Reimbursement Obligations are then due and payable) and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Facility Lenders under the Revolving Credit Facility, the General Administrative Agent may, or upon the request of the Majority Facility Lenders under the Revolving Credit Facility, the General Administrative Agent shall, by notice to the Company declare the Revolving Credit Commitments to be terminated forthwith, whereupon such commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the General Administrative Agent may, or upon the request of the Required Lenders, the General Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder, and all Acceptance Reimbursement Obligations, regardless of whether or not such Acceptance Reimbursement Obligations are then due and payable) and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the General Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the General Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).

                  With respect to all outstanding Acceptance Reimbursement Obligations in respect of Acceptances which have not matured at the time of an acceleration pursuant to the paragraph above, the Canadian Borrower shall at such time deposit in a cash collateral account opened by and maintained by the Canadian Administrative Agent an amount equal to the aggregate undiscounted face amount of all such unmatured Acceptances. Amounts held in such cash collateral account shall be applied by the Canadian Administrative Agent to the payment of maturing Acceptances, and any balance in such account shall be applied to repay other obligations of the Canadian Borrower hereunder and under any Notes. After all Acceptance Reimbursement Obligations shall have been satisfied and all other obligations of the Canadian Borrower hereunder and under any Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Canadian Borrower.

                  Except as otherwise expressly provided above in this Section 11, the Borrowers waive presentment, demand, protest or other notice of any kind.


                  SECTION 12. THE ADMINISTRATIVE AGENTS; OTHERS

                  12.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Toronto Dominion (Texas), Inc. as the General Administrative Agent and The Toronto-Dominion Bank as the Canadian Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the General Administrative Agent and the Canadian Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the General Administrative Agent and the Canadian Administrative Agent, respectively, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Administrative Agent.

                  Each Issuing Lender shall act on behalf of the Lenders with respect to Letters of Credit issued by it under this Agreement and the documents associated therewith. It is understood and agreed that each Issuing Lender (a) shall have all of the benefits and immunities (i) provided to an Administrative Agent in this Section 12 with respect to acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it under this Agreement and the documents associated therewith as fully as if the term "General Administrative Agent", "Canadian Administrative Agent" or "Administrative Agent", as used in this Section 12, included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement and (b) shall have all of the benefits of the provisions of Section
12.7 as fully as if the term "General Administrative Agent", "Canadian Administrative Agent" or "Administrative Agent", as used in Section 12.7, included such Issuing Lender.

                  Each Lender authorizes and directs the Administrative Agents to execute and deliver the Intercreditor Agreement.

                  12.2 DELEGATION OF DUTIES. Each Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  12.3 EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company to perform its obligations hereunder or thereunder. Neither Administrative Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower.

                  12.4 RELIANCE BY ADMINISTRATIVE AGENTS. Each Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent


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


or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Administrative Agent. Each Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Administrative Agent. Each Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or Majority Facility Lenders, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, in any case where this Agreement specifically requires the consent of the Majority Facility Lenders under any Facility, such Majority Facility Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  12.5 NOTICE OF DEFAULT. Neither Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Administrative Agent receives such a notice, such Administrative Agent shall give notice thereof to the Lenders. Each Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or Majority Facility Lenders, as applicable; PROVIDED that unless and until the Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  12.6 NON-RELIANCE ON ADMINISTRATIVE  AGENTS AND OTHER LENDERS.
(a) Each Lender expressly acknowledges that neither Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Administrative Agent hereinafter taken, including any review of the affairs of the Company or the Canadian Borrower, shall be deemed to constitute any representation or warranty by such Administrative Agent to any Lender. Each Lender represents to each Administrative Agent that it has, independently and without reliance upon such Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition


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


and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by such Administrative Agent hereunder, each Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or the Canadian Borrower which may come into the possession of such Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  (b) For purposes of determining compliance with the conditions specified in Section 8.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by either Administrative Agent or the Company to such Lender prior to the Closing Date, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

                  12.7 INDEMNIFICATION. The Lenders agree to indemnify each Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  12.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Administrative Agent and its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Administrative Agent were not an Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, each Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include such Administrative Agent in its individual capacity.

                  12.9 SUCCESSOR AGENT. Either Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If either Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Company), shall succeed to the rights,


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powers and duties of such  Administrative  Agent hereunder.  Effective upon such appointment and approval, the term "General Administrative Agent" or "Canadian Administrative Agent", as the case may be, shall mean such successor agent, and such former Administrative Agent's rights, powers and duties as General Administrative Agent or Canadian Administrative Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as an Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  12.10 OTHERS. Neither the Arranger, the Syndication Agent nor any Managing Agent, in such respective capacities, shall have any duties or responsibilities, or incur any liabilities, under this Agreement or the other Loan Documents.


                              SECTION 13. GUARANTEE

                  13.1 GUARANTEE. In order to induce the Administrative Agents and the Lenders to execute and deliver this Agreement and to make or maintain Extensions of Credit to the Canadian Borrower hereunder, and to induce the Canadian Operating Facility Lender to enter into the Canadian Operating Facility and to make loans to the Canadian Borrower thereunder, and in consideration thereof, the Company hereby unconditionally and irrevocably guarantees to the Administrative Agents, for the ratable benefit of the Lenders to which Canadian Borrower Obligations are owed and to the Canadian Operating Facility Lender, the prompt and complete payment and performance by the Canadian Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Canadian Borrower Obligations and the Canadian Operating Facility Obligations, respectively, and the Company further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by either Administrative Agent, the Lenders or the Canadian Operating Facility Lender in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 13. The guarantee contained in this Section 13, subject to Section 13.5, shall remain in full force and effect until the Canadian Borrower Obligations and the Canadian Operating Facility Obligations are paid in full, the Commitments are terminated, no Extensions of Credit are outstanding and the Canadian Operating Facility is terminated, notwithstanding that from time to time prior thereto the Canadian Borrower may be free from any obligations or liabilities under this Agreement or the Canadian Operating Facility.

                  The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agents, any Lender or the Canadian Operating Facility Lender on account of its liability under this
Section 13, it will notify the Administrative Agents and such lender in writing that such payment is made under the guarantee contained in this Section 13 for such purpose. No payment or payments made by the Canadian Borrower or any other Person or received or collected by either Administrative Agent, any Lender or the Canadian Operating Facility Lender from the Canadian Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to


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


time, in reduction of or in payment of the Canadian Borrower Obligations or the Canadian Operating Facility Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company under this Section 13 which, notwithstanding any such payment or payments, shall remain liable for the Canadian Borrower Obligations or the Canadian Operating Facility Obligations, as the case may be, until, subject to Section 13.5, the Canadian Borrower Obligations are paid in full, the Canadian Term Loan Commitments are terminated and no Letters of Credit are outstanding, the Canadian Operating Facility Obligations are paid in full and the Canadian Operating Facility is terminated.


                  13.2 NO SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY. Notwithstanding anything to the contrary in this Section 13, the Company hereby irrevocably waives all rights which may have arisen in connection with the guarantee contained in this Section 13 to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agents, any Lender or the Canadian Operating Facility Lender against the Canadian Borrower or against either Administrative Agent or any such lender for the payment of the Canadian Borrower Obligations or the Canadian Operating Facility Obligations, until all the Canadian Borrower Obligations and Canadian Operating Facility Obligations shall have been paid in full and each of the Canadian Term Loan Commitments and the Canadian Operating Facility shall have been terminated. The Company hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Canadian Borrower or any other Person which may have arisen in connection with the guarantee contained in this Section 13, until the Canadian Borrower Obligations and the Canadian Operating Facility Obligations shall have been paid in full and the Canadian Term Loan Commitments and the Canadian Operating Facility shall have been terminated. So long as the Canadian Borrower Obligations or the Canadian Operating Facility Obligations remain outstanding, if any amount shall be paid by or on behalf of the Canadian Borrower to the Company on account of any of the rights waived in this Section 13.2, such amount shall be held by the Company in trust, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Canadian Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Canadian Administrative Agent, if required), to be applied against the Canadian Borrower Obligations and the Canadian Operating Facility Obligations, whether matured or unmatured, in such order as the Canadian Administrative Agent may determine. The provisions of this
Section 13.2 shall survive the term of the guarantee contained in this Section 13 and the payment in full of the Canadian Borrower Obligations and the Canadian Operating Facility Obligations and the termination of the Canadian Term Loan Commitments and the Canadian Operating Facility.

                  13.3 AMENDMENTS, ETC. WITH RESPECT TO THE CANADIAN BORROWER OBLIGATIONS. The Company shall remain obligated under this Section 13 notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of or reduction in the principal amount of any of the Canadian Borrower Obligations or the Canadian Operating Facility Obligations made by either


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


Administrative Agent, any Lender or the Canadian Operating Facility Lender may be rescinded by such Administrative Agent or such lender, and any of the Canadian Borrower Obligations or the Canadian Operating Facility Obligations, as the case may be, continued, and the Canadian Borrower Obligations or the Canadian Operating Facility Obligations, as the case may be, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by such Administrative Agent, any Lender or the Canadian Operating Facility Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable (or in the case of the Canadian Operating Facility Obligations, as the Canadian Operating Facility Lender may deem advisable) from time to time, and any collateral security, guarantee or right of offset at any time held by either Administrative Agent, any Lender or the Canadian Operating Facility for the payment of the Canadian Borrower Obligations or the Canadian Operating Facility may be sold, exchanged, waived, surrendered or released. Neither Administrative Agents nor any Lender or the Canadian Operating Facility Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Canadian Borrower Obligations, the Canadian Operating Facility Obligations or for the guarantee contained in this Section 13 or any property subject thereto.

                  13.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Canadian Borrower Obligations or the Canadian Operating Facility Obligations and notice of or proof of reliance by either Administrative Agent, any Lender or the Canadian Operating Facility Lender upon the guarantee contained in this Section 13 or acceptance of the guarantee contained in this Section 13; the Canadian Borrower Obligations and the Canadian Operating Facility Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 13; and all dealings between the Canadian Borrower or the Company, on the one hand, and either Administrative Agent, the Lenders and/or the Canadian Operating Facility Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 13. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Canadian Borrower or the Company with respect to the Canadian Borrower Obligations and the Canadian Operating Facility Obligations. The guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document or the Canadian Operating Facility, any of the Canadian Borrower Obligations or the Canadian Operating Facility Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by either Administrative Agent, any Lender or the Canadian Operating Facility Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers against either Administrative Agent, any Lender or the Canadian Operating Facility Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Canadian Borrower or


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


the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Canadian Borrower for the Canadian Borrower Obligations or the Canadian Operating Facility Obligations, or of the Company under the guarantee contained in this Section 13, in bankruptcy or in any other instance. When either Administrative Agent, any Lender or the Canadian Operating Facility Lender is pursuing its rights and remedies under this Section 13 against the Company, such Administrative Agent or any such lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Canadian Borrower or any other Person or against any collateral security or guarantee for the Canadian Borrower Obligations or the Canadian Operating Facility Obligations or any right of offset with respect thereto, and any failure by such Administrative Agent or any such lender to pursue such other rights or remedies or to collect any payments from the Canadian Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Canadian Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability under this Section 13, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agents, the Lenders and the Canadian Operating Facility Lender against the Company.

                  13.5 REINSTATEMENT. The guarantee contained in this Section 13 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Canadian Borrower Obligations or the Canadian Operating Facility Obligations is rescinded or must otherwise be restored or returned by either Administrative Agent, any Lender or the Canadian Operating Facility Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Canadian Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Canadian Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  13.6 PAYMENTS. The Company hereby agrees that any payments in respect of the Canadian Borrower Obligations and the Canadian Operating Facility Obligations pursuant to this Section 13 will be paid to the Canadian Administrative Agent without setoff or counterclaim in Canadian Dollars, at the office of the Canadian Administrative Agent specified in Section 14.2.


                            SECTION 14. MISCELLANEOUS

                  14.1 AMENDMENTS AND WAIVERS. Neither this Agreement, the Intercreditor Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except as set forth in Section 10.2(h) or in accordance with the provisions of this Section. The Required
Lenders may, or, with the written consent of the Required Lenders, the Administrative Agents may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents or the Intercreditor Agreement for the purpose of adding any provisions to this Agreement, the other Loan Documents or the Intercreditor Agreement or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or the Intercreditor Agreement or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments or extend the expiry date of any Letter of Credit beyond the date referred to in Section 3.1(a), or modify the provisions of Section 6.9, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders or Majority Facility Lenders, or consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Section 4 or 5 without the consent of the Majority Facility Lenders under the Canadian Term Loan Facility, (iv) amend, modify or waive any provision of Section 12 without the written consent of the Administrative Agents, (v) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender, (vi) amend, modify or waive any provision of Section 13 without the consent of all the Canadian Lenders or (vii) amend, modify or waive any provision of Section 6.3 without the consent of the Majority Facility Lenders under each Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  14.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers, the General Administrative Agent and the Canadian Administrative Agent, and as set forth in Schedule 1.1F in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                       The Company:       LES, Inc.
                                          1301 Gervais Street, 3rd Floor
                                          Columbia, South Carolina  29201
                                          Attention: Paul Humphreys
                                          Fax: (803) 933-4346


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


             The Canadian Borrower:       Laidlaw Environmental (Canada) Ltd.
                                          c/o LES, Inc.
                                          1301 Gervais Street, 3rd Floor
                                          Columbia, South Carolina  29201
                                          Attention: Paul Humphreys
                                          Fax: (803) 933-4346

   The General Administrative Agent:      Toronto Dominion (Texas), Inc.
                                          909 Fannin Street, Suite 1700
                                          Houston, Texas 77010
                                          Attention:  Jano Mott
                                          Fax: (713) 951-9921

   The Canadian Administrative Agent      The Toronto-Dominion Bank
                                          9th Floor, Toronto Dominion Bank Tower
                                          Toronto Dominion Centre
                                          55 King Street West
                                          Toronto, Ontario M5K 1A2
                                          Attention: Manager Agency
                                          Fax: (416) 982-5535

PROVIDED that any notice, request or demand to or upon the General Administrative Agent, the Canadian Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, 4.2, 5.2, 5.5, 6.2, 6.3 and 6.4 shall not be effective until received.

                  14.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of either Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  14.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  14.5 PAYMENT OF EXPENSES AND TAXES.  The Company agrees (a) to pay or reimburse each Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to such Administrative Agent (b) to pay or reimburse each Lender,


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


the General Administrative Agent and the Canadian Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to such Administrative Agent, (c) to pay, indemnify, and hold each Lender and each Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any of the facilities or properties owned, leased or operated by the Company or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED that the Borrowers shall have no obligation hereunder to any person seeking indemnification with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such person. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees, and shall cause each of its Subsidiaries to agree, not to assert, and hereby waives and agrees to cause each of its
Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind or nature whatsoever, under or related to Environmental Laws, that any of them might have by statute or otherwise against each Lender and each Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  14.6 SUCCESSORS AND ASSIGNS;  PARTICIPATIONS  AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agents, all future holders of the Loans, the Reimbursement Obligations and the Acceptance Reimbursement Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking or institutional financial business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; PROVIDED that, in the case of participations in any Canadian Term Loan granted by a Canadian Lender, such Participant must be a resident of Canada for purposes of the Tax Act unless such participation is granted pursuant to
Section 14.7. In the


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


event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan or other interest for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to Section 14.1. Each of the Borrowers agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 14.7(a) as fully as if it were a Lender hereunder. Each of the Borrowers also agrees that each Participant shall be entitled to the benefits of Sections 6.11, 6.12 and
6.13 with respect to its participation in the Commitments and the Loans and other amounts outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 6.12, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking or institutional financial business and in accordance with applicable law, at any time and from time to time assign to any Lender, an Approved Fund of any Lender, or any affiliate thereof or, with the consent of the Company and the General Administrative Agent (which in each case shall not be unreasonably withheld or delayed), to an additional bank, financial institution or fund (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit L, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender, an Approved Fund of any Lender, or an affiliate thereof, by the Company and the General Administrative Agent) and delivered to the appropriate Administrative Agent for its acceptance and recording in the Register, PROVIDED that no such assignment to an Assignee (other than any Lender, any Approved Fund of any Lender, or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Company and the General Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and


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


obligations of a Lender  hereunder  with a Commitment as set forth therein,  and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, the consent of the Company shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by any Borrower, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

                  (d) The General Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the General Administrative Agent referred to in Section 14.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agents and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, an Approved Fund of any Lender, or an affiliate thereof, by the Company and the General Administrative Agent) together with payment to the General Administrative Agent (or, in the case of an Assignment of a portion of the Canadian Term Loans only, to the Canadian Administrative Agent) of a registration and processing fee of $3,500, the General Administrative Agent (or the Canadian Administrative Agent, as appropriate) shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the relevant Borrower.

                  (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, subject to the provisions of Section 14.16, any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.


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


                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  14.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITED LENDER") (i) shall at any time prior to any date on which the Commitments are terminated and the Loans become due and payable pursuant to Section 11 (an "ACCELERATION") receive any payment of all or part of its Extensions of Credit made by it to any Borrower, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit made by it to such Borrower, or interest thereon (in each case except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility) or (ii) shall at any time after an Acceleration receive any payment of all or part of the aggregate amount of the Extensions of Credit made by such benefited Lender to all Borrowers, or interest thereon, or receive any collateral in respect thereof (whether voluntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(f), or otherwise), in a greater proportion than any such payment or collateral received by any other Lender, if any, in respect by the aggregate amount of the Extensions of Credit made by such Lender to all Borrowers, or interest thereon, then, in each case described in the foregoing clauses (i) and (ii), such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders (to the extent required by the foregoing clause (i) or (ii), as applicable); PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agents after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.


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


                  (c) Notwithstanding the foregoing, no Lender shall institute or commence any proceeding to collect any amounts owed to it hereunder or shall otherwise exercise any remedies (including setoff) with respect to the amounts owed to it unless such Lender shall provide at least five Business Days' (or such shorter period as may be consented to by the General Administrative Agent) prior written notice thereof to the General Administrative Agent.

                  14.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and each Administrative Agent.

                  14.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agents, and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  14.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  14.12 SUBMISSION TO JURISDICTION; WAIVERS. (a) Each Borrower hereby irrevocably and unconditionally:

                        (i)  submits  for itself and its  property  in any legal
         action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                       (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                      (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 14.2 or at such other address of which each Administrative Agent shall have been notified pursuant thereto;

                       (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                        (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  (b) The Canadian Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in
Section 14.2(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of the Company at its address for notice set forth in Section 14.2(a).

                  14.13 ACKNOWLEDGMENTS. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agents and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

                  14.14 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


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


                  14.15 JUDGMENT. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the General Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

                  (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

                  14.16 CONFIDENTIALITY. Each Lender agrees to keep confidential all non-public information provided to it by the Company pursuant to this Agreement that is designated by the Company in writing as confidential; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (i) to its affiliates, the Administrative Agents or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, or to direct or indirect contractual counterparts in swap agreements relating to swaps with a Borrower or such contractual counterparties' professional advisors provided that any such contractual counterparty or its professional advisors shall agree to keep such confidential information confidential, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or is currently publicly available or is in the possession of a Lender on a nonconfidential basis or is disclosed to a Lender on a nonconfidential basis by a person who in so doing has not violated a duty of confidentiality owing to the Company (vii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (viii) in connection with the exercise of any remedy hereunder.

                  14.17 EFFECT OF AMENDMENT AND RESTATEMENT. On the Closing Date, the Existing Credit Agreement and the Guarantee and Collateral Agreement (as defined in the Existing Credit Agreement) shall be amended, restated and superseded in their entirety, and the Mortgages and Canadian Collateral Documents (as such terms are defined in the Existing Credit Agreement) are being amended and/or affirmed as provided herein. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the obligations of the Loan Parties (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Closing Date; (b) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; (c) the Liens, guarantees and security interests as granted under the Security Documents (as defined in this Agreement) securing payment of such obligations are in all respects continuing and in full force and effect and secure the payment of the obligations of the Loan Parties under (and as defined) in this Agreement; and (d) upon the effectiveness of this Agreement, all loans outstanding under the Existing Credit Agreement immediately before the effectiveness of this Agreement will be continued as Loans hereunder or will be repaid in accordance with the Existing Credit Agreement on the Closing Date and reborrowed hereunder as provided herein, and, except as provided herein with respect to the Specified Acceptances, all outstanding letters of credit and bankers' acceptances under the Existing Credit Agreement will be continued as Letters of Credit and Acceptances, respectively, hereunder, in each case on the terms and conditions set forth in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    LES, INC.


                                    By:
                                       ------------------------------------
                                       Title:


                                    LAIDLAW ENVIRONMENTAL SERVICES
                                     (CANADA) LTD.


                                    By:
                                       ------------------------------------
                                       Title:


                                    TORONTO DOMINION (TEXAS), INC.,
                                     as General Administrative Agent and Lender


                                    By:
                                       ------------------------------------
                                       Title:


                                    THE TORONTO-DOMINION BANK,
                                     as Canadian Administrative Agent


                                    By:
                                       ------------------------------------
                                       Title:


                                    TD SECURITIES (USA) INC.,
                                     as Arranger


                                    By:
                                       ------------------------------------
                                       Title:

                                    THE TORONTO-DOMINION BANK,
                                     as a Lender


                                    By:
                                       ------------------------------------
                                       Title:


                                    By:
                                       ------------------------------------
                                       Title:


                                    THE BANK OF NOVA SCOTIA,
                                     as Managing Agent, Co-Documentation Agent
                                      and Lender


                                    By:
                                       ------------------------------------
                                       Title:


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Managing Agent, Co-Documentation Agent
                                      and Lender


                                    By:
                                       ------------------------------------
                                       Title:


                                    NATIONSBANK, N.A.,
                                     as Syndication Agent, Managing Agent and
                                     Lender


                                     By:
                                       ------------------------------------
                                       Title:


                                    WACHOVIA BANK, N.A.,
                                     as Managing Agent and Lender


                                    By:
                                       ------------------------------------
                                       Title:

                                    VAN KAMPEN MERRITT AMERICAN
                                     CAPITAL PRIME RATE INCOME TRUST


                                    By:
                                       ------------------------------------
                                       Title:


                                    OAK HILL SECURITIES FUND, L.P.


                                    By: OAK HILL SECURITIES GENPAR, L.P., its
                                        General Partner


                                    By: OAK HILL SECURITIES MGP, INC., its
                                        General Partner

                                        By:
                                           --------------------------------
                                           Title: Vice President


                                    PILGRIM AMERICA PRIME RATE TRUST


                                   By:
                                       ------------------------------------
                                       Title:


                                    KZH HOLDING CORPORATION III


                                    By:
                                       ------------------------------------
                                       Title:

                                    JACKSON NATIONAL LIFE INSURANCE
                                     COMPANY


                                   By: PPM AMERICA, INC., as attorney in fact,
                                       on behalf of Jackson National Life
                                       Insurance Company


                                     By:
                                       ------------------------------------
                                       Title:


                                    AMERICAN GENERAL ANNUITY
                                     INSURANCE COMPANY


                                   By:
                                       -----------------------------------
                                       Title:


                                    METROPOLITAN LIFE INSURANCE
                                     COMPANY


                                    By:
                                       ------------------------------------
                                       Title:


                                    KZH-CRESCENT CORPORATION


                                     By:
                                       ------------------------------------
                                       Title:


                                    KZH-CRESCENT 2 CORPORATION


                                     By:
                                       ------------------------------------
                                       Title:

                                    CRESCENT/MACH I PARTNERS, L.P.


                                     By: TCW ASSET MANAGEMENT COMPANY,
                                       as its Investment Manager

                                       By:
                                          ---------------------------------
                                          Title:


                                    ARCHIMEDES FUNDING LLC


                                     By: ING CAPITAL ADVISORS, INC., as
                                        Collateral Manager

                                        By:
                                           --------------------------------
                                           Title:


                                    CYPRESSTREE INVESTMENT
                                     MANAGEMENT COMPANY, INC.

                                    AS: Attorney-in-Fact and on behalf of FIRST
                                       ALLMERICA FINANCIAL LIFE
                                       INSURANCE COMPANY as Portfolio

                                       By:
                                          ---------------------------------
                                          Title:


                                    ING HIGH INCOME PRINCIPAL
                                     PRESERVATION FUND HOLDINGS, LDC


                                    By: ING CAPITAL ADVISORS, INC., as
                                        Investment Advisor

                                        By:
                                           --------------------------------
                                          Title:  Vice President &
                                                    Portfolio Manager

                                    KZH-ING-1-CORPORATION


                                     By:
                                       ------------------------------------
                                       Title:


                                    INDOSUEZ CAPITAL FUNDING III, LIMITED


                                     By: INDOSUEZ CAPITAL LUXEMBOURG, as
                                       Collateral Manager

                                        By:
                                          ---------------------------------
                                          Title:


                                    KZH-ING-2-CORPORATION


                                     By:
                                       ------------------------------------
                                       Title:


                                    KZH SOLEIL CORPORATION


                                    By:
                                       ------------------------------------
                                       Title:


                                    DELANO COMPANY


                                     By: PACIFIC INVESTMENT MANAGEMENT
                                        COMPANY, as its Investment Advisor

                                        By:
                                           --------------------------------
                                          Title:

                                    CONTINENTAL ASSURANCE COMPANY
                                    SEPARATE ACCOUNT (E)


                                    By: TCW ASSET MANAGEMENT COMPANY,
                                       as Attorney-in-Fact

                                       By:
                                          ---------------------------------
                                         Title:


                                    ROYALTON COMPANY


                                    By: PACIFIC INVESTMENT MANAGMENT
                                        COMPANY, as its Investment Advisor


                                        By:
                                           --------------------------------
                                          Title:


                                    DEEPROCK & COMPANY


                                     By: EATON VANCE MANAGEMENT, as
                                       Investment Advisor

                                       By:
                                          ---------------------------------
                                         Title:

                                                                                                            ANNEX A
                                                                                                            -------




                                  PRICING GRID

===================================================================================================================
                                                      Applicable
                                                      Margin                            Applicable
                                                      for LIBOR        Applicable       Margin for
                                                      Loans/           Margin for       Canadian
Consolidated Total Leverage Ratio                     Stamping         Base Rate        Term             Commitment
                                                      Fee Rate         Loans            Loans            Fee Rate
===================================================================================================================

Greater than or equal to 4:00:1.00                    2.375%           1.375%           1.375%           0.500%
-------------------------------------------------------------------------------------------------------------------
Greater  than or  equal to  3.50:1.00,  but less      2.250%           1.250%           1.250%           0.500%
than 4.00:1.00
-------------------------------------------------------------------------------------------------------------------
Greater than or equal  3.25:1.00,  but less than      2.000%           1.000%           1.000%           0.375%
3.50:1.00
-------------------------------------------------------------------------------------------------------------------
Greater  than or  equal to  3.00:1.00,  but less      1.875%           0.875%           0.875%           0.375%
than 3.25:1.00
-------------------------------------------------------------------------------------------------------------------
Greater  than or  equal to  2.50:1.00,  but less      1.500%           0.500%           0.500%           0.375%
than 3.00:1.00
-------------------------------------------------------------------------------------------------------------------
Greater  than or  equal to  2.00:1.00,  but less      1.125%           0.125%           0.125%           0.250%
than 2.50:1.00
-------------------------------------------------------------------------------------------------------------------
Greater  than or  equal to  1.50:1.00,  but less      0.875%           0%               0%               0.250%
than 2.00:1.00
-------------------------------------------------------------------------------------------------------------------
Less than 1.50:1.00                                   0.625%           0%               0%               0.150%
===================================================================================================================

Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are received by the General Administrative Agent and the Canadian Administrative Agent pursuant to
Section 9.1(a) or 9.1(b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.00 to 1.00. Each determination of the Consolidated Total Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Company ending at the end of the period covered by the relevant financial statements.

Notwithstanding the foregoing, until the first Adjustment Date occurring following the end of the first two full fiscal quarters to be completed after the Closing Date, the Applicable Margins and Commitment Fee Rate will be as set forth above opposite Consolidated Total Leverage Ratio greater than or equal to
4.00 to 1:00.

                                                                SCHEDULE 1.1A to
                                                                CREDIT AGREEMENT
                                                                ----------------

                           U.S. LENDER COMMITMENTS  /1/
                           --------------------------


                                             Tranche A Term         Tranche B Term        Tranche C Term            Revolving
U.S. Lender                                  Loan Commitment        Loan Commitment       Loan Commitment       Credit Commitment
-----------                                  ---------------        ---------------       ---------------       -----------------
Toronto Dominion (Texas), Inc.......       US $170,322,580.64       US $281,500,000       US $281,500,000      US $159,677,419.36
The Bank of Nova Scotia.............            77,419,354.84                                                       72,580,645.16
The First National Bank of Chicago..
                                                77,419,354.84             7,500,000             7,500,000           72,580,645.16
NationsBank, N.A....................            77,419,354.84            15,000,000            15,000,000           72,580,645.16
Wachovia Bank of South Carolina, N.A.
                                                77,419,354.84                                                       72,580,645.16
Van Kampen Merritt American Capital
    Prime Rate Income Trust.......
                                                                         60,000,000            60,000,000
Oak Hill Securities Fund, LP........                                     37,500,000            37,500,000
Pilgrim America Prime Rate Trust....                                     20,000,000            20,000,000
KZH Holding Corporation III.........                                     15,000,000            15,000,000
Jackson National Life Insurance
    Company.........................                                     12,500,000            12,500,000
 American General Annuity Life
    Insurance Company...............                                     10,000,000            10,000,000
 Metropolitan Life Insurance Company
                                                                         10,000,000            10,000,000
 KZH-Crescent Corporation...........                                      9,375,000             9,375,000
 KZH-Crescent 2 Corporation.........                                      9,375,000             9,375,000
 Crescent/Mach I Partners, L.P......                                      9,125,000             9,125,000
 Archimedes Funding LLC.............                                      7,500,000             7,500,000
 First Allmerica Financial Life                                           7,500,000             7,500,000
    Insurance Company...............
 ING High Income Principal                                                7,500,000             7,500,000
    Preservation Fund Holding LDC...
 KZH-ING-1-Corp.....................                                      7,500,000             7,500,000
 Indosuez Capital Funding, III                                            5,000,000             5,000,000
    Limited.........................
 KZH-ING-2-Corp.....................                                      5,000,000             5,000,000
 KZH Soleil Corp....................                                      5,000,000             5,000,000
 Delano Company.....................                                      3,000,000             3,000,000
 Continental Assurance Company......                                      2,125,000             2,125,000
 Royalton Company...................                                      2,000,000             2,000,000
 Deeprock & Company.................                                      1,000,000             1,000,000
                                              ---------------          ---------------       ---------------      ---------------
                                              $480,000,000.00          $550,000,000.00       $550,000,000.00      $450,000,000.00
                                              ===============          ===============       ===============      ===============

/1/ Each Tranch B Term Loan Lender and Tranche C Term Loan Lender holds a pro rata share of  the
    Tranche B-1 Term Loan Commitment and the Tranche C-1 Term Loan Commitment, respectively


                                                               SCHEDULE 1.1B to
                                                               CREDIT AGREEMENT
                                                               ----------------


                          CANADIAN LENDER COMMITMENTS
                          ---------------------------


                  Canadian Lender                                Commitment
                  ---------------                                ----------
                 The Toronto-Dominion Bank                   US  $70,000,000.00
                                                                  70,000,000.00
                                                                ---------------
                                                             US $140,000,000.00
                                                                ===============

                                                                                                                      SCHEDULE 1.1C
                                                                                                                      -------------
                                                      EXISTING LETTERS OF CREDIT
                                                      --------------------------

Applicant                              Date Issued  Expiry Date  L/C Number  Beneficiary                                 L/C Amount
---------                              -----------  -----------  ---------  -----------                                 ----------
Laidlaw Environmental Services for
Chemwaste                               16-Jan-98    26-Jul-98     1474     Barnett Bank of Lee County, NA             $3,000,000.00

LES, Inc.                               06-Nov-97    30-Nov-98     1452     Frontier Insurance Company                $28,500,000.00

LES, Inc.                               01-Feb-98    01-Feb-99     1477     CNA Risk Management                        $4,250,000.00

LES, Inc. for Laidlaw Environmental                                         Trustees under the Re-Solve Site Trust
North East                              03-Jul-97    05-Aug-98     1433     Fund                                         $651,597.00

LES, Inc. for Laidlaw Environmental                                         Utah Dept. of Environmental Quality/
(Aragonite)                             03-Jul-97    03-Jul-98     1435     Division of Solid                         $10,023,576.00

LES, Inc. for Laidlaw Chem-Waste Inc.   21-May-97    21-May-98     1424     Bank One as Trustee of Bayour-Sorrell
                                                                            Trust Fund                                   $278,201.94

LES, Inc. for Laidlaw Environmental
(Bartow)                                02-Mar-98    02-Mar-99     1491     Regional Administrator - EPA - Atlanta        $53,041.00

LES, Inc. for Laidlaw Environmental
Services, Inc.                          10-Dec-97    10-Dec-98     1461     Reliance Insurance Company of Illinois     $2,500,000.00

LES, Inc. for Laidlaw Environmental
                                        10-Dec-97    10-Dec-98     1459     Reliance Insurance Company of Illinois    $10,000,000.00
Services, Inc.

LES,   Inc. for Laidlaw Environmental
Services, Inc.                          10-Dec-97    10-Dec-98     1460     Reliance Insurance Company of Illinois      2,500,000.00

LES, Inc. for Laidlaw Environmental                                         Pennsylvania Dept. of Environmental
(TG), Inc.                              20-Oct-97    19-Oct-98     1451     Protection                                    $10,000.00

LES,   Inc. to TES                      30-Sep-97    30-Sep-98     1446     Regional Administrator, EPA - Dallas         $480,282.00

                                                                            TOTAL:                                    $62,246,697.94


                                                                                       SCHEDULE 1.1D
                             "EXISTING ACCEPTANCES"
                             ----------------------

                                                                                          Total
  Maturity Date:                                                                         Amount:
  --------------                                                                         -------
  April 9, 1998         The Toronto-Dominion Bank              Cdn  $3,100,000       Cdn $11,400,000
                        The Bank of Nova Scotia                Cdn  $1,900,000
                        First Chicago NBD Bank, Canada         Cdn  $2,600,000
                        Credit Lyonnais Canada                 Cdn  $2,400,000
                        Sanwa Bank Canada                      Cdn  $1,300,000
                        The Sumitomo Bank of Canada            Cdn    $100,000

  April 16, 1998        The Toronto-Dominion Bank              Cdn  $2,100,000       Cdn  $8,800,000
                        The Bank of Nova Scotia                Cdn  $1,700,000
                        First Chicago NBD Bank, Canada         Cdn  $2,100,000
                        Credit Lyonnais Canada                 Cdn  $1,800,000
                        Sanwa Bank Canada                      Cdn    $800,000
                        The Sumitomo Bank of Canada            Cdn    $300,000

  April 20, 1998        The Toronto-Dominion Bank              Cdn  $2,100,000       Cdn  $8,800,000
                        The Bank of Nova Scotia                Cdn  $1,700,000
                        First Chicago NBD Bank, Canada         Cdn  $2,100,000
                        Credit Lyonnais Canada                 Cdn  $1,800,000
                        Sanwa Bank Canada                      Cdn    $800,000
                        The Sumitomo Bank of Canada            Cdn    $300,000

  April 23, 1998        The Toronto-Dominion Bank              Cdn  $2,000,000       Cdn  $8,900,000
                        The Bank of Nova Scotia                Cdn  $1,700,000
                        First Chicago NBD Bank, Canada         Cdn  $2,100,000
                        Credit Lyonnais Canada                 Cdn  $2,000,000
                        Sanwa Bank Canada                      Cdn    $800,000
                        The Sumitomo Bank of Canada            Cdn    $300,000

  April 27, 1998        The Toronto-Dominion Bank              Cdn  $2,000,000       Cdn  $8,800,000
                        The Bank of Nova Scotia                Cdn  $1,700,000
                        First Chicago NBD Bank, Canada         Cdn  $2,100,000
                        Credit Lyonnais Canada                 Cdn  $1,900,000
                        Sanwa Bank Canada                      Cdn    $800,000
                        The Sumitomo Bank of Canada            Cdn    $300,000

  April 30, 1998        The Toronto-Dominion Bank              Cdn  $2,000,000       Cdn  $8,800,000
                        The Bank of Nova Scotia                Cdn  $1,700,000
                        First Chicago NBD Bank, Canada         Cdn  $2,100,000
                        Credit Lyonnais Canada                 Cdn  $1,900,000
                        Sanwa Bank Canada                      Cdn    $800,000
                        The Sumitomo Bank of Canada            Cdn    $300,000

                             TOTAL:                                                  Cdn $55,500,000


                                                                   SCHEDULE 1.lE
                                                                   -------------
                             "SPECIFIED ACCEPTANCES"
                             -----------------------

 Maturity Date:                                                     Amount:
 --------------                                                     -------

 April 9, 1998        The Bank of Tokyo-Mitsubishi (Canada)      Cdn  $1,500,000

 April 16, 1998       The Bank of Tokyo-Mitsubishi (Canada)      Cdn  $1,200,000

 April 20, 1998       The Bank of Tokyo-Mitsubishi (Canada)      Cdn  $1,200,000

 April 23, 1998       The Bank of Tokyo-Mitsubishi (Canada)      Cdn  $1,100,000

 April 27, 1998       The Bank of Tokyo-Mitsubishi (Canada)      Cdn  $1,200,000

 April 30, 1998       The Bank of Tokyo-Mitsubishi (Canada)      Cdn  $1,200,000

                      TOTAL:                                     Cdn  $7,400,000

                                                                SCHEDULE 1.1F to
                                                                CREDIT AGREEMENT
                                                                ----------------

ADDRESSES FOR NOTICES

TORONTO DOMINION (TEXAS), INC.
909 Fannin, Suite 1700
Houston, Texas  77010
Attention:  Jano Mott
Telephone:  713-653-8231
Facsimile:  713-951-9921

THE TORONTO-DOMINION BANK
TD Tower
Toronto Dominion Centre
9th Floor
Toronto, Ontario  M5K 1A2
Attention:  David Pankhurst
Telephone:  416-982-2375
Facsimile:  416-982-4468

TD SECURITIES (USA) INC.
31 West 52nd Street
New York, New York  10019
Attention:  Bill Evenson
Telephone:  212-927-7593
Facsimile:  212-262-1926

THE BANK OF NOVA SCOTIA
600 Peachtree St., N.E.
Suite 2700
Atlanta, GA 30308

Attn: Willam Zarrett
Tel:  404-877-1504
Fax:  404-888-8998

Attn: Carmen Malizia
Tel:  404-877-1521
Fax:  404-888-8998
with a copy to:

         THE BANK OF NOVA SCOTIA
         Corporate Credit East
         44 King St. W.
         Toronto, Ontario M5H 1H1
         Canada
         Attn: Stephen Eisen
         Tel:  416-866-4766

         Attn:  Jean Hopkins
         Tel:  416-866-7094
         Fax:  416-866-2009

THE FIRST NATIONAL BANK OF CHICAGO
1 First National Plaza
Mail Suite 0167, 1-10
Chicago, IL 60670
Attn: Courtenay Wood
Tel:  312-732-1563
Fax:  312-732-5435

NATIONSBANK, N.A.
100 North Tyron St.
Charlotte, NC 28255

Attn: David Sachsenmaier
         NC1-007-12-04
Tel:  704-386-3160
Fax:  704-388-9215

Attn:  Grant Harbrecht
         NC1-007-20-01
Tel:  704-386-0507
Fax:  704-388-6453

WACHOVIA BANK
1401 Main Street
Suite 705
Columbia, SC 29226

Attn: Gene Sellers
Tel:  803-765-3130
Fax:  803-765-3232
with a copy to:

         WACHOVIA BANK
         400 South Tryon Street
         31st Floor
         Charlotte, NC 28202-1915
         Attn: Paul Grube
         Tel:  704-378-5078
         Fax:  704-378-5035

         and:

         WACHOVIA BANK
         191 Peachtree
         26th Floor
         Atlanta, GA  30303
         Attn: Mark Abraham
         Tel:  404-332-1253
         Fax:  404-332-4005

         and:

         WOMBLE, CARLYLE
         3300 One First Union Center
         301 South College Street
         Charlotte, NC 28202-6025
         Attn: Bill McMillin
         Tel:  910-331-4972
         Fax:  910-331-4955

VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST
One Parkview Plaza
Oakbrook Terrace, IL 60181
Attn: Jeff Maillet
Tel:  630-684-6438
Fax:  630-684-6741

with a copy to:

         HOPKINS & SUTTER
         3 First National Plaza
         43rd Floor
         Chicago, IL 60602
         Attn: John Powers, Esq.
         Fax:  312-558-6538

OAK HILL SECURITIES FUND, LP
65 East 55th Street
32nd Floor
New York, NY 10022
Attn: Scott Krase
Tel:  212-326-1551
Fax:  212-593-3956

PILGRIM AMERICA PRIME RATE TRUST
2 Renaissance Square
40 North Central Avenue
Suite 1200
Phoenix, AZ 85004-4424
Attn: Dan Norman
Tel:  602-417-8112
Fax:  602-417-8301

KZH HOLDING III CORPORATION
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY  10011
Attn:  Virginia Conway
Tel:  212-946-7575
Fax:  212-946-7776

         with a copy to:

         GIBSON, DUNN & CRUTCHER
         200 Park Avenue
         New York, NY 10166
         Attn: Lee Ann Duffy
         Tel:  212-351-3809
         Fax:  212-351-5311

JACKSON NATIONAL LIFE INSURANCE COMPANY
c/o PPM America, Inc.
225 W. Wacker Drive
Suite 1200
Chicago, IL 60606
Attn: Michael DiRe
Tel:  312-634-2509
Fax:  312-634-0054

AMERICAL GENERAL ANNUITY INSURANCE COMPANY
2929 Allen Parkway, A37-01
Houston, TX  77019
Attn:  Victoria Chin
Tel:  713-831-1261
Fax:  713-831-1366

METROPOLITAN LIFE INSURANCE COMPANY
1 Madison Avenue
Area 7H
New York, NY 10010
Attn: Jennifer Kalb
Tel:  212-578-8716
Fax:  212-578-3916

with a copy to:

         METROPOLITAN LIFE INSURANCE COMPANY
         334 Madison Avenue
         Convent Station, NJ 07961
         Attn: Frank MonFalcone
         Tel:  973-254-3228
               973-254-3204
         Fax:  973-254-3050

KZH-CRESCENT CORPORATION
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY  10011
Attn:  Virginia Conway
Tel:  212-946-7575
Fax:  212-946-7776

         with a copy to:

         GIBSON, DUNN & CRUTCHER
         200 Park Avenue
         New York, NY 10166
         Attn: Lee Ann Duffy
         Tel:  212-351-3809
         Fax:  212-351-5311

KZH-CRESCENT 2 CORPORATION
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY  10011
Attn:  Virginia Conway
Tel:  212-946-7575
Fax:  212-946-7776

         with a copy to:

         GIBSON, DUNN & CRUTCHER
         200 Park Avenue
         New York, NY 10166
         Attn: Lee Ann Duffy
         Tel:  212-351-3809
         Fax:  212-351-5311

CRESCENT/MACH I PARTNERS, L.P.
c/o TCW Asset Management Company
200 Park Avenue, Suite 2200
New York, NY  10166-0228
Attn:  Mark L. Gold/Justin Driscoll
Tel:  212-297-4000
Fax:  212-297-4159

         with a copy to:

         CRESCENT/MACH I PARTNERS, L.P.
         c/o State Street Bank & Trust Co.
         Two International Place
         Boston, MA  02110
         Attn:  Howie Gortman
         Tel:  617-664-5282
         Fax:  617-664-5367

ARCHIMEDES FUNDING, L.L.C.
c/o ING Capital Advisors
333 S. Grand Avenue, Suite 4250
Los Angeles, CA  90071
Attn:  Michael Hatley
Tel: 213-346-3972
Fax: 213-346-3995

FIRST ALLMERICA FINANCIAL LIFE
  INSURANCE COMPANY
c/o CypressTree Investment Managment Company, Inc.
125 High Street, 14th Floor
Boston, MA  02110
Attn:  Peter Merrill
Tel:  617-946-0600
Fax:  617-946-5681

ING HIGH INCOME PRINCIPAL PRESERVATION
  FUND HOLDINGS, LDC
c/o ING Capital Advisors
333 S. Grand Avenue, Suite 4250
Los Angeles, CA  90071
Attn:  Michael Hatley
Tel: 213-346-3972
Fax: 213-346-3995

KZH-ING-1-CORPORATION
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY  10011
Attn:  Virginia Conway
Tel:  212-946-7575
Fax:  212-946-7776

         with a copy to:

         GIBSON, DUNN & CRUTCHER
         200 Park Avenue
         New York, NY 10166
         Attn: Lee Ann Duffy
         Tel:  212-351-3809
         Fax:  212-351-5311

INDOSUEZ CAPITAL FUNDING III, LIMITED
1211 Avenue of the Americas
7th Floor
New York, NY 10036
Attn: Francois Berthelot
Tel:  212-278-2213
Fax:  212-278-2254
         with a copy to:

         INDOSUEZ CAPITAL FUNDING III, LIMITED
         c/o Queensgate Bank & Trust Company Limited
         P.O. Box 30464 SMB/South Church Street
         Ugland House, 5th Floor
         George Town
         Grand Cayman, Cayman Islands
         British West Indies

KZH-ING-2-CORPORATION
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY  10011
Attn:  Virginia Conway
Tel:  212-946-7575
Fax:  212-946-7776

         with a copy to:

         GIBSON, DUNN & CRUTCHER
         200 Park Avenue
         New York, NY 10166
         Attn: Lee Ann Duffy
         Tel:  212-351-3809
         Fax:  212-351-5311

KZH SOLEIL CORPORATION
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY  10011
Attn:  Virginia Conway
Tel:  212-946-7575
Fax:  212-946-7776

         with a copy to:

         GIBSON, DUNN & CRUTCHER
         200 Park Avenue
         New York, NY 10166
         Attn: Lee Ann Duffy
         Tel:  212-351-3809
         Fax:  212-351-5311

DELANO COMPANY
c/o Pacific Investment Management Co.
840 Newport Center Drive
Newport Beach, CA 92660
Attn: Melissa Fedjasz
Tel:  714-717-5169
Fax:  714-718-2623

CONTINENTAL ASSURANCE COMPANY
c/o TCW Asset Management Company
200 Park Avenue, Suite 2200
New York, NY  10166-0228
Attn:  Mark L. Gold/Justin Driscoll
Tel:  212-297-4000
Fax:  212-297-4159

ROYALTON COMPANY
c/o Pacific Investment Management Co.
840 Newport Center Drive
Newport Beach, CA 92660
Attn: Melissa Fedjasz
Tel:  714-717-5169
Fax:  714-718-2623

DEEPROCK & COMPANY
c/o Eaton Vance Management
24 Federal Street
6th Floor
Boston, MA 02110
Attn: Payson Swaffield
Tel:  617-654-8486
Fax:  617-695-9594

with a copy to:

         MAYER BROWN & PLATT
         1675 Broadway
         New York, NY 10019
         Attn: Andrew Mattei
         Tel:  212-506-2572
         Fax:  212-262-1910

                                                                   SCHEDULE 2 to
                                                                CREDIT AGREEMENT
                                                                ----------------


                              Properties Mortgaged
                              --------------------

1. Lot 18, Research Park, as recorded in Liber 15 of Plats, pages 56-57, Washtenaw County Records, commonly known as 3985 Research Park Drive, Ann Arbor, Michigan.

2. Lot 15, Research Park, as recorded in Liber 15 of Plats, pages 56-57, Washtenaw County Records, commonly known as 3985 Research Park Drive, Ann Arbor, Michigan.

3. Approximately 3,685 Acres in 11 parcels of land located seven miles east of Mojave in Kern County, California.

                                                                   SCHEDULE 3 to
                                                                CREDIT AGREEMENT
                                                                ----------------


                        Mortgage Recording Jurisdictions
                        --------------------------------


1.   Mortgage to be recorded in Washtenaw County, Michigan.

2.   Deed of Trust to be recorded in Kern County, California.

                                                                   SCHEDULE 4 to
                                                                CREDIT AGREEMENT
                                                                ----------------


                      INITIAL CANADIAN COLLATERAL DOCUMENTS

DOCUMENTS RELATING TO THE CANADIAN BORROWER
-------------------------------------------

1. Share Pledge Agreement of the U.S. Borrower in respect of 35% of shares held in the Canadian Borrower.

2.   General Security Agreement of the Canadian Borrower.

3. Share Pledge Agreement of the Canadian Borrower in respect of all shares held in Laidlaw Environmental Services Ltd.


DOCUMENTS RELATING TO THE CANADIAN SUBSIDIARIES
-----------------------------------------------

4.   Guarantees of each of the following Canadian Subsidiaries:

     (a)  Laidlaw Environmental Services Ltd.

     (b)  Laidlaw Environmental Services (B.C.) Ltd.

     (c)  [I.W.M. Disposal Inc./1/]

     (d)  Laidlaw Environmental Services (Sarnia) Ltd.

     (e)  1197296 Ontario Inc.

     (f)  Laidlaw Environmental Services (Ryley) Ltd.

     (g) Laidlaw Environmental Services (Atlantic) Ltd.

     (h) Laidlaw Environmental Services (Guelph), Inc. (formerly known as PPM Canada Inc.;

5.   Limited   Guarantees   of  each  of  the   Quebec   incorporated   Canadian
     Subsidiaries:

     (a)  Laidlaw Environmental Services (Quebec) Ltd.

     (b)  Les Enterprises D'Incineration Industrielle Tricil Inc.

     (c)  Laidlaw Environmental Services (Mercier) Ltd.;
-------

/1/ Prior to the Closing Date, this subsidiary was dissolved.
/2/ Prior to the Closing Date, this subsidiary was dissolved.

6.   General Security Agreement of each of the following Canadian Subsidiaries:

     (a)  Laidlaw Environmental Services Ltd.

     (b)  Laidlaw Environmental Services (B.C.) Ltd.

     (c)  [I.W.M. Disposal Inc.(2)]

     (d)  Laidlaw Environmental Services (Sarnia) Ltd.

     (e)  1197296 Ontario Inc.

     (f)  Laidlaw Environmental Services (Ryley) Ltd.

     (g)  Laidlaw Environmental Services (Atlantic) Ltd.

     (h) Laidlaw Environmental Services (Guelph), Inc. (formerly known as PPM Canada Inc.;

7.   Hypothec of each of the Quebec incorporated Canadian Subsidiaries:

     (a)  Laidlaw Environmental Services (Quebec) Ltd.

     (b)  Les Enterprises D'Incineration Industrielle Tricil Inc.

     (c)  Laidlaw Environmental Services (Mercier) Ltd.

8.   Fixed and Floating  Charge  Debentures  of each of the  following  Canadian
     Subsidiaries:

     (a)  Laidlaw Environmental Services Ltd.

     (b)  Laidlaw Environmental Services (Atlantic) Ltd.

     (c) Laidlaw Environmental Services (Guelph), Inc. (formerly known as PPM Canada Inc.;

9.   General  Assignments  of  Receivables  of  each of the  following  Canadian
     Subsidiaries:

     (a)  Laidlaw Environmental Services Ltd.

     (b)  Laidlaw Environmental Services (Atlantic) Ltd.

     (c) Laidlaw Environmental Services (Guelph), Inc. (formerly known as PPM Canada Inc.;

10. Share Pledge Agreement of each of the following Canadian Subsidiaries in respect of all shares held in other Canadian Subsidiaries:

     (a)  Laidlaw Environmental Services Ltd.

     (b)  Laidlaw Environmental Services (B.C.) Ltd.

     (c)  Laidlaw Environmental Services (Sarnia) Ltd.

     (d)  Laidlaw Environmental Services (Quebec) Ltd.

                                                                    Schedule 7.9
                                                                    ------------




1. Lawsuit styled Douglas K. Dieter v. The Regents of The University of California, et al. (including Solvent Services, Inc. "SSI") filed in the United States District Court for The Eastern District of California (Case No.: CIV-S-95-686 DFL GGH) relative to patent rights in an in-situ, steam injection, remedial technology patent claimed by Plaintiff, a former employee of SSI while a student at the University of California at Berkeley.

2. Lawsuit styled Frank Manchak, Jr. v. Chemical Waste Management, Inc. et al. (including Laidlaw Environmental Services, Inc. and Rollins Environmental Services (TX) Inc.) filed in the U.S. District Court for the District of Delaware (Case No.: 95-709) relative to patent rights claimed by the Plaintiff in a stabilization process involving the combination of sludge and a calcium oxide containing material through a mixer.

3. Letter to USPCI dated 2/14/97 from Harding, Earley, Follmer & Frailey representing Nittany Tarp, owner of US Patent No. 4,948,193, claiming that USPCI is infringing upon the patent, offering opportunity to enter into licensing agreement. Responded that letter was routed to our supplier. Supplier's attorney, Laubscher & Laubscher responded by letter dated 3/26/97 denying infringement, declining offer for license, stated that matter considered closed.

4. Letter to Laidlaw Environmental Services, Inc. ("LESI") dated April 12, 1996 from McBride Baker & Coles, representing Software Publishers Association ("SPA") claiming that LESI is utilizing unlicensed copies of software on personal computers. Various correspondence has ensued. Latest correspondence from LESI dated 10/9/96 offering to settle claims on a reasonable basis. No response from SPA attorney.

5. Letter to LESI dated May 1, 1996 from Donahue, Gallagher, Woods & Wood representing Business Software Alliance, alleging that LESI may have installed more copies of software programs on its personal computers than it is authorized to use. Various correspondence has ensued. LESI is considering settlement offer presented by BSA.

                                                                Schedule 7.16 to
                                                                Credit Agreement
                                                                ----------------


        -------------------------------------------------------------------------
        The following list sets forth the  subsidiaries of LES, Inc. as of April
        3, 1998.  Parent  subsidiary  relations are  indicated by  indentations.
        Unless  otherwise  indicated,  100%  of the  voting  securities  of each subsidiary is owned by the indicated parent of such subsidiary.
       --------------------------------------------------------------------------
 =============================================================================================================
                                                                                                 State of
                                                                                               Incorporation
-------------------------------------------------------------------------------------------- ----------------
     Laidlaw Environmental Services (US), Inc.                                                  Delaware
---- -----------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Lone and Grassy Mountain), Inc.                       Oklahoma
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Tulsa), Inc.                                     Oklahoma
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Laidlaw Environmental Services (San Antonio), Inc.                          Texas
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                    Laidlaw Environmental Services (Wichita), Inc.                              Kansas
---- ---- ---- ----  -------------------------------------------------------------------------  --- ----------
               USPCI of Mississippi, Inc. (50%)                                                 Mississippi
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services of Delaware, Inc.                                 Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    ECDC East, L.C. (80%)                                                       Utah
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                    ECDC Services, L.C. (80%)                                                   Utah
---- ---- --------- --------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Rosemount), Inc.                                      Minnesota
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Sawyer), Inc.                                         Oklahoma
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Tucker), Inc.                                         Georgia
---- ---- ------------------------------------------------------------------------------------  --------------
               Ninth Street Properties, Inc.                                                    Missouri
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (San Jose), Inc.                                       California
---- ---- ------------------------------------------------------------------------------------  --------------
          Chemclear, Inc. of Los Angeles                                                        Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          USPCI, Inc. of Georgia                                                                Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          LES Holding=s, Inc.                                                                   Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          East Carbon Development Financial Partners, Inc.                                      Utah
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Imperial Valley), Inc. (50%)                          California
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Lokern), Inc. (23%)                                   California
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (North East), Inc.                                     New Hampshire
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Recovery), Inc.                                       Louisiana
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (TES), Inc.                                            Texas
---- ---- ------------------------------------------------------------------------------------  --------------
               Corsan Trucking, Inc. (25%)                                                      Louisiana
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (TG), Inc.                                             Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (TOC), Inc.                                            South Carolina
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (TS), Inc.                                             Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Thermal Treatment), Inc.                              Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Corsan Trucking, Inc. (75%)                                                           Louisiana
---- ---- ------------------------------------------------------------------------------------  --------------
          GSX Chemical Services of Ohio, Inc.                                                   Ohio
---- ---- ------------------------------------------------------------------------------------  --------------
          LEMC, Inc.                                                                            Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Chemical Services, Inc.                                                       Massachusetts
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Altair), Inc.                                         Texas
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (FS), Inc. (13%)                                  Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (BDT), Inc.                                            New York
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (FS), Inc. (86%)                                       Delaware
---- ---- ------------------------------------------------------------------------------------  --------------


                                      1


--------------------------------------------------------------------------------------------------------------
          Laidlaw Environmental Services (GS), Inc.                                             Tennessee
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Clive), Inc.                                          Oklahoma
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (WT), Inc.                                             Ohio
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw OSCO Holdings, Inc.                                                           Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services of Nashville, Inc.                                Tennessee
---- ---- ---- -------------------------------------------------------------------------------  --------------
               OSCO Treatment Systems of Mississippi, Inc. (50%)                                Tennessee
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of Bartow, Inc.                                        Florida
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of California, Inc.                                    California
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Lokern), Inc. (77%)                              California
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Imperial Valley), Inc. (50%                      California
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of Chattanooga, Inc.                                   Tennessee
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of Illinois, Inc.                                      Illinois
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of South Carolina, Inc.                                South Carolina
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of White Castle, Inc.                                  Colorado
---- ---- ------------------------------------------------------------------------------------  --------------
               LES Merger, Inc.                                                                 Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Puerto Rico), Inc.                                    Puerto Rico
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Bridgeport), Inc.                                     Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Deer Park), Inc.                                      Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Baton Rouge), Inc.                                    Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Plaquemine), Inc.                                     Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Custom Transport), Inc.                               Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Los Angeles), Inc.                                    California
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Tipton), Inc.                                         Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Gloucester), Inc.                                     Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Deer Trail), Inc.                                     Colorado
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Mt. Pleasant), Inc.                                   Tennessee
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Minneapolis), Inc.                                    Minnesota
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Aragonite), Inc.                                 Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Sussex), Inc.                                         Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental, Inc.                                                           Delaware

==============================================================================================================
          LES Acquisition, Inc.                                                                 Delaware
==== ==== ====================================================================================  ==============
          SAFETY-KLEEN CORP.(1)                                                                 Wisconsin
==== ==== ====================================================================================  ==============
               Curbside, Inc. (49%)                                                             California
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Dirt Magnet, Inc.                                                                Colorado
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    The Midway Gas & Oil Company                                                Colorado
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Safety-Kleen Canada, Inc.                                                        Ontario
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Environnement Services et Machineries, Inc.                                 Quebec
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Elgint Corp.                                                                     Nevada
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Ilium B.V.                                                                       Dutch
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Safety-Kleen Espana S.A. (50%)                                              Spain
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Safety-Kleen Espana S.A. (50%)                                                   Spain
---- ---- ---- -------------------------------------------------------------------------------  --------------
--------

     1 On the Merger Date Safety-Kleen Corp. will merge with LES Acqusition, Inc. with the surviving corporation being Safety-Kleen Corp.


                                       2


--------------------------------------------------------------------------------------------------------------
               Membrex, Inc. (6%)                                                               Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Nucer, Inc.                                                                      Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Safety-Kleen Envirosystems Company                                          California
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                         Safety-Kleen Envirosystems Company of Puerto Rico, Inc.                Indiana
---- ---- ---- ---- ---- ---------------------------------------------------------------------  --------------
               Petrocon, Inc.                                                                   Delaware
---- ---- ---- ------------------------------------------------------------------------------  --------------
               Phillips Acqusition Corp.                                                        Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Aviation, Inc.                                                      Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               SK Insurance Company                                                             Vermont
---- ---- ---- -------------------------------------------------------------------------------  --------------
               SK Real Estate, Inc.                                                             Illinois
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Belgium, S.A.                                                       Belgium
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Beteiligungs - GmbH                                                 Germany
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Safety-Kleen Grundbesitz GmbH                                               Germany
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                    Safety-Kleen Deutschland GmbH                                               Germany
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                         Orm-Bergold Chemie GmbH & Co. KG (50%)                                 German Ptnsp.
---- ---- ---- ---- ---- ---------------------------------------------------------------------  --------------
                         Orm-Chemie GmbH                                                        Germany
---- ---- ---- ---- ---- ---------------------------------------------------------------------  --------------
                              Orm-Bergold Chemie GmbH & Co. KG  (50%)                           German Ptnsp.
---- ---- ---- ---- ---- ---- ----------------------------------------------------------------  --------------
               Safety-Kleen (France) S.A.                                                       French
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen International, Inc.                                                 Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen U.K. Limited                                                        UK
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Safety-Kleen Ireland Limited                                                Ireland
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Safety-Kleen Italia S.p.A.                                                       Italy
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Oil Recovery Co.                                                    Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Oil Services, Inc.                                                  Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               The Solvents Recovery Service of New Jersey, Inc.                                New Jersey
---- ---- ---- -------------------------------------------------------------------------------  --------------
               3E Company Environmental, Ecological and Engineering (80%)                       California
---- ---- ---- -------------------------------------------------------------------------------  --------------
----------------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Canada) Ltd.                                          Canada
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services Ltd.                                              Ontario
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Laidlaw Environmental Services (B.C.) Ltd.                                  Canada
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Sarnia) Ltd.                                     Ontario
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    1197296 Ontario Inc.                                                        Ontario
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Quebec) Ltd.                                     Quebec
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Laidlaw Environmental Services (Mercier) Ltd.                               Quebec
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                    Les Entreprises D'Incineration Industrielle Tricil Inc.                     Quebec
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Ryley) Ltd.                                      Alberta
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Atlantic) Limited                                Nova Scotia
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Guelph), Inc.                                    Ontario

==============================================================================================================



                                                                         SCHEDULE 7.20 to
                                                                         the Credit Agreement
                                                                         --------------------

---------------------------------------------------------------------------------------------

Jurisdiction               Document(s) Filed        Act(s) Document        Filing Authority
------------               -----------------        Filed Under            ----------------
                                                    ---------------

-----------------------  ---------------------  -----------------------  --------------------
Northwest Territories    Debenture and          COMPANIES ACT            Companies Registry
                         Affidavits of Bona     (Northwest               and Documents
                         Fides and Execution    Territories)and          Registry
                                                CORPORATION
                                                SECURITIES
                                                REGISTRATION ACT

                                                (Northwest
                                                Territories)

                         General Assignment     ASSIGNMENT OF BOOK
                         of Accounts            DEBTS ACT
                         Receivables and        (Northwest
                         Affidavit of Bona      Territories)
                         Fides
-----------------------  ---------------------  -----------------------  --------------------
Newfoundland             Debenture and          REGISTRATION OF          Registry of Deeds
                         Affidavit of           DEEDS ACT                and Registry of
                         Execution              (Newfoundland)           Assignment of Book
                                                                         Debts
                         General Assignment     ASSIGNMENT OF BOOK
                         of Accounts            DEBTS ACT
                         Receivables and        (Newfoundland)
                         Affidavit of
                         Execution
-----------------------  ---------------------  -----------------------  --------------------
Prince Edward Island     Debenture and          CORPORATIONS             Registry office,
                         Affidavits of Bona     SECURITIES ACT (PEI)     Charlottetown
                         Fides and Execution

                         General Assignment     ASSIGNMENT OF BOOK
                         of Accounts            DEBTS ACT (PEI)
                         Receivables and
                         Affidavit of Bona
                         Fide
-----------------------  ---------------------  -----------------------  --------------------
Nova Scotia              Debenture and          CORPORATIONS             Registry office,
                         Affidavits of Bona     SECURITIES ACT (Nova     Halifax
                         Fides and Execution    Scotia)

                         General Assignment     ASSIGNMENT OF BOOK
                         of Accounts            DEBTS ACT (Nova
                         Receivables and        Scotia)
                         Affidavit of Bona
                         Fides
---------------------------------------------------------------------------------------------

                                      1


---------------------------------------------------------------------------------------------

Jurisdiction                Document(s) Filed       Act(s) Document        Filing Authority
------------                -----------------       Filed Under            ----------------
                                                    ---------------
-----------------------  ---------------------  -----------------------  --------------------
New Brunswick            Financing Statement    PERSONAL PROPERTY        Personal Property
                                                SECURITY ACT (New        Registry
                                                Brunswick)
-----------------------  ---------------------  -----------------------  --------------------
Quebec                   Hypothec               CIVIL CODE OF QUEBEC     Register of Personal
                                                                         and Movable Real
                                                                         Rights
-----------------------  ---------------------  -----------------------  --------------------
Ontario                  Financing Statement    PERSONAL PROPERTY        Personal Property
                                                SECURITY ACT             Registry
                                                (Ontario)
-----------------------  ---------------------  -----------------------  --------------------
Manitoba                 Financial Statement    PERSONAL PROPERTY        Personal Property
                                                SECURITY ACT             Registry
                                                (Manitoba)
-----------------------  ---------------------  -----------------------  --------------------
Saskatchewan             Financing Statement    PERSONAL PROPERTY        Personal Property
                                                SECURITY ACT             Registry
                                                (Saskatchewan)
-----------------------  ---------------------  -----------------------  --------------------
Alberta                  Financing Statement    PERSONAL PROPERTY        Personal Property
                                                SECURITY ACT             Registry
                                                (Alberta)
-----------------------  ---------------------  -----------------------  --------------------
British Columbia         Financing Statement    PERSONAL PROPERTY        Personal Property
                                                SECURITY ACT             Registry
                                                (Columbia)
--------------------------------------------------- -----------------------------------------
                                       2

                                                              SCHEDULE 8.2(g) to
                                                                CREDIT AGREEMENT
                                                              ------------------


                          Safety-Kleen Outstanding Debt
                          -----------------------------

1. 9.25% Notes due September 15, 1999 in the aggregate principal amount of up to $100,000,000.

2. Miscellaneous mortgages in the United Stated in the aggregate principal amount of $593,000.

3. Loans made under a working capital line of credit with Deutsche Bank, Bochum, Germany, in the aggregate principal amount of $151,000.

4.   $46,000,000 Demand Note payable to LES, Inc.

3


                                                                Schedule 10.2(f)
                                                                ----------------
                              Existing Indebtedness


Tax Exempt Bonds:

Hazardous Waste Disposal Revenue Bonds                                 0,000,000
Tooele County, Utah
Due August 1, 2010

Industrial Development Revenue Refunding and Improvement Bonds        15,700,000
The Industrial Development Board of The Metropolitan Government of
Nashville and Davidson County (Tennessee)
Due May 1, 2003

Pollution Control Revenue Bonds                                       19,500,000
California Pollution Control Financing Authority
Due July 1, 2007

Hazardous Waste Treatment Revenue Bonds                               45,700,000
Tooele County, Utah
Due July 1, 2027

County of Lexington, South Carolina                                    2,700,000
Industrial Revenue Bonds
Due December 1, 2009

City of Denton, Texas Industrial Development Authority                 2,430,000
Industrial Revenue Bonds
Due December 1, 2009

Total                                                                 96,030,000

Amounts held in Trust relating to the above tax exempt bonds:

Hazardous Waste Disposal Revenue Bonds                                 1,349,317
Tooele County, Utah
Due August 1, 2010

Industrial Development Revenue Refunding and Improvement Bonds         8,659,230
The Industrial Development Board of The Metropolitan Government of
Nashville and Davidson County (Tennessee)
Due May 1, 2003                                                        _________

                                                                      10,008,547
                                                                      ==========

Net Amount of Tax Exempt Bonds:                                       86,021,453
                                                                      ==========

Capital Leases:

GE Capital                                                               484,842
Xerox                                                                     19,156

                                                                         503,998
Notes:

Bryson (Davis)                                                           146,745
Grassy Mountain (Semnani)                                                158,436
Miscellaneous Mortgages                                                  593,000
Deutsche Bank, Bochum                                                    151,000


Safety-Kleen Corporation Senior Debenture 9.25%                      100,000,000
Due September 15, 1999
                                                                     -----------
                                                                     101,049,181
                                                                     ===========

                                                                Schedule 10.3(f)
                                                                ----------------
                                 EXISTING LIENS


1) The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County has a lien on all machinery, equipment, furniture and similar property of Laidlaw Environmental Services of Nashville, Inc. by agreement dated May 1, 1993.

2) The limited liability company interests of ECDC East, L.C. held by Laidlaw Environmental Services of Delaware, Inc. are encumbered pursuant to the limited liability company agreement between Laidlaw Environmental Services of Delaware, Inc. and the minority interest holder.

3) The limited liability company interests of ECDC Services, L.C. held by Laidlaw Environmental Services Delaware, Inc. are encumbered pursuant to the limited liability company agreement between Laidlaw Environmental Services of Delaware, Inc. and the minority interest holder.

4) The equity of USPCI of Mississippi, Inc. held by Laidlaw Environmental Services (Lone and Grassy Mountain), Inc. is encumbered pursuant to an agreement between Laidlaw Environmental Services (Lone and Grassy Mountain), Inc. and the minority equity holder.

                                                                   Schedule 10.4
                                                                   -------------
                         EXISTING GUARANTEE OBLIGATIONS
                         ------------------------------


Guaranty by Laidlaw Environmental Services, Inc. guaranteeing performance of JTM Industries, Inc. obligations pursuant to Master Equipment Lease with Cargill Leasing Corporation; Lease is dated 9/18/93; Guaranty dated 1/19/96. Second Lease dated April 22, 1997; Guaranty dated April 22, 1997.

Guaranty dated March 2, 1992 by USPCI, Inc. to Union Camp Corporation to guaranty JTM's obligations under a contract for the purpose of sale of Marketable By-Products generated by Union Camp Corporation.

LES, Inc. has a letter of credit in favor of Barnett Bank in the amount of $3,000,000 which may be drawn on in the event ViroGroup, Inc. (50% owned by Laidlaw Osco Holdings, Inc.) does not pay its obligations to Barnett Bank by June 26, 1998. The letter of credit will expire July 26, 1998.

Guaranty of Laidlaw Environmental Services, Inc. (LESI) and certain of its subsidiaries to General Motors Corporation dated on or about November 30, 1997 guaranteeing performance by Allied Waste Systems of certain waste management and disposal obligations of LESI and certain of its present and/or former subsidiaries under a contract with General Motors Corporation designated Contract Number 4070 as amended.

                                                                SCHEDULE 10.8 to
                                                                CREDIT AGREEMENT
                                                                ----------------



                           EXISTING LOANS TO OFFICERS



                                    None

                                                                     EXHIBIT A-1

                                  FORM OF DRAFT

---------------------------------------------------------------------- -------------------------------------------------------------
                 BANKER'S ACCEPTANCE                                                                          No.
                                                                                                                   --------------
TO:                                                        Due                                                           19
          ---------------------------------------------         ----------------------       ----------------------------   -----
                                                  Bank
                                                                                              days after the date (without grace)
                                                                ----------------------
      -------------------------------------------------
                                               Address
                                                                For value received pay to the order of the undersigned drawer the
                         ACCEPTED                               sum of $
                                                                         --------------------------------------------------------

      -------------------------------------------------
                    Payable at

      ------------- --------------- -------------------
                                                                    Value Received, and Charge to the Account of:
      ------------- --------------- -------------------
For
      -------------------------------------------------
                                                                    -------------------------------------------------------------

                                                                    -------------------------------------------------------------
-------------------------------------------------------
                                   Authorized Signature     Per:
-------------------------------------------------------             -------------------------------------------------------------
                                  Authorized Signature     Per:
                                                                                                                        Form 8411
                                                                                                                           (7-88)
---------------------------------------------------------------------------------------------------------------------------------




                    --------------------------------------

                       --------------------------------

                       Per:  --------------------------

                       Per: -----------      ----------




















                    --------------------------------------



                                                                     EXHIBIT A-2

                         FORM OF REQUEST FOR ACCEPTANCES

                                            Date:___________________

The Toronto-Dominion Bank,
as Canadian Administrative Agent
9th Floor, Toronto Dominion Bank Tower
55 West King Street
Toronto Dominion Centre
Toronto, Ontario M5K 1A2
Attn:  Manager Agency

Dear Sirs:

         We refer to the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), among LES, Inc., Laidlaw Environmental Services (Canada) Ltd., the Lenders from time to time parties thereto, Toronto Dominion (Texas) Inc., as General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago, and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         We request the creation and purchase of the following Acceptances:

                  Total Face Value: _____________________________

                  Date of Issue:.________________________________

                  Term in Months:  _______________________________

         Please debit our account at The Toronto-Dominion Bank, Toronto Dominion Centre Branch, Toronto #______________ for the difference between (i) the face amount of maturing Acceptances/the Canadian Term Loan balance (as applicable) and (ii) the Acceptance Purchase Price LESS the stamping fee on the Acceptances to be created.

                                    Very truly yours,

                                    LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD.

                                    By:___________________________________
                                    Title:

                                                                   EXHIBIT B-1

--------------------------------------------------------------------------------






                              AMENDED AND RESTATED

                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                                    LES, INC.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                         and certain of its Subsidiaries

                                   in favor of

                         TORONTO DOMINION (TEXAS), INC.

                         as General Administrative Agent






--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1. DEFINED TERMS.......................................................2

     1.1  Definitions..........................................................2
     1.2  Other Definifional Provisions........................................7

SECTION 2. GUARANTEE...........................................................7

     2.1  Guarantee............................................................7
     2.2  Right of Contribution................................................8
     2.3  No Subrogation.......................................................8
     2.4  Amendments, etc. with respect to the Borrower Obligations............9
     2.5  Guarantee Absolute and Unconditional.................................9
     2.6  Reinstatement.......................................................10
     2.7  Payments............................................................10

SECTION 3. GRANT OF SECURITY INTEREST.........................................11

SECTION 4. REPRESENTATIONS AND WARRANTEES.....................................12

     4.1  Representations in Credit Agreement; Holdings Representations.......13
     4.2  Title; No Other Liens...............................................13
     4.3  Perfected First Priority Liens......................................13
     4.4  Chief Execufive Office..............................................13
     4.5  Inventory and Equipment.............................................13
     4.6  Farm Products.......................................................14
     4.7  Pledged Securities..................................................14
     4.8  Receivables.........................................................14
     4.9  Contracts...........................................................15
     4.10 Intellectual Property...............................................16

SECTION 5. COVENANTS..........................................................16

     5.1  Covenants in Credit Agreement.......................................16
     5.2  Delivery of Instruments and Chattel Paper...........................16
     5.3  Maintenance of Insurance............................................16
     5.4  Payment of Obligations..............................................17
     5.5  Maintenance of Perfected Security Interest; Further Documentation...17
     5.6  Changes in Locations, Name, etc.....................................17
     5.7  Notices.............................................................18
     5.8  Pledged Securities..................................................18
     5.9  Receivables.........................................................19
     5.10 Contracts...........................................................20
     5.11 Intellectual Property...............................................20

                                                                            PAGE

     5.12 Special Covenants of Holdings.......................................22

SECTION 6. REMEDIAL PROVISIONS................................................23

     6.1  Certain Matters Relating to Receivables.............................23
     6.2  Communications with Obligors; Grantors Remain Liable................23
     6.3  Pledged Stock.......................................................24
     6.4  Proceeds to be Turned Over To General Administrative Agent..........25
     6.5  Application of Proceeds.............................................25
     6.6  Code and Other Remedies.............................................26
     6.7  Registration Rights.................................................27
     6.8  Waiver; Deficiency..................................................28

SECTION 7. THE GENERAL ADMINISTRATIVE AGENT...................................28

     7.1  General Administrative Agent's Appointment as
          Attomey-in-Fact, etc................................................28
     7.2  Duty of General Administrative Agent................................30
     7.3  Execution of Financing Statements...................................30
     7.4  Authority of General Administrative Agent...........................30

SECTION 8. MISCELLANEOUS......................................................31

     8.1  Amendments in Writing...............................................31
     8.2  Notices ............................................................31
     8.3  No Waiver by Course of Conduct; Cumulative Remedies.................31
     8.4  Enforcement Expenses; Indemnification...............................31
     8.5  Successors and Assigns..............................................32
     8.6  Set-Off.............................................................32
     8.7  Counterparts........................................................32
     8.8  Severability........................................................33
     8.9  Section Headings....................................................33
     8.10 Integration.........................................................33
     8.11 GOVERNING LAW.......................................................33
     8.12 Submission To Jurisdiction; Waivers.................................33
     8.13 Acknowledgements....................................................34
     8.14 WAIVER OF JURY TRIAL................................................34
     8.15 Additional Grantors ................................................34
     8.16 Releases............................................................34

SCHEDULES

Schedule 1   Notice Addresses of Guarantors
Schedule 2   Description of Pledged Securities

Schedule 3   Filings and Other Actions Required to Perfect Security Interests
Schedule 4   Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5   Location of Inventory and Equipment
Schedule 6   Intellectual Property
Schedule 7   Contracts
Schedule 8   Existing Prior Liens

ANNEXES

Annex I      Assumption Agreement

                              AMENDED AND RESTATED
                       GUARANTEE AND COLLATERAL AGREEMENT

          AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 3, 1998 (amending and restating the Guarantee and Collateral Agreement, dated as of May 15, 1997), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of TORONTO DOMINION (TEXAS), INC., as General Administrative Agent (in such capacity, the "GENERAL ADMINISTRATIVE AGENT") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among LES, INC., a Delaware corporation (the "COMPANY"), LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD. (the "CANADIAN BORROWER"; together with the Company, the "BORROWERS"), the Lenders, the General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent.

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Borrowers entered into the Credit Agreement, dated as of May 15, 1997 (the "EXISTING CREDIT AGREEMENT"), with the General Administrative Agent, the Canadian Administrative Agent, the Manger, certain of the Managing Agents, the Syndication Agent and the banks and other financial institutions from time to time parties thereto;

          WHEREAS, in connection with the Existing Credit Agreement, the Borrowers have executed the Guarantee and Collateral Agreement, dated as of May 15, 1997 (the "EXISTING COLLATERAL AGREEMENT"), in favor of the General Administrative Agent for the ratable benefit of the lenders under the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time;

          WHEREAS. the Borrowers, the Agent and the Lenders have entered into the Credit Agreement to amend and restate the Existing Credit Agreement;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to provide for financing of the Exchange Offer and the Merger (each as defined in the Credit Agreement) and related costs and expenses, and for the refinancing of certain existing indebtedness of Safety-Kleen Corp.;

          WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement, the Exchange Offer and the Merger; and

          WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement, for the parties hereto to amend and restate the Existing Collateral Agreement in order to confirm and continue the provision of the collateral security to secure the due and prompt payment and performance of all the Borrowers' obligations now or hereafter arising under or referred to in the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the General Administrative Agent and the Lenders to enter into the Credit Agreement and the Working Capital Lender to enter into the Working Capital Facility and to induce the Lenders and the Working Capital Lender to make their respective extensions of credit to the Borrowers thereunder, the parties hereto agree that the Existing Collateral Agreement is hereby amended and restated in its entirety as follows:

                            SECTION 1. DEFINED TERMS

          1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

          (b) The following terms shall have the following meanings:

          "AGREEMENT": this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Loans, Reimbursement Obligations, Acceptance Reimbursement Obligations and Acceptance Notes, the Company's guarantee obligations under Section 13 of the Credit Agreement and all other obligations and liabilities of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans, Reimbursement Obligations, Acceptance Reimbursement Obligations and Acceptance Notes and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the General Administrative Agent or any Lender (or, in the case of any Hedging Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedging Agreement entered into by any Borrower with any Person which, at the time such Hedging Agreement is entered into, is a Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the General Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

          "CALIFORNIA BONDS": the 6.70% California Pollution Control Financing Authority Pollution Control Refunding Revenue Bonds 1997 Series A due July 1, 2007 in the aggregate principal amount of $19,500,000.

          "COLLATERAL": as defined in Section 3.

          "COLLATERAL ACCOUNT": any collateral account established by the General Administrative Agent as provided in Section 6.1 or 6.4.

          "CONTRACTS": the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

          "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in SCHEDULE
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "GUARANTOR OBLIGATIONS": with respect to any Guarantor; the collective reference to (i) the Borrower Obligations, (ii) the Working Capital Obligations and (iii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the General Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "GUARANTORS": the collective reference to each Grantor other than the Company.

          "HOLDINGS": Laidlaw Environmental Services, Inc. (formerly known as Rollins Environmental Services, Inc.), a Delaware corporation.

         "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "INTERCOMPANY NOTE": any promissory note evidencing loans MADE by any Grantor to Holdings or any of its Subsidiaries.

         "INVESTMENT PROPERTY": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC on the date hereof and (ii) whether or not constituting "investment property" as so defined, all Pledged Securities.

          "ISSUERS": the collective reference to each issuer of a Pledged Security.

          "LENDERS":   as  defined  in  the  preambles  to  this  Agreement  and
including, unless the context otherwise requires, each Affiliate of any Lender that has entered into any Hedging Agreement with either Borrower.

          "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "OBLIGATIONS":   (i)  in  the  case  of  the  Company,   the  Borrower
Obligations and the Working Capital Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

         "PATENTS": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in
SCHEDULE 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in
SCHEDULE 6 and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

          "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "PLEDGED SECURITIES": the collective reference to the Pledged Notes and the Pledged Stock.

          "PLEDGED STOCK": the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person (other than each of ECDC East, L.C., ECDC Services, L.C., OSCO Treatment Systems of Mississippi, Inc., USPCI of Mississippi, Inc., so long as such entity is not, directly or indirectly, a wholly-owned subsidiary of Holdings or the Company) that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(l) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "SECURITIES ACT": the Securities Act of 1933, as amended.

          "SUBSIDIARY GUARANTOR": each of the Guarantors other than Holdings.

          "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (ii) the right to obtain all renewals thereof.

          "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

          "UTAH BONDS": the 7.55% Tooele County, Utah, Pollution Control Refunding Revenue Bonds 1997 Series A due July 1, 2007 in the aggregate principal amount of $45,700,000.

          "WESTINGHOUSE DEBT AGREEMENT": the collective to (i) the Promissory Note, dated May 15, 1997 made by Hold' o Westinghouse Electric Corporation in the initial principal amount of $60,000,000 and (ii) the Stock Purchase
Agreement, dated as of March 7, 1990, as amended, between Holdings and Westinghouse Electric Corporation.

          "WORKING CAPITAL FACILITY": the working capital credit facility evidenced by the letter agreement, dated as of March 31, 1998, between NationsBank of Texas, N.A., as lender, and the Company, as borrower, as the same may be amended, modified, supplemented, restated or replaced (but not increased) from time to time; PROVIDED that, after giving effect to each such amendment, modification, supplement, restatement or replacement, such working capital credit facility shall be permitted under the Credit Agreement.

          "WORKING CAPITAL LENDER": NationsBank of Texas, N.A., as lender, under the Working Capital Facility, and any Person that is a Lender under the Credit Agreement and that replaces NationsBank, N.A. under the Working Capital Facility.

          "WORKING CAPITAL OBLIGATIONS": all of the obligations, liabilities and indebtedness of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Working Capital Facility after the maturity of the extensions of credit thereunder and interest accruing at the then applicable rate provided in the Working Capital Facility after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Working Capital Lender whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Working Capital Facility or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Working Capital Lender that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

          1.2 Other DEFINIFIONAL PROVISIONS. (a) The words "hereof', "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

          2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the General Administrative Agent, for the ratable benefit of the Lenders and the Working Capital Lender and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and the Working Capital Obligations.

             (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

             (c) Each Guarantor agrees that the Borrower Obligations or the Working Capital Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the General Administrative Agent or any Lender hereunder.

             (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the Working Capital Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations or the Working Capital Obligations.

             (e) No payment made by either Borrower," or any of the Guarantors, any other guarantor or any other Person or received or collected by the General Administrative Agent or any Lender from either Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Working Capital Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or the Working Capital Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations and the Working Capital Obligations), remain liable for the Borrower Obligations and the Working Capital Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations and the Working Capital Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

          2.2 RIGHT OF CONTRIBUTION. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the General Administrative Agent and the Lenders, and

each Subsidiary Guarantor shall remain liable to the General Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

          2.3 NO SUBROGATION, Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the General Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the General Administrative Agent or any Lender against either Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the General Administrative Agent or any Lender for the payment of the Borrower Obligations or the Working Capital Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from either Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the General Administrative Agent and the Lenders by the Borrowers on account of the Borrower Obligations and the Working Capital Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations and the Working Capital Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the General Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the General Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the General Administrative Agent, if required), to be applied against the Borrower Obligations and the Working Capital Obligations, whether matured or unmatured, in such order as the General Administrative Agent may determine.

          2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations or the Working Capital Obligations made by the General
Administrative Agent or any Lender may be rescinded by the General Administrative Agent or such Lender and any of the Borrower Obligations or the Working Capital Obligations continued, and the Borrower Obligations or the
Working Capital Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the General Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the General Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the General Administrative Agent or any Lender for the payment of the Borrower Obligations or the Working Capital Obligations may be sold, exchanged, waived, surrendered or released. Neither the General
Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or the Working Capital Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations or the Working Capital Obligations and notice of or proof of reliance by the General Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this
Section 2; the Borrower Obligations and the Working Capital Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between either Borrower and any of the Guarantors, on the one hand, and the General Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this

Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or any of the Guarantors with respect to the Borrower Obligations or the Working Capital Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or the Working Capital Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the General Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower or any other Person against the General Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Borrower Obligations or the Working Capital Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the General Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or the Working Capital Obligations or any right of offset with respect thereto, and any failure by the General Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from either Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the General Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or the Working Capital Obligations is rescinded or must otherwise be restored or returned by the General Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the General Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the General Administrative Agent referred to in
Section 14.2 of the Credit Agreement.

                      SECTION 3. GRANT OF SECURITY INTEREST

          Each Grantor hereby assignes and transfers to the General Administrative Agent, and hereby grants to the General Administrative Agent, for the ratable benefit of the Lenders and the Working Capital Lender, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                  (a)    all Accounts;

                  (b)    all Chattel Paper;

                  (c)    all Contracts;

                  (d)    all Documents;

                  (e)    all Equipment;

                  (f)    all General Intangibles;

                  (g)    all Instruments;

                  (h)    all Intellectual Property;

                  (i)    all Inventory;

                  0)     all Pledged Securities;

                  (k)    all Investment Property;

                  (l)    all books and records pertaining to the Collateral; and

                  (m) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the General Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the General Administrative Agent and each Lender that:

         4.1 REPRESENTATIONS IN CREDIT AGREEMENT, HOLDINGS REPRESENTATIONS. (a) In the case of each Guarantor, the representations and warranties set forth in
Section 7 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the General Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, PROVIDED that each reference in each such representation and warranty to a Borrower's knowledge shall, for the purposes of this Section 4. 1 (a), be deemed to be a reference to such Guarantor's knowledge.

          (b) In the case of Holdings:

          (i) Holdings (w) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (x) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (y) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (z) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ii) Holdings has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Holdings is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of Holdings. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (iii) The execution, delivery and performance of the Loan Documents to which Holdings is a party will not violate any Requirement of Law or Contractual Obligation of Holdings or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).

          (iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings, threatened by or against Holdings or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

          (v) Holdings has no material assets other than the stock of the Company.

          4.2 TITLE; NO OTHER LIENS. Except for the security interest granted to the General Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the General Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

          4.3 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the General Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the General Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on Schedule 8.

          4.4 CHIEF EXECUTIVE Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

          4.5 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on SCHEDULE 5

          4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          4.7 PLEDGED SECURITIES. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor (or, in the case of any Issuer that is a Foreign Subsidiary, if less, 65% of the issued and outstanding shares of Capital Stock of such Issuer).

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          4.8 RECEIVABLES. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the General Administrative Agent.

          (b) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

          4.9 CONTRACTS. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

          (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

          (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (f) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

          (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          (h) None of the parties to any Contract is a Governmental Authority.

          4.10 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 LISTS all Intellectual Property owned by such Grantor in its own name on the date hereof.

          (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

          (c) Except as set forth in SCHEDULE 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                              SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the General Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          5.1 COVENANTS IN CREDIT AGREEMENT. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          5.2 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the General Administrative Agent, duly indorsed in a manner satisfactory to the General Administrative Agent, to be held as Collateral pursuant to this Agreement.

          5.3 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the General Administrative Agent and (ii) insuring such Grantor, the General Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the General Administrative Agent and the Lenders.

          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the General Administrative Agent of written notice thereof, (ii) name the General Administrative Agent as insured party or joint loss payee, (iii) if reasonably requested by the General Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the General Administrative Agent.

          (c) The Company shall deliver to the General Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of April in each calendar year and such supplemental reports with respect thereto as the General Administrative Agent may from time to time reasonably request.

          5.4 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          5.5 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the General Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the General Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the General Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the General Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any Jurisdiction with respect to the security interests created hereby.

          5.6 CHANGES IN LOCATIONS, NAME, etc. Such Grantor will not, except upon 15 days' prior written notice to the General Administrative Agent and delivery to the General Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the General Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

            (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on .SCHEDULE 5;

            (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

            (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the General Administrative Agent in connection with this Agreement would become misleading.

          5.7 NOTICES. Such Grantor will advise the General Administrative Agent and the Lenders promptly, in reasonable detail, of-

                (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the General Administrative Agent to exercise any of its remedies hereunder; and

                (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.8 PLEDGED SECURITIES. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued. in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the General Administrative Agent and the Lenders, hold the same in trust for the General Administrative Agent and the Lenders and deliver the same forthwith to the General Administrative Agent in the exact form received, duly indorsed by such Grantor to the General Administrative Agent, if required, together with an undated stork power covering such certificate duly executed in blank by such Grantor and with, if the General Administrative Agent so requests, signature guaranteed, to be held by the General Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the General Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the General Administrative Agent, be delivered to the General Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the General Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding anything to the contrary contained herein, in no event shall any Grantor be required to pledge more than 65% of the outstanding Capital Stock of any Foreign Subsidiary.

          (b) Without the prior written consent of the General Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the

          (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the General Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the General Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

          5.9 RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

          (b) Such Grantor will deliver to the General Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

          (c) If at any time the aggregate amount owing on all Accounts of all Grantors as to which a Governmental Authority is an obligor (collectively, "Total Government Accounts"), exceeds 10% (or, if an Event of Default shall have occurred and be continuing, 5%) of the aggregate amount owing on all Accounts of all Grantors (collectively, "Total Accounts"), such Grantor shall, if requested by the General Administrative Agent, at such Grantor's sole cost and expense, from and after the date on which such aggregate amount first exceeds such percentage (regardless of whether the aggregate amount owing on the Total Government Accounts shall equal less than 10% (or 5%, as the case may be) of the aggregate amount owing on the Total Accounts at any subsequent time), deliver to the General Administrative Agent such assignments, notices of assignment and other documents or information as shall be necessary or otherwise requested by the General Administrative Agent to permit the assignment hereunder of all Accounts as to which a Governmental Authority is an obligor pursuant to all applicable Requirements of Law (including, without limitation, the Assignment of Claims Act of 1940, as amended).

          5.10 CONTRACTS. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

          (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

          (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

          (d) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

          5.11 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the General Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (e) Such Grantor will notify the General Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the General Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the General Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the General Administrative Agent may request to evidence the General Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto, or represented thereby.

          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the General Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

          5.12 SPECIAL COVENANTS OF HOLDINGS. Holdings hereby covenants and agrees that:

                  (a) The terms of each of subsections 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9 and 9. 1 0 of the Credit Agreement shall apply to Holdings, MUTATIS MUTANDIS, to the same extent as if the references to a Borrower therein were references to Holdings, and Holdings will perform and satisfy all such covenants as so applied to it.

                  (b) Holdings shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in
         Section 9 or 10 of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of Holdings.

                  (c) Holdings shall not incur any Indebtedness or Guarantee Obligations, or make any investments in, or loans or advances to any Person, or merge or consolidate with any Person, or conduct, transact or otherwise engage, or commit to transact, conduct or otherwise engage, in any business or operations other than (i) the ownership of the capital stock of the Company and the exercise of rights and performance of obligations in connection therewith, (ii) the entry into, and exercise of rights and performance of obligations in respect of, this Agreement, the Seller Note, the California Bonds, Utah Bonds, the Westinghouse Debt Agreement, the Stock Purchase Agreement, equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, (iii) the offering, issuance and sale of its equity securities to the extent such offering, issuance or sale does not constitute a Change of Control or would be otherwise inconsistent with the provisions of the Credit Agreement, (iv) the entry into, and exercise of rights and performance of obligations in respect of, indentures, engagement letters, underwriting agreements and. other agreements in respect of Indebtedness permitted under clause
         (iii) above or any offering, issuance or sale thereof, and the offering, issuance and sale of its debt securities representing such Indebtedness, (v) the incurrence of Guarantee Obligations in the ordinary course of business in respect of the obligations of the Company and its Subsidiaries incurred in the ordinary course of business, (vi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (viii) the retention of transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (ix) the performance of obligations under and in compliance with its certificate of incorporation and bylaws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of the Company, (x) the incurrence and payment of any taxes for which it may be liable and (xi) other activities directly related to the foregoing.

                  (d) Holdings shall not (i) amend the subordination provisions of the Seller Note or the Westinghouse Debt Agreement or (ii) pay cash interest on the Seller Note prior to the second anniversary of the Closing Date.

                         SECTION 6. REMEDIAL PROVISIONS

          6.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) The General Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the General Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the General Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the General Administrative Agent to furnish to the General Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) The General Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the General Administrative Agent's direction and control, and the General Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the General Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the General Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the General Administrative Agent, subject to withdrawal by the General Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the General Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the General Administrative Agent's request, each Grantor shall deliver to the General Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          6.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The General Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the General Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

          (b) Upon the request of the General Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the General Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the General Administrative Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any Agreement giving rise thereto. Neither the General Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the General Administrative Agent or any Lender of any payment relating thereto, nor shall the General Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the General Administrative Agent shall have given notice to the relevant Grantor of the General Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; PROVIDED, however that no vote shall be cast or corporate right exercised or other action taken which, in the General Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the General Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the General Administrative Agent shall have the right to receive any and all cash dividends, payment's or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the General Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the General Administrative Agent or its nominee, and the General
Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the General Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the General Administrative Agent may determine), all without liability except to account for property actually received by it, but the General Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the General Administrative Agent in writing that
(x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the General Administrative Agent.

          6.4 PROCEEDS TO BE TURNED OVER TO GENERAL ADMINISTRATIVE AGENT. In addition to the rights of the General Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the General Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the General Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the General
Administrative Agent, if required). All Proceeds received by the General Administrative Agent hereunder shall be held by the General Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the General Administrative Agent in a Collateral Account (or by such Grantor in trust for the General Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Company and the General Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the General Administrative Agent's election, the General Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the General Administrative Agent may elect, and any part of such funds which the General Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the General Administrative Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit or Acceptance Notes shall be outstanding and the Commitments shall have terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

          6.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the General Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the General Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the General Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The General Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the General Administrative Agent's request, to assemble the Collateral and make it available to the General Administrative Agent at places which the General Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The General Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the General Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the General Administrative Agent may elect, and only after such application and after the payment by the General Administrative Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(l)(c) of the New York UCC, need the General Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the General Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.7 REGISTRATION RIGHts. (a) If the General Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the General Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the General Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the General Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all Jurisdictions which the General Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section II (a) of the Securities Act.

          (b) Each Grantor recognizes that the General Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The General Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the General Administrative Agent and the Lenders, that the General Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such

Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          6.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the General Administrative Agent or any Lender to collect such deficiency.

                   SECTION 7. THE GENERAL ADMINISTRATIVE AGENT

          7.1 GENERAL ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the General Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the General Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the General Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the General Administrative Agent may request to evidence the General Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof,

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the General Administrative Agent or as the General Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the General Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the General Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the General Administrative Agent were the absolute owner thereof for all purposes, and do, at the General Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the General Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the General Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 7.1(a) to the contrary notwithstanding, the General Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the General Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the General Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the General Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the General Administrative Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2 DUTY OF GENERAL ADMINISTRATIVE AGENT. The General Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall b- to deal with it in the same manner as the General Administrative Agent deals with similar property for its own account. Neither the General Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the General Administrative Agent and the Lenders hereunder are solely to protect the General Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the General Administrative Agent or any Lender to exercise any such powers. The General Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the General Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the General Administrative Agent reasonably determines appropriate to perfect the security interests of the General Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4 AUTHORITY OF GENERAL ADMINISTRATIVE A2ENT. Each Grantor acknowledges that the rights and responsibilities of the General Administrative Agent under this Agreement with respect to any action taken by the General Administrative Agent or the exercise or non-exercise by the General Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the General Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the General Administrative Agent and the Grantors, the General Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

          8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 14.1 of the Credit Agreement.

          8.2 Notices. All notices, requests and demands to or upon the General Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 14.2 of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

          8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the General Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the General Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the General Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the General Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4 ENFORCEMENT EXPENSES-, INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse each Lender and the General Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without litnitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the General Administrative Agent.

          (b) Each Guarantor agrees to pay, and to save the General Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the General Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this agreement to the extent the Company would be required to do so pursuant to subsection 14.5 of the Credit Agreement.

          (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the General Administrative Agent and the Lenders and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the General Administrative Agent.

          8.6 Set Off. Each Grantor hereby irrevocably authorizes the General Administrative Agent and each Lender at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the General Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the General Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the General Administrative Agent or such Lender hereunder and claims of every nature and description of the General Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the General Administrative Agent or such Lender may elect, whether or not the General Administrative Agent or any
Lender  has  made  any  demand  for  payment  and  although  such   obligations,
liabilities and claims may be contingent or unmatured. The General Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the General Administrative Agent or such Lender of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the General Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of -set-off) which the General Administrative Agent or such Lender may have.

          8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8 SEVERABILITY,. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the General Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the General Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.12  SUBMISSION  TO  JURISDICTION;   Waivers.   Each  Grantor  hereby
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof-,

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the General Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13 ACKNOWLEDGEMENTS. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the General Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the General Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

          8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.15 ADDITIONAL Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to subsection 9. 1 0(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          8.16 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations, the Acceptance Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit or Acceptance Notes shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the General Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the General Administrative Agent shall deliver to such Grantor any Collateral held by the General Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the General Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; PROVIDED that the Company shall have delivered to the General Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                           LES, INC.

                                           LAIDLAW ENVIRONMENTAL SERVICES, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (US),
                                              INC.
                                           LES MERGER, INC.
                                           LES ACQUISITION, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES OF
                                              ILLINOIS, INC.
                                           GSX CHEMICAL SERVICES OF OHIO, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (BDT),
                                               INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (FS),
                                               INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (GS),
                                               INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES OF
                                               CHATTANOOGA, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES OF
                                               WHITE CASTLE, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (RECOVERY), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (TS),
                                               INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (IMPERIAL VALLEY), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (LOKERN), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES OF
                                               CALIFORNIA, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES OF
                                               SOUTH CAROLINA, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (
                                               NORTH EAST), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (TES),
                                               INC.
                                           LAIDLAW CHEMICAL SERVICES, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (TOC),
                                               INC.

                                           LAIDLAW ENVIRONMENTAL SERVICES (TG),
                                               INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (ALTAIR), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (WT),
                                               INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES OF
                                               BARTOW, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (THERMAL TREATMENT), INC.
                                           LEMC, INC.
                                           LAIDLAW OSCO HOLDINGS, INC.

                                           LAIDLAW ENVIRONMENTAL SERVICES OF
                                               NASHVILLE, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (CLIVE), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (LONE
                                               AND GRASSY MOUNTAIN), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (TULSA), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (SAN ANTONIO), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (WICHITA), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               OF DELAWARE, INC.
                                           CORSAN TRUCKING, INC.
                                           USPCI, INC.  OF GEORGIA
                                           LAIDLAW ENVIRONMENTAL SERVICES (SAN
                                               JOSE), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (SAWYER), INC.
                                           CHEMCLEAR, INC.  OF LOS ANGELES
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (ROSEMOUNT), INC.
                                           LES HOLDING'S, INC.
                                           EAST CARBON DEVELOPMENT FINANCIAL
                                               PARTNERS, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (TUCKER), INC.
                                           NINTH STREET PROPERTIES, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (MT.
                                               PLEASANT), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (DEER
                                               TRAIL), INC.

                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (MINNEAPOLIS), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (LOS ANGELES), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (BATON ROUGE), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (PLAQUEMINE), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (BRIDGEPORT), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES (DEER
                                               PARK), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (TIPTON), INC.
                                           LAIDLAW ENVIRONMENTAL, INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (SUSSEX), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (GLOUCESTER), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (CUSTOM TRANSPORT), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES
                                               (ARAGONITE), INC.
                                           LAIDLAW ENVIRONMENTAL SERVICES DE
                                               MEXICO, S.A. DE C.V.
                                            LAIDLAW ENVIRONMEN.-AL SERVICES
                                               (PUERTO RICO), INC.

Acknowledged and Agreed to as
of the date hereof by:

TORONTO DOMINION (TEXAS), INC.,

as General Administrative Agent

By:  ________________________________
     Name:
     Title:

                                                                      SCHEDULE I
                                                                      ----------

                         NOTICE ADDRESSES OF GUARANTORS

The notice address for each of the Guarantors is:

                         1301 Gervais Street, Suite 300
                         Columbia, South Carolina 29201



                                                                                                      Schedule 2 to
                                                                                GUARANTEE AND COLLATERAL AGREEMENT
                                                                                ----------------------------------

                        DESCRIPTION OF PLEDGED SECURITIES

Pledged Stock:
                                                                      No. of
                                        Class of         Stock        Shares
Issuer                                   Stock          Cert. No.     Issued     Shareholder
------                                   -----          ---------     ------     -----------

LES, Inc. (fka Laidlaw Chem-            Common            6 & 7        212        Laidlaw Environmental
Waste, Inc.)                                                                      Services, Inc. (fka Rollins
                                                                                  Environmental Services, Inc.)

WHOLLY-OWNED SUBSIDIARIES

LES Acquisition, Inc.                   Common            001          1          LES, Inc.

Laidlaw Environmental                   Common            3 & 4        205        LES, Inc.
Services (US), Inc. /1/

LES Merger, Inc.                        Common            1            1000       Laidlaw Environmental
                                                                                  Services (US), Inc.

Laidlaw Environmental                   Common            2            500        Laidlaw Environmental
Services of Illinois, Inc.                                                        Services (US), Inc.

GSX Chemical Services of                Common            4            500        Laidlaw Environmental
Ohio, Inc.                                                                        Services (US), Inc.

Laidlaw Environmental                   Common            12           7,510      Laidlaw Environmental
Services (BDT), Inc.                                                              Services (US), Inc.


                                       1


Laidlaw Environmental                   Common            2            6,500      6,500 common shares (87%)
(FS), Inc.                                                                        Services issued to Laidlaw
                                                                                  Environmental Services
                                                                                  (US), Inc.

                                                          2            1,000      1,000 common shares (13%)
                                                                                  issued to Laidlaw
                                                                                  Environmental Services
                                                                                  (Altair), Inc.

Laidlaw Environmental                   Common            12           10         Laidlaw Environmental
Services (GS), Inc.                                                               Services (US), Inc.

Laidlaw Environmental                   Common            2            100        Laidlaw Environmental
Services of Chattanooga, Inc.                                                     Services (US), Inc.

Laidlaw Environmental                   Common            1            17,280     Laidlaw Environmental
Services of White Castle, Inc.                                                    Services (US), Inc.

Laidlaw Environmental                   Common            2            105        Laidlaw Environmental
Services (Recovery), Inc.                                                         Services (US), Inc.

Laidlaw Environmental                   Common            2            100        Laidlaw Environmental
Services (TS), Inc.                                                               Services (US), Inc.

Laidlaw Environmental                   Common            1            20         10 common shares (50%)
Services (Imperial Valley), Inc.                                                  issued to Laidlaw Environmental
                                                                                  Services of California, Inc.

                                                          2            10         10 common shares (50%)
                                                                                  issued to Laidlaw Environmental
                                                                                  Services (US), Inc

Laidlaw Environmental                   Common            2            13         3 common shares (23%)
Services (Lokern), Inc.                                                           issued to Laidlaw Environmental
                                                                                  Services (US), Inc.

                                        Common            1                       10 common shares (77%)
                                                                                  issued to Laidlaw Environmental
                                                                                  Services of California, Inc.

Laidlaw Environmental                   Common            3            100        Laidlaw Environmental Services
Services of California, Inc.  /2/                                                 (US), Inc.


                                        2


Laidlaw Environmental                   Common            222          1          Laidlaw Environmental Services
Services of South Carolina, Inc.                                                  (US), Inc.

Laidlaw Environmental                   Common            5            100        Laidlaw Environmental Services
Services (North East), Inc.                                                       (US), Inc.

Corsan Trucking, Inc.                   Common            4            1000       750 common shares (75%)
                                                                                  issued to Laidlaw
                                                                                  Environmental Services
                                                                                  (US), Inc.


                                                                                  250 common shares (25%)
                                                                                  issued to Laidlaw
                                                                                  Environmental Services
                                                                                  (US), Inc.

Laidlaw Environmental Services          Common            7            10,000     Laidlaw Environmental Services
                                                                                  (US), Inc.

Laidlaw Chemical Services,              Common            7            3,000      Laidlaw Environmental Services
Inc.                                                                              (US), Inc.

Laidlaw Environmental                   Common            3            100        Laidlaw Environmental Services
Services (TOC), Inc.                                                              (US), Inc.

Laidlaw Environmental                   Common           3            1,000      Laidlaw Environmental Services
Services (TG), Inc.                                                               (US), Inc.

Laidlaw Environmental                   Common            3            1,000      Laidlaw Environmental Services
Services (Altair), Inc.                                                           (US), Inc.

Laidlaw Environmental                   Common            C-1          201,000    Laidlaw Environmental Services
Services (WT), Inc.                                                               (US), Inc.

Laidlaw Environmental                   Common            2            1,000      Laidlaw Environmental Services
Services of Bartow, Inc.                                                          (US), Inc.

Laidlaw Environmental                  Common            1            100        Laidlaw Environmental Services
Services (Thermal Treatment),                                                     (US), Inc.
Inc.

LEMC, Inc.                              Common            1            10         Laidlaw Environmental Services
                                                                                  (US), Inc.

                                        3



Laidlaw Osco Holdings, Inc. /3/         Common            1            100        Laidlaw Environmental Services
                                                                                  (US), Inc.

Laidlaw Environmental                   Common            2            1,000      Laidlaw Osco Holdings, Inc.
Services of Nashville, Inc.

Laidlaw Environmental                   Common            11           1,000      Laidlaw Environmental Services
Services (Clive), Inc. fka                                                        (US), Inc.
USPCI Clive Incineration
Facility, Inc.

Laidlaw Environmental                   Common            9        3,076,872      Laidlaw Environmental Services
Services (Lone and Grassy                                                         (US), Inc.
Mountain), Inc. fka United
States Pollution Control, Inc.

Laidlaw Environmental                   Common            C-1          10,000     Laidlaw Environmental Services
Services (Tulsa), Inc. fka                                                        (US), Inc.
Hydrocarbon Recyclers, Inc.

Laidlaw Environmental                   Common            2            3,402      Laidlaw Environmental Services
Services (San Antonio), Inc.                                                      (US), Inc.
fka Hydrocarbon Recyclers, Inc.
of San Antonio

Laidlaw Environmental                   Common            2            100        Laidlaw Environmental Services
Services (Wichita), Inc.                                                          (US), Inc.
fka Hydrocarbon Recyclers, Inc.
of Wichita

Laidlaw Environmental                   Common            1            1,000      Laidlaw Environmental Services
Services of Delaware, Inc.                                                        (US), Inc.
fka Northeastern Remedial
Corporation

USPCI, Inc. of Georgia                  Common            1            100        Laidlaw Environmental Services
                                                                                  (US), Inc.

Laidlaw Environmental                   Common            C-1          100        Laidlaw Environmental Services
Services (San Jose), Inc. fka                                                     (US), Inc.
Solvent Service Co., Inc.


                                        4




Laidlaw Environmental                   Common            C-1          100        Laidlaw Environmental Services
Services (Sawyer), Inc. fka                                                       (US), Inc.
Municipal Services Corporation

Chemclear, Inc. of Los                  Common            1            1,000      Laidlaw Environmental Services
Angeles, Inc.                                                                     (US), Inc.

Laidlaw Environmental                   Common            1            5,000      Laidlaw Environmental Services
Services (Rosemount), Inc.                                                        (US), Inc.
fka Minnesota Industrial
Containment Facility, Inc.

/4/

LES Holdings, Inc. fka                  Common            1            1,000      Laidlaw Environmental Services
McDuffie County                                                                   (US), Inc.
Environmental Facility, Inc.

East Carbon Development                 Common            1            1,000      Laidlaw Environmental Services
Financial Partners, Inc.                                                          (US), Inc.

Laidlaw Environmental                   Common            1            100        Laidlaw Environmental Services
Services (Tucker), Inc. fka                                                       (US), Inc.
PPM, Inc. of Georgia

Ninth Street Properties, Inc.           Common            1            1,000      Laidlaw Environmental Services
                                                                                  (Tucker), Inc.

Laidlaw Environmental                   Common            2            1,000      LES, Inc.
Services (Mt. Pleasant), Inc.
fka Allworth of Tennessee, Inc.

Laidlaw Environmental                   Common            5            500        LES, Inc.
Services (Deer Trail), Inc. fka
Highway 36 Land
Development Co.

Laidlaw Environmental                   Common            11           3,000      LES, Inc.
Services (Minneapolis), Inc.
fka National Electric, Inc.
(Parent of Laidlaw
Environmental Services
(Aragonite), Inc.)


                                        5


Laidlaw Environmental                   Common           4            1,000      LES, Inc.
Services (Los Angeles), Inc.
fka Rollins O.P.C. Inc.

Laidlaw Environmental                   Common            2            1,000      LES, Inc.
Services (Baton Rouge), Inc.
fka Rollins Environmental
Services (LA) Inc.

Laidlaw Environmental                   Common            2            1,000      LES, Inc.
Services (Plaquemine), Inc.
fka Rollins Environmental
Services of Louisiana, Inc.

Laidlaw Environmental                   Common            7            1,000      LES, Inc.
Services (Bridgeport), Inc. fka
Rollins Environmental
Services (NJ) Inc.

Laidlaw Environmental                   Common            2            1,000      LES, Inc.
Services (Deer Park), Inc. fka
Rollins Environmental
Services (TX) Inc.

Laidlaw Environmental                   Common            3            1,000      LES, Inc.
Services (Tipton), Inc. fka
Tipton Environmental
Technology, Inc.

Laidlaw Environmental, Inc.             Common            2            1,000      LES, Inc.
fka Rollins Environmental, Inc.

Laidlaw Environmental                   Common            2            500        LES, Inc.
Services Sussex), Inc. fka
Sussex Contractors, Inc.

Laidlaw Environmental                   Common            3            1,000      LES, Inc.
Services (Gloucester), Inc. fka
Gloucester County
Construction Co.

Laidlaw Environmental                   Common            2            1,000      LES, Inc.
Services (Custom Transport),
Inc. fka Custom Environmental
Transport, Inc.

Laidlaw Environmental                   Common            3            1,000      Laidlaw Environmental Services
Services (Aragonite), Inc. fka                                                    (Minneapolis), Inc.
Aptus, Inc.


                                        6


OTHER U.S. SUBSIDIARIES AND
INVESTMENTS

/5/
/6/
/7/

Safety-Kleen Corp.                      Common            97086                   600100 issued to LES, Inc.
                                                          95677                   1000 issued to LES, Inc..

ViroGroup, Inc.                         Common                         795,214    397,607 common shares (50%)
                                                                                  issued to Laidlaw Osco
                                                                                  Holdings, Inc.


FOREIGN SUBSIDIARIES:

/8/

Laidlaw Environmental                   Common            4            1          issued to Laidlaw Chem-Waste
Services (Puerto Rico), Inc.                                                      Inc. now known as LES, Inc.

Laidlaw Environmental                   Class A           3            1600       1040 Class A shares issued to
Services (Canada) Ltd.                                                            LES, Inc.

                                        Class B           B-2          7300       4745 Class B shares issued to
                                                                                  LES, Inc.



                                       7


PLEDGED NOTES:


         ISSUER                     PAYEE                                       PRINCIPAL AMOUNT
         ------                     -----                                       ----------------
Safety-Kleen Corp.                  LES, Inc.                                   46,000,000

ViroGroup, Inc.   LES, Inc.         3,000,000

LES Acquisition, Inc.               Laidlaw Environmental Services, Inc.        575,325,906,409  /9/

LES Acquisition, Inc.               LES, Inc.                                   911,557,469.55

Sutton Street Realty Trust          Dizzy Bridge Realty Trust                   546,893.82 (as of January 1998)


/1/ UPC Holding Corp. was merged into Laidlaw Environmental Services (US), Inc. on May 23, 1997. UPC Holding Corp. formerly had 100 common shares issued to Laidlaw Environmental Services (US), Inc. on certificate number 3. USPCI, Inc. was also merged in Laidlaw Environmental Services (US), Inc. on May 23, 1997. USPCI, Inc. formerly had 1000 common shares issued to UPC Holding Corp. on stock certificate A. Redox, Inc. was merged into Laidlaw Environmental Services (US), Inc. on August 22, 1997. Redox, Inc. formerly had 100 common shares issued to Laidlaw Environmental Services (US), Inc. on stock certificate number 3.

/2/ Greenfield Services Corporation was merged into Laidlaw Environmental Services of California, Inc. on July 30, 1997, Greenfield Services Corporation formerly had 100,000 shares of common stock issued to Laidlaw Environmental Services (US), Inc.. on certificate number 2. Master Wash Products, Inc.. formerly had 5,100,000 shares of common stock issued to Laidlaw Environmental Services (US) on certificate number C101.

/3/ Osco Environmental Services, Inc. was merged into Laidlaw Osco Holdings, Inc. on August 21, 1997, Osco Environmental Services, Inc. formerly had 100 shares of common stock issued to Laidlaw Osco Holdings, Inc. on certificate number 2.

/4/  USPCI of Pennsylvania, Inc. was dissolved on August 15, 1997.

/5/ USPCI of Mississippi, Inc. has 2,000 common shares, certificate number 1R, previously pledged to John L. Maxey II as Escrow Agent under terms of First Amendment of Shareholder Agreement pursuant to Merger governing the USPCI of Mississippi, Inc. stock dated January 5, 1996.

/6/ Osco Treatment Systems of Mississippi, Inc. has 1,000 common shares, certificate number 13, previously pledged on 1/5/96 to Jon L. Maxey II as Escrow Agent under the terms of Shareholder Agreement governing OSCO Treatment Systems of Mississippi, Inc., stock made 1/5/96.

/7/ ECDC Environmental, L.C. was sold to Allied Waste Industries, Inc. on November 30, 1997.

/8/ Laidlaw Environmental Services of Mexico, S.A. de C.V. was removed since it is not now and was not previously a subsidiary of Laidlaw Environmental Services, Inc. Shares of this corporation are owned by Laidlaw Investments Ltd., a subsidiary of Laidlaw Inc.

/9/ A portion of the indebtedness evidenced by these promissory notes will be contributed by the Company, at the time of the Merger, to the capital of Safety-Kleen (as surviving corporation of the Merger); accordingly, on the Merger Date, these promissory notes will be released by the General administrative Agent and replaced by promissory notes in a lesser principal amount.

                                                                      Schedule 3

                            UCC FILING JURISDICTIONS
                      LAIDLAW ENVIRONMENTAL SERVICES, INC.


COMPANY NAME                                                        JURISDICTION
------------                                                        ------------

Chemclear, Inc. of Los Angeles                       Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Corsan Trucking, Inc.                                Louisiana*
                                                         East Baton Rouge Parish
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

East Carbon Development Financial Partners, Inc.     South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Utah*
                                                         Secretary of State

GSX Chemical Services of Ohio, Inc.                  Ohio*
                                                         Secretary of State
                                                         Cuyahoga County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Chemical Services, Inc.                      Massachusetts*
                                                         Secretary of State
                                                         Essex County
                                                         South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental, Inc.                          Delaware*
                                                         Secretary of State
                                                     Michigan
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                     Richland County

Laidlaw Environmental Services (Altair), Inc.        South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Texas*
                                                         Secretary of State

Laidlaw Environmental Services (Aragonite), Inc.     Delaware*
                                                         Secretary of State
                                                     Kansas
                                                         Secretary of State

                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

                                                     Utah
                                                         Secretary of State

Laidlaw Environmental Services (Baton Rouge), Inc.   Delaware*
                                                         Secretary of State
                                                     Louisiana
                                                         East Baton Rouge Parish
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (BDT), Inc.           New York*
                                                         Secretary of State
                                                         Erie County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Bridgeport), Inc.    Delaware*
                                                         Secretary of State
                                                     New Jersey
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Clive)               Oklahoma*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Utah
                                                         Secretary of State

Laidlaw Environmental Services (Custom              Delaware*
Transport), Inc.                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Deer Park), Inc.     Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

                                                     Texas
                                                         Secretary of State


Laidlaw Environmental Services (Deer Trail), Inc.    Colorado*
                                                         Secretary of State
                                                         Arapahoe County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (FS), Inc.            Delaware*
                                                         Secretary of State
                                                     Indiana
                                                         Secretary of State
                                                         Madison County
                                                     Louisiana
                                                         Calcasieu Parish
                                                         East Baton Rouge Parish
                                                         Iberville Parish
                                                         St. Charles Parish
                                                     Michigan
                                                         Secretary of State
                                                     South Carolina
                                                Secretary of State
                                                         Richland County
                                                     Texas
                                                         Secretary of State

Laidlaw Environmental Services (Gloucester), Inc.    Delaware*
                                                         Secretary of State
                                                     Louisiana
                                                         East Baton Rouge Parish
                                                     New Jersey
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Texas
                                                         Secretary of State

Laidlaw Environmental Services (GS), Inc.            Alaska
                                                         Secretary of State
                                                         Anchorage County
                                                         Fairbanks North County
                                                     California
                                                         Secretary of State

                                                         Alameda County
                                                         Orange County
                                                         Sacramento County
                                                         San Diego County
                                                         Santa Barbara County
                                                         Santa Clara County
                                                     Colorado
                                                         Secretary of State
                                                     Georgia
                                                         Bibb County
                                                     Kansas
                                                         Secretary of State
                                                     Oklahoma
                                                         Oklahoma County
                                                     Pennsylvania
                                                         Secretary of State
                                                         Dauphin County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Tennessee*
                                                         Secretary of State
                                                     Utah
                                                         Secretary of State

Laidlaw Environmental Services (Imperial             California*
Valley), Inc.                                            Secretary of State
                                                         Imperial County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Lokern), Inc.        California*
                                                         Secretary of State
                                                         Kern County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Lone and Grassy      Colorado
Mountain), Inc.                                          Secretary of State
                                                     Oklahoma*
                                                         Secretary of State
                                                         Woods County
                                                     South Carolina
                                                         Secretary of State

                                                         Richland County
                                                     Utah
                                                         Secretary of State

Laidlaw Environmental Services (Los Angeles), Inc.   California*
                                                         Secretary of State
                                                         Los Angeles County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Minneapolis), Inc.   Minnesota*
                                                         Secretary of State
                                                         Dakota County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Mt. Pleasant), Inc.  South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Tennessee*
                                                         Secretary of State

Laidlaw Environmental Services (North East), Inc.    Connecticut
                                                         Secretary of State
                                                         New Haven County
                                                     Massachusetts
                                                         Secretary of State
                                                         Essex County
                                                     New Hampshire*
                                                         Secretary of State
                                                         Rockingham County
                                                     New York
                                                         Secretary of State
                                                         Onondaga County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Plaquemine), Inc.    Delaware*
                                                         Secretary of State
                                                     Louisiana
                                                         Iberville Parish
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Recovery), Inc.      Louisiana*
                                                         Acadia Parish
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Rosemount), Inc.     Minnesota*
                                                         Secretary of State
                                                         Dakota County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (San Antonio), Inc.   South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Texas*
                                                         Secretary of State

Laidlaw Environmental Services (San Jose), Inc.      California*
                                                         Secretary of State
                                                         Santa Clara County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Sawyer), Inc.        North Dakota
                                                         Secretary of State
                                                         Ward County
                                                     Oklahoma*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Sussex), Inc.        Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (TES), Inc.           Louisiana
                                                         East Baton Rouge Parish
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Texas*
                                                         Secretary of State

Laidlaw Environmental Services (TG), Inc.            Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Lexington County
                                                         Richland County
                                                         Spartanburg County

Laidlaw Environmental Services (Thermal              Delaware*
Treatment), Inc.                                         Secretary of State
                                                     Louisiana
                                                         Grant Parish
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Tipton), Inc.        Delaware*
                                                         Secretary of State
                                                     Missouri
                                                         Secretary of State
                                                         Moniteau County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (TOC), Inc.           South Carolina*
                                                         Secretary of State
                                                         Richland County
                                                         Spartanburg County

Laidlaw Environmental Services (TS), Inc.            Alabama
                                                         Secretary of State
                                                     Delaware*
                                                         Secretary of State
                                                     Florida
                                                         Secretary of State
                                                         Duval County
                                                         Pinellas County
                                                     Georgia
                                                         Dekalb County
                                                     Maryland
                                                         Secretary of State
                                                     Missouri
                                                         Secretary of State
                                                         St. Louis County

                                                     New Jersey
                                                         Secretary of State
                                                     North Carolina
                                                         Secretary of State
                                                         Rockingham County
                                                     Ohio
                                                         Secretary of State
                                                         Montgomery County
                                                     Pennsylvania
                                                         Secretary of State
                                                         Delaware County
                                                     South Carolina
                                                         Lexington County
                                                         Richland County
                                                     Tennessee
                                                         Secretary of State
                                                     Virginia
                                                         Secretary of State
                                                         Montgomery County
                                                     West Virginia
                                                         Secretary of State
                                                         Ohio County

Laidlaw Environmental Services (Tucker), Inc.        Georgia*
                                                         De Kalb County
                                                     Kansas
                                                         Secretary of State
                                                     Missouri
                                                         Secretary of State
                                                         Jackson County
                                                     Ohio
                                                         Secretary of State
                                                         Ashtabula County
                                                         Summit County
                                                     Pennsylvania
                                                         Secretary of State
                                                         Philadelphia County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (Tulsa), Inc.         Oklahoma*
                                                         Secretary of State
                                                         Tulsa County

                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (US), Inc.            Delaware*
                                                         Secretary of State
                                                     Massachusetts
                                                         Secretary of State
                                                         Essex County
                                                     Oklahoma
                                                         Oklahoma County
                                                         Tulsa County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Texas
                                                         Secretary of State
                                                     Utah
                                                         Secretary of State

Laidlaw Environmental Services (Wichita), Inc.           Colorado
                                                         Denver County
                                                     Kansas*
                                                         Secretary of State
                                                         Sedgwick County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services (WT), Inc.            Ohio*
                                                         Secretary of State
                                                         Franklin County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Tennessee
                                                         Secretary of State

Laidlaw Environmental Services, Inc.                 Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services of Bartow, Inc.       Florida*
                                                         Secretary of State
                                                         Polk County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services of California, Inc.   Arizona
                                                         Secretary of State
                                                         Maricopa County
                                                     California*
                                                         Secretary of State
                                                         Contra Costa County
                                                         San Diego County
                                                         Santa Clara County
                                                     Nevada
                                                         Secretary of State
                                                         Washoe County
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services of Chattanooga, Inc.  South Carolina
                                                         Secretary of State
                                                         Richland County
                                                     Tennessee*
                                                         Secretary of State

Laidlaw Environmental Services of Delaware, Inc.     Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw Environmental Services of Illinois, Inc.     Illinois*
                                                         Secretary of State
                                                         Winnebago County
                                                     Michigan
                                                         Secretary of State
                                                     Minnesota
                                                         Secretary of State
                                                         Dakota County
                                                     South Carolina
                                                     Secretary of State
                                                         Richland County

Laidlaw Environmental Services of Nashville, Inc.    South Carolina
                                                         Secretary of State
                                                         Richland County

                                                     Tennessee*
                                                         Secretary of State

Laidlaw Environmental Services of South              South Carolina*
Carolina, Inc.                                           Secretary of State
                                                         Richland County
                                                         Sumter County

Laidlaw Environmental Services of White  Colorado*
Castle, Inc.                                             Secretary of State
                                                     Louisiana
                                                         Iberville Parish
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

LEMC, Inc.                                           Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Laidlaw OSCO Holdings, Inc.                          Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

LES Acquisition, Inc.                                Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

LES Holding's, Inc.                                  Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

LES, Inc.                                            Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

LES Merger, Inc.                                     Delaware*
                                                         Secretary of State


                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

Ninth Street Properties, Inc.                        Missouri*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

USPCI, Inc. of Georgia                               Delaware*
                                                         Secretary of State
                                                     South Carolina
                                                         Secretary of State
                                                         Richland County

* Denotes State of Incorporation


                          FIXTURE FILING JURISDICTION

COMPANY NAME                                                       JURISDICTION
------------                                                       ------------

GSX Chemical Services of Ohio, Inc.                                Cuyahoga County, OH
Laidlaw Chemical Services, Inc.                                    Essex County, MA
Laidlaw Environmental Services (Altair), Inc.                      Colorado County, TX
Laidlaw Environmental Services (Aragonite), Inc.                   Montgomery County, KS
                                                                   Dakota County, MN
                                                                   Tooele County, UT
Laidlaw Environmental Services (Baton Rouge), Inc.                 East Baton Rouge Parish, LA
Laidlaw Environmental Services (BDT), Inc.                         Erie County, NY
Laidlaw Environmental Services (Bridgeport), Inc.                  Gloucester County, NJ
Laidlaw Environmental Services (Clive)                             Tooele County, UT
Laidlaw Environmental Services (Deer Park), Inc.                   Harris County, TX
Laidlaw Environmental Services (Deer Trail), Inc.                  Adams County, CO
Laidlaw Environmental Services (FS), Inc.                          Iberville Parish, LA
                                                                   Webster Parish, LA
                                                                   Genesee County, MI
                                                                   Harris County, TX
                                                                   Jefferson County, TX
Laidlaw Environmental Services (GS), Inc.                          Shelby County, TN
                                                                   Ozaukee County, WI
Laidlaw Environmental Services (Imperial Valley), Inc.             Imperial County, CA
Laidlaw Environmental Services (Lokern), Inc.                      Kern County, CA
Laidlaw Environmental Services (Lone and Grassy Mountain), Inc.    Tooele County, UT
                                                                   Major County, OK
Laidlaw Environmental Services (Los Angeles), Inc.                 Los Angeles County, CA
Laidlaw Environmental Services (Mt. Pleasant), Inc.                Maury County, TN
Laidlaw Environmental Services (North East), Inc.                  Essex County, MA
                                                                   Hartford County, CT
Laidlaw Environmental Services (Plaquemine), Inc.                  Iberville Parish, LA
Laidlaw Environmental Services (Recovery), Inc.                    Acadia Parish, LA
Laidlaw Environmental Services (Rosemount), Inc.                   Dakota County, MN
Laidlaw Environmental Services (Sawyer), Inc.                      Ward County, ND
Laidlaw Environmental Services (TES), Inc.                         Dallas County, TX
                                                                   Harris County, TX
Laidlaw Environmental Services (Thermal Treatment), Inc.           Parish of Grant, LA
Laidlaw Environmental Services (TOC), Inc.                         Spartanburg County, SC
Laidlaw Environmental Services (TS), Inc.                          Pinellas County, FL
                                                                   Prince Georges County, MD
                                                                   Essex County, NJ
                                                                   Rockingham County, NC
                                                                   Montgomery County, OH
                                                                   Robertson County, TN
                                                                   Montgomery County, VA
                                                                   Ohio County, WV


                                       13


Laidlaw Environmental Services (Tucker), Inc.                      De Kalb County, GA
                                                                   Jackson County, MO
                                                                   Ashtabula County. OH
                                                                   Summit County, OH
                                                                   Philadelphia County, PA
                                                                   Johnson County, KS
Laidlaw Environmental Services (Tulsa), Inc.                       Tulsa County, OK
Laidlaw Environmental Services (WT), Inc.                          Franklin County, OH
                                                                   Davidson County, TN
Laidlaw Environmental Services of Bartow, Inc.                     Polk County, FL
Laidlaw Environmental Services of California, Inc.                 Maricopa County, AZ
                                                                   Contra Costa County, CA
                                                                   Los Angeles County, CA
                                                                   Sacramento County, CA
                                                                   San Bernadino County, CA
                                                                   San Diego County, CA
                                                                   Santa Clara County, CA
                                                                   Washoe County, NV
Laidlaw Environmental Services of Chattanooga, Inc.                Hamilton County, TN
Laidlaw Environmental Services of Illinois, Inc.                   Winnebago County, IL
Laidlaw Environmental Services of Nashville, Inc.                  Davidson County, TN
Laidlaw Environmental Services of South Carolina, Inc.             Sumter County, SC
Laidlaw Environmental Services of White Castle, Inc.               Iberville Parish, LA
Laidlaw Environmental Services (San Antonio), Inc.                 Bexar County, TX
                                                                   El Paso County, TX
Laidlaw Environmental Services (Wichita), Inc.                     Sedgwick County, KS


                                       14

                                                                   Schedule 4 to
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
                       CORPORATE ORGANIZATIONAL STRUCTURE
                       ----------------------------------
       -------------------------------------------------------------------------
       The following list sets forth the  subsidiaries of  Laidlaw Environmental
       Services, Inc.  as of APRIL 3, 1998.    Parent  subsidiary  relations are
       indicated by  indentations.  Unless  otherwise  indicated,  100%  of  the voting  securities of each subsidiary is owned by the indicated parent of such subsidiary.
       -------------------------------------------------------------------------
The Chief Executive Office for each company is 1301 Gervais Street, Suite 300, Columbia, South Carolina 29201
 =============================================================================================================
                                                                                               State of
                                                                                             Incorporation
-------------------------------------------------------------------------------------------- ----------------
     Laidlaw Environmental Services (US), Inc.                                                  Delaware
---- -----------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Lone and Grassy Mountain), Inc.                       Oklahoma
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Tulsa), Inc.                                     Oklahoma
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Laidlaw Environmental Services (San Antonio), Inc.                          Texas
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                    Laidlaw Environmental Services (Wichita), Inc.                              Kansas
---- ---- ---- ----  -------------------------------------------------------------------------  --- ----------
               USPCI of Mississippi, Inc. (50%)                                                 Mississippi
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services of Delaware, Inc.                                 Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    ECDC East, L.C. (80%)                                                       Utah
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                    ECDC Services, L.C. (80%)                                                   Utah
---- ---- --------- --------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Rosemount), Inc.                                      Minnesota
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Sawyer), Inc.                                         Oklahoma
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Tucker), Inc.                                         Georgia
---- ---- ------------------------------------------------------------------------------------  --------------
               Ninth Street Properties, Inc.                                                    Missouri
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (San Jose), Inc.                                       California
---- ---- ------------------------------------------------------------------------------------  --------------
          Chemclear, Inc. of Los Angeles                                                        Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          USPCI, Inc. of Georgia                                                                Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          LES Holdings, Inc.                                                                   Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          East Carbon Development Financial Partners, Inc.                                      Utah
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Imperial Valley), Inc. (50%)                          California
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Lokern), Inc. (23%)                                   California
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (North East), Inc.                                     New Hampshire
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Recovery), Inc.                                       Louisiana
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (TES), Inc.                                            Texas
---- ---- ------------------------------------------------------------------------------------  --------------
               Corsan Trucking, Inc. (25%)                                                      Louisiana
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (TG), Inc.                                             Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (TOC), Inc.                                            South Carolina
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (TS), Inc.                                             Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Thermal Treatment), Inc.                              Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Corsan Trucking, Inc. (75%)                                                           Louisiana
---- ---- ------------------------------------------------------------------------------------  --------------
          GSX Chemical Services of Ohio, Inc.                                                   Ohio
---- ---- ------------------------------------------------------------------------------------  --------------
          LEMC, Inc.                                                                            Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Chemical Services, Inc.                                                       Massachusetts
---- ---- ------------------------------------------------------------------------------------  --------------

                                       1

---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Altair), Inc.                                         Texas
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (FS), Inc. (13%)                                  Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (BDT), Inc.                                            New York
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (FS), Inc. (86%)                                       Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (GS), Inc.                                             Tennessee
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Clive), Inc.                                          Oklahoma
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (WT), Inc.                                             Ohio
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw OSCO Holdings, Inc.                                                           Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services of Nashville, Inc.                                Tennessee
---- ---- ---- -------------------------------------------------------------------------------  --------------
               OSCO Treatment Systems of Mississippi, Inc. (50%)                                Tennessee
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of Bartow, Inc.                                        Florida
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of California, Inc.                                    California
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Lokern), Inc. (77%)                              California
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Imperial Valley), Inc. (50%                      California
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of Chattanooga, Inc.                                   Tennessee
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of Illinois, Inc.                                      Illinois
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of South Carolina, Inc.                                South Carolina
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services of White Castle, Inc.                                  Colorado
---- ---- ------------------------------------------------------------------------------------  --------------
               LES Merger, Inc.                                                                 Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Puerto Rico), Inc.                                    Puerto Rico
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Bridgeport), Inc.                                     Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Deer Park), Inc.                                      Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Baton Rouge), Inc.                                    Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Plaquemine), Inc.                                     Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Custom Transport), Inc.                               Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Los Angeles), Inc.                                    California
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Tipton), Inc.                                         Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Gloucester), Inc.                                     Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Deer Trail), Inc.                                     Colorado
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Mt. Pleasant), Inc.                                   Tennessee
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Minneapolis), Inc.                                    Minnesota
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Aragonite), Inc.                                 Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Sussex), Inc.                                         Delaware
---- ---- ------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental, Inc.                                                           Delaware

==============================================================================================================
          LES Acquisition, Inc.                                                                 Delaware
==== ==== ====================================================================================  ==============
          SAFETY-KLEEN CORP. /1/                                                                 Wisconsin
==== ==== ====================================================================================  ==============
               Curbside, Inc. (49%)                                                             California
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Dirt Magnet, Inc.                                                                Colorado
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    The Midway Gas & Oil Company                                                Colorado
---- ---- ---- ---- --------------------------------------------------------------------------  --------------

/1/  On the Merger Date Safety-Kleen Corp. will merge with LES Acquisition, Inc. with the surviving corporation being Safety-Kleen Corp.


                                        2

               Safety-Kleen Canada, Inc.                                                        Ontario
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Environment Services et Machineries, Inc.                                 Quebec
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Elgint Corp.                                                                     Nevada
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Ilium B.V.                                                                       Dutch
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Safety-Kleen Espana S.A. (50%)                                              Spain
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Safety-Kleen Espana S.A. (50%)                                                   Spain
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Membrex, Inc. (6%)                                                               Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Nucer, Inc.                                                                      Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Safety-Kleen Envirosystems Company                                          California
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                         Safety-Kleen Envirosystems Company of Puerto Rico, Inc.                Indiana
---- ---- ---- ---- ---- ---------------------------------------------------------------------  --------------
               Petrocon, Inc.                                                                   Delaware
---- ---- ---- ------------------------------------------------------------------------------  --------------
               Phillips Acqusition Corp.                                                        Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Aviation, Inc.                                                      Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               SK Insurance Company                                                             Vermont
---- ---- ---- -------------------------------------------------------------------------------  --------------
               SK Real Estate, Inc.                                                             Illinois
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Belgium, S.A.                                                       Belgium
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Beteiligungs - GmbH                                                 Germany
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Safety-Kleen Grundbesitz GmbH                                               Germany
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                    Safety-Kleen Deutschland GmbH                                               Germany
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                         Orm-Bergold Chemie GmbH & Co. KG (50%)                                 German Ptnsp.
---- ---- ---- ---- ---- ---------------------------------------------------------------------  --------------
                         Orm-Chemie GmbH                                                        Germany
---- ---- ---- ---- ---- ---------------------------------------------------------------------  --------------
                              Orm-Bergold Chemie GmbH & Co. KG  (50%)                           German Ptnsp.
---- ---- ---- ---- ---- ---- ----------------------------------------------------------------  --------------
               Safety-Kleen (France) S.A.                                                       French
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen International, Inc.                                                 Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen U.K. Limited                                                        UK
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Safety-Kleen Ireland Limited                                                Ireland
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Safety-Kleen Italia S.p.A.                                                       Italy
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Oil Recovery Co.                                                    Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Safety-Kleen Oil Services, Inc.                                                  Delaware
---- ---- ---- -------------------------------------------------------------------------------  --------------
               The Solvents Recovery Service of New Jersey, Inc.                                New Jersey
---- ---- ---- -------------------------------------------------------------------------------  --------------
               3E Company Environmental, Ecological and Engineering (80%)                       California
---- ---- ---- -------------------------------------------------------------------------------  --------------
----------------------------------------------------------------------------------------------  --------------
          Laidlaw Environmental Services (Canada) Ltd.                                          Canada
---- ---- ------------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services Ltd.                                              Ontario
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Laidlaw Environmental Services (B.C.) Ltd.                                  Canada
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Sarnia) Ltd.                                     Ontario
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    1197296 Ontario Inc.                                                        Ontario
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Quebec) Ltd.                                     Quebec
---- ---- ---- -------------------------------------------------------------------------------  --------------
                    Laidlaw Environmental Services (Mercier) Ltd.                               Quebec
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
                    Les Entreprises D'Incineration Industrielle Tricil Inc.                     Quebec
---- ---- ---- ---- --------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Ryley) Ltd.                                      Alberta
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Atlantic) Limited                                Nova Scotia
---- ---- ---- -------------------------------------------------------------------------------  --------------
               Laidlaw Environmental Services (Guelph), Inc.                                    Ontario

==============================================================================================================


SCHEDULE 5  LOCATION OF INVENTORY AND EQUIPMENT

========================================================== ============================================================== ==========
                     NAME OF GRANTOR                        LOCATION OF INVENTORY AND EQUIPMENT    OTHER LOCATIONS
                                                                                                      (ADDRESS)

----------------------------------------------------------- -------------------------------------- ---------------------------------
GSX Chemical Services of Ohio, Inc.                         7415 Bessemer Avenue                   2516 Train Ave.
                                                            Cleveland, OH 44127                    Cleveland OH 44113
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Tulsa), Inc.                5324 W 46th Str South                  None
                                                            Tulsa, OK 74107
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (San Antonio), Inc.          4303 Profit Drive                      4403 Dividend  Ste 101
                                                            San Antonio, TX 78219                  San Antonio TX 78219
                                                                                                   ---------------------------------
                                                                                                   11520 Confederate Drive
                                                                                                   El Paso TX 79936
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Wichita), Inc.              2549 N New York Street                 4770 Forest Street, Suite E
                                                            Wichita, KS 67219                      Denver, CO 80216
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Chemical Services, Inc.                             221 Sutton Street                      300 Canal Street
                                                            North Andover, MA 01845                Lawrence, MA 01845
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Altair), Inc.               P.O. Box 226                           None
                                                            Altair, TX 77412
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Atlantic ) Limited          P.O. Box 188                           10 Thornhill Drive Unit #2
                                                            640 McElmon Rd                         Dartmouth, Nova Scotia B3B 1F1
                           Debert, Nova Scotia B0M 1G0
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (B.C.) Ltd.                  7483 Progress Way                      7842 Progress Way
                                                            Delta, British Columbia V4G 1A3        Delta, BC   V4G 1A4
                                                                                                   ---------------------------------
                                                                                                   9842 Milwaukee Way
                                                                                                   Prince George, BC  V2I 2C2
                                                                                                   ---------------------------------
                                                                                                   2789 Highway 97N
                                                                                                   Kelowna, BC V1X 4J8
                                                                                                   ---------------------------------
                                                                                                   7783 Progress Way
                                                                                                   Delta, BC V4G 1A3
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (BDT), Inc.                  4255 Research Parkway                  None
                                                            Clarence, NY 14031

                                                                               2



----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services de Mexico, S.A. de C.V.      Blbd. Miguel de la Madrid, S/N         None
                                                            Jardines del Aeropuerto
                          Cuidad Juarez, Chih., Mexico
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (FS), Inc.                   2202 Genoa Red Bluff Road              4475 Dort Highway
                                                            Houston, TX 77034                      Burton MI 48529
                                                                                                   ---------------------------------
                                                                                                   * 12501 Strang Road
                                                                                                   La Porte, TX 77571
                                                                                                   ---------------------------------
                                                                                                   *Hwy 225
                                                                                                   Deer Park, TX
                                                                                                   ---------------------------------
                                                                                                   *Hwy 35 South & FM 524
                                                                                                   Sweeny, TX 77480
                                                                                                   ---------------------------------
                                                                                                   *Tidal Road
                                                                                                   Deer Park, TX
                                                                                                   ---------------------------------
                                                                                                   *Hwy 3142
                                                                                                   Taft, LA 70057
                                                                                                   ---------------------------------
                                                                                                   2027 Battleground Road
                                                                                                   La Porte, TX 77571
                                                                                                   ---------------------------------
                                                                                                   13351 Scenic Hwy
                                                                                                   Baton Rouge, LA 70807-1021
                                                                                                   ---------------------------------
                                                                                                   518 Andover Road
                                                                                                   Anderson IN 46013
                                                                                                   ---------------------------------
                                                                                                   130 Production Drive
                                                                                                   Sulphur, LA 70663
                                                                                                   ---------------------------------
                                                                                                   52735 Clark Road
                                                                                                   White Castle LA 70788
                                                                                                  ----------------------------------

                                                                               3

                                                                                                   P. O. Box 5618 (77640-0618)
                                                                                                   Highway #73
                                                                                                   Port Arthur TX 77640
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (GS), Inc.                   902 South Main Street                  76 Cobb Street
                                                            Saukville, WI 53080                    Atoka, TN 38004
                                                                                                   ---------------------------------
                                                                                                   3528 Industrial Way
                                                                                                   Fairbanks AK 99701
                                                                                                   ---------------------------------
                                                                                                   6414 South Eastern Ave.
                                                                                                   Oklahoma City, OK 73149-5134
                                                                                                   ---------------------------------
                                                                                                   Contractor Trailer Yard
                                                                                                   Corner of Dean and Kilzer
                                                                                                   McClellan AFB
                                                                                                   North Highlands, CA 95652
                                                                                                   ---------------------------------
                                                                                                   3536 Fite Road
                                                                                                   Millington, TN 38053
                                                                                                   ---------------------------------
                                                                                                   11770 E. Warner Ave. Suite 226
                                                                                                   Fountain Valley, CA 92708
                                                                                                   ---------------------------------
                                                                                                   2381 Mariner Square Dr. Suite 175
                                                                                                   Alameda CA 94501
                                                                                                   ---------------------------------
                                                                                                   155 West 1st Avenue
                                                                                                   Anchorage AK 99501
                                                                                                   ---------------------------------
                                                                                                   2732 South 3600 West Suite H
                                                                                                   West Valley City UT 84119
                                                                                                   ---------------------------------
                                                                                                   Stark Road Bldg. 6672/CHWSF
                                                                                                   Dugway, UT 84022
                                                                                                   ---------------------------------
                                                                                                   3902 Northside Dr. Suite B-5
                                                                                                   Macon GA 31210
                                                                                                   ---------------------------------
                                                                                                   1031 Bay Blvd. Suite K
                                                                                                   Chula Vista, CA 91911
                                                                                                   ---------------------------------

                                                                               4

                                                                                                   Golden Sands Building #8, Suite 4
                                                                                                   Dubai, UAE
                                                                                                   ---------------------------------
                                                                                                   NASA Ames Research
                                                                                                   Mail Stop 19-21
                                                                                                   Moffett Field CA 94035-1000
                                                                                                   ---------------------------------
                                                                                                   8th Floor SISMO Bldg.
                                                                                                   P.O. Box 1082
                                                                                                   Damman, Saudi Arabia 31431
                                                                                                   ---------------------------------
                                                                                                   8437 Quivira Road
                                                                                                   Lenexa, KS 66215
                                                                                                   ---------------------------------
                                                                                                   270 Storke Road, Suite 6
                                                                                                   Goleta, CA 93117
                                                                                                   ---------------------------------
                                                                                                   6130 Old Jonestown Rd, Suite A
                                                                                                   Harrisburg, PA 17112
                                                                                                   ---------------------------------

                                                                                                   72nd & Quebec Street Bldg 785
                                                                                                   Commerce City, CO 80022
                                                                                                   ---------------------------------
                                                                                                   401 Ponce de Leon Ave.
                                                                                                   Puerta de la Tierra
                                                                                                   San Juan, PR 00906
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Imperial Valley), Inc.      5295 South Garvey Rd                   None
                                                            Westmorland, CA 92281
                                                                                                   ---------------------------------

----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Lokern), Inc.               2500 West Lokern Rd                    None
                                                            Buttonwillow, CA 93206
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services Ltd.                         7483 Progress Way                      7842 Progress Way
                                                            Delta, British Columbia V4G 1A3        Delta, BC   V4G 1A4
                                                                                                   ---------------------------------
                                                                                                   1790 Ironstone Drive
                                                                                                   Burlington, Ontario L7L 5V3
                                                                                                   ---------------------------------

                                                                               5
                                                                                                   4090 Telfer Rd RR#1
                                                                                                   Corunna, Ontario N0N 1G0
                                                                                                   ---------------------------------
                                                                                                   2128 River Road
                                                                                                   London, Ontario N6A 4C3
                                                                                                   ---------------------------------
                                                                                                   551 Avonhead Road
                                                                                                   Mississauga, Ontario L5J 4B1
                                                                                                   ---------------------------------
                                                                                                   1831 Allanport Road
                                                                                                   Thorold, Ontario L2V 3Y9
                                                                                                   ---------------------------------
                                                                                                   1829 Allanport Road
                                                                                                   Thorold, Ontario L2V 3Y9
                                                                                                   ---------------------------------
                                                                                                   5369 Maingate Drive
                                                                                                   Mississauga, Ontario L4W 1G6
                                                                                                   ---------------------------------
                                                                                                   12851 No. 5 Road
                                                                                                   Richmond, BC V7A 4E9
                                                                                                   ---------------------------------
                                                                                                   265 North Front Street Ste 502
                                                                                                   Sarnia, Ontario N7T 7X1
                                                                                                   ---------------------------------
                                                                                                   331 Andover Park East
                                                                                                   Tukwilla, WA 98188
                                                                                                   ---------------------------------
                                                                                                   1147 Henry Avenue
                                                                                                   Winnipeg, Manitoba R3E 1V6
                                                                                                   ---------------------------------
                                                                                                   333 McPhillips
                                                                                                   Winnipeg, Manitoba R3E 2K9
                                                                                                   ---------------------------------
                                                                                                   935B Henry Avenue
                                                                                                   Winnipeg, Manitoba R3E 3L3
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Mercier) Ltd./Services      1294 boul. Ste-Marguerite              None
Environnementaux Laidlaw (Mercier) Ltee                     Ville Mercier, Quebec J6R 2L1
----------------------------------------------------------- -------------------------------------- ---------------------------------

                                                                               6

Laidlaw Environmental Services (North East), Inc.           221 Sutton Street                      69 Eastern Steel Road
                                                            North Andover, MA 01845                Milfort, CT 06460
                                                                                                   ---------------------------------
                                                                                                   360 Merrimack Street
                                                                                                   Lawrence MA 01843
                                                                                                   ---------------------------------
                                                                                                   8E Industrial Way
                                                                                                   Salem NH 03079
                                                                                                   ---------------------------------
                                                                                                   300 Canal Street
                                                                                                   Lawrence, MA 01843
                                                                                                   ---------------------------------
                                                                                                   18 Corporate Circle
                                                                                                   E. Syracuse, NY 13057
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services of Bartow, Inc.              170 Bartow Municipal Airport           None
                                                            Bartow, FL 33830
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services of California, Inc.          1040 Commercial Street, Ste 101        4501 Pacheco Blvd.
                                                            San Jose, CA 95112                     Martinez, CA 94553
                                                                                                   ---------------------------------
                                                                                                   750 Design Court Suite 105
                                                                                                   Chula Vista, CA 91911
                                                                                                   ---------------------------------
                                                                                                   1340 West Lincoln Street
                                                                                                   Phoenix, AZ 85007
                                                                                                   ---------------------------------
                                                                                                   1335 W. Lincoln Street
                                                                                                   Phoenix, AZ 85007
                                                                                                   ---------------------------------
                                                                                                   1343 W. Lincoln Street
                                                                                                   Phoenix, AZ 85007
                                                                                                   ---------------------------------
                                                                                                   1200 Marietta Way
                                                                                                   Sparks, NV 89431
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services of Chattanooga, Inc.         3300 Cummings Rd                       None
                                                            Chattanooga, TN 37419
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services of Illinois, Inc.            6125 N. Pecatonica Rd                  12333 Belden Court
                                                            Pecatonica, IL 61063                   Livonia, MI 48150
                                                                                                   ---------------------------------

                                                                               7

                                                                                                   21750 Cedar Avenue
                                                                                                   Lakeville, Minnesota 55044
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services of Nashville, Inc.           7140 Centennial Place                  7230 Centennial Place
                                                            Nashville, TN 37209                    Nashville, TN 37209
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services of South Carolina, Inc.      Rte 1 Box 255                          None
                                                            Pinewood, SC 29125
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services of White Castle, Inc.        52735 Clark Road                       None
                                                            White Castle, LA 70788
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Puerto Rico), Inc.          401 Ponce de Leon Avenue               None
                                                            San Juan, PR 00906-6561
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Quebec) Ltd./ Services      7305 boul. Marie Victorin Bureau 20    6785 Route 132
Environnementaux Laidlaw (Quebec) Ltee                      Brossard, Quebec  J4W 1A6              Ste. Catherine, Quebec J0L 1E0
                                                                                                   ---------------------------------
                                                                                                   400 rue Gallipeau, Rang 5
                                                                                                   Thurso, Quebec J0X 3B0
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Recovery), Inc.             2029 Bayou Plaquemine Rd               None
                                                            Rayne, LA 70578
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Ryley), Inc.                PO Box 390, 1 mile north of            None
Hwy 14 on SR-854
Ryley, Alberta T0B 4A0
----------------------------------------------------------- -------------------------------------- ------------------
Laidlaw Environmental Services (TES), Inc.                  500 Battleground Rd                    8004 Chancellor Row
                                                            LaPorte, TX 77571                      Dallas, TX 75247
                                                                                                   ---------------------------------
                                                                                                   13351 Scenic Highway
                                                                                                   Baton Rouge, LA 70807
----------------------------------------------------------- -------------------------------------- -----------------
Laidlaw Environmental Services (TG), Inc.                   350 Railroad Street                    Route 1, Box 256
                                                            Roebuck, SC 29376                      Pinewood, SC 29376
                                                                                                   ---------------------------------

                                                                               8

                                                                                                   411 Burton Road
                                                                                                   Lexington, SC 29072
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Thermal Treatment), Inc.    3763 Highway 471                       None
                                                            Colfax, LA 71417
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (TOC), Inc.                  301 Railroad Street                    None
                                                            Roebuck, SC 29376
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (TS), Inc.                   208 Watlington Industrial Dr.          3527 Whiskey Bottom Rd
                                                            Reidsville, NC 27320                   Laurel, MD 20724
                                                                                                   ---------------------------------
                                                                                                   1875 Forge Street
                                                                                                   Tucker, GA 30084
                                                                                                   ---------------------------------
                                                                                                   411 Burton Road
                                                                                                   Lexington, SC 29072
                                                                                                   ---------------------------------
                                                                                                   2903 Commerce Street, Suite C
                                                                                                   Blacksburg, VA 24060
                                                                                                   ---------------------------------
                                                                                                   5303 126th Avenue North
                                                                                                   Clearwater, FL 34620
                                                                                                   ---------------------------------
                                                                                                   4296 Rider Rail North
                                                                                                   Bldg. E
                                                                                                   Earth City, Missouri 63045
                                                                                                   ---------------------------------
                                                                                                   1608 13th Avenue South Suite 312
                                                                                                   Birmingham, AL 35205
                                                                                                   ---------------------------------
                                                                                                   175 Route 46 West  Unit D
                                                                                                   Fairfield, NJ 07004
                                                                                                   ---------------------------------
                                                                                                   2815 Old Greenbrier Pike
                                                                                                   Greenbrier, TN 37073-4514
                                                                                                   ---------------------------------
                                                                                                   7755 Paragon Rd  Ste 108
                                                                                                   Dayton, OH 45459
                                                                                                   ---------------------------------

                                                                               9

                                                                                                   5150 West 12th Street
                                                                                                   Jacksonville, FL 32254
                                                                                                   ---------------------------------
                                                                                                   Dutton's Mill Business Park
                                                                                                   385 Turner Way
                                                                                                   Aston, PA 19014
                                                                                                   ---------------------------------
                                                                                                   99 Murray Hill Parkway
                                                                                                   East Rutherford, NJ 07073
                                                                                                   ---------------------------------
                                                                                                   Route 1, Box 137
                                                                                                   Valley Grove, WV 26060
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (WT), Inc.                   3670 Lacon Road                        1640 Antioch Pike
                                                            Hilliard, OH 43026-1221                Antioch, TN 37013-2799
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Rosemount), Inc.            13425 Courthouse Blvd.                 None
                                                            Rosemount, MN 55068
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Sawyer), Inc.               PO Box 1568                            None
                                                            Sawyer, ND 58781
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Guelph), Inc.               520 Southgate Drive                    145 Henderson Drive
                                                            Guelph, Ontario N1G 4P5                Regina, Saskatchewan S4N 5W4
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Tucker), Inc.               806 Genessee                           4105 Whitaker Ave.
                                                            Kansas City, MO 64101                  Philadelphia, PA 19124
                                                                                                   ---------------------------------
                                                                                                   1302 West 38th Street &
                                                                                                   1312 West 38th Street
                                                                                                   Ashtabula, OH 44004
                                                                                                   ---------------------------------
                                                                                                   1875 Forge Street
                                                                                                   Tucker, GA 30084
                                                                                                   ---------------------------------
                                                                                                   4720-B Stone Drive
                                                                                                   Tucker, GA 30084
                                                                                                   ---------------------------------
                                                                                                   1672 E. Highland Rd
                                                                                                   Twinsburg, OH 44087
                                                                                                   ---------------------------------

                                                                              10

                                                                                                   19930 West 157th Street
                                                                                                   Olathe, KS 66062
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (San Jose), Inc.             1040 Commercial Str, Ste 109           660 Lenfest Road
                                                            San Jose, CA 95112                     San Jose, CA 95133
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Lone and Grassy             5665 Flatiron Parkway                  Rte 2, Box 170
Mountain), Inc.                                             Boulder, CO 80301                      Waynoka, OK 73860-9622
                                                                                                   ---------------------------------
                                                                                                   PO Box 22750
                                                                                                   Salt Lake City, UT 84122
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Clive), Inc.                PO Box 22285                           None
                                                            Clive, UT 84122-0285
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (US), Inc.                   1301 Gervais Street                    1301 South Broadway  Suite 201
                                                            Columbia, SC 29201                     Edmond, OK 73034-3953
                                                                                                   ---------------------------------
                                                                                                   8960 North Highway 40
                                                                                                   Lake Point, UT 84074
                                                                                                   ---------------------------------
                                                                                                   4322 South 49th West Ave.
                                                                                                   Tulsa, OK 74107
                                                                                                   ---------------------------------
                                                                                                   515 West Greens Rd Suite 600
                                                                                                   Houston TX 77067
                                                                                                   ---------------------------------
                                                                                                   127 South 500 East, Suite 675
                                                                                                   Salt Lake City UT 84102
                                                                                                   ---------------------------------
                                                                                                   221 Sutton Street
                                                                                                   North Andover MA 01845
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Deer Park), Inc.            2027 Battleground Road                 Leacon - Sun Belt
                                                            Deer Park, TX 77536                    9231 Lambright Road
                                                                                                   Houston, TX 77075
----------------------------------------------------------- -------------------------------------- ---------------------------------

                                       11


Laidlaw Environmental Services (Baton Rouge), Inc.          13351 Scenic Highway                   None
                                                            Baton Rouge, LA 70807
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Plaquemine), Inc.           32655 Gracie Lane                      None
                                                            Plaquemine, LA 70764
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Los Angeles), Inc.          5756 Alba Street                       1820 48th Place
                                                            Los Angeles, CA 90058                  Los Angeles, CA 90058
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Tipton), Inc.               1 mile East Hwy 50 Box 849             None
                                                            Tipton, MO 65081
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Deer Trail), Inc.           10855 East Highway 36                  None
                                                            Deer Trail, CO 80105
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Mt. Pleasant), Inc.         101 South Park Drive                   None
                                                            Mt. Pleasant, TN 38474
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Aragonite), Inc.            11600 North Aptus Road                 Hwy 169 North
                                                            Aragonite, UT 84029                    Coffeyville Industrial Park
                                                                                                   Coffeyville, KS 67337
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Minneapolis), Inc.          21750 Cedar Ave. South                 None
                                                            Lakeville, MN 55044
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Bridgeport), Inc.           Route 322 & I-295                      None
                                                            Bridgeport, NJ 08014
----------------------------------------------------------- -------------------------------------- ---------------------------------
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental, Inc.                                 3985 Research Park Drive               3965 Research Park Drive
                                                            Ann Arbor, MI 48108                    Ann Arbor, MI 48108
----------------------------------------------------------- -------------------------------------- ---------------------------------
----------------------------------------------------------- -------------------------------------- ---------------------------------
Laidlaw Environmental Services (Gloucester), Inc.           Route 322 & I-295                      2027 Battleground Road
                                                            Bridgeport, NJ 08014                   Deer Park, TX 88537
                                                                                                   ---------------------------------
                                                                                                   ---------------------------------
                                                                                                   13351 Scenic Highway
                                                                                                   Baton Rouge, LA 70807-1021
                                                                                                   ---------------------------------
                                                                                                   ---------------------------------
Corsan Trucking, Inc.                                       1301 Gervais Street
                                                            Columbia, SC 29201
                                                                                                   ---------------------------------



* Customer owned facility. Laidlaw Environmental operating under a long term contract (over 1 year).


                                                                                                                  Schedule 6
                        PATENTS, COPYRIGHTS & TRADEMARKS
* = ABANDONED
----------------------------------------------------------------------------------------------------------------------------
Item Number        Country   Issued      Title                                           Assignee                Managed By
----------------------------------------------------------------------------------------------------------------------------

a.                 Canada  applied for   "ENCORE" Trademark                              Laidlaw Inc.
b.                 US                    "Accupak" Service Mark                          USPCI?
c.                 US                    "HRI" Service Marks                             USPCI?
d.                 US                    "MUST" Service Mark                             USPCI?
e.                 US                    "SAFEWASTE" Service Mark                        USPCI?
f.                 US                    "TRANSCORE"Service Mark                         USPCI?
g.                 US                    "PPM"Trademark                                  USPCI?
h.                 US                    "The Generator's Journal" Trademark             USPCI?
i.                 US                    "Trans-End" Copyright                           PPM, Inc. of Georgia
j.   491,058       EPO       6/24/92     Improvements In Vapor Solvent Decontam PCB      PPM, Inc. of Georgia
                                         Transformer C
k.   1,520,147     US        01/10/89    "RES" and Design Trademark/Service Mark         RESI                    Inhouse
l.   1.561,373     US        10/17/89    "APTUS" Trademark/Service Mark                  Aptus. Inc.             Inhouse
m.   1,628,656     US        12/18/90    "Trans-End" Service Mark                        PPM. Inc. of Georgia?
n.   1,700,864     US         7/14/92    "TES" Service Mark                              TES?
o.   1,894,484     US         5/16/95    "Earth Academy" Name Trademark/Service  Mark    LESI                    Inhouse
p.   1,908,234     US        08/01/95    "Earth Academy" Logo Trademark/ServiceMark      LESI                    Inhouse
q.   2,052,342     US        04/15/97    "Rollins Environmental Services" Trademark/     RESI                    Inhouse
                                         Service Mark
r.   2,092,741     Canada    05/14/92    Improvements In Vapor Solvent Decontam PCB      PPM, Inc. of Georgia
                                         Transformer C
s.   4,186,605     Japan     07/03/96    Improvements in Vapor Solvent Decontam PCB      PPM. Inc. of Georgia
                                         Transformer C
t.   4,373,958     US                    Road Base Stabilization Method Using Lime
                                         Kiln Dust
u.   4,464,081     US        08/07/84    Process and Structure for Storing and           RESI                    Finnegan,
                                         Isolating hazardous                                                     Henderson
v.   4,530,292     US                    Treatment of Acidic Organic and Alkaline
                                         Inorganic Wastes
w.   4,637,928     US                    Method and Apparatus for Neutralizing           BDT?
                                         Reactive Materials Suc
x.   4,943,165     US        7/24/90*    Improved Sludge Stabilizing Method and          U.S. Poll Contr         Biebel & French
                                         Apparatus
y.   4.983,222     US        1/8/91      Improvements in Vapor Solvent Decontam PCB      PPM. Inc. of Georgia
                                         Transformer C
z.   5,009,266     US        4/23/91     Method for In Silu Contaminant  Extraction      Solvent Services        Inhouse
                                         From Soil
aa.  5,040,900     US        8/20/91     Sludge Stabilizing Method and Apparatus         U.S. Poll Contr         Biebel & French
bb.  5,040,973     US        08/20/91    Rotary Reactor and Lifter Assembly              RES (TX)                Thompson, Hine
                                                                                                                 & Flory
cc.  5,091,157     US        2/25/92     Recycle Conduit Insulation Assembly             RES (TX)                Thompson, Hine
                                                                                                                 & Flory
dd.  5,190,406     US        3/2/93      Callonic Treatment Landfill                     Municipal Service       Biebel & French
ee.  5,196,620     US        6/13/91     Fixation and Utilization of Ash Residue         Municipal Service       Biebel & French
                                         from the Incineration
ff.  5,228,398     US        07/20/93    Kiln Control for Incinerating Waste             RESI                    Inhouse
gg.  5,238,401     US        08/24/93    Stagging Rotary Kiln                            Aptus, Inc.             Inhouse
hh.  5,264,078     US        11/23/93    Apparatus and Method for Spray  Drying          Aptus, Inc.             Inhouse
                                         Solids-Laden High
ii.  5,301,621     US        04/12/94    Slag Viscosity Control by Image Analysis of     RESI                    Inhouse
                                         Dripping Slag w/
jj.  5,353,722     US        10/11/94    Preventive Slag Viscosity Control by            RESI                    Inhouse
                                         Detection of Alkali Meta
kk.  5,360,511     US        11/01/94    Apparatus and Method for Spray Drying           Aptus. Inc.             Inhouse
                                         Solids-Laden High
ll.  5,388,931     US        02/14/95    Cutoff Wall System to Isolate Contaminated      RESI                    Inhouse
                                         Soil
mm.  5,427,037     US        06/27/95    Methods and Apparatus Using Relative Power      RESI                    Inhouse
                                         Factor In lncl
nn.  5,549,472     US        08/27/96    Control of Protective Layer Thickness in        RESI                    Inhouse
                                         Kilns by Utilizing Tw
oo.  5,566,626     US        10/22/96    Incineration Kiln Devices and Methods  of       RESI                    Inhouse
                                         Protecting the Sa
pp.  0130773       EPO       06/25/84    Installation and Method for Containing          RESI                    Finnegan,
                                         Hazardous Waste                                                         Henderson
qq.  4-244310      Japan     8/20/92     Fixation and Utilization of Ash Residuefrom     LES (Sawyer)            Biebel & French
                                         the Incineration
rr.  2,062,818-9   Canada    01/22/93    Recycle Conduit Insulation Assembly             RES (TX)                Thompson. Hine
                                                                                                                 & Flory
ss.  2,063,387-5   Canada    1/22/93     Rotary Reactor and Lifer Assembly               RES(TX)                 Thompson, Hine
                                                                                                                 & Flory
tt.  2,071,139-6   Canada    6/12/92     Fixation and Utilization of Ash Residue         LES (Sawyer)            Biebel & French
                                         from the Incineration


----------------------------------------------------------------------------------------
Item Current         Next Maintenance                               Notes
     Reg Exp
----------------------------------------------------------------------------------------
a.
b.
c.
d.
e.
f.
g.
h.
i.
j.                                                           related to US #4,983,222
k.   1/10/09     File 10 Year Renewal B/4 Expiration Date    Has 20 year license - uncontestable
l.   10/17/99    File 10 Year Renewal B4 Expiration Date
m.
n.   7/14/02     File affidavit of use betw 7/14/98 - 99
o.   5/16/05     File Use Affidavit betw 5/16/00 - 2001
p.   8/16/05     File Use Affidavit between 8/1/00 - 2001
q.   4/15/07     File Use Affidavit between 4/16/02 - 2003
r.                                                           related to US #4,983,222
s.                                                           related to US #4,983,222
t.
u.   8/7/0l                                                  17 year expiration 8/01
v.
w.
x.   Jan-98      DROPPED 10/31/97per Dschwieg                -- no longer needed
y.                                                           see related EPO,  Canada & Japanese patents
z.               Pay 7-1/2 Yr Maintenance Fee 4/98           (prov Note: See Dieter litigation file)


                                        1

aa.  2/2O/99     Pay 7-1/2 Yr Maintenance Fee 2/99
bb.  2/2O/99     Pay 7-1/2 Yr Maintenance Fee 8/98           also see 2,063,387-5 Canada
cc.  2/28/97     Pay 7-1/2-Yr Maintenance Fee 8/97           also see 2,062,818-9 Canada
dd.  9/2/00      Pay 7-1/2 Yr Maintenance Fee 9/00
ee.  9/23/00     Pay 7-1/2 Yr MaintenanceFee 9/00            also see 2,071,139-6 Canada & 4-244310 Japan
ff.  1/20/01     Pay 7-1/2 Yr Maintenance Fee 7/00
gg.  2/24/01     Pay 7-1/2 Yr Maintenance Fee 8/00
hh.  5/23/01     Pay 7-1/2 Yr Maintenance Fee 11/00*
ii.  10/12/01    Pay 7-1/2 Yr Maintenance Fee 4/01
jj.  4/11/02     Pay 7-1/2 Yr Maintenance Fee 10/01
kk.  5/1/98      Pay 3-1/2 Yr Maintenance Fee 11/97
ll.  8/14/98     Pay 3-1/2 Yr Maintenance Fee 2/98
mm.  12/27/98    Pay 3-1/2 Yr Maintenance Fee 6/98
nn.  8/27/00     Pay 3-1/2 Yr Maintenance Fee 2/00
oo.  10/22/00    Pay 3-1/2 Yr Maintenance Fee 4/00
pp.  6/25/04     Pay Annual Renewal Fr/Gr/uK 6-25-99         (98 paid 2/98   $2,075)
qq.  8/20/99                                                 related to US #5,196,620
rr.   4/28/98    Request Examination by 4/98                 filed in related to US# 5,091,157
ss.  4/28/98     Request Examination by 4/98                 filed in related to US# 5,040,973
tt.  6/20/99     Pay An Tax 6/98, Request Exam 6/99          related to US #5,196,620


Note:   "INSITE" Servicemafk Application abandoned

TM was previously registered & application was contested

R:IFILESIPATENT (I.  E@cel (oittiat)

UPDATED:  3110198SA

                                        2


                                                                      SCHEDULE 7
                                                                      ----------

                                    CONTRACTS


Stock Purchase Agreement, dated February 6, 1997, among Rollins Environmental Services, Inc., Laidlaw Inc. and Laidlaw Transportation, Inc.

Agreement and Plan of Merger, dated as of March 16, 1998, among Laidlaw Environmental Services, Inc., LES Acquisition Inc. and Safety-Kleen Corp.

                                                                      SCHEDULE 8
                                                                      ----------

                                 EXISTING LIENS


1. The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County has a Hen on all machinery, equipment, furniture and similar property of Laidlaw Environmental Services of Nashville, Inc., by agreement dated May 1, 1993.

2. Various liens on vehicles and office equipment (computers, printers, servers, photocopiers, etc.) from various leasing companies for operating leases.

                                                                      Annex I to
                                              GUARANTEE AND COLLATERAL AGREEMENT
                                              ----------------------------------


          ASSUMPTION AGREEMENT, dated as of ___________________. made by ________________________________, a __________________ a corporation (the
"ADDITIONAL Grantor"), in favor of TORONTO DOMINION (TEXAS) INC., as general administrative agent (in such capacity, the "GENERAL ADMINISTRATIVE AGENT") for the banks and other financial institutions, (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, LES, Inc. (the "COMPANY"), Laidlaw Environmental Services (Canada) Ltd. (the "CANADIAN BORROWER"; together with the Company, the "BORROWERS"), the Lenders, the General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, and certain other Agents named therein have entered into a Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

          WHEREAS, in connection with the Credit Agreement, the Company and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT") in favor of the General Administrative Agent for the benefit of the Lenders;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. GUARANTEE AND COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ___________** to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                              [ADDITIONAL GRANTOR]

                                              By:  _____________________________
                                                    Name:
                                                    Title:

** Refer to each Schedule which needs to be supplemented.

                           ACKNOWLEDGEMENT AND CONSENT

          The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement dated as of April 3, 1998 (the "AGREEMENT"), made by the Grantors parties thereto for the benefit of Toronto Dominion (Texas), Inc., as General Administrative Agent. The undersigned agrees for the benefit of the General Administrative Agent and the Lenders as follows:

          1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2. The undersigned will notify the General Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

          3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

                                              LAIDLAW ENVIRONMENTAL SERVICES
                                              (CANADA), INC.

                                              By     ___________________________

                                              Title  ___________________________

                                              Address for Notices:

                                              1301 Gervais Street, Suite 300
                                              Columbia, South Carolina 29201
                                              Attention: Paul Humphreys

                                              Fax: 803-933-4346

                           ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement dated as of April 3, 1998 (the "Agreement"), made by the Grantors parties thereto for the benefit of Toronto Dominion (Texas), Inc., as General Administrative Agent. The undersigned agrees for the benefit of the General Administrative Agent and the Lenders as follows:

         1. The undersigned will notify the General Administrative Agent promptly in writing of the occurrence of any of the events described in
         Section 5.8(a) of the Agreement.

                                            VIROGROUP, INC.

                                            By:    _____________________________

                                            Title:  ____________________________

                                            ADDRESS FOR NOTICES:

                                            5217 Linbar Drive, Suite 309
                                            Nashville, Tennessee 37211
                                            Fax:  615-832-2549

                       GUARANTEE AND COLLATERAL SUPPLEMENT

          This Guarantee and Collateral Supplement, dated as of April 9, 1998, is delivered pursuant to the Guarantee and Collateral Agreement referred to below.. The undersigned hereby agree that this Guarantee and Collateral Supplement may be attached to the Guarantee and Collateral Agreement dated as of April 3, 1998 among Laidlaw Environmental Services, Inc., LES, Inc., certain subsidiaries of LES, Inc. and Toronto Dominion (Texas), Inc., as General Administrative Agent (the "Guarantee and Collateral Agreement", capitalized terms defined therein being used herein as therein defined) and that the Pledged Notes listed on Annex I to this Guarantee and Collateral Supplement shall be deemed to be part of the Pledged Notes and shall become part of the Collateral and shall secure all Obligations. LES, Inc. hereby grants to the General Administrative Agent, for the ratable benefit of the Lenders, a security interest in the Pledged Notes listed on Annex I hereto.

                                    LES, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (US), INC.
                                    LES MERGER, INC.
                                    LES ACQUISITION, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES OF ILLINOIS,
                                        INC.
                                    GSX CHEMICAL SERVICES OF OHIO, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (BDT), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (FS), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (GS), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                        CHATTANOOGA, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES OF WHITE
                                        CASTLE, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (RECOVERY),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (TS), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (IMPERIAL
                                        VALLEY), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (LOKERN),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                        CALIFORNIA, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES OF SOUTH
                                        CAROLINA, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (NORTH EAST),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (TES), INC.
                                    LAIDLAW CHEMICAL SERVICES, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (TOC), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES (TG), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (ALTAIR),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (WT), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF BARTOW,
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (THERMAL
                                        TREATMENT), INC.
                                    LEMC, INC.
                                    LAIDLAW OSCO HOLDINGS, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES OF NASHVILLE,
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (CLIVE), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (LONE AND
                                        GRASSY MOUNTAIN), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (TULSA), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (SAN
                                        ANTONIO), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (WICHITA),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES OF DELAWARE,
                                        INC.
                                    CORSAN TRUCKING, INC.
                                    USPCI, INC.  OF GEORGIA
                                    LAIDLAW ENVIRONMENTAL SERVICES (SAN JOSE),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (SAWYER),
                                        INC.
                                    CHEMCLEAR, INC.  OF LOS ANGELES
                                    LAIDLAW ENVIRONMENTAL SERVICES (ROSEMOUNT),
                                        INC.
                                    LES HOLDING'S, INC.
                                    EAST CARBON DEVELOPMENT FINANCIAL PARTNERS,
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (TUCKER),
                                        INC.
                                    NINTH STREET PROPERTIES, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (MT.
                                        PLEASANT), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (DEER TRAIL),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (
                                        MINNEAPOLIS), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (LOS
                                        ANGELES), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (BATON
                                        ROUGE), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (PLAQUEMINE),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (BRIDGEPORT),
                                        INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES (DEER PARK),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (TIPTON),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL, INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (SUSSEX),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (GLOUCESTER),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (CUSTOM
                                        TRANSPORT), INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (ARAGONITE),
                                        INC.
                                    LAIDLAW ENVIRONMENTAL SERVICES (PUERTO
                                        RICO), INC.

                                    By:    __________________________________

                                      Name:

                                      Title:

Acknowledged and Agreed to as
of the date hereof by:

  TORONTO DOMINION (TEXAS), INC.,
    as General Administrative Agent

By:    _____________________________________
       Name:
       Title:

                                                                      Annex I to
                                                        Guarantee and Collateral
                                                                      Supplement
                                                                      ----------

Pledged Notes:

   ISSUER                         PAYEE                         PRINCIPAL AMOUNT
   ------                         -----                         ----------------

   LES Acquisition, Inc.         Laidlaw Environmental            $68,603,931.00
                                 Services, Inc. and duly
                                 indorsed to LES, Inc.

   LES Acquisition, Inc.         LES, Inc.                       $108,702,075.00
   Safety-Kleen Corp.            LES, Inc.                        $14,000,000.00
   Safety-Kleen Corp.            LES, Inc.                         $6,000,000.00

                                                                     EXHIBIT B-2
                                                                     -----------

                       ACQUISITION CORP. PLEDGE AGREEMENT

          ACQUISITION CORP. PLEDGE AGREEMENT, dated as of April 1998, made by LES ACQUISITION, INC., a Delaware corporation (the "PLEDGOR"), in favor of TORONTO DOMINION (TEXAS), INC., as general administrative agent (in such capacity, the "GENERAL ADMINISTRATIVE AGENT') for the Lenders parties to the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, LES Inc., a Delaware corporation (the "COMPANY"), and Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation (the "CANADIAN BORROWER"; together with the Company, the "BORROWERS") are parties to the
Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), with the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), the General Administrative Agent, The
Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, and the Managing Agents, Co-Documentation Agents and Syndication Agents named therein;

          WHEREAS, pursuant to the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), the Lenders have agreed to make their respective extensions of credit to the Borrowers;

          WHEREAS, the Pledgor, is a wholly owned subsidiary of the Company;

          WHEREAS, the proceeds of the extensions of credit to the Company under the Credit Agreement will be used in part to enable the Pledgor to CONSUMMATE the Exchange Offer and the Merger;

          WHEREAS,   the  Pledgor  and  the  Borrower  are  engaged  in  related businesses, and the Pledgor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the General Administrative Agent for the ratable benefit of the Agents and the Lenders;

          WHEREAS, pursuant to the Exchange Offer, on the Closing Date the Pledgor is acquiring shares of common stock, with par value $0.10, of Safety-Kleen Corp., a Wisconsin corporation ("SAFETY-KLEEN"), as more particularly described on Schedule I hereto (all such shares of stock, together with all stock certificates, options or rights of any nature whatsoever that may be granted by Safety-Kleen to the Pledgor in respect of such shares of stock being hereinafter called the "INITIALLY PLEDGED STOCK");

          WHEREAS, pursuant to the Credit Agreement, on the date of this Pledge Agreement, the Pledgor is pledging to the General Administrative Agent, for the ratable benefit of the Lenders, the Initially Pledged Stock to provide security for the Obligations; and

          WHEREAS, pursuant to the Credit Agreement, on each date after the Closing Date on which the Pledgor purchases additional shares of capital stock of Safety-Kleen, the Pledgor shall execute and deliver a Pledge Agreement Supplement in the form of Exhibit A hereto, pledging the capital stock of Safety-Kleen being purchased on such date by the Pledgor (such additional shares of stock together with all stock certificates, options or rights of any nature whatsoever that may be granted by the Issuer to the Pledgor in respect of such shares of stock being hereinafter called the "ADDITIONAL PLEDGED STOCK," and together with the Initially Pledged Stock, the "PLEDGED STOCK");

          NOW, THEREFORE, in consideration of the premises contained herein and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans under the Credit Agreement, the Pledgor hereby agrees with the General Administrative Agent, for the ratable benefit of the Agents and the Lenders, as follows:

          1. DEFINED Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) The following terms shall have the following meanings:

          "BORROWERS" has the meaning given such term in the recitals hereto.

          "CLEARING CORPORATION" means a clearing corporation within the meaning of Section 8-102(5) of the Code at which the General Administrative Agent, or a designee or nominee on its behalf, maintains a securities account.

          "CODE" means the Uniform Commercial Code from time to time in effect in the State of New York.

          "COLLATERAL" has the meaning given such term in Section 2 hereof

          "CREDIT AGREEMENT" has the meaning given such term in the recitals hereto.

                  "EXCHANGE AGENT" means IBJ Schroder Bank & Trust Company, as Exchange Agent in respect of the Exchange Offer.

                  "EXCHANGE AGENT AGENCY AGREEMENT" means the Exchange Agent Agency Agreement, dated as of the date hereof, among the Exchange Agent, the General Administrative Agent and the Pledgor.

          "GENERAL ADMINISTRATIVE AGENT" has the meaning given such term in the preamble.

          "LENDERS" has the meaning given such term in the preamble hereto.

          "OBLIGATIONS" means the Obligations of the Pledgor under (and as defined in) the Guarantee and Collateral Agreement.

          "PLEDGE AGREEMENT" means this Acquisition Corp. Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          "PLEDGED STOCK". has the meaning given such term in the preamble hereto.

          "PLEDGOR" has the meaning given such term in the preamble hereto.

          "PROCEEDS" means all "proceeds" as such term is defined in Section 9-306(l) of the Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon and distributions with respect thereto.

          "SAFETY-KLEEN" has the meaning given such term in the preamble hereto.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, paragraph and Schedule references are to this Pledge Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the General Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Stock and hereby grants to General Administrative Agent, for the ratable benefit of the Agents and the Lenders, a first priority security interest in the following (collectively, the "COLLATERAL") as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

          (a) all of the Initially Pledged Stock, including without limitation, the shares of capital stock of Safety-Kleen delivered to the General Administrative Agent or its agent by the Exchange Agent pursuant to instructions of the Pledgor contained in the Exchange Agent Agency Agreement and all Book-Entry Shares (as hereinafter defined);

          (b) all Additional Pledged Stock from time to time acquired by the Pledgor in any manner, including, without limitation, by the book-entry delivery thereof;

          (c) the  certificates  representing  the shares referred to in clauses
     (a) and (b) above; and

          (d) all rights and privileges of the Pledgor with respect to the Pledged Stock, all Proceeds of the Pledged Stock, all income and profits therefrom and all property received in addition thereto or in exchange or substitution therefor.

          3. STOCK POWERS, BOOK-ENTRY TRANSFER. (a) The Pledgor shall promptly deliver or cause to be delivered to the General Administrative Agent or the Exchange Agent all stock certificates representing the Pledged Stock, together with duly executed blank undated stock powers. The Pledgor shall promptly deliver to the General Administrative Agent, or cause Safety-Kleen to deliver directly to the General Administrative Agent, share certificates or other documents, representing any Collateral acquired or received after the date of this Pledge Agreement duly endorsed or with appropriate transfer documents duly executed in blank by the Pledgor. If at any time the General Administrative Agent notifies the Pledgor that additional stock powers or other transfer documents endorsed in blank with respect to the Collateral held by the General Administrative Agent are required, the Pledgor shall promptly execute the same in blank and deliver such stock powers or other transfer documents as the General Administrative Agent may request.

          (b) In the event that a financial institution that is a participant in The Depositary Trust Company (the "BOOK-ENTRY TRANSFER FACILITY"), in accordance with the procedures set forth in the Exchange Offer Documents, makes a book-entry delivery of any shares of common stock of Safety-Kleen tendered for exchange in the Exchange Offer by causing the Book-Entry Transfer Facility to transfer such shares into the account of the Exchange Agent at the Book-Entry Transfer Facility (each such share being a "BOOK-ENTRY SHARE"), the Pledgor hereby authorizes the Exchange Agent to, and shall cause the Exchange Agent to, hold such shares as securities intermediary for the General Administrative Agent in accordance with the Exchange Agent Agency Agreement.

          4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

          (a) the shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of Safety-Kleen owned by the Pledgor or any of its Affiliates;

          (b) to the best knowledge of the Pledgor, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

          (c) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

          (d) upon compliance with the provisions of Sections 3(a) and (b) hereof, all actions required to create and perfect the security interest of the General Administrative Agent in the Collateral will have been taken, and the delivery to the General Administrative Agent or the Exchange Agent, as the case may be, of the Collateral is effective to create a valid, perfected first priority security interest in the Collateral in favor of the General Administrative Agent.

                  5. COVENANTS. The Pledgor covenants and agrees with the General Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations have been paid in full and the Commitments have been terminated:

               (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the General Administrative Agent and the Lenders, hold the same in trust for the General Administrative Agent and the Lenders and deliver the same forthwith to the General Administrative Agent in the exact form received, duly indorsed by the Pledgor to the General Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the General Administrative Agent so requests, signature guaranteed, to be held by the General Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of Safety-Kleen shall unless consent to the contrary is obtained from the General Administrative Agent within ten days of such payment be paid over to the General Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of Safety-Kleen or pursuant to the reorganization thereof, the property so distributed shall unless consent to the contrary is otherwise obtained from the General Administrative Agent be delivered to the General Administrative Agent within ten days of such payment to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the General Administrative Agent, hold such money or property in trust for the General Administrative Agent and the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

               (b) Without the prior written consent of the General Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, Safety-Kleen to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of Safety-Kleen, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. Notwithstanding the foregoing, the Merger may be consummated; PROVIDED that simultaneously with the Merger the stock of the surviving corporation of the Merger shall be pledged to the General Administrative Agent in a manner satisfactory to it. The Pledgor will defend the right, title and interest of the General Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

               (c) At any time and from time to time, upon the written request of the General Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the General Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered (unless the prior consent of the General Administrative Agent is obtained) to the General Administrative Agent, duly endorsed in a manner satisfactory to the General Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

               (d)  The  Pledgor   agrees  to  pay,  and  to  save  the  General
          ADMINISTRATIVE Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

               (e) Pursuant to Section 9.13 of the Credit Agreement, the Pledgor hereby agrees that on each date it acquires additional shares of capital stock of Safety-Kleen, the Pledgor will execute a Pledge Agreement Supplement and deliver or cause to be delivered to the General Administrative Agent the share certificates representing such capital stock being purchased by the Pledgor on such date, together with the appropriate undated stock powers duly executed in blank by the Pledgor.

          6. CASH DIVIDENDS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing and the General Administrative Agent shall have given notice to the Pledgor of the General Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of Safety-Kleen, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; PROVIDED, HOWEVER, that no vote shall be cast which would result in any violation of any provision of the Credit Agreement or any other Loan Document.

          7. RIGHTS OF THE LENDERS AND THE GENERAL ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing and the General Administrative Agent shall give notice to the Pledgor of the General Administrative Agent's intent to exercise such rights (i) the General Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the General Administrative Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the General Administrative Agent or its nominee, and the General Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of Safety-Kleen or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of Safety-Kleen, or upon the exercise by the Pledgor or the General Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the General Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of the General Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the General Administrative Agent or any Lender of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the General Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the General Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          8. REMEDIES. If an Event of Default shall occur and be continuing, the General Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the General Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or by the Credit Agreement) to or upon the Pledgor, Safety-Kleen or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over the counter market, at any exchange or broker's board or office of the General Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The General Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The General Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the General Administrative Agent and the Lenders hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the General Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the General Administrative Agent may elect, and only after such application and after the payment by the General Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the General Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the General Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the General Administrative Agent or any Lender to collect such deficiency. Nothing herein shall be deemed to authorize the General Administrative Agent or the Lenders to take action in violation of applicable law.

          9. REGISTRATION RIGHTS; PRIVATE SALES. (a) If the General Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the reasonable opinion of the General Administrative Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT'), the Pledgor will cause Safety-Kleen to (i) execute and deliver, and cause the directors and officers of Safety-Kleen to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the General Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the General Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. The Pledgor agrees to cause Safety-Kleen to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the General Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section I 1 (a) of the Securities Act.

          (b) The Pledgor recognizes that the General Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The General Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit Safety-Kleen to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Safety-Kleen would agree to do so.

          (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the General Administrative Agent and the Lenders, that the General Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          10. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Pledgor hereby authorizes and instructs Safety-Kleen to comply with any instruction received by it from the General Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that Safety-Kleen shall be fully protected in so complying.

          11. GENERAL  ADMINISTRATIVE  AGENT'S APPOINTMENT AS  ATTORNEY-IN-FACT.
(a) The Pledgor hereby irrevocably constitutes and appoints the General Administrative Agent and any officer or agent of the General Administrative Agent, with fall power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the General Administrative Agent's own name, from time to time in the General Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer. The General Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section I l (a) unless an Event of Default shall have occurred and be continuing, and the power of attorney will be executed in a manner intended to give effect to the intent of this Pledge Agreement and the other Loan Documents and in accordance with applicable law.

          (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section I l
(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          12. LIMITATION ON DUTIES REGARDING Collateral. The General Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the General Administrative Agent deals with similar securities and property for its own account. Neither the General Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any collateral upon the request of the Pledgor or otherwise.

          13. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the General Administrative Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the General Administrative Agent reasonably determines appropriate to perfect the security interests of the General Administrative Agent under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          14. AUTHORITY OF GENERAL ADMINISTRATIVE AGENT. The Pledgor acknowledges that the rights and responsibilities of the General Administrative Agent under this Pledge Agreement with respect to any action taken by the General Administrative Agent or the exercise or non-exercise by the General Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the General Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the General Administrative Agent and the Pledgor, the General Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor Safety-Kleen shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          15. NOTICES. All notices, requests and demands to or upon the General Administrative Agent, any Lender or the Pledgor to be effective shall be in writing (or by telegraph or telecopy confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested or (c) if by telecopy, when sent and receipt has been confirmed, addressed at its address or transmission number for notices, in the case of the Lenders, provided in Section 10.2 of the Credit Agreement and, in the case of the Pledgor and the General Administrative Agent, at its address set forth below:

                     Pledgor:                     LES Acquisition, Inc.
                                                  c/o LES, Inc.
                                                  1301 Gervais Street, 3rd Floor
                                                  Columbia, South Carolina 29201

                                                  Attention: Paul Humphreys
                                                  Fax: (803) 933-4346

                     General Administrative

                       Agent:                     Toronto Dominion (Texas), Inc.
                                                  909 Fannin Street, Suite 1700
                                                  Houston, Texas 77010
                                                  Attention: Jano Mott
                                                  Fax: (416) 982-5535

The General Administrative Agent, each Lender and the Pledgor may change its address and transmission numbers for notices by notice in the manner provided in this Section or in the Credit Agreement.

          16. SEVERABILITY, Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          17. SECTION HEADINGS. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          18. AMENDMENTS IN WRITING; NO WAIVER; PLEDGE CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the General Administrative Agent in accordance with Section 14.1 of the Credit Agreement, PROVIDED that any provision of this Pledge Agreement may be waived by the General Administrative Agent and the Lenders in a letter or agreement executed by the General Administrative Agent or by telecopy from the General Administrative Agent.

          (b) Neither the General Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the General Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the General Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the General Administrative Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          19. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the General Administrative Agent and the Lenders and their successors and assigns.

          20. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

          21. Release. At such time as the Loans and the other Obligations shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the General Administrative Agent and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the. Pledgor following any such termination, the Administration Agent shall deliver to the Pledgor any Collateral held by the General Administrative Agent hereunder, and promptly execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

          22. EFFECTIVENESS. All provisions of this Agreement relating to the Collateral will become effective upon the earliest delivery of any Collateral hereunder. All Pledged Stock pledged hereunder shall be described on a supplement to Schedule I delivered at such time. This Agreement shall automatically be deemed to be supplemented upon delivery of such supplement to, and acceptance by, the General Administrative Agent. All such Collateral described on any such supplement to Schedule I shall be deemed to be Collateral under this Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                        LES ACQUISITION, INC.

                                        By:_________________________________
                                             Title:

                           ACKNOWLEDGEMENT AND CONSENT

                The undersigned Safety-Kleen Corp. whose common stock is pledged pursuant to the Acquisition Corp. Pledge Agreement, dated as of April 3, 1998 (the "Pledge Agreement"), made by LES Acquisition, Inc. in favor of the General Administrative Agent, hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The undersigned agrees to notify the General Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. The undersigned further agrees that the terms of paragraph 9(c) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of Section 10 of the Pledge Agreement.

                                        SAFETY-KLEEN CORP.

                                        By:_________________________________
                                             Title:

                                                                      Schedule I
                                                                      To Pledge
                                                                      Agreement
                                                                      ----------

                          DESCRIPTION OF PLEDGED STOCK

                Common Stock, with par value $0.10, of Safety-Kleen Corp., a Wisconsin corporation, either (i) represented by stock certificates as follows:

         Certificate          Certificate              No. of
            No.                   Date                 Shares
         -----------          -----------              ------
           97089             March 31, 1998            268,425
           97075             March 31, 1998         49,543,416




or (ii) _______ shares of which have been transferred by book-entry delivery thereof to an account of [ ] for the benefit of the General Administrative Agent with __________________ - [a Clearing Corporation] pursuant to Section 3(b) of the Pledge Agreement.

                                                                       EXHIBIT A
                                                                       ---------

                                     FORM OF
                           PLEDGE AGREEMENT SUPPLEMENT

                  PLEDGE AGREEMENT SUPPLEMENT, dated as of ____________, 1998 (this "SUPPLEMENT"), made by LES ACQUISITION, INC. (the "PLEDGOR"), in favor of TORONTO-DOMINION (TEXAS), INC., as General Administrative Agent (the "GENERAL ADMINISTRATIVE AGENT"), under the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), with LES Inc., a Delaware corporation (the "COMPANY"), and Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation (the "CANADIAN BORROWER"; together with the Company, the "BORROWERS"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), the General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, and the Managing Agents, Co-Documentation Agents and Syndication Agents identified therein.

                  1. This Supplement is executed and delivered pursuant to the terms of that certain Acquisition Pledge Agreement, dated as of April 3, 1998 (as supplemented by this Supplement and as the same has been and may hereafter be supplemented by any other Pledge Agreement Supplement, amended by any amendment or otherwise modified, the "PLEDGE AGREEMENT"), made by the Pledgor in favor of the General Administrative Agent.

Terms defined in the Pledge Agreement and used herein are so used as so defined.

                  2. The Pledgor confirms and reaffirms the security interest in the Pledged Stock granted to the General Administrative Agent under the Pledge Agreement and, as additional collateral security for the prompt and complete payment and performance when due of all the Pledgor's Obligations and in order to induce the Lenders to make additional Loans to the Borrowers in accordance with the terms of the Credit Agreement, the Pledgor hereby pledges to the General Administrative Agent, for the ratable benefit of the Lenders, and hereby grants to the General Administrative Agent, for the ratable benefit of the Lenders, a first priority hen on, and security interest in, all of the Pledgor's right, title and interest in the Additional Pledged Stock listed on Schedule I annexed hereto and all proceeds thereof.

                  3. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 4 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to "Pledged Stock" to include the Additional Pledged Stock listed on Schedule I hereto.

                  4. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to all the terms thereof. Pledged Stock does, and shall be deemed to, include each item listed on Schedule I hereto and each such item shall be and is included within the meaning of the term "Additional Pledged Stock" as such term is used in the Pledge Agreement.

                  IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered by its duly authorized officer on the date first set forth above.

                                              LES ACQUISITION, INC.

                                              By:___________________________
                                                   Title:

                                                                      Schedule I
                                                                       To Pledge
                                                            Agreement Supplement
                                                            --------------------


                     DESCRIPTION OF ADDITIONAL PLEDGED STOCK

                  COMMON Stock, with par value $0.10, of Safety-Kleen Corp., a Wisconsin corporation, either (i) represented by stock certificates as follows:

         Certificate            Certificate             No. of
              No.                  Date                 Shares
         -----------            -----------             ------











or (ii)_________ shares of which have been transferred by book-entry delivery thereof to an account of [ ] for the benefit of the General Administrative Agent with _________________________- [a Clearing Corporation] pursuant to Section 3(b) of the Pledge Agreement.

                           ACKNOWLEDGEMENT AND CONSENT

                The undersigned Safety-Kleen Corp. whose common stock is pledged pursuant to the Acquisition Corp. Pledge Agreement, dated as of April 3, 1998 (the "Pledge Agreement"), made by LES Acquisition, Inc. in favor of the General Administrative Agent, hereby acknowledges receipt of a copy thereof. The undersigned agrees to notify the General Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. The undersigned further agrees that the terms of paragraph 9(c) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of
Section 10 of the Pledge Agreement.


                                       SAFETY-KLEEN CORP.


                                       By: _________________________
                                            Title: Assistant General Counsel and
                                                   Secretary

                           PLEDGE AGREEMENT SUPPLEMENT

          PLEDGE  AGREEMENT  SUPPLEMENT,   dated  as  of  April  7,  1998  (this
"SUPPLEMENT"), made by LES ACQUISITION, INC. (the "PLEDGOR"), in favor of TORONTODOMINION (TEXAS), INC., as General Administrative Agent (the "GENERAL ADMINISTRATIVE AGENT"), under the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), with LES Inc., a Delaware corporation (the "COMPANY"), and Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation (the "CANADIAN BORROWER"; together with the Company, the "BORROWERS"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), the General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, and the Managing Agents, Co-Documentation Agents and Syndication Agents identified therein.

          1. This Supplement is executed and delivered pursuant to the terms of that certain Acquisition Pledge Agreement, dated as of April 3, 1998 (as supplemented by this Supplement and as the same has been and may hereafter be supplemented by any other Pledge Agreement Supplement, amended by any amendment or otherwise modified, the "PLEDGE AGREEMENT"), made by the Pledgor in favor of the General Administrative Agent. Terms defined in the Pledge Agreement and used herein are so used as so defined.

          2. The Pledgor confirms and reaffirms the security interest in the Pledged Stock granted to the General ADMINISTRATIVE Agent under the Pledge Agreement and, as additional collateral security for the prompt and complete payment and performance when due of all the Pledgor's Obligations and in order to induce the Lenders to make additional Loans to the Borrowers in accordance with the terms of the Credit Agreement, the Pledgor hereby pledges to the General Administrative Agent, for the ratable benefit of the Lenders, and hereby grants to the General Administrative Agent, for the ratable benefit of the Lenders, a first priority lien on, and security interest in, all of the Pledgor's right, title and interest in the Additional Pledged Stock listed on
Schedule I annexed hereto and all proceeds thereof.

          3. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 4 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to "Pledged Stock" to include the Additional Pledged Stock listed on Schedule I hereto.

          4. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to all the terms thereof. Pledged Stock does, and shall be deemed to, include each item listed on Schedule I hereto and each such item shall be and is included within the meaning of the term "Additional Pledged Stock" as such term is used in the Pledge Agreement.

          IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered by its duly authorized officer on the date first set forth above.

                                                  LES ACQUISITION, INC.



                                                  By:________________________
                                                       Title: Secretary

                                                                      Schedule I
                                                                       To Pledge
                                                            Agreement Supplement
                                                            --------------------


                     DESCRIPTION OF ADDITIONAL PLEDGED STOCK

         Common Stock, with par value $0.10, of Safety-Kleen Corp., a Wisconsin corporation, represented by stock certificates as follows:

               Certificate             Certificate            No. of
                   No.                    Date                Shares
               -----------             -----------            ------

                 97103                April 7, 1998         5,923,652
                 97104                April 7, 1998            15,830

                           PLEDGE AGREEMENT SUPPLEMENT

          PLEDGE  AGREEMENT  SUPPLEMENT,  dated as of  April  10,  1998  (this
"SUPPLEMENT"), made by LES ACQUISITION, INC. (the "PLEDGOR"), in favor of TORONTODOMINION (TEXAS), INC., as General Administrative Agent (the "GENERAL ADMINISTRATIVE AGENT"), under the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), with LES Inc., a Delaware corporation (the "COMPANY"), and Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation (the "CANADIAN BORROWER"; together with the Company, the "BORROWERS"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), the General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, and the Managing Agents, Co-Documentation Agents and Syndication Agents identified therein.

          1. This Supplement is executed and delivered pursuant to the terms of that certain Acquisition Pledge Agreement, dated as of April 3, 1998 (as supplemented by this Supplement and as the same has been and may hereafter be supplemented by any other Pledge Agreement Supplement, amended by any amendment or otherwise modified, the "PLEDGE AGREEMENT"), made by the Pledgor in favor of the General Administrative Agent. Terms defined in the Pledge Agreement and used herein are so used as so defined.

          2. The Pledgor confirms and reaffirms the security interest in the Pledged Stock granted to the General Administrative Agent under the Pledge Agreement and, as additional collateral security for the prompt and complete payment and performance when due of all the Pledgor's Obligations and in order to induce the Lenders to make additional Loans to the Borrowers in accordance with the terms of the Credit Agreement, the Pledgor hereby pledges to the General Administrative Agent, for the ratable benefit of the Lenders, and hereby grants to the General Administrative Agent, for the ratable benefit of the Lenders, a first priority lien on, and security interest in, all of the Pledgor's right title and interest in the Additional Pledged Stock listed on
Schedule I annexed hereto and all proceeds thereof.

          3. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 4 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to "Pledged Stock" to include the Additional Pledged Stock listed on Schedule I hereto.

          4. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to all the terms thereof. Pledged Stock does, and shall be deemed to, include each item listed on Schedule I hereto and each such item shall be and is included within the meaning of the term "Additional Pledged Stock" as such term is used in the Pledge Agreement.

          IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered by its DAILY authorized officer on the date first set forth above.

                                       LES ACQUISITION, INC.


                                       By:___________________________
                                           Title: Secretary

                                                                      Schedule I
                                                                       To Pledge
                                                            Agreement Supplement
                                                            --------------------


                     DESCRIPTION OF ADDITIONAL PLEDGED STOCK

          COMMON Stock, with par value $0.10, of Safety-Kleen Corp., a Wisconsin corporation, represented by stock certificates as follows:

               Certificate          Certificate           No. of
                   No.                 Date               Shares
                 97115             April 3, 1998              3
                 97106             April 3, 1998            256

                                                                       EXHIBIT C
                                                                       ---------

                                     FORM OF
                              REVOLVING CREDIT NOTE

U.S.$                                                         New York, New York
      -----------------
                                                                  April __, 1998

         FOR VALUE RECEIVED, the undersigned, LES, INC., a Delaware corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of (the "LENDER") at the office of _______________, located at ____________________, New
York, New York ________, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below) the principal amount of (a) UNITED STATES DOLLARS (U.S.$ ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to Section 2.4 of such Credit Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 6.6 of such Credit Agreement.

         The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made by the Lender pursuant to such Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period and the applicable LIBOR Rate with respect thereto. Each such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Company under such Credit Agreement or this Note.

         This Note (a) is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, Laidlaw Environmental Services (Canada) Ltd., the Lender, the other banks and financial institutions or entities from time to time parties thereto, Toronto Dominion (Texas), Inc., as General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Revolving Credit Note is secured and guaranteed as provided in the Loan

Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         This Note and the other Revolving Credit Notes issued of even date herewith have been issued as replacements and in exchange for (but not in payment or satisfaction of) the Revolving Credit Notes dated May 15, 1997 in the aggregate principal amount of $275,000,000.

         Upon the occurrence of any one or more Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                                     LES, INC.

                                                     By: ______________________
                                                         Title:



                                                                                                                          Schedule A
                                                                                                            To Revolving Credit Note
                                                                                                            ------------------------

         BASE RATE LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                    Amount         Amount of Principal    Amount of Base Rate   Unpaid Principal
                Amount of        Converted to      of Base Rate Loans     Loans Converted to       Balance of
   Date      Base Rate Loans    Base Rate Loans         Repaid                LIBOR Loans       Base Rate Loans    Notation Made By

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

====================================================================================================================================



                                                                                                                          Schedule B
                                                                                                            To Revolving Credit Note
                                                                                                            ------------------------

         LIBOR LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBOR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                        Amount        Interest Period      Amount of Principal    Amount of LIBOR     Unpaid Principal
           Amount of    Converted to  and LIBOR Rate       of LIBOR Loans Repaid  Loans Converted     Balance of LIBOR    Notation
   Date    LIBOR Loans  LIBOR Loans   with Respect Thereto                         to Base Rate Loans  Loans               Made By

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

====================================================================================================================================

                                                                       EXHIBIT D
                                                                       ---------

                                     FORM OF
                                 U.S. TERM NOTE

U.S.$______________________                                   New York, New York

                                                                  April __, 1998

          FOR VALUE RECEIVED, the undersigned, LES, INC., a Delaware corporation (the "COMPANY"), hereby, unconditionally promises to pay to the order of ________________________ (the "LENDER"), at the office of _______________, located at _______________________, New York, New York ______, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________ UNITED STATES DOLLARS (U.S.$________), or, if less, the unpaid principal amount of the Tranche [A] [B] [C] Term Loan of the Lender made to the Company pursuant to Section 2.1 of the Credit Agreement (as hereinafter defined). The principal amount of this Note shall be payable in the amounts and on the dates specified in Section 2.3[(a)] [(b)] [(c)] of the Credit Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 6.6 of the Credit Agreement.

         The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche [A] [B] [C] Term Loan of the Lender and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto. Each such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded. The failure to make any such recordation (or any error therein) shall not affect the obligations of the Company in respect of the Credit Agreement or this Note.

         This Note (a) is one of the U.S. Term Notes referred to in the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, Laidlaw Environmental Services (Canada) Ltd., the Lender, the several other banks and financial institutions or entities from time to time parties thereto, Toronto Dominion (Texas), Inc., as General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         This Note and the other Tranche [A] [B] [C] Term Notes issued of even date herewith have been issued as replacements and in exchange for (but not in payment or satisfaction of) the Tranche [A] [B] [C] Term Notes dated May 15, 1997 in the aggregate principal amount of $______________.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                                     LES, INC.


                                                     By:
                                                        -----------------------
                                                        Title:



                                                                                                                          Schedule A
                                                                                                                    To U.S.Term Note
                                                                                                                    ----------------

         LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                    Amount         Amount of Principal    Amount of Base Rate   Unpaid Principal
                Amount of        Converted to      of Base Rate Loans     Loans Converted to       Balance of
   Date      Base Rate Loans    Base Rate Loans         Repaid                LIBOR Loans       Base Rate Loans    Notation Made By

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

---------- ------------------ ------------------ ---------------------- --------------------- ------------------- ------------------

====================================================================================================================================



                                                                                                                          Schedule B
                                                                                                                    To U.S.Term Note
                                                                                                                    ----------------

         LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBOR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                        Amount        Interest Period      Amount of Principal    Amount of LIBOR     Unpaid Principal
           Amount of    Converted to  and LIBOR Rate       of LIBOR Loans Repaid  Loans Converted     Balance of LIBOR    Notation
   Date    LIBOR Loans  LIBOR Loans   with Respect Thereto                        to Base Rate Loans  Loans               Made By

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

---------- ----------- ------------- -------------------- ---------------------- ------------------- ------------ ----- ------------

====================================================================================================================================

                                                                       EXHIBIT E
                                                                       ---------

                                     FORM OF
                               CANADIAN TERM NOTE

C$______________________                                      New York, New York

                                                                   April__, 1998


         FOR VALUE RECEIVED, the undersigned, LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD., a Canadian corporation (the "CANADIAN BORROWER"), hereby, unconditionally promises to pay to the order of ____________________________________ (the "Lender"), at the office of
_____________________  located at ________________________,  in the lawful money of Canada and in immediately available funds, the principal amount of _____________ CANADIAN DOLLARS (C$________), or, if less, the unpaid principal amount of the Canadian Term Loan of the Lender made to the Canadian Borrower pursuant to Section 4.1 of the Credit Agreement (as hereinafter defined). The principal amount of this Note shall be payable in the amounts and on the dates specified in Section 4.3 of the Credit Agreement. The Canadian Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 6.6 of the Credit Agreement.

         The holder of this Note is authorized to record on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of the Canadian Term Loan of the Lender and the date and amount of each payment or prepayment of principal thereof. Each such recordation shall constitute prima FACIE evidence of the accuracy of the information endorsed. The failure to make any such recordation (or any error therein) shall not affect the obligations of the Canadian Borrower under the Credit Agreement or this Note.

         This Note (a) is one of the Canadian Term Notes referred to in the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among LES, Inc., the Canadian Borrower, the Lender, the several other banks and financial institutions or entities from time to time parties thereto, Toronto Dominion (Texas), Inc., as General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                         LAIDLAW ENVIRONMENTAL SERVICES
                                         (CANADA) LTD.


                                         By:
                                             -------------------------
                                             Title:

                                                                      Schedule A
                                                           To Canadian Term Note
                                                           ---------------------

            CANADIAN TERM LOANS AND REPAYMENTS OF CANADIAN TERM LOANS

--------------------------------------------------------------------------------


              Amount of     Amount of Principal   Unpaid Principal
            Canadian Term    of Canadian Term       of Balance of       Notation
   Date         Loans          Loans Repaid      Canadian Term Loans    Made By

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------


----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------

----------- -------------- --------------------- -------------------- ----------
================================================================================

                                                                       EXHIBIT G
                                                                       ---------


                                     FORM OF
                                 ACCEPTANCE NOTE

C$                                                              Toronto, Ontario
  -----
                                                                 ---------, ---


          FOR VALUE RECEIVED, the undersigned, LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD., a corporation incorporated, organized and existing under the laws of the Province of [Ontario], Canada (the "CANADIAN BORROWER"), hereby unconditionally promises to pay to the order of [INSERT NAME OF LENDER] (the "LENDER") at the office of The Toronto-Dominion Bank, located at _______________________, in lawful money of Canada and in immediately available funds, the principal amount of [ ] CANADIAN DOLLARS (C$ ). The undiscounted principal amount hereof shall be repaid on ___________ ___, ____. The Canadian Borrower further agrees that interest shall be paid herein, in advance, by the Lender discounting the face amount of this Acceptance Note in the manner described in Sections 5.3 and 5.7 of the Credit Agreement described below (capitalized terms used herein without definition being defined as set forth therein).

          This Acceptance Note (a) is one of the Acceptance Notes referred to in the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT Agreement"), among LES, Inc., the Canadian Borrower, the Lender, the several other banks and financial institutions or entities from time to time parties thereto, Toronto Dominion (Texas), Inc., as General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent, and (b) is subject to the provisions of the Credit Agreement.

          This Acceptance Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.


     / Insert maturity date for Acceptances created simultaneously herewith.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   LAIDLAW ENVIRONMENTAL SERVICES
                                   (CANADA) LTD.

                                   By:
                                       Name:
                                       Title:

                                                                       EXHIBIT H
                                                                       ---------

                                     FORM OF
                            PREPAYMENT OPTION NOTICE

Attention of [            ]
Telecopy No. [            ]

                                                                          [Date]

Ladies and Gentlemen:

         The undersigned, Toronto Dominion (Texas), Inc., as general administrative agent (in such capacity, the "GENERAL ADMINISTRATIVE AGENT") for the Lenders, refers to the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), among LES, Inc., Laidlaw Environmental Services (Canada) Ltd., the Lenders from time to time parties thereto, the General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as
Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The General Administrative Agent hereby gives notice of an offer of prepayment made by the Company pursuant to Section 6.3(i) of the Credit Agreement of the Tranche [B] [C] Prepayment Amount. Amounts applied to prepay the Tranche [B] [C] Term Loans shall be applied pro rata to the Tranche [B] [C] Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche [B] [C] Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:


(A)  Total Tranche [B] [C] Term Loan Prepayment
     Amount                                               ----------

(B)  Portion of Tranche  [B] [C] Term Loan
     Prepayment  Amount to be received by you             ----------

(C) Mandatory Prepayment Date (10 Business Days after the date of this Prepayment Option Notice) ----------

          If you wish to receive the portion of the Tranche [B] [C] Term Loan Prepayment Amount to be allocated to you on the Mandatory Prepayment Date indicated in paragraph (B) above, please sign this notice in the space provided below as evidence of your acceptance and return it via telecopy to the attention of [___________________] at Toronto Dominion (Texas), Inc., NO LATER THAN [10:00] A.M., NEW YORK CITY TIME, on the Mandatory Prepayment Date, at Telecopy No. [________________].

                                      TORONTO DOMINION (TEXAS), INC., as General
                                      Administrative Agent

                                      By:
                                          -----------------------------------
                                         Name:
                                         Title:

                                     [Lender]

                                      By:
                                          -----------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT I
                                                                       ---------

                                     FORM OF
                               CLOSING CERTIFICATE

         Pursuant to Section 8.1(i)of the Amended and Restated Credit Agreement, dated as of April 3, 1998 (the "CREDIT AGREEMENT"), among LES, Inc., a Delaware corporation, Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation, the several banks and other financial institutions or entities from time to time parties thereto (the "LENDERS"), Toronto Dominion (Texas), Inc., as General Administrative Agent, The Toronto-Dominion Bank , as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent, the undersigned, ____________________ of [Loan Party] (the "COMPANY"), hereby certifies as follows:

          1. The representations and warranties of the Company set forth in the Credit Agreement and each of the other Loan Documents to which it is a party or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement or any Loan Document are true and correct on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

          2. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans and the issuance of the Letters of Credit requested to be made and/or issued on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

          3. _________________ is and at all times since ________________, 199_, has been the duly elected and qualified [Assistant] Secretary of the Company the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of the Company hereby certifies as follows:

          4. There are no liquidation or dissolution proceedings pending or to the knowledge of the [Assistant] Secretary of the Company threatened against the Company or any of its Subsidiaries, nor has any other event occurred affecting or threatening the corporate existence of the Company or any of its Subsidiaries;

          5. The Company is a _________________ duly organized, validly existing and in good standing under the laws of _________________;

          6. (a) Attached hereto as EXHIBIT A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on __________ __, 1998; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein;

          (b) attached hereto as EXHIBIT B is a true and complete copy of the By-laws of the Company as in effect at all times since __________ __, 19__, to and including the date hereof; and

          (c) attached hereto as EXHIBIT C is a true and complete copy of the Certificate of Incorporation of the Company as in effect at all times since __________ __, 19__, to and including the date hereof; and

          7. The following persons are now duly elected and qualified officers of the Company, holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since __________ __, 19__, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to any such Loan Document:

              NAME                    OFFICE                SIGNATURE

            -----------            -----------           ---------------

            -----------            -----------           ---------------

         Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

         IN WITNESS WHEREOF, the undersigned have hereunto set our names.

[NAME OF COMPANY]                       [NAME OF COMPANY]

By:____________________________                  By:____________________________
Name:                                               Name:
Title:                                              Title:

Date:  _____________, 1998

                                                                       EXHIBIT L
                                                                       ---------

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), among LES, Inc., Laidlaw Environmental Services (Canada) Ltd., the Lenders from time to time parties thereto, Toronto Dominion (Texas) Inc., as the General Administrative Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago, and Wachovia Bank, N.A., as Managing Agents, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Documentation Agents, and NationsBank, N.A., as Syndication Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor identified on Schedule 1 hereto (the "ASSIGNOR") and the Assignee identified on Schedule 1 hereto (the "ASSIGNEE") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest set forth on Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount and/or commitment amount for each Assigned Facility as set forth on
Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of their respective Subsidiaries, any other Loan Party or any other obligor or the performance or observance by the Borrowers, any of their respective Subsidiaries, any other Loan Party or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agents, upon request by the Assignee, exchange any attached Notes for a new Note or

Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agents exchange any attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 9.1 thereof, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 6.12(b) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be the date set forth on Schedule 1 hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the
[General Administrative Agent] for acceptance by it and recording by the Administrative Agents pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agents, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agents).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agents shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agents for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
-----------------------------------------------------------------
     Name of Assignor:

     Name of Assignee:

        Notices Address:

        Payment Instructions:

     Effective Date of Assignment:

             Credit             Principal/Commitment       Commitment Percentage
        Facility Assigned         Amount Assigned                 Assigned
     ---------------------------------------------------------------------------
                                        $                                 %
                                          ---------              ---------



     [NAME OF ASSIGNEE]                     [NAME OF ASSIGNOR]

     By:                                     By:
         ----------------------------            ----------------------------
     Title:                                  Title:


    Accepted:                                     Consented To:

     [TORONTO DOMINION (TEXAS) INC.,              LES, INC.
     as General Administrative Agent]

     [THE TORONTO-DOMINION BANK,
     as Canadian Administrative Agent]

     By:                                         By:
         -----------------------------               ------------------------
     Title:                                      Title:


--------
 / Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

/ The Company's consent is required in the event that the Assignee is not a Lender or an Affiliate of a Lender prior to effectiveness hereof.

                                                                       EXHIBIT M
                                                                       ---------
                                                                      [MICHIGAN]




                              AMENDMENT TO MORTGAGE


                           LAIDLAW ENVIRONMENTAL, INC.
           (formerly known as Rollins Environmental, Inc.), Mortgagor to

                    TORONTO DOMINION (TEXAS), INC., Mortgagee







                       This Instrument was prepared by and
                     after recording should be returned to:

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                        Attention: Erin L. Rothfuss, Esq.

                              AMENDMENT TO MORTGAGE


           THIS AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (the "AMENDMENT"), dated as of April 3, 1998 is made by Laidlaw Environmental, Inc. (formerly known as Rollins Environmental, Inc.), a Delaware corporation ("MORTGAGOR"), whose address is 1301 Gervais Street, Suite 300, Columbia, South Carolina 29201, to Toronto Dominion (Texas), Inc., a Delaware corporation, as general administrative agent for the Lenders referred to below (in such capacity, "MORTGAGEE"), whose address is 909 Fannin Street, Suite 1700, Houston, Texas 77010. References to this
    "Amendment" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Credit Agreement (as defined below).


                                   BACKGROUND

           WHEREAS, immediately prior to the date hereof, LES, Inc. (formerly known as Laidlaw Chem-Waste, Inc.), Laidlaw Environmental Services (Canada) Ltd., the several banks and other financial institutions or entities from time to time parties thereto (the "PRIOR LENDERS"), Toronto Dominion (Texas), Inc., as general administrative agent, The Toronto-Dominion Bank, as Canadian administrative agent, TD Securities (USA) Inc., as advisor to the Borrowers and arranger of the commitments described herein, and The Bank of Nova Scotia, NationsBank, N.A. and The First National Bank of Chicago, as managing agents and NationsBank, N.A., as syndication agent were parties to the Credit Agreement dated as of May 9, 1997 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "PRIOR CREDIT AGREEMENT") pursuant to which certain loans and other extensions of credit were outstanding;

           WHEREAS, LES, Inc., a Delaware corporation (the "COMPANY"), Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation and a wholly owned Subsidiary of the Company (the "CANADIAN BORROWER", together with the Company, the "BORROWERS"), the several banks and other financial institutions or entities from time to time parties thereto (the "LENDERS"), Toronto Dominion (Texas), Inc., as general administrative agent (as hereinafter defined, the "GENERAL ADMINISTRATIVE AGENT"), The Toronto-Dominion Bank, as Canadian administrative agent (as hereinafter defined, the "CANADIAN ADMINISTRATIVE AGENT"), TD Securities (USA) Inc., as advisor to the Borrowers and arranger of the commitments (in such capacities, the "ARRANGER"), and The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as managing agents (each, in such capacity, a "MANAGING AGENT"), The Bank of Nova Scotia and The First National Bank of Chicago, as co-documentation agent (each, in such capacity, a "CO-DOCUMENTATION AGENT"), and NationsBank, N.A., as syndication agent (in such capacity, the "SYNDICATION AGENT") have amended and restated the Prior Credit Agreement to (a) increase the amount of the credit available thereunder and (b) otherwise amend and restate the Prior Credit Agreement in its entirety as more FULLY set forth in the Credit Agreement;

        WHEREAS, by reason of the amendment and restatement effects of the Credit Agreement, the Lenders have succeeded to the Prior Lenders' rights and obligations under the Prior Credit Agreement on the terms and conditions set forth in the Credit Agreement and after having given effect to such amendment and restatement, the Commitments of and the amount of the Loans owing to each of the Lenders are as set forth on Schedule 1. 1A and 1. 1B of the Credit Agreement;

        WHEREAS, a certain Mortgage as more particularly described on Schedule B attached hereto (the "MORTGAGE") given by Mortgagor to Mortgagee encumbers real property owned in fee by Mortgagor, together with the improvements located thereon (the "IMPROVEMENTS") and is more particularly described on Schedule A attached hereto (the "REAL ESTATE"); and

        WHEREAS, Mortgagee, the Canadian Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Arranger, the Managing Agents and the Lenders have entered into the Credit Agreement on the condition (among others) that Mortgagor execute this Amendment;

         NOW THEREFORE, in consideration of the premises and for the sum of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, Mortgagor hereby agrees as follows:

         1. The "Background" section of the Mortgage is hereby deleted in its entirety and amended by substituting the following therewith:

                                   BACKGROUND

        A. Mortgagor is the owner of the parcels of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE").

        B. Mortgagor is a subsidiary of LES, Inc., a Delaware corporation ("BORROWER"). Borrower (formerly known as Laidlaw Chem-Waste, Inc.) is a party to that certain Credit Agreement (the "PRIOR CREDIT AGREEMENT") dated as of May 9, 1997 with Laidlaw Environmental Services (Canada) Ltd., Mortgagee and the financial institutions described and defined therein, which Prior Credit
Agreement has been amended and restated by that certain Amended and Restated Credit Agreement dated as of April 3, 1998 (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "CREDIT AGREEMENT") among Borrower, the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), Mortgagee, Laidlaw Environmental Services (Canada) Ltd. (the "CANADIAN BORROWER"), The Toronto-Dominion Bank, as Canadian administrative agent, TD Securities (USA) Inc., as arranger, NationsBank, N.A., as syndication agent, and The Bank of

        Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as managing agents. All defined terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         C. Pursuant to the Credit Agreement, (i) certain of the Lenders have agreed to make revolving credit loans to Borrower (the "REVOLVING CREDIT LOANS"); (ii) Certain of the Lenders have agreed to make term loans to Borrower (the "TERM LOANS"; together with the Revolving Credit Loans, the "LOANS"); (iii) the Issuing Lender has agreed to issue letters of credit for the account of Borrower and (iv) pursuant to the Credit Agreement, Borrower has guaranteed term loans to be made by certain of the Lenders to the Canadian Borrower under the Credit Agreement and certain loans by The Toronto-Dominion Bank to the Canadian Borrower pursuant to a separate loan agreement (the "CANADIAN OPERATING FACILITY LOANS") (the collective obligations of Borrower thereunder, the "GUARANTOR OBLIGATIONS"). The maximum aggregate principal amount of the Loans, the L/C Obligations and the Canadian Operating Facility Loans outstanding at any one time shall not exceed $2,100,000,000.

         D. Pursuant to a letter agreement dated as of March 31, 1998, NationsBank of Texas, N.A. has agreed to make loans to Borrower (the "WORKING CAPITAL LOANS").

         E. The Loans may be evidenced by promissory notes of Borrower made payable to the order of the relevant Lender (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "NOTES"). Each Loan bears interest at the rate stated in the Credit Agreement; references in this Mortgage to the "Default Rate" shall mean, at any time, the interest rate applicable to overdue principal amounts of the Loans as provided in the Credit Agreement. The obligation of Borrower to reimburse the Issuing Lender for amounts drawn under Letters of Credit (the "REIMBURSEMENT OBLIGATIONS") is governed by the section of the Credit Agreement entitled "Letters of Credit."

         F. Mortgagee is the general administrative agent for the Lenders pursuant to the Credit Agreement and the Guarantee and Collateral Agreement (as defined in the Credit Agreement). Mortgagor will benefit, as a subsidiary of Borrower, from Borrower entering into the Credit Agreement. In recognition of the benefits conferred on Mortgagor, Mortgagor has executed the Guarantee and Collateral Agreement (the "GUARANTEE"), under which Mortgagor guarantees to
Mortgagee, as general administrative agent for the Lenders, the prompt and complete payment and performance by Borrower when due of the Borrower Obligations and the Working Capital Obligations (each as defined in the Guarantee).

         G. It is a condition precedent to the obligation of the Lenders to make their respective Loans to Borrower and the Canadian Borrower, of the Issuing Lender to issue the Letters of Credit for the account of Borrower and of NationsBank, N.A. to make the Working Capital Loans to Borrower that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the benefit of Mortgagee and the other Lenders, and Mortgagor is willing to so execute and deliver this Mortgage in order to obtain the benefits available to it from Borrower entering into the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and to induce Mortgagee and the other Lenders to make their respective Loans to LES, Inc. and the Canadian Borrower and the Issuing Lender to issue the Letters of Credit for the account of LES, Inc., Mortgagor hereby agrees with Mortgagee, for the benefit of Mortgagee and the other Lenders as follows:

               i. All references in the Mortgage to the "Credit Agreement" shall be deemed to mean the Prior Credit Agreement as amended and restated by the Credit Agreement, and as it may be further amended, restated, supplemented or otherwise modified from time to time.

               ii. All references in the Mortgage to the "Lenders" shall be deemed to mean the Lenders under the Credit Agreement.

               iii. All  references  in the  Mortgage  to the  "Notes"  shall be deemed to mean the Notes as defined in the Credit Agreement.

         5. The Mortgage, as amended hereby, secures up to the maximum principal amount of $2,100,000,000. Such future obligations and advances (i) may be obligatory or may be made at the option of Mortgagee and the Lenders, and (ii) may be made after a reduction to zero or any other balance or otherwise, to the same extent as if the future obligations and advances were made on the date of this Amendment.

                  iv. The Mortgage, as amended hereby, is hereby ratified and confirmed and is and shall remain in full force and effect.

        This Amendment has been duly executed by Mortgagor and Mortgagee as of the date first above written.

                                 LAIDLAW ENVIRONMENTAL, INC.
                                 (formerly known as Rollins Environmental, Inc.)


                                 By:________________________________________
                                      Name:
                                      Title:


In the Presence of:

----------------------------
Name:

----------------------------
Name:

                                 TORONTO DOMINION (TEXAS), INC.

                                 By:________________________________________
                                     Name:
                                     Title:


In the Presence of:

----------------------------
Name:

----------------------------
Name:

STATE OF NEW YORK  )
                   :   ss.:
COUNTY OF NEW YORK )


          The foregoing instrument was acknowledged before me this ____ day of April 1998, by______________________, the [ ] President of LAIDLAW
ENVIRONMENTAL, INC. (formerly known as Rollins Environmental, Inc.), a Delaware corporation, on behalf of the corporation.


                           ----------------------------
                                  Notary Public

                              My Commission Expires

                                     [seal]

STATE OF NEW YORK  )
                   :   ss.:
COUNTY OF NEW YORK )


The foregoing instrument was acknowledged before me this ____ day of April 1998, by______________________, the [ ] President of TORONTO DOMINION (TEXAS), INC., a Delaware corporation, on behalf of the corporation.



                           ----------------------------
                                  Notary Public

                              My Commission Expires

                                     [seal]

                                   Schedule A
                                   ----------

                           Description of the Premises


Land in the City of Ann Arbor, Washtenaw County, Michigan described as:

Lots 15 and 18, RESEARCH PARK, according to the plat thereof as recorded in Liber 15 of Plats, Pages 56 and 57, Washtenaw County Records.

Tax Code No. 12-09-301-005 (Lot 18)
Tax Code No. 12-09-302-003 (Lot 15)

                                                                     EXHIBIT N
                                                                     ---------
                                                                   [CALIFORNIA]





                           AMENDMENT TO DEED OF TRUST


                           LAIDLAW ENVIRONMENTAL, INC.
            (formerly known as Rollins Environmental, Inc.), Grantor

                                       to

                 FIRST AMERICAN TITLE INSURANCE COMPANY, Trustee

                           for the use and benefit of

                   TORONTO DOMINION (TEXAS), INC., Beneficiary









                       This Instrument was prepared by and
                     after recording should be returned to:

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                        Attention: Erin L. Rothfuss, Esq.

                           AMENDMENT TO DEED OF TRUST


          THIS AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (the "AMENDMENT"), dated as of April ___, 1998 is made by Laidlaw Environmental, Inc. (formerly known as Rollins Environmental, Inc.), a Delaware corporation ("GRANTOR"), whose address is 1301 Gervais Street, Suite 300, Columbia, South Carolina 29201, to First American Title Insurance Company, a California corporation ("TRUSTEE"), whose address is 4540 California Avenue, Suite 100, Bakersfield, California 93309, for the use and benefit of Toronto Dominion (Texas), Inc., a Delaware corporation, as general administrative agent for the Lenders referred to below (in such capacity, "BENEFICIARY"), whose address is 909 Fannin Street, Suite 1700, Houston, Texas 77010. References to this "Amendment" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Credit Agreement (as defined below).


                                   BACKGROUND

          WHEREAS, immediately prior to the date hereof, LES, Inc. (formerly known as Laidlaw Chem-Waste, Inc.), Laidlaw Environmental Services (Canada) Ltd., the several banks and other financial institutions or entities from time to time parties to thereto (the "PRIOR LENDERS"), Toronto Dominion (Texas), Inc., as general administrative agent, The Toronto-Dominion Bank, as Canadian administrative agent, TD Securities (USA) Inc., as advisor to the Borrowers and arranger of the commitments described herein, and The Bank of Nova Scotia, NationsBank, N.A. and The First National Bank of Chicago, as managing agents and NationsBank, N.A., as syndication agent were parties to the Credit Agreement dated as of May 9, 1997 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "PRIOR CREDIT AGREEMENT") pursuant to which certain loans and other extensions of credit were outstanding;

          WHEREAS, LES, Inc., a Delaware corporation (the "COMPANY"), Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation and a wholly owned Subsidiary of the Company (the "CANADIAN BORROWER"; together with the Company, the "BORROWERS"), the several banks and other financial institutions or entities from time to time parties thereto (the "LENDERS"), Toronto Dominion (Texas), Inc., as general administrative agent (as hereinafter defined, the "GENERAL ADMINISTRATIVE AGENT"), The Toronto-Dominion Bank, as Canadian administrative agent (as hereinafter defined, the "CANADIAN ADMINISTRATIVE AGENT"), TD Securities (USA) Inc., as advisor to the Borrowers and arranger of the commitments (in such capacities, the "ARRANGER"), and The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as managing agents (each, in such capacity, a "MANAGING AGENT"), The Bank of Nova Scotia and The First National Bank of Chicago, as co-documentation agent (each, in such capacity, a "CO-DOCUMENTATION AGENT"), and NationsBank, N.A., as syndication agent (in such capacity, the "SYNDICATION AGENT") have amended and restated the Prior Credit Agreement to (a) increase the amount of the credit available thereunder and (b) otherwise amend and restate the Prior Credit Agreement in its entirety as more fully set forth in the Credit Agreement;

          WHEREAS, by reason of the amendment and restatement effects of the Credit Agreement, the Lenders have succeeded to the Prior Lenders' rights and obligations under the Prior Credit Agreement on the terms and conditions set forth in the Credit Agreement and after having given effect to such amendment and restatement, the Commitments of and the amount of the Loans owing to each of the Lenders are as set forth on Schedule 1.1A and 1.1B of the Credit Agreement;

          WHEREAS, a certain Deed of Trust as more particularly described on Schedule B attached hereto (the "DEED OF TRUST") given by Grantor to Beneficiary encumbers real property owned in fee by Grantor, together with the improvements located thereon (the "IMPROVEMENTS") and is more particularly described on Schedule A attached hereto (the "REAL ESTATE"); and

          WHEREAS, Beneficiary, the Canadian Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Arranger, the Managing Agents and the Lenders have entered into the Credit Agreement on the condition (among others) that Grantor execute this Amendment;

          NOW THEREFORE, in consideration of the premises and for the sum of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, Grantor hereby agrees as follows:

          1. The "Background" section of the Deed of Trust is hereby deleted in its entirety and amended by substituting the following therewith:

                                   BACKGROUND

          A. Grantor is the owner of the parcels of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE").

          B. Grantor is a subsidiary of LES, Inc., a Delaware corporation ("BORROWER"). Borrower (formerly known as Laidlaw Chem-Waste, Inc.) is a party to that certain Credit Agreement (the "PRIOR CREDIT AGREEMENT") dated as of May 9, 1997 with Laidlaw Environmental Services (Canada) Ltd., Beneficiary and the financial institutions described and defined therein, which Prior Credit Agreement has been amended and restated by that certain Amended and Restated Credit Agreement dated as of April __, 1998 (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "CREDIT AGREEMENT") among Borrower, the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), Beneficiary, Laidlaw Environmental Services (Canada) Ltd. (the "CANADIAN BORROWER"), The Toronto-Dominion Bank, as Canadian administrative agent, TD

Securities (USA) Inc., as arranger, NationsBank, N.A., as syndication agent, and The Bank of Nova Scotia, NationsBank, N.A., The First National Bank of Chicago and Wachovia Bank, N.A., as managing agents. All defined terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

          C. Pursuant to the Credit Agreement, (i) certain of the Lenders have agreed to make revolving credit loans to Borrower (the "REVOLVING CREDIT LOANS"); (ii) Certain of the Lenders have agreed to make term loans to Borrower (the "TERM LOANS"; together with the Revolving Credit Loans, the "LOANS"); (iii) the Issuing Lender has agreed to issue letters of credit for the account of Borrower and (iv) pursuant to the Credit Agreement, Borrower has guaranteed term loans to be made by certain of the Lenders to the Canadian Borrower under the Credit Agreement and certain loans by The Toronto-Dominion Bank to the Canadian Borrower pursuant to a separate loan agreement (the "CANADIAN OPERATING FACILITY LOANS") (the collective obligations of Borrower thereunder, the "GUARANTOR OBLIGATIONS"). The maximum aggregate principal amount of the Loans, the L/C Obligations and the Canadian Operating Facility Loans outstanding at any one time shall not exceed $2,100,000,000.

          D. Pursuant to a letter agreement dated as of March 31, 1998, NationsBank of Texas, N.A. has agreed to make loans to Borrower (the "WORKING CAPITAL LOANS").

          E. The Loans may be evidenced by promissory notes of Borrower made payable to the order of the relevant Lender (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "NOTES"). Each Loan bears interest at the rate stated in the Credit Agreement; references in this Deed of Trust to the "Default Rate" shall mean, at any time, the interest rate applicable to overdue principal amounts of the Loans as provided in the Credit Agreement. The obligation of Borrower to reimburse the Issuing Lender for amounts drawn under Letters of Credit (the "REIMBURSEMENT OBLIGATIONS") is governed by the section of the Credit Agreement entitled "Letters of Credit."

          F. Beneficiary is the general administrative agent for the Lenders pursuant to the Credit Agreement and the Guarantee and Collateral Agreement (as defined in the Credit Agreement). Grantor will benefit, as a subsidiary of Borrower, from Borrower entering into the Credit Agreement. In recognition of the benefits conferred on Grantor, Grantor has executed the Guarantee and Collateral Agreement (the "GUARANTEE"), under which Grantor guarantees to Beneficiary, as general administrative agent for the Lenders, the prompt and complete payment and performance by Borrower when due of the Borrower Obligations and the Working Capital Obligations (each as defined in the Guarantee).

          G. It is a condition precedent to the obligation of the Lenders to make their respective Loans to Borrower and the Canadian Borrower, of the Issuing Lender to issue the Letters of Credit for the account of Borrower and of NationsBank, N.A. to make the Working Capital Loans to Borrower that Grantor shall have executed and delivered this Deed of Trust to Beneficiary for the benefit of Beneficiary and the other Lenders, and Grantor is willing to so execute and deliver this Deed of Trust in order to obtain the benefits available to it from Borrower entering into the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and to induce Beneficiary and the other Lenders to make their respective Loans to LES, Inc. and the Canadian Borrower and the Issuing Lender to issue the Letters of Credit for the account of LES, Inc., Grantor hereby agrees with Trustee, for the benefit of Beneficiary and the other Lenders as follows:

          2. All references in the Deed of Trust to the "Credit Agreement" shall be deemed to mean the Prior Credit Agreement as amended and restated by the Credit Agreement, and as it may be further amended, restated, supplemented or otherwise modified from time to time.

          3. All references in the Deed of Trust to the "Lenders" shall be deemed to mean the Lenders under the Credit Agreement.

          4. All references in the Deed of Trust to the "Notes" shall be deemed to mean the Notes as defined in the Credit Agreement.

          5. The Deed of Trust, as amended hereby, secures up to the maximum principal amount of $2,100,000,000. Such future obligations and advances (i) may be obligatory or may be made at the option of Beneficiary and the Lenders, and
(ii) may be made after a reduction to zero or any other balance or otherwise, to the same extent as if the future obligations and advances were made on the date of this Amendment.

          6. The Deed of Trust, as amended hereby, is hereby ratified and confirmed and is and shall remain in full force and effect.

          This Amendment has been duly executed by Grantor and Beneficiary as of the date first above written.

                                 LAIDLAW ENVIRONMENTAL, INC.
                                 (formerly known as Rollins Environmental, Inc.)


                                 By:________________________________________
                                      Name:
                                      Title:


                                 TORONTO DOMINION (TEXAS), INC.

                                 By:________________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT 0


                              AMENDED AND RESTATED
                             INTERCREDITOR AGREEMENT


         AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of April 3, 1998 (amended and restating the Intercreditor Agreement, dated as of May 15, 1997), among TORONTO DOMINION (TEXAS) INC., as General Administrative Agent (as hereinafter defined), THE TORONTO-DOMINION BANK, as Canadian Administrative Agent (as hereinafter defined), THE TORONTO-DOMINION BANK, as Canadian Operating Facility Agent (as hereinafter defined), and NATIONSBANK OF TEXAS, N.A., as Working Capital Lender (as hereinafter defined).

                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, LES, Inc. (formerly known as Laidlaw Chem-Waste, Inc.), a Delaware corporation (together with its successors and assigns, the "COMPANY"), and Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation (together with its successors and assigns, the "CANADIAN BORROWER"; together with the Company, the "BORROWERS"), are parties to the Credit Agreement, dated as of May 9, 1997 (as heretofore amended, supplemented or otherwise modified, the "EXISTING CREDIT AGREEMENT"), with the lenders from time to time parties thereto, Toronto Dominion (Texas), Inc., as general administrative agent, The Toronto-Dominion Bank, as Canadian administrative agent, TD Securities (USA) Inc., as arranger, The Bank of Nova Scotia, NationsBank, N.A. and The First National Bank of Chicago, as managing agents, and NationsBank, N.A., as syndication agent;

         WHEREAS,  the  Borrowers  have  entered  into the Amended and  Restated
Credit Agreement, dated as of April 3, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrowers, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Toronto Dominion (Texas), Inc., as general administrative agent (in such capacity, the "General ADMINISTRATIVE AGENT"), The Toronto-Dominion Bank, as Canadian administrative agent (in such capacity, the "CANADIAN ADMINISTRATIVE AGENT"), TD Securities
(USA) Inc., as advisor to the Borrowers and arranger of the commitments described herein (in such capacities, the "ARRANGER"), the Managing Agents named therein, the Co-Documentation agents named therein and the Syndication Agent named therein, which (i) amends and restates the Existing Credit Agreement and
(ii) provides that the Borrower Obligations (as hereinafter defined) shall be secured and supported pursuant to the U.S. Security Documents (as hereinafter defined);

         WHEREAS, included in the Borrower Obligations is the Company's guarantee, pursuant to Section 13 of the Credit Agreement, of the Canadian Borrower Obligations (as hereinafter defined) and the Canadian Operating Facility Obligations (as hereinafter defined);

         WHEREAS, the Loan Parties, the Lenders and the Administrative Agents have agreed that the Security Documents shall, in addition to providing collateral security and credit support for the Borrower Obligations, provide collateral security and credit support for the Working Capital Obligations (as hereinafter defined);

         WHEREAS, the obligations of the Canadian Borrower in respect of the Canadian Borrower Obligations and the Canadian Operating Facility Obligations are secured and supported pursuant to the Canadian Security Documents (as hereinafter defined);

         WHEREAS, the Canadian Administrative Agent has entered into an agency agreement, dated as of May 15, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "AGENCY AGREEMENT"), with The Toronto Dominion Bank, in its capacity as Canadian Operating Facility Lender (as hereinafter defined), pursuant to which the Canadian Administrative Agent has agreed that, in addition to acting as Canadian Administrative Agent under the Canadian Security Documents, it will act as collateral agent for the Canadian Operating Facility Lender under the Canadian Security Documents (in such capacity, the "CANADIAN OPERATING FACILITY AGENT"; together with the Administrative Agents, the "AGENTS");

         WHEREAS, in connection with the Existing Credit Agreement, the Agents, the lenders under the Existing Credit Agreement, the Canadian Operating Facility Lender and NationsBank, N.A. entered into the Intercreditor Agreement, dated as of May 15, 1997 (the "EXISTING INTERCREDITOR AGREEMENT"), the purpose of which was to establish the procedure for the disbursement of the proceeds of, or other monies received by any of the Agents, such lenders, the Canadian Operating Facility Lender and the Working Capital Lender in connection with, the Security Documents; and

         WHEREAS, it is a condition precedent to the Lenders' agreement to make Extensions of Credit under the Credit Agreement that the parties to the Existing Intercreditor Agreement amend and restate the Existing Intercreditor Agreement in order to confirm and continue the procedure for the disbursement of the proceeds of, or other monies received by any of the Agents, the Lenders, the Canadian Operating Facility Lender and the Working Capital Lender in connection with the Amended and Restated Credit Agreement and the Security Documents;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration receipt of which is hereby acknowledged, the Agents, the Working Capital Lender and the Borrowers hereby agree as follows:

         1. DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

           (b) The following terms shall have the following meanings:

           "AGREEMENT": this Amended and Restated Intercreditor Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

           "BORROWER OBLIGATIONS": as defined in the Guarantee and Collateral Agreement. "CANADIAN BORROWER OBLIGATIONS": as defined in the Credit Agreement. "CANADIAN OPERATING FACILITY": as defined in the Credit Agreement.

           "CANADIAN OPERATING FACILITY LENDER": The Toronto-Dominion Bank in its capacity as lender under the Canadian Operating Facility.

           "CANADIAN OPERATING FACILITY OBLIGATIONS": as defined in the Credit Agreement.

           "CANADIAN SECURITY DOCUMENTS": the "Canadian Collateral Documents" described in the Credit Agreement.

           "GUARANTEE AND COLLATERAL AGREEMENT": as defined in the Credit Agreement.

           "SECURED CANADIAN OBLIGATIONS": the collective reference to (a) the Canadian Borrower Obligations, and (b) the Canadian Operating Facility Obligations, including in each case, without duplication, the Company's guarantee of such obligations pursuant to Section 13 of the Credit Agreement.

           "SECURED OBLIGATIONS": the collective reference to (a) Secured U.S. Obligations, and (b) Secured Canadian Obligations.

           "SECURED U.S. OBLIGATIONS": the collective reference to (a) the Borrower Obligations, and (b) the Working Capital Obligations.

           "U.S. SECURITY DOCUMENTS": the collective reference to all Security Documents other than the Canadian Security Documents.

           "WORKING  CAPITAL   FACILITY":   as  defined  in  the  Guarantee  and
Collateral Agreement.

           "WORKING CAPITAL LENDER": as defined in the Guarantee and Collateral Agreement.

           "WORKING CAPITAL OBLIGATIONS": as defined in the Guarantee and Collateral Agreement.

           (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

           (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. DISTRIBUTION OF Proceeds. (a) Any money, property or securities realized upon the sale, disposition or other realization upon all or any part of the Canadian Security Documents shall be applied in the following order:

            (1) FIRST, the amount equal to all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by the Canadian Administrative Agent in connection with such sale, disposition or other realization or the protection of its rights and interests therein, shall be distributed to the Canadian Administrative Agent;

            (2) SECOND, from any surplus then remaining, an amount equal to the unpaid Secured Canadian Obligations consisting of principal and accrued interest in the nature of Indebtedness for borrowed money and fees thereon and unpaid reimbursement obligations in respect of Acceptances, whether matured or unmatured, contingent or otherwise, shall be distributed to the respective Persons to whom such amounts are owed (or their respective agents), with such distribution to be made pro rata in accordance with the aggregate unpaid amounts of such Secured Canadian Obligations and without priority of any one over any other;

            (3) THIRD, from any surplus then remaining, an amount equal to the other unpaid Secured Canadian Obligations then outstanding, whether matured or unmatured, contingent or otherwise, shall be distributed to the respective Persons to whom such amounts are owed (or their respective agents), with such distribution to be made PRO RATA in accordance with the unpaid amounts thereof and without priority of any one over any other; and

            (4) FOURTH, from any surplus then remaining shall be distributed to the applicable Loan Party or as otherwise may be required by applicable law.

            (c) The Agents shall consult in any sale, disposition or other realization of or upon any Security Documents, and with respect to the order of the application of proceeds thereof, with a view to causing all such sales, dispositions or other realizations to result in the repayment of the maximum possible amount of Secured Obligations. In furtherance of the foregoing, the Agents may apply all proceeds of the Canadian Security Documents in accordance with paragraph (a) above before applying any proceeds of the U.S. Security Documents to the Canadian Borrower Obligations or the Canadian Operating Facility Obligations.

         3. AMOUNTS OF SECURED OBLIGATIONS. Whenever a distribution pursuant to the provisions of Section 2 hereof is to be made, the Agents will make such distribution on the basis of the unpaid amounts thereof based upon the amount of Secured U.S. Obligations or Secured Canadian Obligations, as the case may be, determined as provided in Section 5 hereof; PROVIDED, however, that during the pendency of a bankruptcy proceeding with respect to any Loan Party at the time of such distribution, the unpaid amounts of Secured Obligations of such Loan Party shall mean all amounts allowed by the bankruptcy court in respect of such Secured Obligations as a basis for distributions (including estimated amounts, if any, allowed in respect of contingent claims) but only to the extent that prior distributions have not been made in respect thereof.

Notwithstanding anything to the contrary contained herein, the Agents shall be under no obligation to determine if any Secured Obligations are allowed in a bankruptcy proceeding.

         4. TIME AND MANNER OF MAKING PAYMENTS. All payments of such monies under Section 2 shall be made at such time as the relevant Agent may in its sole discretion determine.

         5. DETERMINATION OF AMOUNTS OF SECURED OBLIGATIONS. (a) Whenever an Agent is required to determine the existence or amount (including, without limitation, the principal amount) of any of the Secured Obligations for any purpose of this Agreement, it shall (unless otherwise directed by a court of competent jurisdiction) be entitled (but not obligated) to determine such amounts on the basis of a certification to it of such amounts by the Borrowers; PROVIDED, however, that if, upon the request of any Agent, a Borrower shall fail to provide the certification as to the existence or amount of any Secured Obligation as contemplated above within a reasonable period of time, such Agent shall be entitled to determine such existence or amount by such method as such Agent may, in its sole discretion, determine.

             (b) The Agents may rely conclusively, and shall be fully protected in relying, on any determination made by it in accordance with the provisions of
Section 5(a) hereof (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrowers, any other Loan Party, any holder of any Secured Obligation or any other Person as a result of such determination.

             (c) Upon any request of any Agent from time to time, the Borrowers will furnish a certificate to such Agent as to the existence or amount of any Secured Obligation and, if so requested, such certificate shall set forth all the Secured Obligations. Any certificate by a Borrower under this Section 5(c) shall be in form and substance reasonably satisfactory to the relevant Agent.

             (d) Upon any request of any Agent from time to time, each holder of Secured Obligations will furnish a certificate to such Agent as to the existence or amount of any Secured Obligation held by it and, if so requested, such certificate shall set forth all the Secured Obligations held by it. Any certificate by such holder of Secured Obligations under this Section 5 shall be in form and substance reasonably satisfactory to the relevant Agent.

             (e) If when calculating the amount of Secured Obligations it is necessary to convert Canadian Dollar amounts outstanding into U.S. Dollar amounts, such amounts shall be converted at the rate of exchange quoted by the General Administrative Agent as its spot rate of exchange for the conversion of Canadian Dollars to U.S. Dollars at approximately noon (New York time) on such day.

         6. No REPRESENTATION BY AGENT. No Agent shall be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any of the other Security Documents, all of which are made solely by the Borrowers or other Loan Party thereto, as the case may be. No Agent makes any representations as to the value of any collateral held by it or any part thereof or as to the title of the Borrowers or any other Loan Party thereto, or as to the security afforded by the Security Documents or this

Agreement or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement or any of the other Security Documents or of the sufficiency of the Secured Obligations, and no Agent shall incur any liability or responsibility in respect of any such matters.

         7. POWERS COUPLED WITH AN INTEREST. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Secured Obligations are paid in full and the Commitments under the Credit Agreement are terminated.

         8. Notices. All notices, requests and demands to or upon the Agents or the Borrowers to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

If to the General Administrative Agent:         Toronto Dominion (Texas) Inc.
                                                909 Fannin Street, Suite 1700
                                                Houston, Texas 77010
                                                Attention: Jano Mott
                                                Fax:   (713) 951-9921

If to the Canadian Administrative Agent or
  the Canadian Operating Facility Agent:        The Toronto-Dominion Bank
                                                9th Floor, Toronto Dominion Bank
                                                TowerToronto Dominion Centre
                                                55 King Street West Toronto,
                                                Ontario M5K IA2
                                                Attention: Manager Agency
                                                Fax:(416) 982-5535

If to the Working Capital Lender                c/o NationsBank, N.A.
                                                100 North Tryon Street
                                                NCI-007-12-04
                                                Charlotte, North Carolina 28255
                                                Attention: David Sachsenmaier
                                                Fax:(704) 388-9215

If to either Borrower, at the addresses provided in Section 14.2 of the Credit Agreement. The parties hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         9. COUNTERPARTS. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with each Agent.

         10. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. INTEGRATION. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof and there are no promises or representations by the Agents or any such lender relative to the subject matter hereof not reflected herein.

         12. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

             (b) No failure to exercise, nor any delay in exercising, on the part of any Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

             (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         13. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrowers, each other Loan Party, the Agents and each holder of Secured Obligations and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement.

         15. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          TORONTO-DOMINION BANK, as Canadian
                                          Administrative Agent


                                          By: _________________________________

                                          Title:_______________________________


                                          TORONTO-DOMINION BANK, as Canadian
                                          Operating Facility Agent


                                          By: _________________________________

                                          Title:_______________________________


                                          TORONTO DOMINION (TEXAS) INC., as
                                          General Administrative Agent


                                          By: _________________________________

                                          Title:_______________________________


                                          NATIONSBANK OF TEXAS, N.A., as Working
                                          Capital Lender


                                          By: _________________________________

                                          Title:_______________________________

Consented and Agreed:

LES, INC.


By: ____________________________________

Title:__________________________________


LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD.


By: ____________________________________

Title:__________________________________

                                                                      EXHIBIT P
                                                                      ---------


                         EXCHANGE AGENT AGENCY AGREEMENT


          EXCHANGE AGENT AGENCY AGREEMENT, dated as of April 3, 1998, among IBJ SCHRODER BANK & TRUST COMPANY, as exchange agent (in its capacity as exchange agent, the "EXCHANGE AGENT"), TORONTO DOMINION (TEXAS) INC., as general administrative agent under the Credit Agreement referred to below (in such capacity the "GENERAL ADMINISTRATIVE AGENT"), and LES ACQUISITION, INC., a Delaware corporation (the "Pledgor").


                                   W I T N E S S E T H:
                                   - - - - - - - - - -

          WHEREAS, LES Inc., a Delaware corporation (the "Company"), and Laidlaw Environmental Services (Canada) Ltd., a Canadian corporation (the "Canadian Borrower"; together with the Company, the "Borrowers") are parties to the
Amended and Restated Credit Agreement, dated as of April 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the several banks and other financial institutions from time to time parties thereto (the "Lenders"), the General Administrative Agent, The
Toronto-Dominion Bank, as Canadian Administrative Agent, TD Securities (USA) Inc., as Arranger, and the Managing Agents, Co-Documentation Agents and Syndication Agents named therein;

          WHEREAS, the Pledgor is a wholly owned subsidiary of the Company;

          WHEREAS, the Pledgor has executed and delivered the Acquisition Corp. Pledge Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), in favor of the General Administrative Agent (unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement or the Pledge Agreement, as the case may be);

          WHEREAS, the Exchange Agent has received (and hereby acknowledges receipt of) a copy of the Credit Agreement and the Pledge Agreement;

         WHEREAS, pursuant to the Depositary Agency Agreement, dated as of February 1998 (the "Depositary Agency Agreement"), between the Pledgor and the Exchange Agent, the Exchange Agent will be receiving common stock, with par value $0. 10 (the "Shares"), of Safety-Kleen Corp., a Wisconsin corporation ("Safety-Kleen"), tendered by the holders thereof for exchange in an exchange offer (the "Exchange Offer") made pursuant to and in accordance with the Exchange Offer Documents;

          WHEREAS, the Lenders are willing to make Loans to finance in part the acquisition of Shares in the Exchange Offer (all Shares so acquired being "Purchased Shares") upon simultaneous satisfaction of the condition, among others, that the General Administrative Agent obtain a perfected first priority security interest (the "Security Interest") in the Purchased Shares pursuant to the Pledge Agreement; and

          WHEREAS, pursuant to the requirement set forth in Section 8. 1 (a) of the Credit Agreement, it is a condition precedent to the making of the Loans under the Credit Agreement that this Exchange Agent Agency Agreement shall have been duly executed and delivered by the parties hereto;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Pursuant to the Depositary Agency Agreement, the Pledgor has appointed the Exchange Agent to accept delivery of Shares tendered for exchange in the Exchange Offer. The Pledgor hereby designates the Exchange Agent to receive, on behalf of the Pledgor, delivery (within the meaning of Section 8-301 of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC")) of security certificates representing the Shares by the holders thereof simultaneously with the payment for the Purchased Shares, and the Exchange Agent hereby accepts such designation.

          2. The Pledgor hereby instructs the Exchange Agent to deliver to the General Administrative Agent on behalf of the Pledgor and pursuant to Section 3(a) of the Pledge Agreement stock certificates representing the Purchased Shares that are held from time to time by the Exchange Agent on behalf of the Pledgor. While the Exchange Agent is in possession of any such stock certificates, the Exchange Agent agrees that it holds such stock certificates as agent, and not as securities intermediary (within the meaning of Section 8-102 of the New York UCC), for the General Administrative Agent for purposes of delivery (within the meaning of Section 8-301 of the New York UCC) of such stock certificates to the General Administrative Agent.

          3. The Pledgor hereby instructs the Exchange Agent as follows: on the Closing Date, with respect to any Purchased Shares which are not evidenced by stock certificates in the possession of the Exchange Agent on such date and are held in the account of the Exchange Agent at The Depositary Trust Company, the Exchange Agent shall hold such Purchased Shares as securities intermediary (within the meaning of Section 8-102 of the New York UCC) of the General Administrative Agent and shall, if at any time so instructed by the General Administrative Agent, cause such shares to be transferred by book-entry to an account maintained in the name of the General Administrative Agent or its securities intermediary with The Depositary Trust Company or a Clearing Corporation as specified by the General Administrative Agent; pending such transfer the Exchange Agent hereby agrees that it holds such Purchased Shares as securities intermediary for the account of the General Administrative Agent as entitlement holder (within the meaning of Section 8-102 of the New York UCC).

          4. The General Administrative Agent hereby designates the Exchange Agent as its agent to, and the Exchange Agent shall use reasonable efforts to, as expeditiously as possible (a) exchange on behalf of the General Administrative Agent all certificates representing Purchased Shares for certificates registered in the name of the Pledgor by delivering such certificates to The First National Bank of Chicago, as transfer agent (the "Transfer Agency"), and (b) request from the Transfer Agent possession of the certificates representing the Purchased Shares which have been registered in the name of the Pledgor within the period specified in Section 9-304(5) of the New York UCC (such period currently being 21 days) for transferring a security for the sole purpose of exchange or registration of transfer; PROVIDED, that prior to delivering any Purchased Shares to the Transfer Agent, the Exchange Agent shall have received from the Transfer Agent a duly executed agreement, in substantially the form of Annex I hereto, with respect to such Purchased Shares.

          5. The Exchange Agent shall promptly deliver to the General Administrative Agent, upon receipt thereof from the Transfer Agent, all certificates representing Purchased Shares registered in the name of the Pledgor. The Pledgor shall, upon the request of the General Administrative Agent, promptly deliver to the General Administrative Agent an undated stock power for each such certificate executed in blank.

          6. The Exchange Agent agrees to be the General Administrative Agent's designated agent pursuant to the Pledge Agreement for purposes of perfecting the General Administrative Agent's security interest in the Purchased Shares represented by security certificates with respect to any such shares which are not, for any reason, delivered to the General Administrative Agent pursuant to paragraph 2 hereof.

          Further, the Exchange Agent (i) agrees to act as the securities intermediary of the General Administrative Agent in respect of any further shares transferred to the Exchange Agent by book-entry and any security entitlement (within the meaning of Section 8-102 of the New York UCC) of the Pledgor relating to financial assets pledged under the Pledge Agreement, (ii) agrees that upon payment for such Purchased Shares it will comply with entitlement orders (within the meaning of Section 8-102 of the New York UCC) from the General Administrative Agent with respect to all such Purchased Shares without further consent by the Pledgor; and (iii) agrees that it will transfer such Purchased Shares as provided in Section 3 above.

          7. The Exchange Agent waives all rights of offset and bank liens afforded it by law, agreement or otherwise against any funds and amounts deposited by the Pledgor with it for the purpose of purchasing Purchased Shares but which at any time shall not have then been paid to the former holder(s) or any other authorized payee(s) of Purchased Shares.

          8. (a) The Exchange Agent represents and warrants to the General Administrative Agent, each Lender and the Pledgor that (i) it has full power and authority to enter into this Exchange Agent Agency Agreement and perform its obligations hereunder; (ii) the execution, delivery and performance of this Exchange Agent Agency Agreement by the Exchange Agent has been duly authorized by all necessary corporate action; and (iii) this Exchange Agent

Agency  Agreement  is the legal,  valid and binding  obligation  of the Exchange
Agent, enforceable against the Exchange Agent in accordance with its terms, provided, however, that the Exchange Agent makes no representation or warranty as to the validity, priority or effectiveness of any security interest or as to title to any property.

          (b) The Pledgor represents and warrants to the General Administrative Agent, each Lender and the Exchange Agent that (i) it has full power and authority to enter into this Exchange Agent Agency Agreement and perform its obligations hereunder; (ii) the execution, delivery and performance of this Exchange Agent Agency Agreement by the Pledgor has been duly authorized by all necessary corporate action; and (iii) this Exchange Agent Agency Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

          9. By its execution hereof in the space provided below, the Pledgor hereby (a) agrees to and authorizes the applicable provisions hereof and (b) agrees to indemnify and hold free and harmless each of the Exchange Agent, the Transfer Agent and the General Administrative Agent from and against any and all actions, losses, costs, liabilities and damages in connection with or arising out of or relating to, with respect to the Exchange Agent, this Exchange Agent Agency Agreement, the Pledge Agreement, the Credit Agreement and the Depositary Agency Agreement, and, with respect to the Transfer Agent and the General Administrative Agent, the Transfer Agent's or the General Administrative Agent's obligations hereunder or performance hereof, in each case, other than arising out of the gross negligence or willful misconduct of the indemnified person. The indemnification obligation set forth in this paragraph shall survive termination of this Exchange Agent Agency Agreement, the Depositary Agency Agreement, the Credit Agreement and the Pledge Agreement.

          10. (a) The duties and obligations of the Exchange Agent hereunder shall be determined solely by the express provisions of this Exchange Agent Agency Agreement, and the Exchange Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Exchange Agent Agency Agreement, and no implied covenants or obligations shall be read into this Exchange Agent Agency Agreement against the Exchange Agent. If the Credit Agreement or the Pledge Agreement as in effect on the date hereof is amended, supplemented or otherwise modified in a manner which affects the rights and obligations of the Exchange Agent hereunder, the Exchange Agent's rights and obligations hereunder shall not be so affected without the Exchange Agent's prior consent.

          (b) The Exchange Agent assumes no responsibility or liability for and makes no representations as to the validity or sufficiency of this Exchange Agent Agency Agreement (other than as specified in paragraph 8 above), the Credit Agreement or the Pledge Agreement, including with respect to the sufficiency of such agreements to perfect the Security Interest.


          11. The Pledgor shall pay the reasonable out-of-pocket expenses and reasonable administrative fees of the Exchange Agent in connection with the Exchange Agent's obligations pursuant to this Exchange Agent Agency Agreement, including the reasonable fees and disbursements of counsel.

          12. The Exchange Agent and the Pledgor agree that the "jurisdiction" (within the meaning of Section 8-110(b) of the New York UCC) of the Exchange Agent, in its capacity as securities intermediary for the General Administrative Agent, is the State of New York.

          13. This Exchange Agent Agency Agreement may be amended, modified or supplemented only pursuant to a written instrument executed by all parties. THIS EXCHANGE AGENT AGENCY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, FOR THE PURPOSES OF SECTION 8-110 OF THE NEW YORK UCC.

          IN WITNESS WHEREOF, each of the undersigned has caused this Exchange Agent Agency Agreement to be duly executed and delivered as of the date first written above.

                                       IBJ SCHRODER BANK & TRUST
                                       COMPANY, as Exchange Agent


                                       By: ___________________________________

                                       Title:_________________________________

                                       TORONTO DOMINION (TEXAS) INC.,
                                       as General Administrative Agent

                                       By:  __________________________________

                                       Title: ________________________________


                                       LES ACQUISITION, INC.

                                       By:____________________________________

                                       Title: ________________________________

                                                                         Annex I

                                                               April  ___, 1998


Toronto Dominion (Texas) Inc.,
 as General Administrative Agent

Attention:

Ladies and Gentlemen:

          The First National Bank of Chicago ("Transfer Agent") is acting as the transfer agent for Safety-Kleen Corp., a Wisconsin corporation ("Safety-Kleen"), with .respect to shares of common stock, with par value $0. 1 0, of Safety-Kleen ("Shares"). The Transfer Agent has been informed that LES Acquisition, Inc., a Delaware corporation (the "Pledgor") has made an exchange offer (the "Exchange Offer") for Shares pursuant to an Offer to Exchange, dated January 26, 1998, and that IBJ Bank & Trust Company is acting as exchange agent (in such capacity, the "Exchange Agent") in connection with the Exchange Offer.

          The Pledgor has requested that the Transfer Agent execute and deliver this letter and has agreed to indemnify the Transfer Agent in the Exchange Agent Agency Agreement for any claims which might result from the Transfer Agent's signing of or any action taken pursuant to this letter.

          The Transfer Agent hereby confirms that with respect to all certificates which the Exchange Agent has advised the Transfer Agent represent Shares purchased by the Pledgor (the "Purchased Shares") and are delivered to the Transfer Agent for transfer, properly completed and in good form for transfer, or for which the Transfer Agent has been instructed by the Exchange Agent to transfer without regard to the appropriateness of the request and for which the Transfer Agent shall have been indemnified by the Exchange Agent, the Transfer Agent shall promptly transfer such Purchased Shares into the name of the Pledgor and return all newly issued certificates representing such Purchased Shares to the Exchange Agent. The Exchange Agent shall have no obligation to instruct the Transfer Agent to transfer Purchased Shares without regard to the appropriateness of the request and to indemnify the Transfer Agent, unless the Exchange Agent has been itself indemnified to the Exchange Agent's satisfaction by the Pledgor.

                                             Very truly yours,

                                             THE FIRST NATIONAL BANK OF CHICAGO
                                             as Transfer Agent



                                             By:_______________________________
                                                Title: